As filed with the Securities and Exchange Commission on February 23, 2000

                         Registration Statement No. 333-

 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                                NBT BANCORP INC.
             (Exact Name of Registrant as specified in its Charter)

                                 ---------------

DELAWARE                            6712                        16-1268674

(State or Other          (Primary Standard Industrial        (I.R.S. Employer
Jurisdiction of          Classification Code Number)         Identification No.)
Incorporation
or Organization)


                              52 South Broad Street
                             Norwich, New York 13815
                                 (607) 337-2265
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code of Registrant's Principal Executive Offices)

                                DARYL R. FORSYTHE
                      President and Chief Executive Officer
                                NBT Bancorp Inc.
                              52 South Broad Street
                             Norwich, New York 13815
                                 (607) 337-2265
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                                 Copies to:

Brian D. Alprin, Esq.                          Lawrence R. Wiseman, Esq.
Laurence S. Lese, Esq.                         Blank Rome Comisky & McCauley LLP
Duane, Morris & Heckscher LLP                  One Logan Square
1667 K Street, NW, Suite 700                   Philadelphia, PA 19103-6998
Washington, DC 20006                           (215) 569-5500
(202) 776-7800


         Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement is declared effective and all of the conditions to the proposed merger of Pioneer American Holding Company Corp. with and into NBT Bancorp Inc., as is described in the enclosed joint proxy statement/prospectus.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


                                          CALCULATION OF REGISTRATION FEE


Title of Each Class of                          Proposed Maximum
Securities to be         Amount to be           Offering Price Per     Maximum Aggregate      Amount of
Registered               Registered (1)         Unit                   Offering Price (4)     Registration Fee


Common Stock,            5,200,000 (2)          (3)                    $63,372,792            $16,731
$.01 par value per
share

         ------------------

(1) This registration statement also relates to such additional number of shares of the Registrant's common stock as may be issuable as a result of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2) Represents the estimated maximum number of shares of NBT common stock, $.01 par value per share to be issued to stockholders of Pioneer American in connection with the merger.

(3)      Not applicable.

(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(1) and based on the average of the bid and asked price per share of Pioneer American common stock, par value $1.00 per share, on February 18, 2000 on the Nasdaq Bulletin Board, multiplied by an aggregate of 2,864,307 shares of Pioneer American common stock to be acquired by NBT.



                                 ---------------


         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

[NBT                                                          [PIONEER AMERICAN
LOGO APPEARS HERE]                                            LOGO APPEARS HERE]

MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

         The boards of directors of NBT Bancorp Inc. and Pioneer American Holding Company Corp. have unanimously agreed on a merger of Pioneer American and NBT. Following the merger, NBT will be the surviving corporation. The board of directors of each company believes that the merger is in the best interests of its stockholders and unanimously recommends that its stockholders vote to approve the merger agreement. Each of us will hold a meeting of our stockholders to consider and vote upon the merger agreement and related matters. NBT stockholders will also consider and vote upon the issuance of NBT common stock to the Pioneer American stockholders in the merger.

         Pioneer  American  stockholders  will  receive as merger  consideration
1.805 shares of NBT common stock for each share of Pioneer American common stock owned. We expect the merger to be a tax-free transaction for Pioneer American stockholders, except for any cash they receive instead of fractional shares of NBT common stock. After completion of the merger, the stockholders of NBT and the former stockholders of Pioneer American will own, respectively, approximately 78% and 22% of the outstanding stock of the combined company. NBT common stock trades on the Nasdaq National Market under the symbol "NBTB."

         We cannot complete the merger unless the stockholders of both companies approve it. Approval of the stock issuance and ratification of the merger agreement requires the affirmative vote of the holders of a majority of the shares of NBT common stock present and voting and entitled to vote. Approval of the merger agreement requires the affirmative vote of the holders of seventy percent of the outstanding shares of Pioneer American common stock entitled to vote. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

         The dates, times and places of the stockholders' meetings are as follows:

FOR NBT STOCKHOLDERS:                    FOR PIONEER AMERICAN STOCKHOLDERS:

April 25, 2000 at 10:00 a.m. local time  April 25, 2000 at 10:00 a.m. local time
The Binghamton Regency Hotel             Heart Lake Lodge
and Conference Center                    1299 Heart Lake Road
225 Water Street, One Sarbro Square      Jermyn, Pennsylvania
Binghamton, New York

         This joint proxy statement/prospectus provides you with detailed information about the merger and the other matters that we will submit for stockholder approval at NBT's and Pioneer American's stockholders' meetings. We encourage you to read this entire document carefully.


/s/ Daryl R. Forsythe                   /s/ John W. Reuther
Daryl R. Forsythe                       John W. Reuther
President and Chief Executive Officer   President and Chief Executive Officer of
of NBT Bancorp Inc.                     Pioneer American Holding Company Corp.


         NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NBT SHARES TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SHARES OF NBT COMMON STOCK OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF ANY OF THE PARTIES. THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY DOES NOT INSURE OR GUARANTEE ANY LOSS TO YOU OF YOUR INVESTMENT VALUE IN THE NBT COMMON STOCK.

         Joint proxy statement/prospectus dated              , 2000, and first
mailed to stockholders on or about             , 2000.

                                NBT Bancorp Inc.
                              52 South Broad Street
                             Norwich, New York 13815

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         NBT Bancorp Inc., a Delaware corporation, will hold an annual meeting of stockholders at the Binghamton Regency Hotel and Conference Center, 225 Water Street, One Sarbro Square, Binghamton, New York on April 25, 2000 at 10:00 a.m. local time for the following purposes:

         1. Election of Directors. To fix the number of directors at twelve and to elect the six candidates listed in the joint proxy statement/prospectus.

         2. To ratify the Board of Directors' action in its selection of its independent auditor for the year 2000.

         3. To consider and vote upon a proposal to issue approximately 5.2 million shares of NBT common stock in the merger and to ratify the Agreement and Plan of Merger, dated as of December 7, 1999, between NBT and Pioneer American Holding Company Corp., a Pennsylvania corporation, which will approve the merger and the following actions described in the merger agreement:

         |X| Pioneer American will merge with a subsidiary of NBT, with Pioneer American being the surviving corporation,

         |X| Following the first merger, Pioneer American will merge with and into NBT, with NBT being the surviving corporation, and

         |X| NBT will issue approximately 5.2 million shares of common stock to the Pioneer American stockholders upon completion of the merger.

         4. To transact such other business as may properly come before the NBT annual meeting.

         We describe more fully the election of directors, selection of the independent auditor, the issuance of NBT common stock and the merger agreement, the merger and related matters in the attached joint proxy statement/prospectus, which includes a copy of the merger agreement as Appendix A.

         We have fixed the close of business on , 2000 as the record date for determining those stockholders of NBT entitled to vote at the NBT annual meeting and any adjournments or postponements of the meeting. Only holders of record of NBT common stock at the close of business on that date are entitled to notice of and to vote at the NBT annual meeting.

         The board of directors of NBT unanimously recommends that you vote "FOR" approval of each of the nominated directors, including fixing the number of directors at twelve, ratification of the NBT Board's selection of the independent auditor, and the issuance of NBT common stock in the merger with Pioneer American and ratification of the merger agreement, the mergers and the other matters contemplated by the merger agreement. The affirmative vote of a majority of the shares of NBT common stock present and voting and entitled to vote at the meeting is required to approve the ratification of the auditor proposal and the issuance of NBT common stock in the merger with Pioneer American and the merger agreement and related matters. A plurality of the NBT shares present and voting and entitled to vote at the meeting is required to elect the nominated directors.

         The board of directors of NBT requests that you fill in and sign the enclosed proxy card and mail it promptly in the accompanying postage-prepaid envelope. You may revoke any proxy that you deliver prior to the NBT meeting by delivering a written notice to NBT stating that you have revoked your proxy or by delivering a later dated proxy. Stockholders of record of NBT common stock who attend the NBT meeting may vote in person, even if they have previously delivered a signed proxy.

                                           By Order of the Board of Directors of
                                           NBT Bancorp Inc.


                                           Daryl R. Forsythe
                                           President and Chief Executive Officer

Norwich, New York
                , 2000
----------------

                     PIONEER AMERICAN HOLDING COMPANY CORP.
                              41 NORTH MAIN STREET
                         CARBONDALE, PENNSYLVANIA 18407

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

         Pioneer American Holding Company Corp., a Pennsylvania corporation, will hold a special meeting of stockholders at Heart Lake Lodge, 1299 Heart Lake Road, Jermyn, Pennsylvania on April 25, 2000 at 10:00 a.m. local time for the following purposes:

         1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of December 7, 1999, by and between Pioneer American and NBT Bancorp Inc., a Delaware corporation, and to approve the merger and other transactions described in the merger agreement; and

         2. To transact such other business as may properly come before the Pioneer American special meeting.

         We describe more fully the merger and related matters and transactions in the attached joint proxy statement/prospectus, which includes as Appendix A a copy of the merger agreement.

         We have fixed the close of business on , 2000 as the record date for determining the stockholders of Pioneer American entitled to vote at the Pioneer American special meeting and any adjournments or postponements of the meeting. Only holders of record of Pioneer American common stock at the close of business on that date are entitled to notice of and to vote at the Pioneer American special meeting.

         The board of directors  of Pioneer  American  recommends  that you vote
"FOR" approval of the merger agreement, the merger and the other matters contemplated by the merger agreement. The affirmative vote of seventy percent of the outstanding shares of Pioneer American common stock entitled to vote at the meeting is required to approve the merger agreement and related matters. Pioneer American stockholders have a right to dissent to the merger agreement and to obtain payment in cash of the fair value of their Pioneer American shares by complying with the procedures described in the accompanying joint proxy statement/prospectus.

         The board of directors of Pioneer American requests that you fill in and sign the enclosed proxy card and mail it promptly in the accompanying postage-prepaid envelope. You may revoke any proxy that you deliver prior to the Pioneer American special meeting by delivering a writing to Pioneer American stating that you have revoked the proxy or by delivering a later dated proxy. Stockholders of record of Pioneer American common stock who attend the Pioneer American meeting may vote in person, even if they have previously delivered a signed proxy.


                                           By Order of the Board of Directors of
                                           Pioneer American Holding Company Corp


                                           John W. Reuther
                                           President and Chief Executive Officer

Carbondale, Pennsylvania
                , 2000
----------------

         QUESTIONS AND ANSWERS ABOUT THE MERGER AND RELATED TRANSACTIONS

Q:  WHAT DO I NEED TO DO NOW?

A: After you have carefully read this joint proxy statement/prospectus, just indicate on your proxy card how you want your shares to be voted, then sign, date and mail it in the enclosed postage-paid envelope as soon as possible so that your shares may be represented and voted at the NBT annual meeting or the Pioneer American special meeting.

      In addition, you may attend your company's meeting in person and vote, whether or not you have signed and mailed your proxy card.

      If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of all the proposals. If you do not vote or abstain from voting, it will have the effect of a vote against the proposals (other than regarding the election of directors, where a non-vote will have no effect).

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: No. Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker. Your failure to instruct your broker to vote your shares will be the equivalent of voting against the adoption of the merger agreement.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. There are three ways for you to revoke your proxy and change your vote. First, you may send a later-dated, signed proxy card before the meeting of your company. Second, you may attend your company's meeting in person and vote. Third, you may revoke any proxy by written notice to the Chief Executive Officer of NBT or Pioneer American, as appropriate, prior to your company's meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No.  You  should  not  send in your  stock  certificates  at this  time.  NBT stockholders will not exchange their certificates in the merger. The certificates currently representing shares of NBT common stock will represent an equal number of shares of common stock of the combined company after the merger. Following the merger, NBT will mail instructions to all former Pioneer American stockholders for exchanging their stock certificates.

Q:  WHEN DO YOU EXPECT TO MERGE?

A: We are working towards completing the merger as quickly as possible. We expect to complete the merger in the second quarter of 2000.

Q: WHOM SHOULD I CALL WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS JOINT PROXY STATEMENT/PROSPECTUS?

NBT Bancorp Inc.                          Pioneer American Holding Company Corp.
52 South Broad Street                     41 North Main Street
Norwich, New York  13815                  Carbondale, Pennsylvania  18407
Attention: Michael J. Chewens, CPA        Attention: Patricia A. Cobb, Esq.
Phone Number: (607) 337-6520              Phone Number: (570) 282-8045


                                TABLE OF CONTENTS

                                                                                                              PAGE

MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT....................................................................1

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS..........................................................................2

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS.........................................................................3

QUESTIONS AND ANSWERS ABOUT THE MERGER AND RELATED TRANSACTIONS...................................................4

SUMMARY...........................................................................................................9
         The Merger...............................................................................................9
              What Pioneer American Stockholders Will Receive as a Result of the Merger...........................9
              NBT Stockholders Will Not Exchange Their NBT Shares.................................................9
              Ownership of Combined Company Following the Merger..................................................9
              Inclusion of Shares of NBT Stock for Trading on the Nasdaq National Market.........................10
              NBT Plans to Continue its Dividend Policy Following the Merger.....................................10
              Comparison of Pioneer American Stockholders' Rights Before and After the Merger....................10
              Transaction Generally Tax-Free to Pioneer American Stockholders....................................11
              Pioneer American Stockholders Will Have Dissenters' Rights.........................................11
              Board of Directors and Management of the Combined Company Following the Merger.....................11
              Comparative Per Share Market Price Information.....................................................11
              Our Financial Advisors Believe the Exchange Ratio is Fair to Stockholders..........................12
              We Expect "Pooling of Interests" Accounting Treatment..............................................12
              When We Expect the Merger to Close.................................................................12
         Our Reasons for the Merger..............................................................................12
              We Recommend That NBT Stockholders Approve the Stock Issuance and Ratify the Merger Agreement
                  and That Pioneer American Stockholders Approve the Merger Agreement............................13
              Other Interests of Pioneer American Officers and Directors in the Merger...........................13
              Completion of the Merger Requires Satisfaction of Various Conditions...............................14
              We May Amend the Terms of the Merger and Waive Some Conditions.....................................14
              We May Decide Not to Complete the Merger...........................................................14
              Pioneer American Has Granted NBT an Option to Purchase 19.9% of its Stock..........................15
              We Have [Not Yet] Received the Required Regulatory Approvals.......................................15
         The Companies...........................................................................................15
         The Stockholders' Meetings..............................................................................16
         You May Change Your Vote If You Wish....................................................................17
         Additional Information..................................................................................18
         Selected Historical and Pro Forma Combined Financial Data...............................................19
         Unaudited Comparative Per Share Data....................................................................26

THE STOCKHOLDERS' MEETINGS.......................................................................................27
         The NBT Annual Meeting..................................................................................27
              When and Where the NBT Annual Meeting Will Be Held.................................................27
              What Will Be Voted on at the NBT Annual Meeting....................................................27
              Stockholders Entitled to Vote......................................................................27
              Vote Required to Approve the Proposals.............................................................27
              Number of Shares that Must Be Represented for a Vote to Be Taken...................................28
              Voting Your Shares.................................................................................28
              How Proxies Are Counted............................................................................28
              Changing Your Vote.................................................................................29
              Independent Auditors to Be Present at the Annual Meeting...........................................29
              Solicitation of Proxies and Costs..................................................................29


                                       5

              Recommendations of NBT Board.......................................................................29
              The Pioneer American Special Meeting...............................................................30
              When and Where the Pioneer American Special Meeting Will Be Held...................................30
              What Will Be Voted on at the Pioneer American Special Meeting......................................30
              Stockholders Entitled to Vote......................................................................30
              Vote Required to Approve the Merger................................................................30
              Number of Shares that Must Be Represented for a Vote to Be Taken...................................31
              Voting Your Shares.................................................................................31
              How Proxies Are Counted............................................................................31
              Changing Your Vote.................................................................................31
              Independent Auditors to Be Present at the Special Meeting..........................................32
              Solicitation of Proxies and Costs..................................................................32
              Recommendation of Pioneer American Board...........................................................32

PROPOSAL 1.......................................................................................................32
         ELECTION OF DIRECTORS...................................................................................32
         Board Meetings and Committees of the Board..............................................................36
              Nominating, Organization and Board Affairs Committee:..............................................36
              Compensation and Benefits Committee................................................................37
              Audit, Compliance and Loan Review Committee........................................................37
         Section 16(a) Beneficial Ownership Reporting Compliance.................................................37
         Compensation of Directors and OfficersBoard of Directors Fees...........................................37
              Executive Compensation.............................................................................38
              Option Grants Information..........................................................................39
              Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values...................39
              Retirement Plan....................................................................................40
              Employment Contracts and Termination of Employment ................................................41
              Change In Control Contracts........................................................................41
              Supplemental Retirements Benefits..................................................................42
              Daryl R. Forsythe Employment.......................................................................42
              Compensation Committee Interlocks and Insider Participation........................................42
              Compensation Committee Report On Executive Compensation............................................43
              Members of the Compensation and Benefits Committee.................................................45
              401(k) and Employee Stock Ownership Plan...........................................................45
              Stock Option Plan..................................................................................46
              Federal Income Tax Consequences....................................................................47
              Executive Incentive Compensation Plan..............................................................48
              Personal Benefits..................................................................................48
              Related Party Transactions ........................................................................49
              Performance Graph..................................................................................49

PROPOSAL 2.......................................................................................................50
         PROPOSAL TO RATIFY THE BOARD OF DIRECTORS ACTION IN SELECTION OF KPMG LLP AS NBT'S INDEPENDENT AUDITOR..50

PROPOSAL 3.......................................................................................................51
         THE ISSUANCE OF NBT COMMON STOCK IN THE MERGER AND RATIFICATION OF THEMERGER AGREEMENT .................51
              General............................................................................................51
              Background of the Merger...........................................................................51
              Recommendation of the NBT Board and NBT's Reasons for the Stock Issuance and the Merger............54
              Recommendation of NBT's Board of Directors.........................................................56
              Recommendation of the Pioneer American Board and Pioneer American Reasons for the Merger...........56
              Recommendation of Pioneer American's Board of Directors............................................57
              Merger Consideration...............................................................................57
              Opinion of NBT's Financial Advisor.................................................................58


                                       6

              Lake Ariel Transaction.............................................................................61
              Compensation of MB&D...............................................................................63
              Opinion of Pioneer American's Financial Advisor....................................................64
              Other Interests of Officers and Directors in the Merger............................................68
              Stock Option Agreement.............................................................................71
              Accounting Treatment...............................................................................74
              Dissenters' or Appraisal Rights....................................................................75
              Inclusion of NBT's Common Stock on Nasdaq National Market..........................................75
              Dividends..........................................................................................75
              Exchange of Pioneer American Certificates..........................................................75
              Pioneer American Stock Options.....................................................................76
              Representations and Warranties.....................................................................76
              Conduct of Business Pending Completion of the Merger...............................................77
              Conditions to Complete the Merger..................................................................80
              Termination and Termination Fees ..................................................................81
              Amendment and Waiver...............................................................................83
              Survival of Certain Provisions.....................................................................83
              Restrictions on Resales by Affiliates..............................................................84
              Fees for Financial Advisory Services...............................................................84
              Allocation of Costs and Expenses...................................................................85

THE COMPANIES....................................................................................................85
              NBT Bancorp Inc....................................................................................85
              Pioneer American Holding Company Corp..............................................................86
              NBT Following the Merger...........................................................................86

REGULATION AND SUPERVISION.......................................................................................86
              Support of Subsidiary Banks........................................................................87
              Liability of Commonly Controlled Banks.............................................................88
              Depositor Preference Statute.......................................................................88
              Capital Requirements...............................................................................88
              Brokered Deposits..................................................................................90
              Dividend Restrictions..............................................................................90
              Deposit Insurance Assessments......................................................................90
              Interstate Banking and Branching...................................................................91
              Control Acquisitions...............................................................................91
              Financial Modernization............................................................................92
              Future Legislation.................................................................................92

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........................................................................92

PRICE RANGE OF COMMON STOCK AND DIVIDENDS........................................................................93

DESCRIPTION OF NBT CAPITAL STOCK ................................................................................94
              Authorized Capital Stock...........................................................................94
              Common Stock.......................................................................................95
              Preferred Stock....................................................................................95
              Stockholder Rights Plan............................................................................95
              Registrar and Transfer Agent.......................................................................96

COMPARISON OF STOCKHOLDERS' RIGHTS...............................................................................96
              Special Meetings of Stockholders...................................................................99
              Inspection of Voting List of Stockholders..........................................................99
              Cumulative Voting.................................................................................100
              Preemptive Rights.................................................................................100
              Classification of the Board of Directors..........................................................100


                                       7

              Election of the Board of Directors................................................................100
              Removal of Directors..............................................................................100
              Additional Directors and Vacancies on the Board of Directors......................................100
              Liability of Directors............................................................................101
              Indemnification of Directors, Officers, Employees and Agents......................................101
              Restrictions upon Certain Business Combinations...................................................102
              Mergers, Share Exchanges or Asset Sales...........................................................104
              Amendments to Certificate and Articles of Incorporation...........................................104
              Amendments to Bylaws..............................................................................105
              Appraisal/Dissenters' Rights......................................................................105

RIGHTS OF DISSENTING STOCKHOLDERS...............................................................................106
              Step One - Notice of Intention to Dissent.........................................................106
              Step Two - Notice to Demand Payment...............................................................106
              Step Three - Failure to Comply with the Notice to Demand Payment..................................106
              Step Four - Payment of Fair Value of Pioneer American Shares......................................106
              Step Five - Estimate by Dissenter of Fair Value of Shares.........................................107
              Step Six - Valuation Proceedings..................................................................107

OTHER MATTERS...................................................................................................108
              Stockholder Proposals for Annual Meetings.........................................................108
              Other Matters.....................................................................................108

LEGAL MATTERS...................................................................................................108

EXPERTS.........................................................................................................108

WHERE YOU CAN FIND MORE INFORMATION.............................................................................109
              NBT Bancorp Inc. SEC Filings......................................................................109
              Pioneer American Holding Company Corp. SEC Filings................................................109

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS ..............................................................110

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS......................................................124

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.......................................................127

Appendix A -- Agreement and Plan of Merger

Appendix B -- Fairness Opinion of McConnell, Budd & Downes, Inc.

Appendix C -- Fairness Opinion of Danielson Associates Inc.

Appendix D -- Sections 1571 through 1580 of the Pennsylvania Business
              Corporation Law, regarding dissenters' rights

                                     SUMMARY

         This brief summary does not contain all of the information that is important to you. You should carefully read this entire document and the documents to which we have referred you to fully understand the merger. See "Where You Can Find More Information" on page 109.


                                   THE MERGER

WHAT PIONEER AMERICAN STOCKHOLDERS WILL RECEIVE AS A RESULT OF THE MERGER (SEE PAGE 57)

         Pioneer American stockholders will receive 1.805 shares of NBT common stock for each share of Pioneer American common stock that they own.

         The merger agreement provides for adjustment of the exchange ratio:

         |X| either upwards or downwards if a stock dividend, split-up, merger, recapitalization, combination, conversion, exchange of shares or similar transaction occurs with respect to either NBT common stock or Pioneer American common stock; or

         |X|      upwards but not downwards if:

                  (1) the price of a share of NBT common stock declines below $15.00, and

                  (2) the NBT stock price decline, expressed as a percentage, is more than 15 percentage points greater than the weighted average stock price decline of the index group, and

                  (3) Pioneer American exercises its right to terminate the merger as a result of NBT's price decline, subject to NBT's right to require Pioneer American to complete the merger if NBT increases the exchange ratio as provided in the merger agreement, and

                  (4) NBT elects to increase the exchange ratio in that manner.

         See "The Issuance of NBT Common Stock in the Merger and Ratification of the Merger Agreement -- Termination and Termination Fees -- Termination Upon a Decline in the Value of NBT Common Stock" for a more comprehensive discussion of this termination provision and examples of possible alternative exchange ratios.

         We will not issue fractional shares of NBT common stock in the merger. Any Pioneer American common stockholder who would otherwise be entitled to receive a fraction of a share of NBT common stock will instead receive cash for such fractional share.

         Pioneer   American   stockholders   should  not  send  in  their  stock
certificates for exchange until instructed to do so after we complete the merger (see page 75).

NBT STOCKHOLDERS WILL NOT EXCHANGE THEIR NBT SHARES

         Stockholders of NBT will continue to own their existing shares after the merger.

OWNERSHIP OF COMBINED COMPANY FOLLOWING THE MERGER

         As a result of the merger, the former Pioneer American stockholders will own approximately 22% of the outstanding common stock of NBT, assuming no Pioneer American stockholder exercises dissenters' rights. The stockholders of NBT will own approximately 78% of the outstanding stock of NBT.

INCLUSION OF SHARES OF NBT STOCK FOR TRADING ON THE NASDAQ NATIONAL MARKET (SEE PAGE 75)

         NBT will list the shares of common stock to be issued to Pioneer American common stockholders in the merger on the Nasdaq National Market. After the merger, NBT will deregister the Pioneer American common stock for purposes of the Securities Exchange Act of 1934.

NBT PLANS TO CONTINUE ITS DIVIDEND POLICY FOLLOWING THE MERGER (SEE PAGE 75)

         The current annualized rate of cash dividends on the shares of NBT common stock is $0.68 per share. After the merger, NBT expects that it will continue to pay quarterly cash dividends in a manner that is consistent with its past practices, subject to approval and declaration by its board. The payment of cash dividends by NBT in the future will depend on its financial condition and earnings, business conditions and other factors.

COMPARISON OF PIONEER AMERICAN STOCKHOLDERS' RIGHTS BEFORE AND AFTER THE MERGER (SEE PAGE 96)

         We have summarized below the material differences in the rights of the stockholders of Pioneer American and NBT. After the merger, Pioneer American stockholders will have the same rights as NBT stockholders.



                    NBT BANCORP INC.                                 PIONEER AMERICAN HOLDING COMPANY CORP.

NBT is a Delaware corporation and the rights of its         Pioneer American is a Pennsylvania corporation and the
stockholders are generally subject to the corporate law     rights of its stockholders are generally subject to
of Delaware.                                                the corporate law of Pennsylvania.

Under NBT's bylaws, NBT stockholders have the right         Under Pioneer American's bylaws, special meetings of
to call a special stockholders' meeting at the written      the shareholders may be called at any time by the
request of at least 50% of all shares entitled to           Board of Directors or by any three or more
vote at the meeting.                                        shareholders entitled to cast at least twenty-five (25%)
                                                            of the vote which all shareholders are entitled to cast at a particular meeting.


NBT's Certificate of Incorporation and Delaware law limit   The Pioneer American Articles of Incorporation require
the ability of a Delaware corporation to enter into a       a 70% vote of the stockholders to approve any merger
business combination with an interested stockholder and     or consolidation, liquidation or dissolution, or any
require an 80% vote of the outstanding NBT shares to        sale or other disposition of all or substantially all
accomplish such transactions.                               of the assets of the corporation.  Moreover,
                                                            Pennsylvania law restricts business combinations with
                                                            interested stockholders.

Under Delaware law, NBT stockholders may have               Under Pennsylvania law, Pioneer American
appraisal rights to dissent from a statutory merger or      stockholders have dissenters' rights to dissent from a
consolidation and obtain the fair value in cash of their    merger, consolidation, a sale, lease, exchange or
shares of NBT common stock, depending upon the              disposition of all or substantially all of the property or
type of consideration they receive in exchange for their    assets of a Pennsylvania corporation, or for other
shares.  No appraisal or dissenters' rights are available   fundamental changes in the corporation and to obtain
to NBT stockholders in the merger.                          the fair value in cash of their shares of Pioneer
                                                            American common stock.

TRANSACTION GENERALLY TAX-FREE TO PIONEER AMERICAN STOCKHOLDERS (SEE PAGE 92)

Pioneer American Stockholders. We expect the merger to be tax-free to Pioneer American stockholders who receive shares of NBT common stock. Cash received by Pioneer American stockholders instead of fractional shares in the merger generally will be taxable.

NBT Stockholders. Neither NBT nor its stockholders will recognize gain or loss as a result of the merger.

         NBT and Pioneer American will have no obligation to complete the merger unless we receive a legal opinion that the merger will qualify as a transaction that is generally tax-free for federal income tax purposes. In that case, the federal income tax treatment of the merger will be as we have described it above. The legal opinion will not bind the Internal Revenue Service, however, which could take a different view.

PIONEER AMERICAN STOCKHOLDERS WILL HAVE DISSENTERS' RIGHTS (SEE PAGES 75 AND
105)

Pioneer American. Under Pennsylvania law, the Pioneer American stockholders have dissenters' rights to the payment in cash of the fair value of their shares of Pioneer American common stock in connection with the merger. TO PERFECT THEIR DISSENTERS' RIGHTS, HOLDERS OF THESE SHARES OF PIONEER AMERICAN COMMON STOCK MUST FOLLOW REQUIRED STATUTORY PROCEDURES, INCLUDING FILING NOTICES WITH PIONEER AMERICAN, AND EITHER ABSTAINING OR VOTING AGAINST THE MERGER AGREEMENT AND THE MERGER. If you hold shares of Pioneer American common stock and you dissent from the merger agreement and the merger and follow the required procedures, your shares of Pioneer American common stock will not become shares of NBT common stock upon completion of the merger. Instead, your only right will be to receive the value of your shares in cash. We have attached the applicable provisions of Pennsylvania law related to dissenters' rights to this joint proxy statement/prospectus as Appendix D.

NBT. Under Delaware law, the NBT stockholders will not have dissenters' rights or appraisal rights in connection with the merger.

BOARD OF DIRECTORS AND MANAGEMENT OF THE COMBINED COMPANY FOLLOWING THE MERGER (SEE PAGE 86)

         In connection with the merger and subject to the fiduciary duties of its directors to NBT, NBT will increase the size of its board of directors from twelve directors to fifteen directors. The present NBT Board will appoint three individuals who are presently directors of Pioneer American to serve on the NBT Board following the merger.

         After the merger, the current executive officers of NBT will continue to hold the same offices. NBT intends that Mr. John W. Reuther, the current President and Chief Executive Officer of Pioneer American and its subsidiary, Pioneer American Bank, continue to function as President and Chief Executive Officer of the subsidiary bank until such time as NBT merges Pioneer American Bank into the successor entity which will include all of the northeastern Pennsylvania operations, at which time Mr. Reuther will become President and Chief Operating Officer of that successor wholly-owned subsidiary of NBT.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (SEE PAGE 93)

         Shares of NBT common stock trade on the Nasdaq National Market. The shares of Pioneer American common stock trade in the over-the-counter market, and the trades of Pioneer American common stock are reported on the Nasdaq bulletin board. On December 7, 1999, the last full trading day prior to the public announcement of the signing of the merger agreement, and on , 2000, the last trading day prior to the printing of this document, the closing prices of NBT common stock and Pioneer American common stock were as follows:

                                        DECEMBER 7, 1999                  , 2000
                                        ----------------       -----------------

NBT.................................        $16.25                  $
Pioneer American ...................        $27.75                  $
Equivalent Market Value Per
    Share of Pioneer American ......        $29.33                  $

         The market prices of NBT common stock and Pioneer American common stock will fluctuate prior to the merger in the normal course of trading on a day-to-day basis. You should obtain current stock price quotations for NBT common stock and Pioneer American common stock. You can get these quotations from a newspaper, on the Internet, or by calling your broker.

OUR FINANCIAL ADVISORS BELIEVE THE EXCHANGE RATIO IS FAIR TO STOCKHOLDERS (SEE PAGES 58 AND 64)

NBT. NBT received an opinion from McConnell, Budd & Downes, Inc., its financial advisor, to the effect that as of the date of such opinion the exchange ratio was fair to the stockholders of NBT from a financial point of view. McConnell, Budd & Downes subsequently affirmed its opinion as of the date of this joint proxy statement/prospectus. We attach a copy of the McConnell, Budd & Downes opinion as Appendix B.

Pioneer American. Pioneer American received an opinion from Danielson Associates Inc., its financial advisor, to the effect that the financial consideration which Pioneer American stockholders will receive in the merger was fair to the Pioneer American stockholders from a financial point of view. We attach the written opinion of Danielson as Appendix C to this joint proxy statement/prospectus.

         We recommend that each NBT stockholder and each Pioneer American stockholder read each opinion carefully in their entirety to understand the assumptions made, matters considered, and limitations on review undertaken by each financial advisor.

WE EXPECT "POOLING OF INTERESTS" ACCOUNTING TREATMENT (SEE PAGE 74)

         We expect the merger to qualify as a "pooling of interests." This means that, for accounting and financial reporting purposes, we will treat our companies as if they had always been one company. We will not be required to complete the merger unless we receive a letter from our independent auditor stating that the merger qualifies for pooling of interests accounting treatment.

WHEN WE EXPECT THE MERGER TO CLOSE (SEE PAGE 51)

         We expect completion of the merger as soon as practicable following approval of the merger by the stockholders of NBT and Pioneer American at their respective stockholders meetings and satisfaction of all other conditions to the merger. We anticipate completion of the merger during the second quarter of 2000.


OUR REASONS FOR THE MERGER

NBT.  We recommend the merger because:

         |X| the merger will permit NBT to diversify its operations by broadening its operations in Pennsylvania beyond the market area of LA Bank, which NBT acquired in February, 2000

         |X| the merger will afford NBT an opportunity to expand the delivery of its financial services, especially its trust services, to a broader and more disparate customer base

         |X| the financial resources of the combined company following the merger will permit NBT to broaden its product capabilities and services, respond to changes in the financial services industry, and compete more effectively with other financial institutions within its expanded geographical service area

         |X| the anticipated positive financial impact of the merger upon NBT's future financial performance will enhance stockholder return by achieving operating efficiencies and cost savings

         To review the NBT Board's reasons for the merger in greater detail, see page 54.

Pioneer American.  We recommend the merger because:

         |X| NBT offers a broader range of products and services and the merger would provide Pioneer American customers with access to these products and services without Pioneer American having to undergo the expense of introducing them on its own

         |X| the exchange ratio resulted in a value of $29.33 per share or 5.7% premium to the closing price of Pioneer American common stock on December 7, 1999 and an increase of dividends per share to approximately $.307 ($1.228 annualized) or an increase of approximately 53.5% on December 7, 1999

         |X| the anticipated cost savings and efficiencies available to the combined company could result in a better return to Pioneer American stockholders

         To review the Pioneer American Board's reasons for the merger in greater detail, see page 56.

WE RECOMMEND THAT NBT STOCKHOLDERS APPROVE THE STOCK ISSUANCE AND RATIFY THE MERGER AGREEMENT AND THAT PIONEER AMERICAN STOCKHOLDERS APPROVE THE MERGER AGREEMENT (SEE PAGES 54 AND 56)

NBT. The NBT Board believes that the merger is fair to you and is in your best interests, and unanimously recommends that you vote FOR the proposal to approve the issuance of NBT common stock in the merger and to ratify the merger agreement, the merger and the related matters.

Pioneer American. The Pioneer American Board believes that the merger is fair to you and is in your best interests, and unanimously recommends that you vote FOR the proposal to approve the merger agreement, the merger and the related matters.

OTHER INTERESTS OF PIONEER AMERICAN OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGE 68)

         Several officers and directors, who are also stockholders, of Pioneer American will receive benefits as a result of the merger that are different from, or in addition to, the benefits you will receive. These benefits include the following:

         |X| John W. Reuther, President and Chief Executive Officer of Pioneer American, will receive an employment agreement with NBT, following the merger;

         |X| some Pioneer American officers will receive change-in-control agreements with NBT, which provide for severance benefits upon termination of their employment upon a covered change in control (see "The Issuance of NBT Common Stock in the Merger and Ratification of the Merger Agreement -- Other Interests of Officers and Directors in the Merger -- Change-in-Control Agreements");

         |X| NBT will assume and continue in effect some retirement and insurance agreements between Pioneer American and/or Pioneer American Bank and Mr. Reuther after the merger;

         |X| NBT will take no action to reduce any right to indemnification provided under Pioneer American's Articles of Incorporation or bylaws existing in favor of the current or former directors or officers of Pioneer American; and

         |X| Following the effective time of the merger and to the extent permitted by law, all rights to such indemnification will survive, and NBT will honor such obligations with respect to events, acts, or omissions occurring prior to the merger.

COMPLETION OF THE MERGER REQUIRES SATISFACTION OF VARIOUS CONDITIONS
(SEE PAGE 80)

         We must satisfy a number of conditions before completion of the merger, including:

         |X| approval of the common stock issuance and ratification of the merger proposal by the NBT stockholders;

         |X| approval of the proposed merger by Pioneer American stockholders;

         |X|      approval by government regulators;

         |X| authorization by Nasdaq of the inclusion on the Nasdaq National Market of the NBT common stock to be issued to Pioneer American stockholders;

         |X| NBT and Pioneer American receive a legal opinion regarding treatment of the merger as a tax-free reorganization under
                  Section 368(a) of the Internal Revenue Code of 1986, as amended; and

         |X|      NBT  receives a letter from its  independent  auditor  stating
                  that  the  merger   qualifies   for  "pooling  of   interests"
                  accounting treatment.

          Where the law permits, NBT or Pioneer American may waive some of the conditions to the merger if it deems such a waiver to be in the best interests of its stockholders. Although we anticipate completing the merger during the second quarter of 2000, we cannot be certain when (or if) the conditions to the merger will be satisfied or when we will complete the merger.

WE MAY AMEND THE TERMS OF THE MERGER AND WAIVE SOME CONDITIONS (SEE PAGE 83)

         We may jointly amend the terms of the merger, and each of us could elect to waive conditions to completion of the merger, to the extent legally permissible. However, after our stockholders approve the merger agreement and the merger, they must approve any amendment or waiver that would reduce or change the consideration that they will receive upon completion of the merger.

WE MAY DECIDE NOT TO COMPLETE THE MERGER (SEE PAGE 80)

         We can agree to terminate the merger agreement at any time. In addition, either of us may terminate the merger agreement if any of the following occurs:

         |X|      the merger is not completed by July 31, 2000;

         |X| a determination that the other party has materially breached the merger agreement, and has not cured the breach within the time allowed, or a determination that the representations and warranties of the other company were materially incorrect when made; or

         |X| a decline in the price of NBT common stock beyond the limits specified in the merger agreement and Pioneer American exercises its right to cancel the merger, subject to NBT's right to increase the exchange ratio and NBT elects not to increase the exchange ratio.

PIONEER AMERICAN HAS GRANTED NBT AN OPTION TO PURCHASE 19.9% OF ITS STOCK (SEE PAGE 71)

         As a condition to NBT's willingness to enter into the merger agreement, and to discourage other companies from attempting to acquire Pioneer American, Pioneer American granted NBT an option to purchase up to 19.9% of the Pioneer American common stock outstanding immediately before the exercise of such option at an exercise price of $24.00 per share. The option is exercisable only upon occurrence of specified events that would be ordinarily associated with an acquisition or potential acquisition of Pioneer American by a third party.

WE HAVE [NOT YET] RECEIVED THE REQUIRED REGULATORY APPROVALS

         Completion of the merger requires the approval by the Federal Reserve Board and the Pennsylvania Department of Banking. The U.S. Department of Justice has input into this approval process. Once the Federal Reserve Board approves the merger, we have to wait at least 15 days and may have to wait for up to 30 days before we can complete the merger.

         We have filed all of the required applications and notices with the Federal Reserve Board and the Pennsylvania Department of Banking. As of the date of this document, we have not yet received the required approvals. While we do not know of any reason why we would not be able to obtain the necessary approvals in a timely manner, we cannot be certain when or if we will get them. [THE FEDERAL RESERVE BOARD APPROVED THE MERGER ON , 2000. THE PENNSYLVANIA DEPARTMENT OF BANKING APPROVED THE MERGER ON , 2000.]


                                  THE COMPANIES

NBT BANCORP INC.
52 South Broad Street
Norwich, New York  13815
(607) 337-2265

         NBT, a registered bank holding company incorporated in the State of Delaware, is the parent holding company of NBT Bank, N.A., a national bank. NBT Bank is a full service commercial bank providing a broad range of financial products and services in central and northern New York. In fiscal year 1999, NBT's net income was $18.4 million while in fiscal year 1998, NBT's net income was $19.1 million. As of December 31, 1999, NBT's total assets were approximately $1.4 billion, total deposits were approximately $1.1 billion and stockholders' equity was approximately $126.5 million. On February 17, 2000, NBT completed its acquisition of Lake Ariel Bancorp, Inc., the parent holding company of LA Bank, National Association. Upon completion of the merger, LA Bank became a wholly-owned subsidiary of NBT. LA Bank provides commercial banking products and services in northeastern Pennsylvania. In fiscal year 1999, Lake Ariel's net income was $3.8 million and in fiscal year 1998, Lake Ariel's net income was $3.8 million. As of December 31, 1999, Lake Ariel's total assets were approximately $567.8 million, total deposits were approximately $369.5 million and stockholders' equity was approximately $33.3 million. We enclose with this joint proxy statement/prospectus a copy of NBT's annual report on SEC Form 10-K for the year ended December 31, 1999.

PIONEER AMERICAN HOLDING COMPANY CORP.
41 North Main Street
Carbondale, Pennsylvania 18407
(570) 282-2662

         Pioneer American, a registered bank holding company incorporated in the Commonwealth of Pennsylvania, is the parent holding company of Pioneer American Bank, National Association. Pioneer American Bank provides commercial banking products and services in northeastern Pennsylvania. In fiscal year 1999, Pioneer American's net income was $4.1 million while in fiscal year 1998, Pioneer
American's  net  income was $4.0  million.  As of  December  31,  1999,  Pioneer
American's total assets were approximately $418.8 million, total deposits were approximately $299.5 million and stockholders' equity was approximately $31.6 million. We enclose with this joint proxy statement/prospectus a copy of Pioneer American's annual report on SEC Form 10-K for the year ended December 31, 1999.

                           THE STOCKHOLDERS' MEETINGS

NBT. NBT will hold its annual meeting of stockholders at the Binghamton Regency Hotel and Conference Center, 225 Water Street, One Sarbro Square, Binghamton, New York on April 25, 2000 at 10:00 a.m. local time. At the NBT annual meeting, NBT stockholders will consider and vote upon the following proposals:

         1. A proposal to fix the number of directors at twelve and to elect the six candidates listed as nominees in this joint proxy statement/prospectus;

         2. A proposal to ratify the NBT Board's action of the selection of KPMG LLP as NBT's independent auditor for the year 2000; and

         3. A proposal to approve the issuance of NBT common stock in the merger and to ratify the merger agreement, which will approve the merger and the following actions described in the merger agreement:

                  |X| Pioneer American will merge with an NBT subsidiary, with Pioneer American being the surviving corporation;

                  |X| Pioneer American will thereafter merge with and into NBT, with NBT being the surviving corporation;

                  |X|      Pioneer  American  Bank  will  become a  wholly-owned
                           subsidiary of NBT or part of the northeastern Pennsylvania operations of any successor entity to Pioneer American Bank;

                  |X| NBT will issue approximately 5.2 million shares of its common stock to the stockholders of Pioneer American in the merger; and

                  |X| Following the merger, the NBT Board will expand the NBT Board from twelve to fifteen members, and, subject to the fiduciary duties of its directors to NBT, will elect or appoint three directors from the current Pioneer American Board to the NBT Board.

                  Only holders of record of NBT common stock at the close of business on , 2000, which is the record date for the NBT annual meeting, will be entitled to vote at the NBT annual meeting and any adjournments or postponements of the meeting. You can cast one vote for each share of NBT common stock that you owned on the record date for each matter proposed at the NBT annual meeting.

         Approval of the proposal to ratify the NBT Board's selection of NBT's independent auditor requires the approval by the holders of a majority of the shares of NBT common stock present and voting and entitled to vote at the annual meeting. Election of the directors nominated by the NBT Board requires the approval of a plurality of the shares of NBT common stock present and voting and entitled to vote at the annual meeting. Approval of NBT's issuance of its common stock to the Pioneer American stockholders in the merger and ratification of the merger agreement and completion of the merger require, among other things, approval by the holders of a majority of the shares of NBT common stock present and voting and entitled to vote at the NBT annual meeting.

         As of December 31, 1999, directors and executive officers of NBT and their affiliates were the beneficial owners of approximately 5.96% of the outstanding shares of NBT common stock, and a total of 13,097,996 shares of NBT common stock were eligible to be voted at the NBT annual meeting. These directors and executive officers have indicated their intention to vote their shares of NBT common stock in favor of the election of the directors nominated by the NBT

Board, ratification of the NBT Board's selection of the independent auditor, and the issuance of the NBT common stock in the merger and ratification of the merger agreement.

Pioneer American. Pioneer American will hold its special meeting of stockholders at Heart Lake Lodge, 1299 Heart Lake Road, Jermyn, Pennsylvania on April 25, 2000 at 10:00 a.m. local time. At the Pioneer American special meeting, Pioneer American stockholders will vote upon a proposal to approve the merger agreement, the merger and the other matters contemplated by the merger agreement.

         Only holders of record of Pioneer American common stock at the close of business on , 2000, which is the record date for the Pioneer American special meeting, will be entitled to vote at the Pioneer American special meeting and any adjournments or postponements of the meeting. You can cast one vote for each share of Pioneer American common stock that you owned on the record date.

         Approval of the merger agreement and completion of the merger require, among other things, approval by the holders of seventy percent of the outstanding shares of Pioneer American common stock entitled to vote.

         As of December 31, 1999, directors and executive officers of Pioneer American and their affiliates were the beneficial owners of approximately 16.84% of the outstanding shares of Pioneer American common stock, and a total of 2,864,307 shares of Pioneer American common stock were eligible to be voted at the Pioneer American special meeting. These directors and executive officers of Pioneer American have indicated their intention to vote their shares of Pioneer American common stock in favor of the merger agreement.

         Thirteen stockholders of Pioneer American, eleven of whom are officers and/or directors of Pioneer American, have agreed individually that they will vote in favor of the merger agreement and the merger all shares of Pioneer American common stock they beneficially own and that they will use their best efforts to cause any other shares of Pioneer American common stock over which they share voting power to be voted in favor of the merger agreement and the merger. The number of shares subject to these agreements aggregate 550,606 shares or approximately 19.23% of the outstanding common stock of Pioneer American.


                      YOU MAY CHANGE YOUR VOTE IF YOU WISH

         You may change your vote at any time before the voting of your proxy at the stockholders' meeting. You can change your vote in any of the following ways:

         |X| You can send a written notice dated after your proxy stating that you would like to revoke your proxy. If you are an NBT stockholder, you should send your written notice to the Chief Executive Officer of NBT at the address below. If you are a Pioneer American stockholder, you should send your written notice to the Chief Executive Officer of Pioneer American at the address below;

         |X| You can complete a new proxy card and send it to NBT or Pioneer American, and the new proxy card will automatically replace any earlier dated proxy card that you previously returned; or

         |X| You can attend your stockholders' meeting and vote in person. Attending the special meeting will not by itself revoke your proxy.

         You should send any written notice of revocation, request for a new proxy card or a completed new proxy card to NBT Bancorp Inc. at 52 South Broad Street, Norwich, New York 13815, Attention: Chief Executive Officer, if you are an NBT stockholder; or Pioneer American Holding Company Corp. at 41 North Main Street, Carbondale, Pennsylvania 18407, Attention: Chief Executive Officer, if you are a Pioneer American stockholder.

                             ADDITIONAL INFORMATION

         If you have questions about the merger or would like additional copies of this joint proxy statement/prospectus, you should contact:

For NBT Stockholders:                     For Pioneer American Stockholders:

NBT Bancorp Inc.                          Pioneer American Holding Company Corp.
52 South Broad Street                     41 North Main Street
Norwich, New York  13815                  Carbondale, Pennsylvania  18407
Attention: Michael J. Chewens, CPA        Attention: Patricia A. Cobb, Esq.
Phone Number: (607) 337-6520              Phone Number: (570) 282-8045

            SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

         The following tables set forth selected historical financial data for NBT and Pioneer American, and selected unaudited pro forma combined financial data for the combined company. The selected unaudited pro forma combined financial data for the combined company include financial data for Lake Ariel Bancorp, Inc. We have derived the selected historical financial data from consolidated financial statements of NBT and Pioneer American, which statements we have incorporated by reference into this document. Stockholders of each of NBT and Pioneer American should read this information in conjunction with the historical financial statements and related notes of each of NBT and Pioneer American and the unaudited pro forma consolidated financial statements and related notes of NBT presented on pages 110 through 126. The NBT and Pioneer American combined results of operations give effect to NBT's proposed acquisition of Pioneer American as a pooling of interests, as if such transaction had been completed as of the beginning of each of the periods presented.

         The pro forma  information  does not  reflect  estimated  non-recurring charges that will be incurred in connection with the mergers. The combined company expects to achieve certain merger benefits in the form of operating expense reductions and revenue enhancements. The pro forma information does not reflect potential operating expense reductions or revenue enhancements that are expected to result from the merger, and therefore may not be indicative of the results of future operations. No assurance can be given with respect to the ultimate level of operating expense reductions or revenue enhancements. Accordingly, the unaudited selected pro forma combined financial data of the combined company as of the effective time and thereafter may be materially different from the data reflected in the pro forma information below.


NBT BANCORP INC.
SELECTED FINANCIAL DATA
(in thousands, except per share data)                         SEPT. 30, 1999  SEPT. 30, 1998         1998          1997         1996
                                                              --------------  --------------         ----          ----         ----

FOR PERIOD ENDED
Interest and fee income                                       $      75,369   $    75,980      $  101,080   $    96,181   $   84,387
Interest expense                                                     30,324        33,274          43,677        42,522       36,365
Net interest income                                                  45,045        42,706          57,403        53,659       48,022
Provision for loan losses                                             2,925         3,550           4,599         3,505        3,175
Noninterest income excluding securities gains (losses)                7,699         7,015           9,355         8,403        7,683
Securities gains (losses)                                             1,507           613             624         (337)        1,179
Noninterest expense                                                  27,940        28,648          39,128        35,170       34,422
Income before income taxes                                           23,386        18,136          23,655        23,050       19,287
Net income                                                           14,356        14,513          19,102        14,749       12,179

PER COMMON SHARE*
Basic earnings                                                $        1.10   $      1.10      $     1.45   $      1.12   $     0.93
Diluted earnings                                              $        1.09   $      1.07      $     1.42   $      1.11   $     0.93
Cash dividends paid                                           $       0.486   $     0.425      $    0.587   $     0.421   $    0.338
Stock dividends distributed                                             --%           --%              5%            5%           5%
Book value at period-end                                      $        9.80   $     10.08      $    10.02   $      9.30   $     8.24
Tangible book value at period-end                             $        9.28   $      9.49      $     9.44   $      8.66   $     7.47
Average common shares outstanding                                    13,022        13,241          13,198        13,176       13,058
Average diluted common shares outstanding                            13,165        13,509          13,474        13,335       13,140

PERIOD ENDED
Assets available for sale                                     $     358,648   $   395,836      $  358,645   $   443,918   $  373,337
Securities held to maturity                                          41,216        36,203          35,095        36,139       42,239
Loans                                                               898,668       797,604         821,505       735,482      654,593
Allowance for loan losses                                            13,555        12,611          12,962        11,582       10,473
Assets                                                            1,378,259     1,302,943       1,290,009     1,280,585    1,138,986
Deposits                                                          1,094,473     1,033,107       1,044,205     1,014,183      916,319
Short-term borrowings                                               113,163       120,215          96,589       134,527       88,244
Long-term debt                                                       35,161        10,174          10,171           183       20,195
Stockholders' equity                                                127,879       132,506         130,632       123,343      106,264

AVERAGE BALANCES
Assets                                                        $   1,317,448   $ 1,285,576      $1,288,334   $ 1,228,643   $1,110,968
Earning assets                                                    1,255,445     1,221,737       1,223,635     1,167,460    1,043,425
Loans                                                               858,937       762,338         774,640       695,552      617,810
Deposits                                                          1,043,439     1,031,842       1,029,817       973,641      916,683
Stockholders' equity                                                129,045       126,805         127,937       113,691      103,240

KEY RATIOS
Return on average assets                                              1.46%         1.51%           1.48%         1.20%        1.10%
Return on average equity                                             14.87%        15.30%          14.93%        12.97%       11.80%
Average equity to average assets                                      9.80%         9.86%           9.93%         9.25%        9.29%
Net interest margin                                                   4.88%         4.74%           4.76%         4.67%        4.69%
Efficiency                                                           53.22%        56.92%          57.92%        56.09%       60.74%
Cash dividend per share payout                                       44.74%        39.72%          41.34%        37.91%       36.50%
Tier 1 leverage                                                       9.37%         9.36%           9.33%         8.91%        8.70%
Tier 1 risk-based capital                                            14.39%        14.95%          14.69%        14.88%       14.06%
Total risk-based capital                                             15.64%        16.21%          15.94%        16.13%       15.31%



NBT BANCORP INC.
SELECTED FINANCIAL DATA
(in thousands, except per share data)                                  1995         1994
                                                                       ----         ----
FOR PERIOD ENDED
Interest and fee income                                          $   77,400   $   70,438
Interest expense                                                     34,840       25,742
Net interest income                                                  42,560       44,696
Provision for loan losses                                             1,553        3,071
Noninterest income excluding securities gains (losses)                6,957        6,484
Securities gains (losses)                                               145          555
Noninterest expense                                                  33,024       38,674
Income before income taxes                                           15,085        9,990
Net income                                                            9,329        6,508

PER COMMON SHARE*
Basic earnings                                                   $     0.69   $     0.48
Diluted earnings                                                 $     0.69   $     0.47
Cash dividends paid                                              $    0.292   $    0.264
Stock dividends distributed                                              5%           5%
Book value at period-end                                         $     8.07   $     7.20
Tangible book value at period-end                                $     7.20   $     6.49
Average common shares outstanding                                    13,520       13,642
Average diluted common shares outstanding                            13,582       13,797

PERIOD ENDED
Assets available for sale                                        $  399,625   $  119,398
Securities held to maturity                                          40,311      272,466
Loans                                                               588,385      574,718
Allowance for loan losses                                             9,120        9,026
Assets                                                            1,106,266    1,044,557
Deposits                                                            873,032      791,443
Short-term borrowings                                               115,945      140,587
Long-term debt                                                        3,012        8,734
Stockholders' equity                                                108,044       98,307

AVERAGE BALANCES
Assets                                                           $1,042,198   $1,009,572
Earning assets                                                      977,738      942,989
Loans                                                               575,736      565,841
Deposits                                                            848,289      817,401
Stockholders' equity                                                101,630       99,710

KEY RATIOS
Return on average assets                                              0.90%        0.64%
Return on average equity                                              9.18%        6.53%
Average equity to average assets                                      9.75%        9.88%
Net interest margin                                                   4.43%        4.81%
Efficiency                                                           65.92%       70.22%
Cash dividend per share payout                                       42.61%       56.13%
Tier 1 leverage                                                       8.80%        9.05%
Tier 1 risk-based capital                                            15.21%       16.09%
Total risk-based capital                                             16.46%       17.35%

*All share and per share data has been restated to give retroactive effect to stock dividends and splits.


PIONEER AMERICAN HOLDING COMPANY CORP.
SELECTED FINANCIAL DATA
(in thousands, except per share data)                          SEPT. 30, 1999  SEPT. 30, 1998          1998         1997        1996
                                                               --------------  --------------          ----         ----        ----

FOR PERIOD ENDED
Interest and fee income                                        $    21,950     $     21,182     $    28,302   $   26,507   $  24,358
Interest expense                                                    11,164           10,615          14,319       12,845      10,874
Net interest income                                                 10,786           10,567          13,983       13,662      13,484
Provision for loan losses                                              280              450             420          535         500
Noninterest income excluding securities gains (losses)               2,028            1,792           2,450        2,304       2,012
Securities gains (losses)                                               88              298             511          157          -
Noninterest expense                                                  8,456            8,130          10,967       10,080       9,749
Income before income taxes                                           4,166            4,077           5,557        5,508       5,247
Net income                                                           3,056            2,968           4,022        4,008       3,704

PER COMMON SHARE*
Basic earnings                                                 $      1.05     $       1.03     $      1.39   $     1.41   $    1.32
Diluted earnings                                               $      1.04     $       1.01     $      1.36   $     1.36   $    1.26
Cash dividends paid                                            $     0.600     $      0.570     $     0.770   $    0.720   $   0.660
Stock dividends distributed                                            --                --              --           --          --
Book value at period-end                                       $     10.87     $      12.15     $     12.21   $    11.67   $   10.70
Tangible book value at period-end                              $     10.68     $      11.95     $     12.01   $    11.45   $   10.46
Average common shares outstanding                                    2,914            2,890           2,894        2,850       2,812
Average diluted common shares outstanding                            2,942            2,953           2,953        2,939       2,932

PERIOD ENDED
Assets available for sale                                      $   115,547     $     86,087     $   101,079   $   96,696   $  76,019
Securities held to maturity                                         37,444           50,429          46,178       37,379      20,860
Loans                                                              240,566          225,583         225,735      212,342     204,048
Allowance for loan losses                                            3,000            3,037           2,909        2,759       2,750
Assets                                                             421,854          403,074         405,157      370,126     330,213
Deposits                                                           304,632          303,300         307,360      293,643     295,946
Short-term borrowings                                                   --               --              --        2,350          --
Long-term debt                                                      80,409           59,308          58,357       37,073         275
Stockholders' equity                                                31,906           35,301          35,466       33,398      30,263

AVERAGE BALANCES
Assets                                                         $   423,585     $    390,083     $   394,312   $  358,608   $ 326,494
Earning assets                                                     396,055          363,728         367,205      332,618     301,788
Loans                                                              234,100          217,631         221,484      205,731     207,030
Deposits                                                           307,050          292,290         296,285      298,844     291,883
Stockholders' equity                                                34,977           33,689          33,877       31,379      29,017

KEY RATIOS
Return on average assets                                             0.96%            1.02%           1.02%        1.12%       1.13%
Return on average equity                                            11.68%           11.78%          11.87%       12.77%      12.76%
Average equity to average assets                                     8.26%            8.64%           8.59%        8.75%       8.89%
Net interest margin                                                  3.80%            4.04%           3.96%        4.27%       4.59%
Efficiency                                                          63.66%           63.65%          64.54%       61.04%      61.40%
Cash dividend per share payout                                      57.69%           56.44%          56.62%       52.94%      52.38%
Tier 1 leverage                                                      7.97%            8.53%           8.41%        8.57%       8.96%
Tier 1 risk-based capital                                           14.40%           15.24%          15.35%       15.80%      15.28%
Total risk-based capital                                            15.65%           16.49%          16.60%       17.05%      16.53%


PIONEER AMERICAN HOLDING COMPANY CORP.
SELECTED FINANCIAL DATA
(in thousands, except per share data)                                 1995             1994
                                                                      ----             ----

Interest and fee income                                          $  23,662        $  20,626
Interest expense                                                    11,227            8,157
Net interest income                                                 12,435           12,469
Provision for loan losses                                              420              310
Noninterest income excluding securities gains (losses)               1,448            1,290
Securities gains (losses)                                              465               29
Noninterest expense                                                  9,075            8,697
Income before income taxes                                           4,853            4,781
Net income                                                           3,483            3,448

PER COMMON SHARE*
Basic earnings                                                   $    1.25        $    1.24
Diluted earnings                                                 $    1.20        $    1.19
Cash dividends paid                                              $   0.600        $   0.580
Stock dividends distributed                                             --               --
Book value at period-end                                         $   10.23        $    9.00
Tangible book value at period-end                                $    9.97        $    8.73
Average common shares outstanding                                    2,783            2,771
Average diluted common shares outstanding                            2,906            2,892

PERIOD ENDED
Assets available for sale                                        $  68,328        $  50,467
Securities held to maturity                                         26,033           52,915
Loans                                                              197,297          179,872
Allowance for loan losses                                            2,742            2,699
Assets                                                             320,647          302,408
Deposits                                                           288,252          270,718
Short-term borrowings                                                   --            3,150
Long-term debt                                                         275              275
Stockholders' equity                                                28,492           24,978

AVERAGE BALANCES
Assets                                                           $ 315,387        $ 283,208
Earning assets                                                     293,109          263,805
Loans                                                              188,816          168,157
Deposits                                                           282,154          254,557
Stockholders' equity                                                27,024           25,188

KEY RATIOS
Return on average assets                                             1.10%            1.22%
Return on average equity                                            12.89%           13.69%
Average equity to average assets                                     8.57%            8.89%
Net interest margin                                                  4.39%            4.89%
Efficiency                                                          63.40%           61.25%
Cash dividend per share payout                                      50.00%           48.74%
Tier 1 leverage                                                      8.75%            8.26%
Tier 1 risk-based capital                                           15.57%           15.63%
Total risk-based capital                                            16.82%           16.88%

*All share and per share data has been restated to give retroactive effect to stock dividends and splits.


PRO FORMA COMBINED
SELECTED FINANCIAL DATA
(in thousands, except per share data)                          SEPT. 30, 1999    SEPT. 30, 1998          1998          1997
                                                               --------------    --------------          ----          ----

FOR PERIOD ENDED
Interest and fee income                                        $    121,428     $    118,854      $   158,602   $   147,338
Interest expense                                                     55,193           56,248           74,736        68,892
Net interest income                                                  66,235           62,606           83,866        78,446
Provision for loan losses                                             3,860            4,490            6,149         4,820
Noninterest income excluding securities gains (losses)               13,104           11,960           16,307        13,894
Securities gains (losses)                                             1,803              991            1,567            34
Noninterest expense                                                  45,750           44,816           61,547        54,460
Income before income taxes                                           31,532           26,251           34,044        33,094
Net income                                                           20,437           20,589           26,895        22,188

PER COMMON SHARE*
Basic earnings                                                 $       0.88     $       0.89      $      1.16   $      1.00
Diluted earnings                                               $       0.87     $       0.87      $      1.14   $      0.98
Cash dividends paid                                            $      0.486     $      0.425      $     0.587   $     0.421
Stock dividends distributed                                              0%               0%               5%            5%
Book value at period-end                                       $       8.39     $       8.89      $      8.84   $      8.31
Tangible book value at period-end                              $       7.96     $       8.41      $      8.36   $      7.87
Average common shares outstanding                                    23,104           23,230           23,199        22,239
Average diluted common shares outstanding                            23,427           23,730           23,691        22,698

PERIOD ENDED
Assets available for sale                                      $    648,073     $    551,822      $   543,025   $   597,780
Securities held to maturity                                         125,957          191,103          193,099       131,763
Loans                                                             1,420,102        1,238,621        1,271,644     1,157,548
Allowance for loan losses                                            19,101           17,619           18,231        16,450
Assets                                                            2,353,030        2,150,723        2,169,855     2,018,784
Deposits                                                          1,741,139        1,639,258        1,664,307     1,588,276
Short-term borrowings                                               145,777          122,342           99,872       137,077
Long-term debt                                                      253,774          165,670          183,987        84,912
Stockholders' equity                                                194,593          206,100          204,038       192,556

AVERAGE BALANCES
Assets                                                         $  2,236,970     $  2,093,419      $ 2,111,855   $ 1,931,317
Earning assets                                                    2,100,865        1,965,226        1,979,883     1,813,157
Loans                                                             1,338,368        1,195,431        1,214,753     1,095,347
Deposits                                                          1,672,610        1,605,827        1,614,766     1,540,597
Stockholders' equity                                                200,537          197,002          198,538       167,585

KEY RATIOS
Return on average assets                                              1.22%            1.31%            1.27%         1.15%
Return on average equity                                             13.63%           13.97%           13.55%        13.24%

Average equity to average assets                                      8.96%            9.41%            9.40%         8.68%
Net interest margin                                                   4.35%            4.37%            4.35%         4.45%
Efficiency                                                           56.83%           59.04%           60.45%        57.73%
Cash dividend per share payout                                       55.86%           48.85%           51.49%        42.96%
Tier 1 leverage                                                       8.64%            9.03%            8.81%         9.08%
Tier 1 risk-based capital                                            13.95%           14.93%           14.68%        15.44%
Total risk-based capital                                             15.11%           16.10%           15.87%        16.64%


PRO FORMA COMBINED
SELECTED FINANCIAL DATA
(in thousands, except per share data)                                     1996         1995            1994
                                                                          ----         ----            ----

FOR PERIOD ENDED
Interest and fee income                                            $   129,020   $  119,610     $   105,221
Interest expense                                                        57,422       55,581          39,866
Net interest income                                                     71,598       64,029          65,355
Provision for loan losses                                                4,325        2,783           3,756
Noninterest income excluding securities gains (losses)                  12,358       10,555           9,341
Securities gains (losses)                                                1,222          941             696
Noninterest expense                                                     52,168       49,862          54,202
Income before income taxes                                              28,685       22,880          17,434
Net income                                                              18,914       15,119          12,084

PER COMMON SHARE*
Basic earnings                                                     $      0.86   $     0.68     $      0.54
Diluted earnings                                                   $      0.85   $     0.67     $      0.53
Cash dividends paid                                                $     0.338   $    0.292     $     0.264
Stock dividends distributed                                                 5%           5%              5%
Book value at period-end                                           $      7.21   $     7.07     $      6.25
Tangible book value at period-end                                  $      6.69   $     6.50     $      5.76
Average common shares outstanding                                       21,979       22,353          22,404
Average diluted common shares outstanding                               22,287       22,636          22,778

PERIOD ENDED
Assets available for sale                                          $   510,070   $  521,938     $   204,126
Securities held to maturity                                             89,700       88,933         367,916
Loans                                                                1,036,146      936,240         890,985
Allowance for loan losses                                               15,053       13,519          13,221
Assets                                                               1,767,105    1,678,772       1,583,090
Deposits                                                             1,465,461    1,370,043       1,254,348
Short-term borrowings                                                   88,544      121,345         154,487
Long-term debt                                                          40,493       18,443          24,228
Stockholders' equity                                                   157,699      156,045         139,084

AVERAGE BALANCES
Assets                                                             $ 1,714,416   $1,608,687     $ 1,496,457
Earning assets                                                       1,599,126    1,500,520       1,392,711
Loans                                                                  990,188      910,335         856,580
Deposits                                                             1,442,041    1,337,734       1,241,684
Stockholders' equity                                                   152,499      146,166         141,177

KEY RATIOS
Return on average assets                                                 1.10%        0.94%           0.81%
Return on average equity                                                12.40%       10.34%           8.56%

Average equity to average assets                                         8.90%        9.09%           9.43%
Net interest margin                                                      4.60%        4.38%           4.81%
Efficiency                                                              60.75%       65.31%          67.99%
Cash dividend per share payout                                          39.76%       43.58%          49.81%
Tier 1 leverage                                                          8.55%        8.61%           8.82%
Tier 1 risk-based capital                                               13.90%       14.89%          15.44%
Total risk-based capital                                                15.11%       16.11%          16.66%

*All share and per share data has been restated to give retroactive effect to stock dividends and splits.

                      UNAUDITED COMPARATIVE PER SHARE DATA

         We have summarized below the per common share combined information for NBT and Pioneer American on an historical and pro forma combined and pro forma equivalent basis. The pro forma combined company information includes financial data for Lake Ariel Bancorp, Inc. The pro forma information gives effect to the merger accounted for as a pooling of interests, on the assumption that our companies had always been combined for accounting and financial reporting purposes. In presenting the pro forma information for the time periods shown in the table, we assumed that we had been merged throughout those periods. You should read this information in conjunction with our historical financial statements and related notes contained in the reports and other information that we have filed with the SEC. See "Where You Can Find More Information." You should also read this information in conjunction with the pro forma combined financial information set forth under the heading "Unaudited Pro Forma Combined Financial Statements." You should not rely on the pro forma information as being indicative of the results that we will achieve after the merger.

         The combined company unaudited pro forma data represent the effect of the merger on a share of NBT common stock. The Pioneer American pro forma equivalent data represent the combined company pro forma data before rounding, multiplied by the conversion ratio of 1.805 shares of NBT common stock for each share of Pioneer American common stock, and thereby reflect the effect of the merger on a share of Pioneer American common stock.

                                                                  HISTORICAL                      PRO FORMA
                                                       --------------------------------- ----------------------------
                                                             NBT            PIONEER        COMBINED       PIONEER
                                                           BANCORP         AMERICAN        COMPANY       AMERICAN
                                                                                                        EQUIVALENT
Per Common Share
BASIC EARNINGS
   For the nine months ended September 30, 1999          $  1.10          $  1.05          $  0.88       $  1.59
Year - Ended:
  December 31, 1998                                         1.45             1.39             1.16          2.09
  December 31, 1997                                         1.12             1.41             1.00          1.81
  December 31, 1996                                         0.93             1.32             0.86          1.55
DILUTED EARNINGS
  For the nine months ended September 30, 1999           $  1.09          $  1.04          $  0.87       $  1.57
Year - Ended:
  December 31, 1998                                         1.42             1.36             1.14          2.06
  December 31, 1997                                         1.11             1.36             0.98          1.77
  December 31, 1996                                         0.93             1.26             0.85          1.53
CASH DIVIDEND PAID
  For the nine months ended September 30, 1999           $ 0.486          $ 0.600          $ 0.486       $ 0.877
Year - Ended:
  December 31, 1998                                        0.587            0.770            0.587         1.060
  December 31, 1997                                        0.421            0.720            0.421         0.760
  December 31, 1996                                        0.338            0.660            0.338         0.610
BOOK VALUE
As of:
  September 30, 1999                                     $  9.80          $ 10.87          $  8.39       $ 15.14
  December 31, 1998                                        10.02            12.21             8.84         15.96
TANGIBLE BOOK VALUE
As of:
  September 30, 1999                                     $  9.28          $ 10.68          $  7.96       $ 14.37
  December 31, 1998                                         9.44            12.01             8.36         15.09


                           THE STOCKHOLDERS' MEETINGS


                             THE NBT ANNUAL MEETING

WHEN AND WHERE THE NBT ANNUAL MEETING WILL BE HELD

         NBT will hold an annual meeting of stockholders at the Binghamton Regency Hotel and Conference Center, 225 Water Street, One Sarbro Square, Binghamton, New York on April 25, 2000, at 10:00 a.m. local time.

WHAT WILL BE VOTED ON AT THE NBT ANNUAL MEETING

         |X| In connection with the election of directors, to fix the number of directors at twelve and elect the candidates listed as nominees in the joint proxy statement/prospectus.

         |X| To ratify the NBT Board's action in selecting KPMG LLP as NBT's independent auditor for the year 2000.

         |X| To consider and vote upon the issuance of NBT common stock in the merger and ratification of the merger agreement, which will approve the merger and related actions, including the issuance of approximately 5.2 million shares of NBT common stock to the holders of Pioneer American common stock upon completion of the merger.

         |X| To transact such other business as may properly come before the NBT annual meeting.

         We may take action on the above matters at the NBT annual meeting on April 25, 2000, or on any later date to which the annual meeting is postponed or adjourned.

         The NBT Board is unaware of other matters to be voted on at the NBT annual meeting. If other matters do properly come before the NBT annual meeting, including consideration of a motion to adjourn the annual meeting to another time and/or place for such purpose of soliciting additional proxies, NBT intends that the persons named in the proxies will vote, or not vote, in their discretion the shares represented by proxies in the accompanying form. The named agents will not vote any proxy voted against approval of the merger agreement in favor of any adjournment or postponement of the NBT annual meeting for the purpose of soliciting additional proxies.

STOCKHOLDERS ENTITLED TO VOTE

         NBT has set , 2000 as the record date to determine which NBT stockholders will be entitled to vote at the NBT annual meeting. Only NBT stockholders who held their shares of record as of the close of business on , 2000, will be entitled to receive notice of and to vote at the NBT annual meeting. As of December 31, 1999, there were 13,097,996 outstanding shares of NBT common stock. Each NBT stockholder on the record date is entitled to one vote per share, which the stockholder may cast either in person or by properly executed proxy. NBT's Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors.

VOTE REQUIRED TO APPROVE THE PROPOSALS

         The affirmative vote, either in person or by proxy, of a majority of the NBT shares represented and voting and entitled to vote at the annual meeting is required to:

         |X|      ratify the NBT Board's selection of NBT's independent auditor;

         |X|      issue NBT common stock in the merger;

         |X|      ratify the merger agreement and related matters; and

         |X|      set the number of directors at twelve.

         The affirmative vote, either in person or by proxy, of a plurality of the shares of NBT common stock represented and voting and entitled to vote is required to:

         |X|      elect the NBT nominees for director.

         Abstentions on any proposal will effectively count as votes against that proposal. Broker non-votes will not affect the vote on any of the proposals to be presented at the NBT annual meeting. Accordingly, the NBT Board urges NBT stockholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope.

NUMBER OF SHARES THAT MUST BE REPRESENTED FOR A VOTE TO BE TAKEN

         In order to have a quorum, a majority of the total voting power of the outstanding shares of NBT's common stock entitled to vote at the NBT annual meeting must be represented in person or by proxy.

VOTING YOUR SHARES

         The NBT Board is soliciting proxies from NBT stockholders. This will give you an opportunity to vote at the NBT annual meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions by a named agent. If you do not vote by proxy or attend the annual meeting and vote in person, your votes will be counted as not present for quorum purposes but otherwise will have no effect upon the proposals presented at the annual meeting. If you vote by proxy but make no specification on your proxy card that you have otherwise properly executed, the named agent will vote

         |X| FOR fixing the number of directors at twelve and electing the persons nominated by the NBT Board as directors,

         |X| FOR ratification of the NBT Board's selection of KPMG LLP as NBT's independent auditor for 2000, and

         |X| FOR approval of the issuance of NBT common stock in the merger and ratification of the merger agreement and related matters.

         You may grant a proxy by dating, signing and mailing your proxy card. You may also cast your vote in person at the meeting.

         Mail. To grant your proxy by mail, please complete your proxy card and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed and dated.

         In person. If you attend the NBT annual meeting in person, you may vote your shares by completing a ballot at the meeting.

HOW PROXIES ARE COUNTED

         We will count as present at the NBT annual meeting for purposes of determining the presence or absence of a quorum for the transaction of business at the NBT annual meeting

         |X| those shares of NBT common stock held by persons attending the NBT annual meeting but not voting, and

         |X| those shares of NBT common stock for which NBT has received proxies but with respect to which holders of those shares have abstained from voting.

         Nasdaq rules prohibit brokers who hold shares of NBT common stock in nominee or "street name" for customers who are the beneficial owners of those shares from giving a proxy to vote shares held for those customers on all the matters to be considered and voted upon at the NBT annual meeting other than election of directors without specific instructions from those customers. We will count these so-called "broker non-votes," which we receive, for purposes of determining whether a quorum exists.

CHANGING YOUR VOTE

         Any NBT stockholder giving a proxy may revoke the proxy at any time before the vote at the annual meeting in one or more of the following ways:

         |X| delivering a written notice to the Chief Executive Officer of NBT bearing a later date than the proxy;

         |X|      granting a later-dated proxy; or

         |X| appearing in person and voting at the NBT annual meeting. Attendance at the NBT annual meeting will not by itself constitute a revocation of a proxy, unless you complete a ballot.

         You should send any written notice of revocation or subsequent proxy to 52 South Broad Street, Norwich, New York 13815, Attention: Chief Executive Officer, or hand deliver the notice of revocation or subsequent proxy to the Chief Executive Officer at or before the taking of the vote at the NBT annual meeting.

INDEPENDENT AUDITORS TO BE PRESENT AT THE ANNUAL MEETING

         NBT has selected KPMG LLP as its independent auditor for the current fiscal year. Representatives of KPMG LLP will be present at the NBT annual meeting and will have the opportunity to make a statement if they desire to do so. Such representatives will also be available to respond to appropriate questions.

SOLICITATION OF PROXIES AND COSTS

         NBT will bear its own costs of solicitation of proxies. NBT will reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses in forwarding proxy materials to owners of shares of NBT common stock held in their names. In addition to the solicitation of proxies by use of the mails, NBT may solicit proxies from NBT stockholders by directors, officers and employees acting on behalf of NBT in person or by telephone, telegraph, facsimile or other appropriate means of communications. NBT will not pay any additional compensation, except for reimbursement of reasonable out-of-pocket expenses, to these directors, officers and employees of NBT in connection with the solicitation. You may direct any questions or requests for assistance regarding this joint proxy statement/prospectus and related proxy materials to Michael J. Chewens, Executive Vice President of NBT, by telephone at (607) 337-6520.

         REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO NBT. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

 RECOMMENDATIONS OF NBT BOARD

         The NBT Board has unanimously approved the fixing of the size of the NBT Board at twelve members and the nomination of the persons named in this joint proxy statement/prospectus for the NBT Board and selecting KPMG LLP as NBT's independent auditor for 2000. The NBT Board believes that each proposal is in the best interest of NBT and the NBT stockholders and recommends that the NBT stockholders vote FOR approval of each proposal. See "Proposal 1 -- Election of Directors" and "Proposal 2 -- Proposal to Ratify the Board of Directors Action in Selection of KPMG LLP as NBT's Independent Auditor."

         The NBT Board has unanimously approved issuance of the NBT common stock in the merger and the merger agreement and the related matters. The NBT Board believes that issuance of the NBT common stock in the merger and the merger agreement and the merger are in the best interests of NBT and the NBT stockholders, and recommends that the NBT stockholders vote FOR approval of the issuance of the NBT common stock in the merger and ratification of the merger agreement. See "Proposal 3 -- The Issuance of NBT Common Stock in the Merger and Ratification of the Merger Agreement" and "The Issuance of NBT Common Stock in the Merger and Ratification of the Merger Agreement -- Recommendation of the NBT Board and NBT's Reasons for the Merger."


                      THE PIONEER AMERICAN SPECIAL MEETING

WHEN AND WHERE THE PIONEER AMERICAN SPECIAL MEETING WILL BE HELD

         Pioneer American will hold a special meeting of stockholders at Heart Lake Lodge, 1299 Heart Lake Road, Jermyn, Pennsylvania on April 25, 2000 at 10:00 a.m. local time.

WHAT WILL BE VOTED ON AT THE PIONEER AMERICAN SPECIAL MEETING

         |X| To consider and approve the merger agreement, which will approve the merger and related matters, and

         |X| To transact such other business as may properly come before the Pioneer American special meeting.

         We may take action on the above matters at the Pioneer American special meeting on April 25, 2000, or any later date to which the special meeting is postponed or adjourned.

         The Pioneer American Board is unaware of other matters to be voted on at the Pioneer American special meeting. If other matters do properly come before the Pioneer American special meeting, including consideration of a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies, Pioneer American intends that the persons named in the proxies will vote, or not vote, in their discretion the shares represented by proxies in the accompanying form. The named agents will not vote any proxy voted against approval of the merger agreement in favor of any adjournment or postponement of the Pioneer American special meeting for the purpose of soliciting additional proxies.

STOCKHOLDERS ENTITLED TO VOTE

         Pioneer American has set , 2000 as the record date to determine which Pioneer American stockholders will be entitled to vote at the Pioneer American special meeting. Only Pioneer American stockholders at the close of business on , 2000, will be entitled to receive notice of and to vote at the Pioneer American special meeting. As of December 31, 1999, there were 2,864,307 issued and outstanding shares of Pioneer American common stock. Each Pioneer American stockholder on the record date is entitled to one vote per share, and may cast such votes either in person or by properly executed proxy.

VOTE REQUIRED TO APPROVE THE MERGER

         APPROVAL OF THE MERGER AGREEMENT AND RELATED MATTERS REQUIRES THE AFFIRMATIVE VOTE OF SEVENTY PERCENT OF THE OUTSTANDING SHARES OF PIONEER AMERICAN COMMON STOCK ENTITLED TO VOTE AT THE PIONEER AMERICAN SPECIAL MEETING. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST APPROVAL OF THE MERGER AGREEMENT AND THE RELATED MATTERS. ACCORDINGLY, THE PIONEER AMERICAN BOARD URGES PIONEER AMERICAN STOCKHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

NUMBER OF SHARES THAT MUST BE REPRESENTED FOR A VOTE TO BE TAKEN

         In order to have a quorum, a majority of the total voting power of the outstanding shares of Pioneer American's common stock entitled to vote at the Pioneer American special meeting must be represented in person or by proxy.

VOTING YOUR SHARES

         The Pioneer American Board is soliciting proxies from the Pioneer American stockholders. This will give you an opportunity to vote at the Pioneer American special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions by a named agent. If you do not vote by proxy or attend the Pioneer American special meeting and vote in person, it will have the same effect as voting against the merger. If you vote by proxy but make no specification on your proxy card that you have otherwise properly executed, the agent will vote the shares FOR approval of the merger agreement and related matters.

HOW PROXIES ARE COUNTED

         We will count as present at the Pioneer American meeting for purposes of determining the presence or absence of a quorum for the transaction of business at the Pioneer American special meeting

         |X| those shares of Pioneer American common stock held by persons attending the Pioneer American special meeting but not voting, and

         |X| shares of Pioneer American common stock for which Pioneer American has received proxies but with respect to which holders of those shares have abstained from voting.

         Nasdaq rules prohibit brokers who hold shares of Pioneer American common stock in nominee or "street name" for customers who are the beneficial owners of those shares from giving a proxy to vote shares held for those customers on the matters to be considered and voted upon at the Pioneer American meeting without specific instructions from those customers. We will count these so called "broker non-votes," which we receive, for purposes of determining whether a quorum exists.

CHANGING YOUR VOTE

         Any Pioneer American stockholder may revoke the proxy at any time before the vote at the meeting in one or more of the following ways:

         |X| delivering a written notice to the Chief Executive Officer of Pioneer American bearing a later date than the proxy;

         |X|      granting a later-dated proxy;

         |X| appearing in person and voting at the meeting. Attendance at the Pioneer American special meeting will not by itself constitute a revocation of a proxy, unless you complete a ballot.

         You should send any written notice of revocation or subsequent proxy to Pioneer American Holding Company Corp., 41 North Main Street, Carbondale, Pennsylvania 18407, Attention: Chief Executive Officer, or hand deliver the notice of revocation or subsequent proxy to the Chief Executive Officer of Pioneer American at or before the taking of the vote at the Pioneer American special meeting.

INDEPENDENT AUDITORS TO BE PRESENT AT THE SPECIAL MEETING

         KPMG LLP is Pioneer American's independent auditor. Pioneer American expects representatives of KPMG LLP to be present at the Pioneer American special meeting and to have the opportunity to make a statement if they desire to do so. Pioneer American also expects such representatives of KPMG LLP to be available to respond to appropriate questions.

SOLICITATION OF PROXIES AND COSTS

         Pioneer American will bear its own costs of solicitation of proxies. Pioneer American will make arrangements with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Pioneer American will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the solicitation. In addition to solicitation by use of the mails, Pioneer American may solicit from the Pioneer American stockholders by directors, officers and employees acting on behalf of Pioneer American in person or by telephone, telegraph, facsimile or other means of communications. Pioneer American will not compensate such directors, officers and employees but may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation. Further, Pioneer American has engaged Mackenzie Partners, Inc., a solicitor and advisor, to solicit proxies from the Pioneer American stockholders on behalf of Pioneer American in person or by telephone, telegraph, facsimile, or other means of communications. Pioneer American will compensate Mackenzie Partners, Inc. $5,500 and reimburse them for reasonable out-of-pocket expenses in connection with the solicitation. You may direct any questions or requests for assistance regarding this joint proxy statement/prospectus and related proxy materials to Patricia A. Cobb, Esq., Executive Vice President of Pioneer American, by telephone at (570) 282-8045.

         REGARDLESS  OF THE NUMBER OF SHARES YOU OWN,  YOUR VOTE IS IMPORTANT TO
PIONEER  AMERICAN.   PLEASE  COMPLETE,   SIGN,  DATE  AND  PROMPTLY  RETURN  THE
ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

RECOMMENDATION OF PIONEER AMERICAN BOARD

         The Pioneer American Board has unanimously approved the merger agreement and the related matters. The Pioneer American Board believes that the merger agreement, the merger and related matters are in the best interests of Pioneer American and the Pioneer American stockholders, and recommends that the Pioneer American stockholders vote FOR approval of the merger agreement and the related matters. See "The Issuance of NBT Common Stock in the Merger and Ratification of the Merger Agreement -- Recommendation of the Pioneer American Board and Pioneer American's Reasons for the Merger."


                                   PROPOSAL 1
                           (ONLY STOCKHOLDERS OF NBT)

                              ELECTION OF DIRECTORS

         The NBT bylaws provide that the number of directors authorized to serve until the next annual meeting of stockholders shall be the number designated at the NBT annual meeting and prior to the election of directors by the stockholders entitled to vote for the election of directors at that meeting. The NBT Board has proposed and is requesting the NBT stockholders to approve its proposal that the number of directors be set at twelve. The NBT Board has designated six persons as nominees for election at the NBT annual meeting and is presenting these nominees to the NBT stockholders for election. The directors to be elected at the annual meeting shall be determined by a plurality vote of the shares of NBT common stock represented in person or by proxy, entitled to vote on the election of directors.

         In addition, following the effective time of the merger, the NBT Board, in accordance with the merger agreement, will expand the size of the NBT Board from twelve to fifteen and, subject to the fiduciary duties of its directors to NBT, will fill the vacancies so created by electing or appointing to the NBT Board three individuals who are currently serving as directors of Pioneer American, Messrs. Gene E. Goldenziel to serve as a director of the class whose term expires in 2001, Richard Chojnowski to serve as a director of the class whose term expires in 2002, and Joseph G. Nasser to serve as a director of the class whose term expires in 2003.

         Nominations of candidates for election as directors of NBT must be made in writing and delivered to or received by the President of NBT within ten days following the day on which public disclosure of the date of any stockholders' meeting called for the election of directors is first given. Such notification must contain the name and address of the proposed nominee, the principal occupation of the proposed nominee, the number of shares of NBT common stock that the notifying stockholder will vote for the proposed nominee, including shares to be voted by proxy, the name and residence of the notifying stockholder, and the number of shares of NBT common stock beneficially owned by the notifying stockholder.

         No person except Mr. Everett A. Gilmour shall be eligible for election or re-election as a director if he or she shall have attained the age of 72. Mr. Gilmour shall not be eligible for election or re-election as director if he shall have attained the age of 78.

         The chairman of the NBT annual meeting may disregard any nomination not made in accordance with the procedures established by the NBT bylaws.

         The NBT bylaws permit the NBT Board by a majority vote, between annual meetings of the stockholders, to increase the number of directors by not more than three members and to appoint qualified persons to fill the vacancies created by the Board's actions.

         The NBT bylaws provide for a classified Board of Directors. The NBT Board is divided into three equal classes. Each class holds office for a term of three years, but only one class comes up for election each year (except in those cases where vacancies occur in other classes). The NBT Board is proposing as nominees for directors the persons named below as follows:

         |X| four for the three-year term expiring at the annual meeting to be held in 2003;

         |X| one for the three-year term expiring at the annual meeting to be held in 2002;

         |X| one for the three-year term expiring at the annual meeting to be held in 2001;

and in each case until their successors are elected and qualify.

         The persons named in the enclosed proxy intend to vote the shares of NBT common stock represented by each respective proxy properly executed and returned to NBT for such nominees for election as directors, but if the nominees should be unable to serve, they will vote such proxies for such substitute nominees as the NBT Board shall designate to replace such nominees. The NBT Board currently believes that each nominee is available for election. The names of the nominees for election for the term as shown and certain information as to each of them are as follows:

                                                                                            Number of
                                            Principal Occupation During                     Common Shares              Percent
                           Date             Past Five Years and Other           Director    Beneficially Owned         of Shares
Name                       of Birth         Directorships (a)                   Since       on 12/31/99 (b)            Outstanding
------------------------------------------------------------------------------------------------------------------------------------
NOMINEES WITH TERMS EXPIRING IN 2003:

Andrew S. Kowalczyk, Jr.   09/27/35         Partner - Kowalczyk, Tolles,        1994         3,721(1)                  *
                                            Deery & Johnston, attorneys
                                            Director of NBT Bank
                                               since 1994

Dan B. Marshman            05/08/46         Partner, Marshman Farms, Inc.       1999        24,935(1)                  0.20%
                                            Directorships:                                   1,359(1)(b)               *
                                               North Country Insurance Co.                   4,003(2)                  *
                                               NBT Bank since 1995                           1,203(2)(b)               *



John G. Martines (i)       11/09/46         President of LA Bank and CEO        2000
                                              Lake Ariel for more than 5 years

John C. Mitchell           05/07/50         President and CEO of                1994        10,712(1)                  *
                                               I.L. Richer Co.
                                               (agri. business)
                                            Directorships:
                                               Preferred Mutual Ins. Co.(c);
                                               NBT Bank since 1993


NOMINEE WITH TERM EXPIRING IN 2002:

Bruce D. Howe (i)          11/22/31         President of Lake Ariel and         2000
                                              Chairman of subsidiaries for
                                              more than 5 years; President of
                                              John T. Howe, Inc. (fuel and
                                              heating oil company), a motel,
                                              truck stop, and convenience
                                              stores


NOMINEE WITH TERM EXPIRING IN 2001:

William C. Gumble (i)      12/08/37         Retired attorney-at-law; County     2000
                                              Solicitor and District Attorney
                                              of Pike County, PA


CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2002:

J. Peter Chaplin           10/27/29         Senior Vice President (Retired)     1999        21,357(1)                  0.17%
                                               Sheffield Products/Quest Intl.                3,536(2)(b)               *
                                            Directorships:
                                               Director of NBT Bank
                                               since 1995

Peter B. Gregory           05/07/35         Partner, Gatehouse Antiques         1987       113,210(1)                  0.91%
                                            Director of NBT Bank                             7,957(1)(b)               *
                                               since 1978                                   25,787(2)(b)               0.21%


Paul O. Stillman           01/15/33         Chairman of Preferred               1986        22,692(1)                  0.22%
                                            Mutual Ins. Co. (c)                                724(2)(b)               *
                                            Directorships:
                                               Preferred Mutual Ins. Co. (c);
                                               Leatherstocking Cooperative
                                                  Ins. Co;
                                               NBT Bank since 1977


                                       34

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2001:

Daryl R. Forsythe          08/02/43         President and CEO of NBT            1992        31,825(1)                  0.26%
                                              since January 1995;                            1,436(1)(b)               *
                                              Chairman and CEO of NBT Bank                   7,347(2)                  *
                                              since September 1999;                          1,511(2)(b)               *
                                              President and CEO of                         148,818(3)                  1.20%
                                              NBT Bank from
                                              January 1995 to September 1999;
                                              Vice President & General
                                              Manager  of   Simmonds   Precision
                                              Engine Systems, a subsidiary of BF
                                              Goodrich Aerospace for more than 7
                                              previous years
                                            Directorships:
                                              Security Mutual Life Ins. Co. of NY;
                                              NBT Bank since 1988

Everett A. Gilmour         05/22/21         Chairman of NBT                     1986        94,840(1)                  0.76%
                                              since January 1995;                            5,016(2)                  *
                                              Chairman of NBT Bank from                      3,047(2)(b)               *
                                              January 1995 to September 1999;
                                              Retired Chairman of NBT
                                              for more than
                                              5 previous years
                                            Directorships:
                                              Preferred Mutual Ins. Co.(c);
                                              NBT Bank since 1962

William L. Owens           01/20/49         Managing Partner, Stafford,         1999         2,480(1)                  *
                                              Trombley, Owens
                                              & Curtin, P.C.,  attorneys
                                            Directorships:
                                               Champlain Enterprises, Inc.
                                               Prim Hall Enterprises
                                               Mediquest, Inc.
                                               NBT Bank since 1995


                                                     EXECUTIVE OFFICERS OF NBT BANCORP INC.
                                                       OTHER THAN DIRECTORS WHO ARE OFFICERS

                                                                                            Number of
                                                       Present Position                     Common Shares              Percent
                                            Date of    and Principal                        Beneficially Owned         of Shares
Name                    Date of Birth     Employment   Position Last Five Years             on 12/31/99(b)             Outstanding

Michael J. Chewens         9/13/61          7/18/94   Executive Vice President, Chief        1,041(1)                  *
                                                       Financial Officer and Treasurer       1,117(1)(b)               *
                                                       of NBT and NBT Bank since            24,362(3)                  0.20%
                                                       September 1999; Senior Vice
                                                       President, Control Group,
                                                       1995-1999; Vice President
                                                       and Auditor, 1994-1995;
                                                       Senior Manager, KPMG Peat
                                                       Marwick, 1984-1994

Martin A. Dietrich         4/3/55           3/1/81    President of NBT Bank since September  6,936(1)                  *
                                                       1999; Executive Vice President of     5,545(1)(b)               *
                                                       Retail Banking 1998 - 1999;           3,288(2)                  *
                                                       Senior Vice President of Retail       848(2)(b)                 *
                                                       Banking 1996 - 1998;                  44,457(3)                 0.36%
                                                       Senior Vice President and Chief       7,000(g)                  *
                                                       Credit Officer 1995 - 1996;
                                                       Regional Manager 1993 - 1995;
                                                       Director of Marketing 1991 - 1993


                                       35

Joe C. Minor               10/7/42          3/1/93    President of NBT Financial Services    4,760(1)                  *
                                                       Corp. since September 1999; Chief     2,374(1)(b)               *
                                                       Financial Officer and Treasurer      43,579(3)                  0.35%
                                                       of NBT 1995-1999;
                                                       Executive Vice President, Chief
                                                       Financial Officer,
                                                       Treasurer and Cashier of
                                                       NBT Bank 1995-1999;
                                                       Senior Vice President
                                                       and  Controller
                                                       of NBT  Bank,  1993-1995;
                                                       Owner, Public Accounting/Bank
                                                       Consulting Firm,
                                                       Charlotte, NC 1983-1993

John D. Roberts            2/16/40          2/15/65   Vice President and Secretary of       19,988(1)                  0.16%
                                                       NBT since September 1995;             1,692(1)(b)               *
                                                       Executive Vice President and            306(2)(b)               *
                                                       Chief Trust Officer of NBT Bank      39,125(3)                  0.31%
                                                       since 1998;
                                                       Senior Vice President and
                                                       Chief Trust Officer of NBT Bank
                                                       1995-1998;
                                                       Executive Vice President
                                                       Chenango Mutual Insurance Co.
                                                       1989 to 1995

         All directors and executive officers as a group beneficially owned 741,711 shares as of December 31, 1999, which represented 5.96% of total shares outstanding, including shares owned by spouses and minor children, as to which beneficial ownership is disclaimed, and options exercisable within sixty days.

NOTES:
(a) The business experience of each director during the past five years was that typical to a person engaged in the principal occupation listed for each.
(b) The information under this caption regarding ownership of securities is based upon statements by the individual nominees, directors, and officers  and  includes  shares  held in the names of spouses and minor
         children  as  to  which  beneficial  ownership  is  disclaimed.   These
         indirectly held shares total in number 58,440 for the spouses and for minor children. In the case of officers and officer directors, shares of NBT's stock held in NBT Bank, National Association Employee Stock Ownership Plan as of December 31, 1999, are included.
(c) Preferred Mutual Insurance Company, of which Paul O. Stillman is Chairman and Director, and Everett A. Gilmour and John C. Mitchell are Directors, owns 128,041 shares; Messrs. Stillman, Gilmour, and Mitchell disclaim any beneficial ownership of any such shares.
(d) The North Country Insurance Company of which Mr. Marshman is a director owns 18,516 shares. Mr. Marshman disclaims any beneficial ownership of any such shares.
(e) The Everett & Pearl Gilmour Foundation, of which Everett Gilmour is a Director, owns 10,288 shares. Mr. Gilmour disclaims any beneficial ownership of any such shares.
(f) The Phyllis A. & Daryl R. Forsythe Foundation, of which Daryl R. Forsythe is a Director, owns 7,180 shares. Mr. Forsythe disclaims any beneficial ownership of any such shares.
(g) Mr. Dietrich has power of attorney for his mother, who owns 7,000 shares. Mr. Dietrich disclaims any beneficial ownership of any such shares.
(h)      Mr. Mitchell is co-trustee for the trust u/w of  I Richer Mitchell,
         which owns 17,158 shares.   Mr. Mitchell disclaims any beneficial
         ownership of any such shares.
(i) Following the merger of NBT and Lake Ariel, the NBT Board appointed Messrs. Martines, Howe and Gumble as Directors of NBT to serve until the next annual meeting of stockholders of NBT. The date with respect to their respective ownership of NBT stock is February 29, 2000.
(1)      Sole voting and investment authority.
(2)      Shared voting and investment authority.
(3) Shares under option from NBT Bancorp Inc. Stock Option Plan which are exercisable within sixty days of December 31, 1999.
*        Less than .1%


         The NBT Board unanimously recommends the NBT stockholders to vote FOR fixing the number of directors at twelve and electing the nominees selected by the NBT Board and named in the preceding table. The named agents will vote the proxies FOR fixing the size of the NBT Board and FOR the named nominees for director unless stockholders specify otherwise in their proxies.


                   BOARD MEETINGS AND COMMITTEES OF THE BOARD

         During 1999, there were seven meetings of the NBT Board. Each member attended at least 75% of the meetings of the Board and those committees on which he served. The full Board performed the duties of the Executive Committee. The following committees perform a dual role for NBT and NBT Bank.

NOMINATING, ORGANIZATION AND BOARD AFFAIRS COMMITTEE:

         Chairman:         Daryl R. Forsythe

         Members:          Andrew S. Kowalczyk, Jr.
                           Dr. Peter B. Gregory
                           Everett A. Gilmour
                           J. Peter Chaplin
                           Paul O. Stillman
                           Martin A. Dietrich

         This committee, which met three times during 1999, nominates directors for election for NBT and NBT Bank. The committee also functions to insure a successful evolution of management at the senior level.

COMPENSATION AND BENEFITS COMMITTEE:

         Chairman:         Andrew S. Kowalczyk, Jr.

         Members:          Everett A. Gilmour
                           Dr. Peter B. Gregory
                           John C. Mitchell
                           Richard F. Monroe
                           Paul O. Stillman
                           William L. Owens

         This committee has the responsibility of reviewing the salaries and other forms of compensation of the key executive personnel of NBT and NBT Bank. The committee met three times in 1999. The committee administers the NBT stock option plan.

AUDIT, COMPLIANCE AND LOAN REVIEW COMMITTEE:

         Chairman:         Dan B. Marshman

         Members:          J. Peter Chaplin
                           Everett A. Gilmour
                           Janet H. Ingraham
                           John C. Mitchell
                           Plus 2 rotating members each year

         The Audit, Compliance and Loan Review Committee represents the NBT Board in fulfilling its statutory and fiduciary responsibilities for independent examinations of NBT including monitoring accounting and financial reporting practices and financial information distributed to stockholders and the general public. Further, the committee determines that NBT operates within prescribed procedures in accordance with adequate administrative, operating and internal accounting controls. It also makes recommendations to the NBT Board with respect to the appointment of independent auditors for the following year. This committee met four times in 1999.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         NBT Directors and Executive Officers must, under Section 16(a) of the Securities Exchange Act of 1934, file certain reports of changes in beneficial ownership of NBT securities. NBT Bank endeavors to assist Directors and Executive Officers in filing the required reports. To NBT's knowledge all filing requirements under the Securities Exchange Act were satisfied.

                     COMPENSATION OF DIRECTORS AND OFFICERS

BOARD OF DIRECTORS FEES

         For 1999, members of the NBT Board received a $3,000 annual retainer in the form of restricted stock and $600 per Board meeting attended. NBT Board members also received $600 for each committee meeting attended. Chairmen of the committees received $900 for each committee meeting attended. Officers of NBT, who are also Directors, do not receive any fees. For 2000, members of the NBT

Board will continue to receive an annual retainer in the amount of $3,000 which will be payable in the form of restricted stock which will vest over a three year period.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the chief executive officer of NBT and the four most highly compensated executive officers, other than the chief executive officer, of NBT or NBT Bank who were serving as executive officers at the end of 1999 and whose total annual salary and bonus exceeded $100,000 in 1999.


                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM COMPENSATION
                                           ANNUAL COMPENSATION         AWARDS             PAYOUTS
                                                                                                      Securities
Name and                                                               Other Annual       LTIP        Underlying     All Other
Principal Position                  Year    Salary     Bonus(1)        Compensation(2)    Payouts     Options (3)    Compensation(4)

Daryl R. Forsythe,                  1999    $300,000   $200,000                           $-0-        46,935          $312,780
  President and Chief               1998     311,539    195,000                            -0-        39,339            28,337
  Executive Officer of              1997     280,000    168,000                            -0-        45,863            31,798
  NBT

Joe C. Minor,                       1999     197,961    155,000                            -0-        16,485           171,244
  President and Chief               1998     168,461     68,000                            -0-        13,719            14,400
  Operating Officer                 1997     125,000     55,400                            -0-        12,789            14,400
  of NBT Financial
  Services Corp.

Michael J. Chewens, (5)             1999     113,846     65,000                            -0-         9,660           112,508
  Executive Vice President,         1998      98,236     40,000                            -0-         9,261            12,000
  Chief Financial Officer           1997      86,538     35,540                            -0-         8,952             8,727
  and Treasurer of NBT
  and NBT Bank

Martin A. Dietrich,                 1999      184,231   155,000                            -0-        15,540            15,009
 President  and Chief               1998      137,693    63,744                            -0-        12,039            14,400
  Operating Officer                 1997      110,000    49,000                            -0-        11,318            12,992
  of NBT Bank

John D. Roberts,                    1999      150,000    69,600                            -0-        14,595            14,400
  Executive Vice President          1998      128,846    59,400                            -0-        11,340            14,400
  Chief Trust Officer of            1997      103,000    45,000                            -0-        10,584            12,164
  NBT Bank and Vice
  President and Secretary
  of NBT

NOTES:
(1) Represents bonuses under NBT's Executive Incentive Compensation Plan earned in the specified year and paid in January of the following year.
(2)      Individual amounts, and in the aggregate, are immaterial.
(3) Number of common stock option grants adjusted for the 5% stock dividends in December 1997, 1998, 1999, and the 33 1/3% stock dividend in 1998.
(4)      In 1999,  1998 and 1997 NBT Bank  contributed  $487,384,  $478,473  and
         $424,302, respectively, to NBT Bank's Employees' Stock Ownership Plan ("ESOP"). With the 1999 contribution, NBT Bank as trustee of the ESOP will purchase shares of NBT common stock at the fair market value on the dates of purchase and will allocate these shares to the accounts of the participants. The amount shown includes the amount allocated to the named executive. An individual's maximum compensation eligible for the ESOP contribution is $160,000. Includes payments by NBT with respect to the death benefits agreement ($888 for Mr. Forsythe), disability agreement ($7,734 for Mr. Forsythe), and matching contributions by NBT or NBT Bank pursuant to NBT's and NBT Bank's Section 401(k) retirement plan in the amount of $8,000, ESOP contribution of $6,400. Includes the value of personal share of autos of $5,980, $596, and $609 for Messrs. Forsythe, Minor and Dietrich, respectively. ESOP contributions of $6,400, $6,400, $6,154 and $6,400 and 401(k) matching contributions of
         $8,000,  $8,000,  $7,692  and  $8,000  were  made  for  Messrs.  Minor,
         Dietrich, Chewens and Roberts respectively. Options exercised during the year had total values realized of $283,778, $156,248 and $63,114 for Messrs. Forsythe, Minor and Chewens, respectively. Moving costs of $35,348 were paid for Mr. Chewens.

(5) Became an executive officer on September 1, 1999. Prior to that date, Mr. Chewens served as Senior Vice President of the Control Group Division, which encompasses the Audit, Compliance, Loan Review and Legal Disclosure Departments of NBT.

         OPTION GRANTS INFORMATION

                  The following table presents information concerning grants of stock options made during 1999 to each of the executive officers named in the Summary Compensation Table above. All information has been adjusted for the December 1999 stock dividend. No gain to the optionees is possible without an increase in stock price which will benefit all shareholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on option exercises and common stockholdings are dependent on the future performance of NBT Bancorp Inc. Common Stock. There can be no assurance that the potential realizable values shown in this table will be achieved.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                         Potential Realizable Value
                                                                                                         at Assumed Annual Rates
                                                                                                         of Stock Price Appreciation
                                 Individual Grants                                                       for Opion Term (2)

                           # of
                           Securities       % of Total
                           Underlying       Options Granted            Exercise
                           Options          to Employees               Price
Name                       Granted(1)       In Fiscal Year             ($/SH)           Expiration Date      5%           10%
----                       ----------       --------------             --------         ---------------      --           ---
Daryl R. Forsythe          36,345           16.7%                      $20.59           January 2009         $471,797     $1,195,620
Daryl R. Forsythe          10,500(3)         4.8%                       20.44           April  2009           134,973        342,049
Joe C. Minor               16,485            7.5%                       20.59           January 2009          213,464        540,958
Michael J. Chewens          9,660            4.4%                       20.59           January 2009          125,087        316,994
John D. Roberts            14,595            6.7%                       20.59           January 2009          188,991        478,937
Martin A. Dietrich         15,540            7.1%                       20.59           January 2009          201,227        509,948

NOTES:
(1) Nonqualified options have been granted at fair market value at the date of grant. At the time of grant, options are 40% vested after one year from grant date; an additional 20% vests each year thereafter.
(2) The potential realizable value of each grant of options, assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term, at the specified annualized rates. The assumed growth rates in price in NBT's stock are not necessarily indicative of actual performance that may be expected. The amounts exclude the cost by the executive to exercise such options.
(3)      Options granted under reload feature on April 28, 1999.


                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                  The following table presents information concerning the exercise of stock options during 1999 by each of the executive officers named in the Summary Compensation Table above, and the value at December 31, 1999, of unexercised options that are exercisable within sixty days of December 31, 1999. These values, unlike the amounts set forth in the column headed "Value Realized," have not been, and may never be realized. All information has been adjusted for stock dividends and splits. The underlying options have not been, and may never be, exercised; and actual gains, if any, on exercise will depend on the value of NBT Bancorp Inc. Common Stock on the date of exercise. There can be no assurance that these values will be realized.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                Number of Securities       Value of Unexercised
                                                                                Underlying Unexercised     In the Money Options
                                                                                Options at FY End          at FY End(2)
                                                                                ----------------------     --------------------

                                       39

                           Shares Acquired                                      Exercisable/               Exercisable/
Name                       On Exercise               Value Realized (1)         Unexercisable              Unexercisable
----                       -------------------       -----------------          -------------              -------------

Daryl R. Forsythe          25,000                    $283,778                   148,818/58,515             $540,009/37,177
Joe C. Minor               13,625                     156,248                    43,579/18,339              136,881/10,367
Michael J. Chewens          5,769                      63,114                    24,362/11,291               69,186/6,911
John D. Roberts               -0-                         -0-                    39,125/15,743              130,865/8,580
Martin A. Dietrich            -0-                         -0-                    44,457/16,758              158,826/9,175

NOTES:
(1) Represents difference between the fair market value of the securities underlying the options and the exercise price of the options on the date of exercise. (2) Represents difference between the fair market value of the securities underlying the options and the exercise price of the options at December 31, 1999.


         RETIREMENT PLAN

                  The following table presents information with respect to the pension plan of NBT and NBT Bank. The table shows the estimated annual benefits payable upon retirement in specified compensation and years of service classifications for participants retiring on December 31, 1999.

                                                                       YEARS OF PARTICIPATION
                                                     -------------------------------------------------------------
         Final Average
         EARNINGS                                    10 YEARS          20 YEARS         30 YEARS          40 YEARS
         --------                                    --------          --------         --------          --------

         $15,000                    N                $  2,197.50       $  3,246.46      $  4,931.56       $  6,904.19
                                    Q                   2,044.42          3,020.31         4,588.03          6,423.24

         $25,000                    N                   3,662.50          5,602.35         8,219.27         11,506.98
                                    Q                   3,407.37          5,212.09         7,646.72         10,705.40

         $40,000                    N                   6,286.81          9,633.94        13,247.86         18,547.00
                                    Q                   5,848.87          8,962.84        12,325.01         17,255.02

         $70,000                    N                  12,526.81         19,118.45        27,117.88         37,965.03
                                    Q                  11,654.19         17,786.66        25,228.85         35,320.39

        $100,000                    N                  18,766.81         28,812.11        40,987.90         57,383.06
                                    Q                  17,459.51         26,805.06        38,132.68         53,385.76

        $200,000                    N                  30,414.81         51,986.92        79,129.50        110,781.30
                                    Q                  28,296.11         48,365.51        73,617.34        103,064.27

        $300,000                    N                  30,414.81         63,058.30        96,538.80        116,581.10
                                    Q                  28,296.11         58,665.66        89,813.91        108,460.06

        $400,000                    N                  30,414.81         63,058.30        96,538.80        116,581.10
                                    Q                  28,296.11         58,665.66        89,813.91        108,460.06

        $500,000                    N                  30,414.81         63.058.30        96,538.80        116,581.10
                                    Q                  28,296.81         58,665.66        89,813.91        108,460.06

         N=Normal Form of Benefit for a Single Participant-5 Years Certain and Continuous.
         Q=Normal Form of Benefit for a Married Participant-Qualified Joint and Survivor (50% of benefit payable to spouse at death of Participant). Spouse's age assumed to be equal to Participant's age for above calculations. Salaries are assumed to increase at a rate of 4% per year from date of hire through date of retirement for above calculations.

         NBT has in effect a noncontributory pension plan for all eligible employees which is self-administered. Eligible employees are those who work in excess of 1,000 hours per year, have completed one year of service and have attained age 21. The plan is qualified under Section 401(a) of the Internal Revenue Code. Employer contributions to the plan are computed on an actuarial basis using the projected unit credit cost method including amortization of any past service costs over a thirty-year period. Pension costs are funded as accrued. There were no minimum required or maximum deductible contributions for the plan year ending December 31, 1999. The plan provides for 100% vesting after five years of qualified service. Earnable compensation for the plan is defined as fixed basic annual compensation, including bonuses, overtime and other taxable compensation, but excluding NBT's cost for any public or private employee benefit plan, including this retirement plan. Benefit computations are based on an average final compensation amount which is the average annual earnable compensation during the five consecutive year period in an employee's last ten years of qualified service which produces the highest such average.

         The annual normal retirement benefit of a participant who becomes eligible for benefits shall equal the greater of the amounts described in A and B below, with that sum then reduced by the amount described in C below.

A.       The sum of (i), (ii), and (iii) below:

         i. The participant's accrued benefit under the predecessor plan as of September 30, 1989.

         ii. For years of benefit service earned after September 30, 1989 and before January 1, 1995, the sum of 1.60 percent of the participant's final average earnings for each year of benefit service plus .60 percent of the participant's final average earnings that is in excess of covered compensation for such year of benefit service.

         iii. For years of benefit service earned after December 31, 1994, the sum of 1.25 percent of the participant's final average earnings for each such year of benefit service, plus .60 percent of the participant's final average earnings that is in excess of covered compensation for each such year of benefit service.

B. The sum of 1.60 percent of the participant's final average earnings for each year of benefit service through December 31, 1994, plus .65% of the participant's final average earnings that is in excess of covered compensation for each year of benefit service through December 31, 1994.

C. The annual normal retirement benefit payable to the participant from the Retirement Plan of Irving Bank Corporation and Affiliated Companies.

         The number of years of benefit service taken into account under the plan shall be limited to the greater of 30, or the number of years of benefit service completed by the participant as of December 31, 1994 (up to a maximum of 40 for the basic benefit and a maximum of 35 for the excess portion of the benefit).

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

         There are no employment contracts between NBT or NBT Bank and the named executive officers.


CHANGE IN CONTROL CONTRACTS

         The Company has entered into a change in control contract with each of Messrs. Forsythe, Minor, Chewens, Dietrich, and Roberts. The contract provides in general that, in the event that NBT or NBT Bank is acquired by another company or any of certain other changes in control of NBT or NBT Bank should occur and further if within 24 months from the date of such acquisition or change in control Messrs. Forsythe's, Minor's, Chewens', Dietrich's, or Roberts' respective employment with NBT or NBT Bank is terminated without cause or his salary is reduced or his duties or responsibilities are changed (except in a promotion) Messrs. Forsythe, Minor, Chewens, Dietrich, or Roberts will be entitled to receive 2.99 times a base amount. An executive's base amount for these purposes is his average annual compensation includible in his gross taxable income for the five years preceding the year in which the change in control occurs (or, if he has been employed by NBT for less than those five years, for the number of those years during which he has been employed by NBT, with any partial year annualized), including base salary, non-deferred amounts under annual incentive, long-term performance, and profit-sharing plans, distributions of previously deferred amounts under such plans, and ordinary income recognized with respect to stock options. The agreement is effective until December 31, 2000, and is automatically renewed for one additional year commencing at December 31, 2000 and each December 31 thereafter.

SUPPLEMENTAL RETIREMENTS BENEFITS

         NBT agreed in January 1995 to provide Mr. Forsythe with supplemental retirement benefits ("SERP"). The SERP will provide that annual supplemental benefits at normal retirement will be equal to 75% of Mr. Forsythe's average base salary and bonuses for the five salary years immediately preceding the date of retirement, less the sum of annual amounts payable to the individual under
(a) NBT's pension plan, (b) NBT's ESOP, (c) social security, and (d) the pension plan of former employers, as the case may be. Reduced amounts will be payable under the SERP in the event Mr. Forsythe takes early retirement. Except in the case of early retirement, payment of benefits will commence upon Mr. Forsythe's attainment of age 65. The SERP provides that it shall at all times be unfunded.

         A Supplemental Retirement Plan has also been provided to Mr. Roberts who was employed by the Bank between February 15, 1965, through November 1, 1989 and from February 6, 1995, to date. The purpose of the plan is to provide the benefits Mr. Roberts would have earned under NBT Bank's Qualified Retirement Plan had he been employed continuously by the Bank from February 15, 1965, through his actual termination of employment at anytime after February 6, 1995. The plan will provide supplemental retirement income in excess of the retirement benefits otherwise provided to the Executive under the Bank's Qualified Retirement Plan.

DARYL R. FORSYTHE EMPLOYMENT

         Mr. Forsythe was hired effective December 31, 1994, as President and Chief Executive Officer of NBT and NBT Bank. In September 1999, as part of a corporate restructure, Mr. Forsythe was promoted to Chairman of the Board and Chief Executive Officer of NBT Bank, replacing Everett Gilmour who remains Chairman of the Board of NBT. During 1999, Mr. Forsythe was employed at will without an employment contract at an annual salary of $300,000. Commencing on January 1, 2000, Mr. Forsythe and other senior executives of NBT entered into employment agreements with NBT. Mr. Forsythe's contract will extend through 2002 (three years) with a provision to extend the term one additional year by mutual agreement. Salary for 2000 will remain at $300,000 and will increase to $350,000 in 2001 and to $400,000 in 2002 (if the contract is extended by mutual agreement, the salary for the additional year will remain at $400,000). Maximum bonus opportunity, provided under the Executive Incentive Compensation Plan, will be 80% of base pay throughout the life of the contract. The agreement also grants Mr. Forsythe additional time off during 2001 and 2002 (with the 2002 provision continued if the contract term is extended) and other benefits such as company car, country club privileges, participation in NBT's various employee benefits plans such as the Stock Option Plan, the retirement plan, the 401k/ESOP Plan, and various health, disability, and life insurance plans. The contract also provides for an orderly transition of the chairmanship of NBT to Mr. Forsythe in April 2001 when Mr. Gilmour's term of directorship ends.


         NBT and Mr. Forsythe have entered into a wage continuation plan which provides that during the first three months of disability Mr. Forsythe will receive 100% of his regular wages reduced by any benefits received under social security, workers' compensation, state disability plan or any other government plan or other program, such as group coverage, paid for by NBT Bank. Additionally, if the disability extends beyond three months, Mr. Forsythe will receive payments of $7,000 per month under an insurance policy with The New England. The annual cost of the policy is $7,734, which is reflected in the Summary Compensation Table above. Mr. Forsythe and NBT have entered into a death benefits agreement. The policy is a split-dollar life insurance policy on Mr. Forsythe's behalf in the face amount of $800,000. NBT is the owner of the policy. Upon Mr. Forsythe's death, his named beneficiary will receive $600,000 from the policy's proceeds, while NBT will receive the remainder of the policy's proceeds. Upon termination of the death benefits agreement (e.g., upon termination of Mr. Forsythe's employment), Mr. Forsythe is required to transfer all of his right, title, and interest in the policy to NBT. NBT pays the premium on the policy, 75% of the cost of which, being attributable to Mr. Forsythe, is reflected in the Summary Compensation Table above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ending December 31, 1999, Everett A. Gilmour, Chairman of NBT and a member of the Compensation and Benefits Committee, served on the Board of Directors of Preferred Mutual Insurance Company whose Chairman is Paul O. Stillman who is a member of NBT's and of NBT Bank's Compensation and Benefits Committee. Mr. Gilmour was Chairman of NBT from 1972 to 1988 and from January 1995 to present. Mr. Gilmour was Chairman of NBT Bank from 1972 to 1988 and from January 1995 to September 1999.

         The law firm of Kowalczyk, Tolles, Deery and Johnston, of which Director Andrew S. Kowalczyk, Jr., Chairman of the Compensation and Benefits Committee, is a partner, provides legal services to NBT and NBT Bank from time to time as does the law firm of Stafford, Trombley, Owens & Curtin, of which Director William L. Owens is a partner. These services occur in the ordinary course of business and at the same terms as those prevailing for comparable transactions with other law firms.

         John D. Roberts, an executive officer of NBT, is a director of the I.L. Richer Co. whose President and CEO, John C. Mitchell, serves on the Compensation and Benefits Committee.

         Richard Monroe, a member of the Compensation and Benefits Committee, is a retiree of NBT and served as Senior Vice President - Manager of Newark Valley Office from 1973 to 1985.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The primary responsibility of the Compensation and Benefits Committee is to design, implement, and administer all facets of the compensation and benefits programs of NBT for all employees. The committee is composed entirely of outside, non-employee directors. The committee approves participants who are eligible for the Executive Incentive Compensation Plan, sets the compensation plan targets for each year and approves payouts under the plan, awards stock option grants, approves the annual contribution to the Employee Stock Ownership Plan for all employees, approves executive compensation, annually reviews the performance of the CEO and recommends the CEO compensation package to the NBT Board. The committee presents its actions to the NBT Board for approval. The objective of NBT's executive compensation program is to develop and maintain executive reward programs which contribute to the enhancement of shareholder value, while attracting and retaining key executives who are critical to the long-term success of NBT. It is expected that total compensation will vary annually, based on NBT and individual performance.

         The compensation committee retains the services of an executive salary and benefits consultant, who is independent and unassociated with NBT, the CEO, or any member of the NBT Board or management, to assist in setting the total compensation package of senior management. To assist the committee in fulfilling its responsibilities, the independent consultant provides advice and guidance directed toward ensuring that the NBT Board's practices are consistent within the industry, consistent with and in support of the goals and objectives of NBT and fairly applied throughout NBT.

         The committee believes it is critical to the ongoing success of NBT that its executives continue to be among the most highly qualified and talented available to lead the organization in the creation of shareholder value. In support of this objective, the philosophy of the committee in approving and recommending executive compensation is based upon the following criteria:

         |X| Design a total compensation package that includes a base salary, an annual incentive plan that is linked to stockholder interests, and a stock option plan that encourages share ownership and is also linked with stockholder interests.

         |X| Set base salaries that are commensurate with each individual's responsibility, experience, and contribution to NBT.

         |X| Ensure that salaries are competitive within the industry so as to be able to attract and retain highly qualified executives.

         |X|      Promote a pay for performance culture.

         NBT's executive compensation program, discussed in detail below, is made up of both fixed (base salary) and variable (incentive) compensation elements. Variable compensation consists of annual cash incentives and stock option grants. The committee and the management of NBT believe that variable compensation should be based both on short-term and long-term measurements and be directly and visibly tied to NBT performance, so that, while introducing appropriate risk in the payout levels, such compensation will promote a pay for performance culture within the executive team.

         In reviewing executive compensation, the committee considers a variety of factors including past performance and the NBT Board's expectations for improvement in the future. The CEO and senior executive management review executive compensation throughout the year. The CEO presents recommendations for compensation for the Executive Management Team to the Committee each year prior to year-end for their approval. The committee annually reviews the CEO's performance against pre-established goals and with respect to the performance of NBT. The committee considers improvements in historical measures such as ROA, ROE, profit levels, non-performing assets to total assets and net non-interest expense to total expense in its assessment of performance. While net income was down $0.7 million or 3.8% in 1999 from 1998, income before taxes of $30.0 million in 1999 improved dramatically by $6.3 million, or 26.7%, over the 1998 amount of $23.7 million. The efficiency and expense ratios also improved. NBT maintained safety and soundness and once again received a "blue ribbon" and "five star" ratings by outside agencies.

BASE SALARY. Although not specifically weighted, the committee considered the performance of each executive, the level of responsibility, and current inflationary indices in establishing base salaries for executive officers. The committee has established salary ranges with the assistance of the salary and benefits consultant; salary ranges are based upon responsibility, experience, and individual performance. Mr. Forsythe receives an annual salary of $300,000 for 2000. In determining Mr. Forsythe's salary, the committee took into consideration the salaries of CEOs of similar-sized banks, the performance of the Bank, and the recommendations of the salary consultant.

EXECUTIVE INCENTIVE COMPENSATION PLAN. The committee, working with an outside salary and benefits consultant, designed the current incentive plan that links the payout with stockholder interests. The committee reviews the compensation plan annually. The compensation plan, as it now exists, has three components which determine the potential award within such plan: Return on Assets, Return on Equity, and a net income goal. The compensation plan has a minimum net income requirement before any payout is possible. There are participative levels within the compensation plan which range from the maximum payout being 75% of salary for presidents of NBT's subsidiaries and 30% for the lowest level. Each level has a corporate performance component and an individual performance component. The corporate component is 80% and the personal component is 20% for the highest level below CEO. The committee sets "stretch" targets under the plan.

         The executive incentive compensation plan established a separate level for the CEO. The compensation plan provided for a maximum payout of 80% of salary with the range of the bonus awarded being based on corporate performance. Mr. Forsythe's bonus earned in 1999 was $200,000 (66.7%). The bonus was paid in 2000.

         The committee evaluated other executives receiving bonuses on the basis of comparisons to predetermined corporate and personal goals. Each officer achieved a majority of his goals and received bonuses comparably.


STOCK OPTION PLAN. In order to provide long-term incentives to key employees, including executive officers, to encourage share ownership by key officers, and to retain and motivate key officers to further stockholder returns, NBT has a Stock Option Plan. The committee believes that stock options, which provide value to participants only when NBT's stockholders benefit from stock price appreciation, are an important component of NBT's executive compensation program. The number of options currently held by an officer is not a factor in determining individual grants. The value of stock options granted in 1999 ranged from 250% of base compensation at the CEO level down to 1,000 shares for selected individuals. "Value" is determined by multiplying the number of options

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

granted by the fair market value of the NBT common stock which underlies such options on the date of the grant. With respect to the options granted in 1999 to the CEO and to all other selected officers, the committee in making the awards considered the various factors referred to above, especially the growth of NBT, its financial condition, and profitability. The committee did not apply any specific weighting to the factors considered. The number of options which the committee granted to the officers was based upon individual performance and level of responsibility, subject to committee-imposed restrictions. The Committee determined that the award level must be sufficient in size to provide a strong incentive for participants to work for long-term business interests of NBT, thereby creating additional stockholder value resulting from the appreciation of NBT stock, and to become significant owners of NBT. Options are granted at the fair market value of NBT's stock at the time of grant. Under the 1993 Plan, options vest at the rate of 40% after one year of date of grant and an additional 20% each year thereafter. Since an option gives the officer only the right to buy these shares at a fixed price over a future period, the compensation value is derived by the incentive to increase shareholder value in the future; hence, the motivation to improve NBT's performance.

MEMBERS OF THE COMPENSATION AND BENEFITS COMMITTEE

Andrew S. Kowalczyk, Jr.- Chairman
Everett A. Gilmour
Dr. Peter B. Gregory
Paul O. Stillman
John C. Mitchell
Richard F. Monroe
William L. Owens

401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN

         NBT amended the Employee Stock Ownership Plan and 401(k) Plan, merging the two plans together effective January 1, 1997. This merged and amended 401(k) and Employee Stock Ownership Plan is for the exclusive benefit of eligible employees and their beneficiaries. The Plan is administered by NBT Bank. Discretionary and matching contributions are primarily in NBT's common stock. The stock is voted by the Plan's Trustees only as participants direct the Trustees to vote by properly executing a proxy. At December 31, 1999, the Plan owned 883,321 shares of NBT's common stock, 6.74% of total shares outstanding.

         All employees of NBT and NBT Bank are eligible to participate in the plan after one year's service, if they are at least 21 years of age and complete 1,000 hours of service during the year. The Plan provides for partial vesting of an employee's interest in the Plan at 20% per year with 100% vesting being achieved after five years of qualified service.

         However, 401k participants are eligible to make salary reduction contributions after the date of hire if they are scheduled to work 1,000 hours in a twelve-month period. The plan provides that an eligible employee may elect to defer up to 15% of his or her salary for retirement (subject to a maximum limitation of $10,000) and that NBT or NBT Bank will provide a matching contribution of 100% of the first 5% of the employee's deferred amount. In 1999, NBT or NBT Bank provided a matching contribution to Mr. Forsythe of $8,000, Mr. Minor of $8,000, Mr. Dietrich of $8,000, Mr. Chewens of $7,692 and Mr. Roberts of $8,000. These payments are reflected in the Summary Compensation Table.

         For the ESOP, NBT makes discretionary contributions, as determined annually by the NBT Board, to a separate trust for the benefit of the eligible employees and their beneficiaries. Annual contributions may not exceed amounts deductible for federal income tax purposes. Employer contributions are allocated among all participants in proportion that each participant's compensation for the plan year bears to the total compensation of all participants for the plan year (compensation for the plan is defined as total compensation during a Plan Year that is subject to income tax and reflected on the W-2 Form, but including a salary reduction contribution to any plan or arrangement maintained by the company, and excluding distributions from non-qualified plans, income from the exercise of stock options, and severance payments). The NBT Board may amend the plan at any time.

         The value of a participant's ESOP account is the total of allocated employer contributions, employee salary deferrals, plus the earnings on those contributions and deferrals, plus or minus any gain or loss on the investment of the contributions and deferrals.

         Normal retirement age under the Plan is 65. The Plan also provides for early retirement at age 55 and disability retirement at any age. In the event a participant dies before retiring under the Plan, the value of his or her account in the Plan will be paid to his or her beneficiary.

         A participant's retirement benefit under the Plan is the value of his or her account at the date of retirement. Effective January 1, 1985, the normal form of retirement benefit for a married employee is a joint and survivor annuity; for an employee who is not married, a lump sum distribution of cash. Other available retirement options are: 1) installment payments of cash and 2) distributions of the account value in employer securities, both subject to obtaining spousal waivers.

         As a qualified plan (under current law) employer contributions and employee salary deferrals are not currently taxed to employees; and retirement benefits will be taxable to employees when received from the Plan.

         In 1999, NBT made a discretionary contribution of $487,384 to the Plan. The Summary Compensation Table reflects payments made to NBT's named executive officers under the Plan.

STOCK OPTION PLAN

         The NBT Board adopted stock option plans in 1986 and in 1993, which the NBT stockholders approved at the 1987 and 1993 Annual Meetings, respectively, and amended the 1993 plan which the stockholders approved at the 1998 Annual Meeting. The purposes of the plans are to encourage ownership of capital stock of NBT by officers and other key employees of NBT and its subsidiaries in order to help attract and retain in its service persons of exceptional competence, to furnish added incentives for them to increase their efforts on behalf of NBT, and to gain for NBT the advantages inherent in key employees having an ownership interest in NBT. Upon approval of the 1993 Stock Option Plan, the 1986 plan was "frozen" and NBT may not grant any new options or stock appreciation rights under that plan.

         The 1993 Plan is intended to promote the interests of NBT and its stockholders by ensuring continuity of management and increased incentive on the part of officers and other key management employees of NBT and its subsidiaries responsible for major contributions to effective management, through facilitating their acquisition of equity interests in NBT.

         The 1993 Plan authorizes the granting of options to purchase shares of the NBT common stock to officers and key management employees of NBT and its subsidiaries. Common stock issued under the 1993 Plan may be authorized but unissued common stock or reacquired common stock, or both. The 1993 Plan is administered by the NBT Board, the Compensation and Benefits Committee, or a subcommittee of that committee, consisting of at least three NBT Directors who are disinterested directors as defined by Rule 16b-3 adopted by the SEC under the Securities Exchange Act of 1934.

         The committee (or subcommittee, as the case may be) is authorized to determine the employees to whom grants of options may be made under the 1993 Plan, the number and terms of options to be granted to each employee selected, the time or times when options will be granted, the period during which options will be exercisable, and the exercise price per share of common stock. The exercise price may not be less than the fair market value of a share of common stock at the date of the option grant.

         The recipient of options granted to an employee under the 1993 Plan may not transfer his or her options otherwise than by will or by the law of descent and distribution, and such option may be exercisable during that person's life only by him or her. No option may be exercisable after the expiration of ten years from the date the option is granted. The terms of an option must provide that it is exercisable only in specified installments during the option period: to the extent of forty percent of the number of shares originally covered with respect to each particular grant of options, at any time after the expiration of one year from the date of grant, and to the extent of an additional twenty percent of such number of shares upon the expiration of each succeeding year, so that upon the expiration of four years from the date of grant one hundred percent of such number of shares will be eligible for exercise by the recipient. The installments are cumulative. Upon termination of his or her employment, options will be exercisable to the extent that he or she was entitled to exercise the option at the date of termination; upon the employee's death, the option will become exercisable in full on the date of death.

         The 1993 Plan provides that it will expire on April 18, 2008. The 1993 Plan provides that for each share of common stock purchased by an optionee upon the exercise of a stock option, the optionee will receive a replacement option to purchase another common share. Granting of a replacement option is subject to the express approval of the NBT Board or committee. The 1993 Plan provides that immediately upon the occurrence of a change in control of NBT, all outstanding options will immediately vest and become exercisable in full. If an optionee's employment with NBT or its subsidiaries is terminated for cause, the optionee's options will be canceled and rendered null and void on the date the employment is terminated.

         The 1993 Plan provides that, if there occurs a change in the number of outstanding shares of common stock by reason of a stock split, stock dividend, recapitalization, reclassification, merger, consolidation, combination or exchange of shares or other similar event, the Committee may, in its discretion, make such adjustments as may be equitably required in the number of shares that may be issued under the 1993 Plan, in the number of shares which are subject to outstanding options, and in the purchase price per share relating to the outstanding options.

         The NBT Board may amend the 1993 Plan at any time without the approval of the stockholders of NBT, but no amendment which (a) increases the aggregate number of shares as to which options may be granted under the 1993 Plan (other than equitable adjustments referred to in the immediately preceding paragraph which will not constitute amendments), (b) changes the class of persons eligible to receive options, (c) changes the provisions of the 1993 Plan regarding the option price, (d) extends the period during which options may be granted, (e) extends the maximum period after the date of grant during which options may be exercised, or (f) changes the provision in the 1993 Plan as to qualification for membership on the committee will be effective unless and until the amendment is approved by the stockholders of NBT. In the event of a dissolution or liquidation of NBT or a merger or consolidation in which NBT is not to be the surviving corporation or a sale of substantially all the assets of NBT to another corporation, every option outstanding under the 1993 Plan will terminate, except that the optionee will have the right to exercise, prior to or simultaneously with such event, his option to purchase any or all shares then subject to the option, including those, if any, which have not theretofore become available for purchase under other provisions of the 1993 Plan.

         As of December 31, 1999, 1,676,947 shares of its common stock have been reserved for issuance under the Plans. In 1999, NBT granted non-qualified options, which expire in 2009, for 218,825 shares to 53 key employees, at option prices ranging from $17.12 to $20.60. Options for 817,890 shares were outstanding at December 31, 1999 with option prices ranging from $5.84 to $20.60 per share for all officers as a group. All grants of options were at 100% of fair market value as of date of the grant. We have adjusted Options and option prices for all stock dividends to date.

FEDERAL INCOME TAX CONSEQUENCES

         Under the present provisions of the Internal Revenue Code of 1986, as amended, the federal income tax consequences of the 1993 Plan are as follows: the granting of a non-qualified option to an employee will not result in taxable income to the recipient or a deduction in computing the income tax of NBT or any subsidiary. Upon exercise of a non-qualified option, the excess of the fair market value of the shares acquired over the option price is (a) taxable to the optionee as ordinary income and (b) deductible in computing NBT's income tax, subject to satisfying applicable withholding requirements and general rules relating to reasonableness of compensation.

EXECUTIVE INCENTIVE COMPENSATION PLAN

         NBT adopted, effective January 1, 1992, an Executive Incentive Compensation Plan to promote individual motivation for the achievement of NBT's financial and operating objectives and to aid in attracting and retaining highly qualified personnel. Pursuant to the compensation plan, officers of NBT are eligible to receive cash in the event certain performance criteria are satisfied. The operation of the compensation plan is predicated on NBT's attaining and exceeding management performance goals. The goals consist of return on average assets, return on stockholders' equity, and the level of net income. Unless a participant elects to have all or a portion of his or her award deferred, distribution of awards will be made in cash during the first quarter after year-end. The Compensation and Benefits Committee must approve all distributions. This committee has broad discretion in determining who will be eligible to receive incentive compensation awards and has full power and authority to interpret, manage, and administer the compensation plan. The compensation plan provides that the Chief Executive Officer of NBT will recommend to the committee the amounts to be awarded to individual participants. The Chief Executive Officer may also recommend a change beyond the formula to a bonus award to a participant. The committee has the authority to amend the recommendation.

         The committee makes bonus awards in accordance with an established formula. An employee will be placed into a particular level, according to the participant's office and responsibility. Depending upon the particular level, the 2000 award will range from 0% to 50% of the participant's regular salary at the lowest level to 0% to 80% of the salary at the CEO level. The formula provides that the financial criteria necessary for plan operation consist of return on average assets, return on equity, and the level of net income. Incentive distributions will be based upon attainment of corporate performance goals to establish the total awards. The total awards, in turn, will be determined by reference to both corporate and individual components. The corporate component will be determined by attainment of corporate goals (as established by the Committee) and the individual component will be determined by attainment of individual goals (objectives mutually agreed upon between participants and the Chief Executive Officer). The corporate component will range from 100% for the highest level (the President and Chief Executive Officer) to 50% for the lowest level, whereas the individual component will range from 0% for the highest level to 50% for the lowest level.

         The compensation plan requires that the Chief Executive Officer will have purchased such number of shares of NBT common stock as will equal at the end of the five years twice his or her current base salary.

         In addition, the compensation plan also requires that the Presidents of any of NBT's subsidiaries will have purchased such number of shares of NBT common stock as will equal at the end of five years from their appointment as President his or her current base salary.

         We  include  the  amount  of  incentive   compensation  awards  to  the
individuals named in the Summary Compensation Table in the "Bonus" column of that table. We made payments of bonuses for 1999 under the Plan in January 2000.

PERSONAL BENEFITS

         During the past fiscal year, no director, officer or principal stockholder or members of their respective families received any banking services or other benefits, including use of any staff, facilities or properties of NBT, not directly related to job performance and not generally available to all employees of NBT. We routinely provide health insurance and group life insurance to all staff members.

RELATED PARTY TRANSACTIONS

         NBT Bank has had, and expects in the future to have, transactions in the ordinary course of business with directors and officers of NBT and NBT Bank on the same terms as those prevailing at the time for comparable transactions with others. NBT Bank has extended credit to its directors and officers and their business interests. The total of these loans was $3,563,357, $4,441,730 and $6,401,538 at December 31, 1997, 1998, and 1999, respectively, representing 2.9%, 3.4% and 5.1% of equity capital at those dates, respectively. The highest aggregate amounts outstanding on such loans during 1997, 1998, and 1999 were $5,008,597, $5,313,091, and $7,140,566, respectively, which represented 4.0%,
4.1% and 5.6% of equity capital at those interim dates, respectively.

         NBT Bank made all outstanding loans to such persons in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, do not present more than normal risk of collectability or present other unfavorable features. Based upon the information available to it, NBT Bank does not consider that any of the officers or directors of NBT Bank or NBT had a material interest in any transactions during the last year, except as stated above, or have such an interest in any proposed transactions.

PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return (i.e., price change, reinvestment of cash dividends and stock dividends received) on NBT's common stock against the cumulative total return of the NASDAQ Stock Market (US Companies) Index and the Index for NASDAQ Financial Stocks. The stock performance graph assumes that $100 was invested on December 31, 1994. The graph further assumes the reinvestment of dividends into additional shares of the same class of equity securities at the frequency with which dividends are paid on such securities during the relevant fiscal year. The yearly points marked on the horizontal axis correspond to December 31 of that year. We calculate each of the referenced indices in the same manner. All are market-capitalization-weighted indices, so companies judged by the market to be more important (i.e., more valuable) count for more in all indices.

         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG NBT BANCORP INC., THE INDEX FOR NASDAQ FINANCIAL STOCKS, AND THE NASDAQ STOCK MARKET (US COMPANIES) INDEX.

(FOLLOWING IS A TABULAR PRESENTATION OF DATA POINTS FOR THE GRAPH WHICH APPEARS HERE IN THE PAPER COPY)

Measurement         NBT            NASDAQ           NASDAQ
Period (Fiscal      BANCORP        Financial        Composite Index
Year Covered)       INC.           Stock Index      (US Companies)
4Q94                $     100.00   $      100.00    $     100.00
1Q95                $      97.70   $      110.70    $     108.90
2Q95                $      99.96   $      119.40    $     124.65
3Q95                $     102.23   $      134.65    $     139.59
4Q95                $     114.65   $      145.16    $     140.95
1Q96                $     112.23   $      149.69    $     147.82
2Q96                $     108.96   $      151.61    $     159.00
3Q96                $     113.16   $      165.72    $     164.71
4Q96                $     127.74   $      185.63    $     173.41
1Q97                $     139.45   $      192.95    $     164.18
2Q97                $     193.26   $      225.04    $     194.09
3Q97                $     190.89   $      262.56    $     227.07
4Q97                $     206.41   $      290.88    $     211.79
1Q98                $     215.36   $      304.27    $     247.83
2Q98                $     261.97   $      293.40    $     256.04
3Q98                $     239.20   $      242.08    $     229.14
4Q98                $     257.11   $      282.83    $     296.88
1Q99                $     231.49   $      273.19    $     333.51
2Q99                $     229.21   $      295.34    $     364.24
3Q99                $     195.47   $      247.56    $     372.63
4Q99                $     185.68   $      257.48    $     552.47



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

                                   PROPOSAL 2
                           (ONLY STOCKHOLDERS OF NBT)

        PROPOSAL TO RATIFY THE BOARD OF DIRECTORS ACTION IN SELECTION OF
                     KPMG LLP AS NBT'S INDEPENDENT AUDITOR

         The NBT Board upon the recommendation of the Audit, Compliance and Loan Review Committee has appointed KPMG LLP as independent auditor of NBT to examine the financial statements of NBT for the fiscal year ending December 31, 2000. KPMG LLP (and its predecessors) has served as NBT's independent auditor since January 1987. Ratification of such appointment will require the affirmative vote of the holders of a majority of the shares of NBT common stock represented at the annual meeting in person or by proxy and entitled to vote. THE NBT BOARD RECOMMENDS A VOTE FOR PROPOSAL NO. 2. In the event the NBT stockholders fail to ratify this appointment, the NBT Board will consider such negative vote as a directive to select other auditors for the current year. The named agents will vote proxies FOR this proposal unless stockholders specify otherwise in their proxies.

         We expect representatives of KPMG LLP to be present at the NBT annual meeting. Those representatives will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

                                   PROPOSAL 3
       (ALL STOCKHOLDERS OF NBT AND ALL STOCKHOLDERS OF PIONEER AMERICAN)

     THE ISSUANCE OF NBT COMMON STOCK IN THE MERGER AND RATIFICATION OF THE
                                MERGER AGREEMENT

         The following summary describes the material terms and provisions of the merger agreement and the merger. We have attached a copy of the merger agreement to this joint proxy statement/prospectus as Appendix A, and we have incorporated it into this document by reference. We urge all stockholders to read the merger agreement carefully in its entirety. We qualify this summary in its entirety by reference to the merger agreement.

GENERAL

         We expect to complete the merger in the second quarter of 2000. NBT will be the surviving corporation in the merger. Each share of NBT common stock issued and outstanding immediately prior to the effective time of the merger will remain issued and outstanding as one share of common stock of NBT. Each share of Pioneer American common stock issued and outstanding at the effective time of the merger will convert into the right to receive 1.805 shares of NBT common stock upon completion of the merger.

         Upon completion of the merger, NBT will issue to the former Pioneer American stockholders 1.805 shares of NBT common stock for each share of Pioneer American common stock outstanding as of the effective time of the merger. If there are no stockholders of Pioneer American who shall have exercised their dissenters' rights with respect to the merger and to whom NBT shall have paid cash in exchange for their dissenting shares of Pioneer American common stock, NBT will issue an aggregate of approximately 5.2 million of its shares of common stock to the former Pioneer American stockholders at the effective time of the merger. Under the regulations of the Nasdaq Stock Market, NBT must receive the approval of its stockholders prior to its issuance of its common stock to the former Pioneer American stockholders in the merger. Nasdaq regulations require the affirmative vote of a majority of the shares of NBT common stock present, in person or by proxy, and voting and entitled to vote at the NBT annual meeting to approve the share issuance proposal.

         Under the merger agreement, Levon Acquisition Company, a newly organized Delaware corporation formed solely for the purpose of the merger, will merge with and into Pioneer American, the separate corporate existence of Levon will cease, and Pioneer American will survive and continue its corporate existence under the laws of the Commonwealth of Pennsylvania. The merger of Levon with and into Pioneer American will become effective upon the filing of the Certificate of Merger with the Secretary of State of the Commonwealth of Pennsylvania or at such later time specified in the Certificate of Merger. Immediately following the completion of that merger, Pioneer American will merge with and into NBT, the separate corporate existence of Pioneer American will cease, and NBT will survive and continue its corporate existence under the laws of the State of Delaware. We refer below to these two mergers collectively as the merger. Subject to the satisfaction or waiver of conditions set forth in the merger agreement and described in "The Issuance of NBT Common Stock in the Merger and Ratification of the Merger Agreement -- Conditions to Complete the Merger," the merger of Pioneer American with and into NBT will become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time specified in the Certificate of Merger. We refer below to the time of effectiveness of the merger between Pioneer American and NBT as the effective time of the merger.

         The NBT Certificate of Incorporation will be the Certificate of Incorporation of the combined company upon completion of the merger. The NBT bylaws will be the bylaws of the combined company.

BACKGROUND OF THE MERGER

         The senior managements of NBT and Pioneer American have from time to time considered the possibility of acquisitions of and strategic combinations with other financial institutions, including other bank holding companies. As part of their long term planning, the NBT Board and the Pioneer American Board have periodically reviewed and evaluated various strategic options and alternatives available to maximize the economic return to their stockholders. In considering and engaging in these transactions, NBT and Pioneer American have taken into account various factors, including their potential strategic fit with these institutions based upon their businesses (both banking and non-banking), their management and employee cultures, and the geographic location and breadth of their businesses. In addition, in view of recent trends toward consolidation in the financial services industry regionally and nationally, the senior managements of NBT and Pioneer American have from time to time had informal discussions with senior managements of other comparably-sized financial institutions regarding potential business combination transactions. Prior to the time when NBT and Pioneer American began their initial discussions, NBT and Pioneer American had never conducted discussions between themselves.

         Prior to its discussions with Lake Ariel, a bank holding company located in Lake Ariel, Pennsylvania, which NBT acquired in February, 2000, all of NBT's previous discussions to explore growth opportunities through acquisitions of branches and/or banks related to New York financial institutions and during the 1997-1999 period had not culminated in an acquisition opportunity that NBT deemed of merit. The Pioneer American Board has recognized the need for Pioneer American to be larger in order to respond to the demands of the financial industry market and to better compete within the industry. From time to time, the Pioneer American Board has considered acquisitions, both as a seller and buyer, but these considerations had not materialized to the point where serious potential mergers could be negotiated.

         In early 1999, the Pioneer American Board retained Danielson Associates Inc. as its investment banker to evaluate Pioneer American's strategic alternatives. In mid-September 1999, Daryl R. Forsythe, President and Chief Executive Officer of NBT contacted Arnold Danielson of Danielson Associates Inc. to express NBT's interest in increasing its market share in northeastern Pennsylvania beyond the potential created by the pending Lake Ariel merger.

         During the September 1, 1999, meeting of the NBT Board, there was a discussion of the potential opportunity to merge Pioneer American into NBT. The concept would be to acquire Pioneer American and merge it with LA Bank to form a large, locally managed, community bank in northeastern Pennsylvania. The "new bank" would be operated as a wholly owned subsidiary of NBT. After discussion, the Board authorized Mr. Forsythe to pursue the opportunity.

         On September 28, 1999, Mr. Danielson discussed with Pioneer American's Board the discussions with Mr. Forsythe and the details of the potential merger. The Board authorized John W. Reuther, President and Chief Executive Officer of Pioneer American, to pursue discussions with NBT and to evaluate interests of any other potential merger candidates.

         The Pioneer American Board visited NBT headquarters in Norwich, NY on October 6, 1999. The purpose of the meeting was to meet Mr. Forsythe and certain members of the NBT executive management team (Martin A. Dietrich, President and Chief Operating Officer of NBT Bank; Joe C. Minor, President and Chief Operating Officer of NBT Financial Services; Michael J. Chewens, Executive Vice President and Chief Financial Officer; Jane Neal, Executive Vice President and Director of Human Resources and John D. Roberts, Executive Vice President and Chief Trust Officer) and to become more familiar with NBT and its markets. The meeting helped both parties understand the potential benefits of merging.

         Between September 28, 1999 and mid-October 1999 the parties exchanged financial information under a customary confidentiality agreement. On October 19, 1999, Mr. Forsythe visited Mr. Reuther in Carbondale to present a letter of intent, which outlined the general terms of a potential merger agreement. Both parties felt the meeting confirmed the merits of merging the two companies, especially in light of the recently announced agreement with Lake Ariel.

         During the ensuing weeks, conversations continued between Messrs. Forsythe and Reuther. Throughout the discussions, Pioneer American consulted with its financial advisor and counsel. Pioneer American's advisor reviewed, in general, the merger and acquisition market, NBT's financial condition, operating performance and common stock trading history and the proposed exchange ratio.

         On November 2, 1999, Mr. Forsythe again met with Mr. Reuther and the Pioneer American Board in Carbondale to clarify the terms of the letter of intent and to offer to extend the letter of intent to November 19, 1999, to give the Board more time to consider the proposal. Several items were discussed, including the proposed structure, Board seats, deal parameters and potential growth opportunities that could result if the merger of LA Bank and Pioneer American with NBT were to occur.

         On November 4, 1999, Mr. Forsythe sent Mr. Reuther a letter which extended the October 19, 1999 letter of intent to November 19, 1999, expanded the potential NBT Board seats to be offered to Pioneer American directors to three and adjusted the exchange ratio to reflect a 5% stock dividend that was recently announced. The letter also further discussed the merits of the merger and presented Pioneer American with NBT's due diligence information request.

         On November 17, 1999, Pioneer American's Board voted to pursue the merger with NBT in earnest with the goal of arriving at a definitive agreement of merger. On this date the law firm of Blank Rome Comisky & McCauley, L.L.P., of Philadelphia, Pennsylvania was retained to represent Pioneer American in the merger process. Danielson Associates Inc. and Pioneer American entered into an agreement for Danielson Associates Inc. to act as financial advisor to Pioneer American in connection with issuance of a fairness opinion related to the proposed acquisition of Pioneer American by NBT.

         On November 23, 1999 and November 24, 1999, Pioneer American's due diligence team visited the corporate office of NBT to perform the necessary due diligence as suggested by counsel and mandated by the Pioneer American Board. Items reviewed were

         |X|      corporate documents;

         |X|      financial reports;

         |X|      regulatory and legal compliance reports;

         |X|      tax returns and related matters;

         |X|      board of directors and management information;

         |X| transactions between directors, officers, employees and their affiliates;

         |X| compensation committee interlocks and insider participation information, personnel policies, procedures and benefits;

         |X|      schedule of office locations, facilities and related matters;

         |X|      lending activities;

         |X|      major non-performing asset and reserve policy information;

         |X|      lawsuits, assessments and claims;

         |X|      savings activities;

         |X|      insurance coverage;

         |X|      investment and liquidity policy; and

         |X|      various other matters.

         On November 22, 1999, the NBT due diligence team visited Pioneer American in Scranton to perform its review, which they completed on November 24, 1999. The NBT team reviewed similar types of information as had Pioneer American.

         On November 26, 1999, counsel for NBT, Duane, Morris & Heckscher LLP, distributed to the parties a first draft of the definitive agreement for review by both parties. The parties at this time and during the following days discussed with their respective financial and legal advisors the terms of the draft of the merger agreement. Each company authorized its legal counsel to discuss revisions to the agreement with the intent of expediting the review process. Legal counsel for NBT circulated a second draft of the definitive agreement incorporating the negotiated revisions on December 4, 1999.

         The Pioneer American Board held a special meeting on December 7, 1999. At the meeting, Pioneer American's advisors reviewed the terms of the draft merger agreement and related agreements, including the stock option agreement, the potential financial and strategic benefits of the transaction, and the financial and valuation analysis of the proposed transaction. The Board received a report on the results of the due diligence review. Counsel described the exchange ratio; how it was negotiated and the mechanisms for a termination in the event of an extraordinary decline in the price of NBT stock. Danielson Associates Inc. gave an analysis of the transaction and delivered its opinion that the exchange ratio was fair from a financial point of view to Pioneer American's stockholders. The Pioneer American Board authorized the execution of the merger agreement on the terms reviewed and discussed by the Pioneer American Board.

         The NBT Board convened a special meeting on December 7, 1999, to review the Definitive Agreement negotiated with Pioneer American. David A. Budd and Michael Rasmussen from McConnell, Budd and Downes, Inc., NBT's investment banker, were present to go over the merger highlights. Brian Alprin, NBT's counsel from Duane, Morris & Heckscher LLP, was present by telephone and answered several legal questions regarding the documents. After discussion, the Board approved the agreement.

         Each company made a public announcement on December 8, 1999.

    RECOMMENDATION OF THE NBT BOARD AND NBT'S REASONS FOR THE STOCK ISSUANCE
                                 AND THE MERGER

         The NBT Board believes that the issuance of its common stock to the former Pioneer American stockholders upon completion of the merger and the terms of the merger agreement are fair to, and in the best interests of, NBT and the NBT stockholders. Accordingly, the NBT Board has unanimously approved the stock issuance and the merger agreement and determined that the stock issuance and the merger and the other matters contemplated in the merger agreement are advisable. The NBT Board recommends unanimously that NBT's stockholders vote FOR approval of the stock issuance and the ratification of the merger agreement.

         In reaching its determination and recommendation, the NBT Board consulted with NBT's management, as well as its financial advisors, legal counsel and accountants, and considered a variety of factors. The material factors considered by the NBT Board in reaching the foregoing determination and recommendation, all of which the NBT Board deemed favorable, are described as follows:

         |X|      NBT's strategic expansion plans and acquisition objectives:

                  |X| its growth into new markets, in New York and other states; further extension of its franchise into northeastern Pennsylvania's largest metroplex (Wilkes-Barre/Scranton), thus building on the Lake Ariel acquisition, the effect of which would be a diversification of NBT's banking operations, and the anticipated improved stability of the combined company's businesses and earnings in varying economic and market climates relative to NBT on a stand-alone basis made possible by the merger as a result of substantially greater geographic and asset diversification;

                  |X| expansion of its opportunities for the delivery of its financial services, especially its trust services, and the belief that the larger size of the combined company would place the combined company in a stronger position to satisfy the financial needs of its expanded customer base, with increased product capabilities and services, respond to changes affecting the banking and financial services industries, and compete more effectively with financial institutions within its expanded geographical service area;

                  |X| the anticipated financial impact of the merger and subsequent combination with LA Bank to create the largest locally managed community bank in northeastern Pennsylvania on the combined company's future financial performance, including the expectation of the NBT Board that the merger will be accretive to the earnings of the combined company within the first full year of operation;

                  |X|      the  anticipated   effectiveness  of  the  merger  in
                           allowing NBT to enhance stockholder returns by achieving efficiencies and cost savings through combining the two Pennsylvania banks into one large community bank, thus leveraging NBT's technology, management, infrastructure, products, marketing, and lines of business over a larger customer base, and ongoing operational cost savings, including general and administrative cost savings in areas such as
                           information       and       accounting       systems,
                           telecommunications and professional fees, and operational efficiencies due to combining non-customer operations and due to critical mass in areas such as bulk purchasing and insurance;

         |X| the familiarity of the NBT Board with and review of Pioneer American's business, operations, financial condition, earnings and prospects, as well as those of NBT; in making its determination, the NBT Board took into account the results of NBT's due diligence review of Pioneer American's business;

         |X| the knowledge of the NBT Board of the current financial services industry environment, characterized by rapid consolidation, increased opportunities for cross-industry expansion, evolving trends in technology, and the need to anticipate and to best position NBT in light of industry trends;

         |X| the complementary nature of the businesses of NBT, Lake Ariel and Pioneer American, and the compatibility between the operational functions of the two companies' banking subsidiaries, NBT Bank, LA Bank and Pioneer American Bank, especially in commercial and community banking, asset management services, automobile lending, leasing, and mortgage banking, and the belief that the merger should enable the combined company to achieve many of its long-range goals more easily and with less risk than NBT could achieve without the merger;

         |X| the financial terms of the merger and the belief of the NBT Board that the cost of the merger in financial terms represents a reasonable investment by NBT in its determination to expand its banking franchise and the anticipated value to be received by NBT and its stockholders as a result of its investment in acquiring Pioneer American;

         |X| the likelihood of the merger being approved by the appropriate regulatory authorities;

         |X| the belief of the NBT Board that, while no assurances can be given, it was likely that the merger would be completed and that the business and financial benefits contemplated in connection with the merger are likely to be achieved within a reasonable time frame;

         |X| the structure of the merger and the terms of the merger agreement and the option agreement, including the fact that the exchange ratio provides reasonable certainty as to the number of shares of NBT's common stock NBT will issue in the merger and that NBT intends the merger to qualify as a transaction of the type that is generally tax-free for federal income tax purposes and as a pooling of interests for accounting purposes;

         |X| the opinion of McConnell, Budd & Downes to the NBT Board that, based on and subject to the considerations set forth in the opinion, the exchange ratio was fair from a financial point of view to the NBT stockholders;

         |X| consideration of the effect of the merger upon NBT's other constituencies, including the customers and communities served by NBT and its employees, including management of NBT, and the fact that the merger would allow the combined company to continue its significant presence in the regions currently served by NBT, including maintaining its headquarters in Norwich.

         NBT does not intend this discussion of the information and factors considered by the NBT Board to be exhaustive, although this discussion does include all material factors the NBT Board considered. In reaching its determination to approve and recommend the merger agreement to the NBT stockholders for their approval, the NBT Board did not assign any relative or specific weights to the various factors considered, and individual directors of NBT might have weighed factors differently.

RECOMMENDATION OF NBT'S BOARD OF DIRECTORS

         The NBT Board is unanimous in its recommendation that NBT stockholders vote FOR approval of the issuance of its common stock to the former Pioneer American stockholders at the effective time of the merger and ratification of the merger agreement and the merger.

RECOMMENDATION OF THE PIONEER AMERICAN BOARD AND PIONEER AMERICAN REASONS FOR THE MERGER

         The Pioneer American Board believes that the terms of the merger agreement are fair and in the best interests of Pioneer American and its stockholders. In the course of reaching its determination, the Pioneer American Board consulted with legal counsel with respect to its legal duties and the terms of the merger agreement. The Pioneer American Board consulted with its financial advisor with respect to the financial aspects of the transaction and fairness of the exchange ratio from a financial point of view, and with senior management regarding, among other things, operations matters.

         The following discussion of the information and factors considered by the Pioneer American Board is not intended to be exhaustive, but does include all material factors considered by the board. In reaching its decision to approve the merger agreement, the Pioneer American Board considered the following:

         |X| NBT's broader range of products and services that will become accessible to Pioneer American customers through the merger;

         |X| Consideration offered to Pioneer American shareholders in relation to the market value, book value, earnings per share and projected earnings per share of Pioneer American;

         |X| The quality of NBT and its operating history, including its products and services;

         |X| Historical results of operations, current financial condition and future prospects of Pioneer American and NBT;

         |X| The presentation by Danielson Associates Inc. as to the fairness of the exchange ratio provided for in the merger agreement from a financial point of view to Pioneer American's stockholders;

         |X| Current operating environment, including the continued consolidation and increasing competition in the banking and financial services industries and the prospect for further changes in these industries;

         |X| The compatibility of the operating culture of NBT and Pioneer American in community banking;

         |X| The results of the due diligence investigations of NBT undertaken by Pioneer American officers and representatives of Pioneer American's financial advisor, including NBT's investment portfolio, loan portfolio and adequacy of loan loss reserves, funds management policies, employee benefit plans, Year 2000 compliance matters and audit procedures;

         |X| Detailed financial analysis, pro forma, and other information, with respect to Pioneer American and NBT discussed by the financial advisors;

         |X| That NBT intends that John W. Reuther, President and Chief Executive Officer of Pioneer American and its subsidiary, Pioneer American Bank, would continue to function as President and Chief Executive Officer of the subsidiary bank until such time as NBT merges Pioneer American Bank into the successor entity which will include all of the northeastern Pennsylvania operations, at which time Mr. Reuther will become President and Chief Operating Officer of that successor wholly-owned subsidiary of NBT, thereby promoting continuity with respect to the continuing operations of Pioneer American and providing
                  valuable   input  into  the  market  area  served  by  Pioneer
                  American;

         |X| That three representatives of Pioneer American's Board would become members of NBT's Board, thereby promoting continuity with respect to the continuing operations of Pioneer American and providing valuable input into the market area served by Pioneer American;

         |X| Anticipated cost savings and efficiencies available to the combined company as a result of the merger;

         |X|      Prospects for continued local identity; and

         |X| Other terms of the merger agreement and exhibits, including that the transaction will be tax-free to Pioneer American and its shareholders.

         In reaching its determination to approve and recommend the merger agreement, the Pioneer American Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighed factors differently.

RECOMMENDATION OF PIONEER AMERICAN'S BOARD OF DIRECTORS

         The Pioneer American Board believes that the merger is in the best interests of Pioneer American and its stockholders. ACCORDINGLY, THE PIONEER AMERICAN BOARD IS UNANIMOUS IN ITS RECOMMENDATION THAT STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

MERGER CONSIDERATION

         In the merger, holders of Pioneer American common stock will receive shares of NBT common stock as described in detail below.

         At the effective time of the merger each share of Pioneer American common stock issued and outstanding immediately prior to the effective time will automatically convert into and become the right to receive 1.805 shares of NBT common stock.

         The merger agreement provides for adjustment of the exchange ratio:

         |X| either upwards or downwards to adjust for any NBT or Pioneer American stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like;

         |X|      upwards but not downwards if all of the following occur:

                  (1) the average price per NBT share during the 20-day trading period ending on the eighth day prior to the day chosen as the effective date of the merger is less than $15.00 and the NBT stock price decline, expressed as a percentage, is more than 15 percentage points greater than the weighted average stock price decline of the index group, and

                  (2) Pioneer American exercises its right to cancel the merger as a result of such price decline, subject to NBT's right to require Pioneer American to complete the merger if NBT agrees to increase the exchange ratio so that a Pioneer American stockholder will receive at least $27.08 worth of NBT stock for each Pioneer American share, and

                  (3)      NBT so elects to increase the exchange ratio.

         We have provided some examples of how these termination provisions would work using the stock prices of NBT, Pioneer American, and the index group on December 7, 1999. See "The Issuance of NBT Common Stock in the Merger and Ratification of the Merger Agreement -- Termination Upon a Decline in the Value of NBT Common Stock."

         At the effective time of the merger, holders of Pioneer American common stock will cease to be stockholders of Pioneer American and will no longer have any rights as Pioneer American stockholders, other than the right to receive any dividend or other distribution with respect to Pioneer American common stock with a record date occurring prior to the effective time and to receive the applicable consideration in the merger. After the effective time, there will be no transfers on Pioneer American's stock transfer books of any shares of Pioneer American common stock.

OPINION OF NBT'S FINANCIAL ADVISOR

         On December 7, 1999, McConnell, Budd & Downes, Inc. ("MB&D") delivered its opinion to the NBT Board, that as of that date, the exchange ratio was fair, from a financial point of view to NBT stockholders. The basis for MB&D's opinion, which is unchanged, has been updated for the purposes of this joint proxy statement/prospectus and appears in Appendix B. The exchange ratio was negotiated based on consideration of numerous factors including the following:

         |X| An analysis of the possible future earnings per share results for the parties on both a combined and a stand-alone basis.

         |X| Anticipated dilutive or accretive effects of the prospective transaction to the earnings per share of NBT.

         |X| Probable impact on dividends payout ratio as a result of the contemplated transaction.

         |X| Loan portfolios and relative asset quality as disclosed by the parties.

         |X|      Adequacy of reserves for loan and lease losses of the parties.

         |X|      Composition of the deposit bases of each of the parties.

         |X| Analysis of the historical trading range, trading pattern and relative liquidity of the common shares of each of the parties.

         |X|      Accounting   equity   capitalization,   the  tangible   equity
                  capitalization and the market capitalization of each of the parties.

         |X| Contemplation of other factors, including certain intangible factors.

         MB&D has acted as financial advisor to NBT on a contractual basis since October 20, 1994 in connection with NBT's development and implementation of its strategic plan and has assisted NBT in the evaluation of numerous hypothetical affiliation opportunities with banks, thrifts and other financial institutions since that date. With respect to the pending transaction involving Pioneer American, MB&D advised NBT during the evaluation and negotiation process leading up to the execution of the merger agreement and provided NBT with a number of analyses as to a range of financially feasible exchange ratios. The determination of the applicable exchange ratio was arrived at in an arms-length negotiation between NBT and Pioneer American in a process in which MB&D advised NBT and participated directly in the negotiations.

         MB&D was retained based on its qualifications and experience in the financial analysis of banking and thrift institutions generally, its knowledge of the New York and Pennsylvania banking markets in particular, as well as its experience with merger and acquisition transactions involving banking institutions. As a part of its investment banking business, which is focused exclusively on financial services industry participants, MB&D is continually engaged in the valuation of financial institutions and their securities in connection with its equity brokerage business generally and mergers and acquisitions in particular. Members of the Corporate Finance Advisory Group of MB&D have extensive experience in advising financial institution clients on mergers and acquisitions. In the ordinary course of its business as an NASD broker-dealer, MB&D may, from time to time, purchase securities from or sell securities to NBT or Pioneer American and as a market maker in securities. MB&D may from time to time have a long or short position in, and buy or sell debt or equity securities of NBT or Pioneer American for its own account or for the accounts of its customers. In addition, in the ordinary course of business, the employees of MB&D may have direct or indirect investments in the debt or equity securities of either or both NBT or Pioneer American.

         The full text of the opinion, which sets forth assumptions made, matters considered and limits on the review undertaken, is attached hereto as Appendix B. MB&D urges that all NBT shareholders read the opinion in its entirety and the joint proxy statement/prospectus in its entirety. The opinion of MB&D is directed only to the exchange ratio at which shares of Pioneer American common stock may be exchanged for shares of NBT common stock. The opinion of MB&D does not constitute a recommendation to any holder of NBT common stock as to how such holder should vote at the NBT annual meeting. The summary of the opinion and the matters considered in the MB&D analysis set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the text of the opinion itself. The opinion is necessarily based upon conditions as of the date of the opinion and upon information made available to MB&D through the date thereof. No limitations were imposed by the NBT Board upon MB&D with respect to the investigations made, matters considered or procedures followed in the course of rendering its opinions.

Materials Reviewed by MB&D:

         In connection with the rendering and updating of its opinion, MB&D reviewed the following documents and considered the following subjects:

         |X|      The merger agreement detailing the pending transaction;

         |X| The joint proxy statement/prospectus in substantially the form to be mailed to NBT shareholders;

         |X| Pioneer American Annual Reports to stockholders for 1996, 1997 and 1998;

         |X| Pioneer American Annual Reports on Form 10-K for 1996, 1997 and 1998;

         |X| Related financial information for the three calendar years ended December 31, 1996, 1997, and 1998 for Pioneer American;

         |X| Pioneer American Quarterly Report on Form 10-Q and related unaudited financial information for the first three quarters of 1999;

         |X| Pioneer American's press release concerning unaudited results for the calendar years 1998 and 1999;

         |X|      NBT Annual Reports to Stockholders for 1996, 1997 and 1998;

         |X| NBT Annual Reports on Form 10-K and related financial information for the calendar years ended 1996, 1997 and 1998;

         |X| NBT Quarterly Reports on Form 10-Q and related unaudited financial information for the first three quarters of 1999;

         |X| NBT's press release concerning unaudited results for the calendar years 1998 and 1999;

         |X| Internal financial information and financial forecasts, relating to the business, earnings, cash flows, assets and prospects of the respective companies furnished to MB&D by Pioneer American and NBT respectively;

         |X| Discussions with members of the senior management of Pioneer American concerning the past and current results of operations of Pioneer American, its current financial condition and management's opinion of its future prospects;

         |X| Discussions with members of the senior management of NBT concerning the past and current results of operations of NBT, its current financial condition and management's opinion of its future prospects;

         |X| The historical record of reported prices, trading volume and dividend payments for both Pioneer American and NBT common stock;

         |X| Based primarily on anecdotal information, the current state of and future prospects for the economy of New York and northeastern Pennsylvania generally and the relevant market areas for Pioneer American and NBT in particular;

         |X| Specific merger analysis models developed by MB&D to evaluate potential business combinations of financial institutions using both historical reported information and projected information for both Pioneer American and NBT and the results of application of these models;

         |X|      The  reported  financial  terms of  selected  recent  business
                  combinations  of  financial   institutions   for  purposes  of
                  comparison to the pending transaction;

         |X|      Such other studies and analyses as MB&D considered appropriate
                  under  the  circumstances   associated  with  this  particular
                  transaction.

         The opinion of MB&D takes into account its assessment of general economic, market and financial conditions and its experience in other transactions involving participants in the financial services industry, as well as its experience in securities valuation and its knowledge of the banking industry generally. For purposes of reaching its opinion, MB&D has assumed and relied upon the accuracy and completeness of the information provided to it or made available by Pioneer American and NBT and does not assume any responsibility for the independent verification of such information. With respect to financial forecasts made available to MB&D it is assumed by MB&D that they were prepared on a reasonable basis and reflect the best currently available estimates and good faith judgments of the management of Pioneer American and NBT respectively, as to the future performance of Pioneer American and NBT. MB&D has also relied upon assurances of the management of Pioneer American and NBT that they were not aware of any facts or of the omission of any facts that would make the information or financial forecasts provided to MB&D incomplete or misleading. In the course of rendering its opinion, MB&D has not completed any independent valuation or appraisal of any of the assets or liabilities of either Pioneer American or NBT and has not been provided with such valuations or appraisals from any other source.

         The following is a summary of the material analyses employed by MB&D in connection with rendering its written opinion. Given that it is a summary, it does not purport to be a complete and comprehensive description of all the analyses performed, or an enumeration of every matter considered by MB&D in arriving at its opinion. The preparation of a fairness opinion is a complicated process, involving a determination as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to a summary description. In arriving at its fairness opinion, MB&D did not attribute any particular weight to any one specific analysis or factor considered by it and made qualitative as well as quantitative judgments as to the significance of each analysis and factor. Therefore, MB&D believes that its analyses must be considered as a whole and feels that attributing undue weight to any single analysis or factor considered could create a misleading or incomplete view of the process leading to the formation of its opinion. In its analyses, MB&D has made certain assumptions with respect to banking industry performance, general business and economic conditions and other factors, many of which are beyond the control of management of either Pioneer American or NBT. Estimates, which are referred to in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may vary significantly from those set forth. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses might actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty and MB&D does not assume responsibility for the accuracy of such analyses or estimates.

         Lake Ariel Transaction. On August 16, 1999, NBT agreed to acquire Lake Ariel Bancorp, Inc. MB&D has reviewed the agreement with Lake Ariel and issued a fairness opinion to NBT's Board of Directors concerning this transaction. MB&D acted as NBT's financial advisor throughout the negotiations with Lake Ariel. The agreement with Lake Ariel and the expected pro forma financials were included in MB&D's analysis concerning the Pioneer American transaction.

Analysis of the Anticipated Merger and the Fixed Exchange Ratio:

         The consideration of 1.805 shares of NBT common stock, valued at the last sale price of NBT on the day prior to the announcement of the transaction ($16.25) represents the following values and multiples:

               Total Transaction Value:                             $85,337,277
               Deal Premium to Pioneer American's last trade:       5.70%
               Deal Price / EPS for the last 12 months              20.95x
               Deal Price / Tangible Book as of 9/30/99             2.68x

Contribution Analysis:

         The following table reflects the acquisition of Lake Ariel on February 17, 2000, and is based on reported financial data for Pioneer American, NBT and Lake Ariel as of September 30, 1999 and the per share price of NBT as of December 6, 1999. Under those circumstances, the relative contributions of the parties to the pro forma NBT on a pooling basis would have been as follows:

                                            PRO FORMA CONTRIBUTION TABLE

                                                    As of 9-30-99

--------------------------------------------- -------------------------- -------------------------

                    Item                                 NBT                 PIONEER AMERICAN

--------------------------------------------- -------------------------- -------------------------
Proposed Ownership                                      77.3%                     22.7%
--------------------------------------------- -------------------------- -------------------------
Assets                                                  82.1%                     17.9%
--------------------------------------------- -------------------------- -------------------------
Loans                                                   83.1%                     16.9%
--------------------------------------------- -------------------------- -------------------------
Deposits                                                82.5%                     17.5%
--------------------------------------------- -------------------------- -------------------------
Equity                                                  83.6%                     16.4%
--------------------------------------------- -------------------------- -------------------------
Tangible Equity                                         83.1%                     16.9%
--------------------------------------------- -------------------------- -------------------------
Estimated  Net  Income of  Combined  Company            80.7%                     19.3%
for fiscal year 2000.
--------------------------------------------- -------------------------- -------------------------
Estimated  Net  Income of  Combined  Company            76.7%                     23.3%
for fiscal year 2001.
--------------------------------------------- -------------------------- -------------------------

Specific Acquisition Analysis:

         MB&D employs a proprietary analytical model to examine transactions involving banking companies. The model uses forecast earnings data, selected current period balance sheet and income statement data, current market and trading information and a number of assumptions as to interest rates for borrowed funds, the opportunity cost of funds, discount rates, dividend streams, effective tax rates and transaction structures. The model inquires into the likely economic feasibility of a given transaction at a given price level or specified exchange rate while employing a specified transaction structure. The model also permits evaluation of various levels of potential non-interest expense savings which might be achieved along with various potential implementation time tables for such savings, as well as the possibility of revenue enhancement opportunities which may arise in a given transaction.

         Utilizing this model, MB&D prepared pro forma analyses of the financial impact of the merger to the NBT stockholders. MB&D compared estimated earnings per share of NBT on a stand alone basis for fiscal year 2000, 2001 and 2002 to the estimated earnings per share of the common stock of the combined company on a pro forma basis for the same fiscal years. MB&D's analysis illustrates that the merger will be dilutive to stockholders of NBT on an earnings per share basis in fiscal year 2000, and becomes accretive to NBT stockholders in fiscal year 2001. The transaction remains accretive to stockholders of NBT in fiscal year 2002.

Analysis of Other Comparable Transactions:

         MB&D is reluctant to place emphasis on the analysis of comparable transactions as a valuation methodology due to what it considers to be inherent limitations of the application of the results to specific cases. MB&D believes that such analysis fails to adequately take into consideration such factors as:

         |X| Material differences in the underlying capitalization of the comparable institutions which are being acquired;
         |X| Differences in the historic earnings (or loss) patterns recorded by the compared institutions which can depict a very different trend than might be implied by examining only recent financial results;
         |X| Failure to exclude non-recurring profit or loss items from the last twelve months' earnings streams of target companies which can distort apparent earnings multiples;
         |X| Material differences in the form or forms of consideration used to complete the transaction;

         |X| Differences between the planned method of accounting for the completed transaction;
         |X| Factors such as: the relative population, business and economic demographics of the acquired entity's markets as compared or contrasted to such factors for the markets in which comparable companies are doing business.

         With these reservations in mind, we nonetheless examined statistics associated with 46 transactions (excluding the subject transaction) involving commercial banks. The following criteria was utilized to create the sample:

         |X| Acquired  institutions  are all  commercial  banks.
         |X| Announced between June 1, 1998 and  December 7, 1999.
         |X| Announced deal value greater than $50 million and less than $100 million.

         The table which follows permits a comparison of the mean and median values for two selected statistics arising from the list of 46 transactions evaluated with the "comparable" statistics calculated for the transaction which is described in this joint proxy statement/prospectus.

                     "Comparable" statistics as of the announcement date:
---------------------------------------- -------------------------------------- -------------------------------------

          Compared statistics            Announced transaction price/tangible       Announced transaction price/
                                                      book value                    trailing 12 months earnings
---------------------------------------- -------------------------------------- -------------------------------------
NBT/Pioneer American                                     2.68x                                 20.95x
---------------------------------------- -------------------------------------- -------------------------------------
Sample (46 transactions)
                 Mean                                    3.07x                                 24.5x
                Median                                   3.08x                                 21.7x
---------------------------------------- -------------------------------------- -------------------------------------
1999 (29 transactions)
                 Mean                                    2.96x                                 23.7x
                Median                                   2.85x                                 21.5x
---------------------------------------- -------------------------------------- -------------------------------------
1998 (17 transactions)
                 Mean                                    3.23x                                 26.0x
                Median                                   3.19x                                 23.7x
---------------------------------------- -------------------------------------- -------------------------------------
PA, NJ & NY (8 transactions)
                 Mean                                    3.02x                                 26.6x
                Median                                   2.93x                                 25.0x
---------------------------------------- -------------------------------------- -------------------------------------

COMPENSATION OF MB&D

         Pursuant to a letter agreement with NBT dated December 7, 1999, MB&D will receive a fixed fee of $375,000. This fee will be divided into several payments, which correspond with the successful completion of specific events. MB&D was paid $75,000 after the execution of the merger agreement and will be paid an additional $150,000 upon issuance of its opinion which will be included as an exhibit to this joint proxy statement/prospectus. Payment of the balance of the fee will be conditioned on closing of the transaction.

         The fee payable to MB&D represents compensation for services rendered in connection with the analysis of the transaction, participation in the negotiations, participation in the drafting of documentation, and for the rendering of its Opinion. In addition, NBT has agreed to reimburse MB&D for its reasonable out-of-pocket expenses incurred in connection with the transaction. NBT also has agreed to indemnify MB&D and its directors, officers and employees against certain losses, claims, damages and liabilities relating to or arising out of its engagement, including liabilities under the federal securities laws.

         MB&D has filed a written consent with the SEC relating to the inclusion of its fairness opinion and the reference to such opinion and to MB&D in the registration statement in which this joint proxy statement/prospectus is included. In giving such consent, MB&D did not admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder, nor did MB&D thereby admit that it is an expert with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933 as amended, or the rules and regulations of the SEC thereunder.

OPINION OF PIONEER AMERICAN'S FINANCIAL ADVISOR

         Pioneer American retained Danielson Associates Inc. ("Danielson Associates") to advise the Pioneer American board of directors as to its "fair" sale value and the fairness to its shareholders of the financial terms of the offer to be acquired by NBT. Danielson Associates is regularly engaged in the valuation of banks, bank holding companies, and thrifts in the connection with mergers, acquisitions, and other securities transactions; and has knowledge of, and experience with, Pennsylvania and New York banking markets and banking organizations operating in those markets. Danielson Associates was selected by Pioneer American because of its knowledge of, expertise with, and reputation in the financial services industry.

         In such capacity, Danielson Associates reviewed the merger agreement with respect to the pricing and other terms and conditions of the merger, but the decision as to accepting the offer was ultimately made by the board of directors of Pioneer American. Danielson Associates rendered its oral opinion to the Pioneer American board of directors, which it subsequently confirmed in writing, that as of the date of the opinion, the financial terms of the NBT offer were "fair" to Pioneer American and its shareholders. No limitations were imposed by the Pioneer American Board of Directors upon Danielson Associates with respect to the investigation made or procedures followed by it in arriving at its opinion.

         In arriving at its opinion, Danielson Associates

         |X| reviewed certain business and financial information relating to Pioneer American and NBT including annual reports for the fiscal year ended December 31, 1998; call report data from 1990 to 1999; and the Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q for 1998 and 1999;

         |X| discussed the past and current operations, financial condition and prospects of NBT with its senior executives;

         |X| analyzed the pro forma impact of the merger on NBT's earnings per share, capitalization, and financial ratios;

         |X| reviewed the reported prices and trading activity for the NBT common stock and compared it to similar bank holding companies;

         |X| reviewed and compared the financial terms, to the extent publicly available, with comparable transactions;

         |X|      reviewed the merger agreement and certain related documents;
                  and

         |X|      considered such other factors as were deemed appropriate.

         Danielson Associates did not obtain any independent appraisal of assets or liabilities of Pioneer American or NBT or their respective subsidiaries. Further, Danielson Associates did not independently verify the information provided by Pioneer American or NBT and assumed the accuracy and completeness of all such information.

         In arriving at its opinion, Danielson Associates performed a variety of financial analyses. Danielson Associates believes that its analyses must be considered as a whole and that consideration of portions of such analyses could create an incomplete view of Danielson Associates' opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description.

         In its analyses, Danielson Associates made certain assumptions with respect to industry performance, business and economic conditions, and other matters, many of which were beyond Pioneer American's or NBT's control. Any estimates contained in Danielson Associates analyses are not necessarily indicative of the future results of value, which may be significantly more or less favorable than such estimates. Estimates of the value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.

         The following is a summary of selected analyses considered by Danielson Associates in connection with its opinion letter.

PRO FORMA MERGER ANALYSES

         Danielson Associates analyzed the changes in the amount of earnings and book value represented by the receipt of about $87.5 million for all of the outstanding shares of Pioneer American common stock and options to purchase common stock, which will be paid in NBT common stock or options to purchase NBT common stock. The analysis evaluated, among other things, possible dilution in earnings and capital per share for NBT common stock.

COMPARABLE COMPANIES

         To determine the "fair" value of the NBT common stock to be exchanged for the common stock of Pioneer American, NBT was compared to eleven publicly-traded bank holding companies ("comparable banks" or the "comparative group"). These comparable banks had assets in the $1 billion to $3 billion range, no extraordinary characteristics and were located in New Jersey, New York and Pennsylvania.

                                     SUMMARY AND DESCRIPTION OF COMPARABLE BANKS

                                                       ASSETS*                HEADQUARTERS

                                                       (in mill.)
              COMPARABLE BANKS**

                Community Bank System                  $1,774                 DeWitt, N.Y.
                Harleysville National                   1,615                 Harleysville, Pa.
                Main Street                             1,403                 Reading, Pa.
                National Penn                           2,252                 Boyertown, Pa.
                Omega                                   1,058                 State College, Pa.
                Premier National                        1,591                 Lagrangeville, N.Y.
                Sterling Financial                      1,040                 Lancaster, Pa.
                TrustCo                                 2,385                 Schenectady, N.Y.
                U.S.B.                                  1,629                 Orangeburg, N.Y.
                United National                         2,053                 Bridgewater, N.J.
                Yardville                               1,056                 Mercerville, N.J.

  *September 30, 1999.
**Publicly-traded with assets between $1 billion and $3 billion in New Jersey, New York and Pennsylvania.

Source:  SNL Securities LC, Charlottesville, Virginia.

         Danielson Associates compared NBT's

         |X| stock price as of December 6, 1999 equal to 11.8 times earnings and 171% of book;

         |X| dividend yield based on trailing four quarters as of September 30, 1999 and stock price as of December 6, 1999 of 4.06%;

         |X|      equity as of September 30, 1999 of 9.28% of assets;

         |X| nonperforming assets including loans 90 days past due as of September 30, 1999 equal to .27% of total assets;

         |X| return on average assets during the trailing four quarters ended September 30, 1999 of 1.44% and

         |X| return on average equity during the same period of 14.62%, with the medians for the comparable banks.

         The comparable medians were

         |X|      stock price equal to 14.0 times earnings and 196% of book;

         |X|      dividend yield of 3.29%;

         |X|      equity of 6.40% of assets;

         |X|      .35% of assets nonperforming;

         |X|      return on average assets of 1.22% and

         |X|      return on average equity of 14.98%.

         Danielson Associates also compared other income, expense and balance sheet information of such companies with similar information about NBT.

                                           NBT - COMPARABLE BANKS SUMMARY
                                                                                              Comparable Banks
                                                                     NBT                          Medians
                INCOME

                  Net income/Avg. Assets                             1.444    %                     1.22    %
                  Net oper. income*/Avg. Assets                      2.45                           2.047
                  Return on average equity                          14.62                          14.98

                BALANCE SHEET

                  Equity/Assets                                      9.28     %                     6.40    %
                  NPAs**/Assets                                       .27                            .35

                STOCK PRICE

                  Price/Earnings                                    11.8      X                    14.0     X
                  Price/Book                                       171        %                   196       %
                  Dividend yield                                     4.06     %                     3.29    %
                  Payout ratio                                      45        %                    46       %
                  Shares traded***                                  9,786                         11,440

   *Net  interest  income  plus  noninterest   income  less  operating  expense.
 **Nonperforming assets including loans 90 days past due and still accruing. ***Average daily volume in 1999 through December 6, 1999.

Source:  SNL Securities LC, Charlottesville, Virginia.

COMPARABLE TRANSACTION ANALYSIS

         Danielson Associates compared the consideration to be paid in the merger to the latest twelve months earnings and equity capital of Pioneer American with earnings and capital multiples paid in acquisitions of banks through December 6, 1999 in Connecticut, New Jersey, New York and Pennsylvania. Of these, the most applicable recent transactions included Hudson United Bancorp's purchase of JeffBanks, Inc., NBT Bancorp Inc.'s acquisition of Lake Ariel Bancorp, Inc., Staten Island Bancorp, Inc.'s purchase of First State Bancorp, Summit Bancorp's acquisition of NMBT Corp., Tompkins Trustco, Inc.'s purchase of Letchworth Independent Bankshares Corporation and Webster Financial Corp.'s acquisition of New England Community Bancorp, Inc. At the time Danielson Associates made its analysis, the consideration to be paid in the merger was 274% of Pioneer American's September 30, 1999 book value and 21.3 times reported earnings for the trailing four quarters as of September 30, 1999. This compares to the median multiples of 251% of book value and 23.0 times earnings for the six most applicable recent transactions.

DISCOUNTED FUTURE EARNINGS AND DISCOUNTED DIVIDENDS ANALYSIS

         Danielson Associates applied present value calculations to Pioneer American's estimated future earnings and dividend stream under several specific growth and earnings scenarios. This analysis considered, among other things, scenarios for Pioneer American as an independent institution and as part of another banking organization. The projected dividend streams and terminal values, which were based on a range of earnings multiples, were then discounted to present value using discount rates based on assumptions regarding the rates of return required by holders or prospective buyers of Pioneer American common stock.

OTHER ANALYSIS

         In addition to performing the analyses summarized above, Danielson Associates also considered the general market for bank mergers, the historical financial performance of Pioneer American and NBT, the market positions of both banks and the general economic conditions and prospects of those banks.

         No company or transaction used in this composite analysis is identical to Pioneer American or NBT. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the company or companies to which they are being compared.

         The summary set forth above does not purport to be a complete description of the analyses and procedures performed by Danielson Associates in the course of arriving at its opinions. In payment for its services as the financial advisor to Pioneer American, Danielson Associates is to be paid an estimated fee of about $437,500, based upon a fee equal to 0.5% of the total transaction price at the time of closing, reduced by any hourly fees already received.

         The full text of the opinion of Danielson Associates dated as of December 7, 1999, which sets forth assumptions made and matters considered, is attached hereto as Appendix C of this joint proxy statement/prospectus. Pioneer American shareholders are urged to read this opinion in its entirety. Danielson Associates' opinion is directed only to the consideration to be received by Pioneer American shareholders in the merger and does not constitute a recommendation to any Pioneer American shareholder as to how such shareholder should vote at the Shareholders Meeting.


OTHER INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER

         In considering the independent recommendations of the NBT Board and the Pioneer American Board with respect to the merger, Pioneer American stockholders should be aware that officers and directors of Pioneer American have interests in the merger that are different from, or in addition to, the interests of the stockholders of Pioneer American generally. The NBT Board and the Pioneer American Board were aware of such interests and considered them, among other matters, in approving the merger agreement and the matters contemplated by the merger agreement, including the merger.

         As of December 31, 1999, the directors and executive officers of Pioneer American owned an aggregate of approximately 482,385 shares of Pioneer American common stock and held options to purchase an aggregate of approximately 45,125 shares of Pioneer American common stock at a weighted average exercise price of approximately $11.35. Under the terms of the merger agreement, Pioneer American's directors and executive officers will receive the same consideration for their shares of Pioneer American common stock as the other Pioneer American stockholders. Upon completion of the merger, all outstanding options to purchase Pioneer American common stock will convert into options to purchase shares of NBT common stock. See "The Issuance of NBT Common Stock in the Merger and Ratification of the Merger Agreement -- Pioneer American Stock Options."

         REUTHER EMPLOYMENT AGREEMENT. NBT, as the surviving corporation in the merger, will enter into an employment agreement with John W. Reuther, President and Chief Executive Officer and a director of Pioneer American, under which NBT will cause Pioneer American Bank, which will be a wholly-owned subsidiary of NBT following the merger, to employ Mr. Reuther as its President and Chief Operating Officer or as the President and Chief Operating Officer of the northeastern Pennsylvania operations of its successor entity. In carrying out his duties, Mr. Reuther will report to the Chairman and Chief Executive Officer of the northeastern Pennsylvania operations of NBT and will oversee and direct the operations of Pioneer American Bank or the northeastern Pennsylvania operations of any successor entity to Pioneer American Bank. The employment agreement becomes effective when the merger is completed and terminates three years later.

         Mr. Reuther's employment agreement provides that he will receive a salary of not less than $230,000 per year, subject to increases in accordance with NBT's compensation policies. During the employment term, Mr. Reuther will be entitled to participate in all of the compensation and benefit plans made available generally to senior executives of NBT. During the term of Mr. Reuther's employment,

         |X| he will be entitled to the use of an automobile owned by Pioneer American Bank, the make, model and year of which automobile is appropriate to an officer of Mr. Reuther's rank employed by NBT or its affiliates;

         |X| NBT or an affiliate of NBT will reimburse Mr. Reuther for dues and assessments incurred by him in relation to his membership at his country club; and

         |X| NBT or an affiliate of NBT will maintain the life insurance paid by Pioneer American Bank on Mr. Reuther's life for the benefit of his designated beneficiary(ies) at no less than the level of insurance maintained as of September 30, 1999.

In addition, NBT will assume and continue in effect with respect to Mr. Reuther the Pioneer American Bank Executive Retirement Plan, dated October 25, 1988, and the Split Dollar Agreement/Key Executive Equity Program, dated February 15, 1994, as restated April 16, 1999. In return, Mr. Reuther has renounced any entitlement to benefits under any supplemental executive retirement plan to which he would otherwise be entitled as an executive or affiliate of NBT. Additionally, Mr. Reuther will be eligible to be considered for performance bonuses of up to 75% of salary, primarily on the basis of the performance of Pioneer American Bank or of the northeastern Pennsylvania operations of any successor entity to Pioneer American Bank, and secondarily on the basis of the performance of NBT. The benefits described in this paragraph will continue throughout the employment term unless NBT terminates Mr. Reuther's employment for cause, Mr. Reuther terminates the agreement without good reason, or Mr. Reuther dies or becomes disabled. Mr. Reuther will agree that from the commencement date of his employment agreement until the second anniversary of the termination date of the agreement he will not compete with NBT, Pioneer American Bank, or their affiliates within a composite area defined by radii of 25 miles from the head office of Pioneer American Bank, the authorized branches of Pioneer American Bank as they may exist from time to time, and each branch of a depository institution affiliated with Pioneer American Bank for which Mr. Reuther has or has had significant executive or managerial responsibilities.

         RELEASES. At the effective time of the merger, Messrs. Reuther and James E. Jackson, Executive Vice President of Pioneer American Bank, and Ms.
Patricia A. Cobb, Executive Vice President of Pioneer American Bank, will execute unconditional releases in favor of NBT, Pioneer American and Pioneer American Bank from any claims, actions, or liabilities they, respectively, might have against NBT, Pioneer American or Pioneer American Bank. In exchange for the releases, NBT will tender to each a change-in-control agreement, and in the case of Mr. Reuther, in addition an employment agreement, described in preceding paragraphs.

         CHANGE-IN-CONTROL AGREEMENTS. NBT has entered into change-in-control agreements with Messrs. Reuther and Jackson and Ms. Cobb. Each of the agreements has a term of three years, which extends for an additional year on each successive anniversary of the agreement. The agreements provide that if, within 24 months from the date of an event constituting a change in control of NBT, the employment of the named employee is terminated (1) by NBT because of the employee's disability, (2) by NBT without cause, or (3) by the employee with good reason (as defined below), the terminated employee will be entitled to a severance payment and other benefits. If terminated because of disability, the employee will be entitled to receive benefits in accordance with NBT's long-term disability income insurance plan. If terminated without cause or with good reason, NBT will pay the terminated employee his full base salary plus year-to-date accrued vacation through the date of termination plus severance pay in an amount equal to the product of his base salary multiplied by 2.99, in the case of Mr. Reuther, or 2.0, in the cases of Mr. Jackson and Ms. Cobb. Base salary means the employee's average annual compensation includible in gross income for federal income tax purposes for the five years preceding the year in which the change in control occurs.

         The agreement further provides that, in the event that any payments or benefits the named executive becomes entitled to under the agreement or any other payments or benefits received or to be received by the named executive in connection with a change in control of NBT or the named executive's termination of employment will be subject to an excise tax under section 4999 of the Internal Revenue Code of 1986, NBT will pay the named executive an additional amount so that the net amount retained by the named executive, after deduction of the excise tax on the severance benefits and after deduction for the aggregate of any federal, state, or local income tax and excise tax upon such additional payment amount, will equal the severance payments under the change-in-control agreement.

         A change in control of NBT means:

         |X| a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A as in effect on the date of the agreement under the Securities Exchange Act of 1934, upon a person's becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of NBT's voting securities;

         |X| during any period of two consecutive years, individuals who at the beginning of such period constitute the NBT Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the NBT stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

         |X| there shall be consummated any consolidation or merger of NBT in which NBT is not the continuing or surviving corporation or any sale, lease, exchange, or other transfer of all, or substantially all of the assets of NBT; or

         |X| approval by the stockholders of NBT of any plan or proposal for the liquidation or dissolution of NBT.

         The change in control agreements define termination for cause as termination because, and only because, the named employee committed an act of fraud, embezzlement, or theft constituting a felony or an act intentionally against the interests of NBT which causes NBT material injury.

         Termination of the named employee for good reason means:

         |X|      a change in the  employee's  status or  position(s)  with NBT, which in the employee's reasonable judgment, does not represent a promotion from the employee's status or position as in effect immediately prior to the change in control, or a change in the employee's duties or responsibilities which, in the employee's reasonable judgment, is inconsistent with such status or position, or any removal of the employee from, or any failure to reappoint or reelect the employee to, such position;

         |X| a reduction by NBT in the employee's base salary as in effect immediately prior to the change in control;

         |X| the failure by NBT to continue in effect any employee benefit plan in which the employee was participating at the time of the change in control of NBT other than as a result of the normal expiration of the plan in accordance with its terms as in effect at the time of the change in control, or the taking of any action, or the failure to act, by NBT which would adversely affect the employee's continued participation in the plan on at least as favorable a basis to the employee as is the case on the date of the change in control or which would materially reduce the employee's benefits in the future under any of the plans or deprive the employee of any material benefit enjoyed by the employee at the time of the change in control;

         |X| the failure by NBT to provide and credit the employee with the number of paid vacation days to which the employee was then entitled in accordance with NBT's normal vacation policy as in effect immediately prior to the change in control;

         |X| NBT's requiring the employee to be based anywhere other than where his office is located immediately prior to the change in control, except for required business travel;

         |X| NBT's failure to obtain from any successor its express assent to assume and agree to perform the change in control agreement in the same manner and to the same extent as NBT would be required to perform if no succession had taken place;

         |X| any purported termination by NBT of the employee's employment which is not effected in accordance with the express notice provisions of the change in control agreement; or

         |X| any refusal by NBT to continue to allow the employee to attend to matters or engage in activities not directly related to the business of NBT which, prior to the change in control, the employee was permitted by the board to attend or engage in.

         STOCK OPTIONS. Options to purchase Pioneer American common stock, which their holders have not exercised prior the effective time of the merger, will automatically convert into options to purchase shares of common stock of NBT following the merger, and NBT will assume each such option subject to the terms and conditions set forth in Pioneer American's stock option plans.

         Each such converted stock option will convert into a replacement option to acquire a number of shares of NBT common stock equal to (rounded down to the nearest whole number of shares) (a) the number of shares of Pioneer American common stock subject to such converted option as of the effective time multiplied by (b) the exchange ratio for the merger. The exercise price per share (rounded down to the nearest whole cent) will equal (x) the aggregate exercise price under such converted option for all of the shares of Pioneer American common stock subject to such converted option at the effective time divided by (y) the number of shares of NBT common stock subject to such replacement option.

         Each Pioneer American option will, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization, or other similar transaction with respect to NBT's common stock on or subsequent to the completion of the merger.

         We describe the treatment of options more fully under "The Issuance of NBT Common Stock in the Merger and Ratification of the Merger Agreement -- Pioneer American Stock Options."

         COMPOSITION OF NBT'S BOARD FOLLOWING THE MERGER. Following the merger and assuming the election of the nominees proposed to be elected at the NBT annual meeting and subject to the fiduciary duties of its directors to NBT, NBT will have a Board of Directors composed of fifteen individuals. The Board will include the twelve current members of the NBT Board, including three former Lake Ariel Board members, Messrs. John G. Martines, Bruce D. Howe, and William C. Gumble who joined the NBT Board upon completion of the merger between NBT and Lake Ariel that closed on February 17, 2000 and Messrs. Joseph G. Nasser, Gene
E. Goldenziel and Richard Chojnowski, each of whom is currently a director of Pioneer American. In the merger agreement NBT has agreed that, subject to the fiduciary duty of its directors to NBT, NBT will cause these three individuals to be elected or appointed directors of NBT.

         DIRECTORS AND OFFICERS INDEMNIFICATION. As described in "The Issuance of NBT Common Stock in the Merger and Ratification of the Merger Agreement -- Conduct of Business Pending Completion of the Merger -- Indemnification," the merger agreement provides that following the merger NBT will take no action to abrogate or diminish any right to indemnification accorded under Pioneer American's Articles of Incorporation or bylaws existing in favor of the current or former directors or officers of Pioneer American. The merger agreement also provides that following the effective time of the merger and to the extent permitted by law, all rights to such indemnification will survive completion of the merger, and NBT will honor such obligations in accordance with their terms with respect to events, acts, or omissions occurring prior the effective time of the merger.

STOCK OPTION AGREEMENT

         The following is a description of the material terms of the stock option agreement. We urge all stockholders of NBT and Pioneer American to read the stock option agreement in its entirety for a complete description of the terms of the agreement. We have previously filed a copy of the stock option agreement with the SEC.

         As a condition to NBT's willingness to enter into the merger agreement, Pioneer American entered into the Stock Option Agreement, dated as of December 7, 1999, with NBT. Under the stock option agreement, Pioneer American granted NBT an option to purchase up to 569,997 shares of Pioneer American common stock, which was approximately 19.9% of the number of shares of Pioneer American common stock outstanding as of December 7, 1999. The exercise price of the stock option is $24.00 per share, subject to adjustment under specified circumstances.

         Parties to merger agreements often enter into arrangements such as the stock option agreement in connection with corporate mergers and acquisitions in an effort to increase the likelihood of completion of the transactions in


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

accordance with their terms, and to compensate the recipient of the option for its efforts and expenses, losses and opportunity costs in connection with the transactions if the merger does not occur due to circumstances involving an acquisition or potential acquisition of the option issuer by a third party. The stock option agreement may have the effect of discouraging offers by third parties to acquire Pioneer American prior to the merger even if such persons are prepared to pay more than the current market price of the shares of NBT's common stock to be received by the stockholders of Pioneer American pursuant to the merger agreement.

         The stock option will become exercisable in whole or in part only if a triggering event occurs with respect to Pioneer American before the stock option terminates. For purposes of the stock option agreement, the term "triggering event" means any of the following events or transactions occurring after December 7, 1999:

         |X| Pioneer American or Pioneer American Bank, without having received NBT's prior written consent, shall have entered into an agreement to engage in an acquisition transaction (as defined below) with any person other than NBT or any of its subsidiaries;

         |X| any person other than NBT or NBT Bank shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10 percent or more of the outstanding shares of Pioneer American's common stock;

         |X| the stockholders of Pioneer American shall have voted on and failed to approve the merger agreement at a special meeting held for that purpose or any adjournment or postponement of the meeting, if prior to the meeting there was a public announcement that any person (other than NBT or NBT Bank) shall have made a bona fide proposal to engage in an acquisition transaction;

         |X| Pioneer American's Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse to NBT its recommendation that the stockholders of Pioneer American approve the transactions contemplated by the merger agreement, or Pioneer American or Pioneer American Bank shall have authorized, recommended or proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an acquisition transaction with any person other than NBT or NBT Bank;

         |X| any person other than NBT or NBT Bank shall have made a bona fide proposal to Pioneer American or its stockholders to engage in an acquisition transaction and there was a public announcement of such proposal;

         |X| any person other than NBT or NBT Bank shall have filed with the Securities and Exchange Commission a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an acquisition transaction;

         |X| Pioneer American shall have breached any covenant or obligation contained in the merger agreement in anticipation of engaging in an acquisition transaction with any person other than NBT or NBT Bank, and following such breach, NBT would be entitled to terminate the merger agreement as provided by section 11.2(b) of the merger agreement; or

         |X| any person other than NBT or NBT Bank shall have filed an application or notice with the Federal Reserve Board or other federal or state bank regulatory or antitrust authority, which application or notice such authority has accepted for processing, for approval to engage in an acquisition transaction.

         The stock option agreement defines the term acquisition transaction as any transaction under which a person proposes to or will acquire a majority of the stock of, merge or consolidate with, or acquire all or substantially all of the assets of Pioneer American or Pioneer American Bank, or otherwise engage in any substantially similar transaction with Pioneer American or Pioneer American Bank.

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

         The stock option will terminate upon the earliest to occur of:

         |X|      completion of the merger;

         |X| termination of the merger agreement in accordance with its terms, except a termination by NBT due to a breach by Pioneer American of a representation, warranty or covenant or a termination due to a determination in good faith by the Pioneer American Board, on the advice of counsel, that the termination is required for the Pioneer American Board to comply with its fiduciary duties to its stockholders imposed by law by reason of a proposal by a person other than NBT or NBT Bank to acquire more than one percent of the Pioneer American common stock; or

         |X| passage of eighteen months after termination of the merger agreement following the two excepted events cited in the item above.

         Upon the occurrence of a triggering event that occurs prior to the termination of the stock option, NBT will have registration rights under the Securities Act with respect to the shares of Pioneer American common stock issued or issuable under the stock option.

         The stock option agreement also provides that at any time after the occurrence of a repurchase event (as defined below), upon request, Pioneer American will repurchase the stock option from the holder of the stock option. The purchase price of the repurchase will equal the amount by which the market/offer price exceeds the stock option price multiplied by the number of shares then subject to the stock option. To the extent NBT previously acquired shares of Pioneer American common stock upon the exercise of part of the stock option, Pioneer American will repurchase such shares at the market/offer price. The term market/offer price means the highest of the following:

         |X| the highest price per share paid by any person that acquires beneficial ownership of 50% or more of the Pioneer
                  American common stock;

         |X| the price per share of Pioneer American common stock that any third party is to pay under an agreement with Pioneer American in connection with the repurchase event;

         |X| the highest closing price per share of Pioneer American common stock within the six-month period immediately preceding the date that notice to repurchase is given; or

         |X| in the event of a sale of all or a substantial portion of Pioneer American's or Pioneer American Bank's net assets or deposits, the sum of the net price paid for such assets or deposits and the current market value of the remaining net assets (as determined by a nationally recognized investment banking firm), divided by the number of shares of Pioneer American common stock outstanding at the time of such sale.

         The stock option agreement defines repurchase event as

         |X| the acquisition by any third party of beneficial ownership of 50% or more of the then outstanding shares of Pioneer American's common stock or

         |X| the consummation of an acquisition transaction (as defined above) by any person other than NBT or NBT Bank.

         Under the terms of the stock option agreement, if, prior to the termination of the stock option, Pioneer American or Pioneer American Bank enters into an extraordinary transaction, such as a merger, consolidation or agreement to sell all or substantially all of its assets or deposits, in which Pioneer American or Pioneer American Bank is effectively not the surviving corporation, the holder of the stock option may convert or exchange the stock


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

option into or for an option with terms similar to those of the stock option being converted or exchanged to purchase stock of the entity that is the effective successor to Pioneer American or Pioneer American Bank.

         The stock option agreement generally provides that neither NBT nor Pioneer American may assign any of its respective rights or obligations under the stock option agreement without the express written consent of the other party. However, if a triggering event occurs before termination of the stock option, NBT may, subject to limitations, assign its rights and obligations under the stock option in whole or in part. However, until fifteen days after the Federal Reserve Board has approved an application by NBT under the Bank Holding Company Act of 1956 to acquire the option shares, NBT may not assign its rights under the NBT option except in one of the following ways:

         |X|      a widely dispersed public distribution;

         |X| a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Pioneer American;

         |X| an assignment to a single party (e.g., a broker or investment banker) for the sole purpose of conducting a widely dispersed public distribution on NBT's behalf; or

         |X|      any other manner approved by the Federal Reserve Board.

         To the best knowledge of Pioneer American and NBT, no event giving rise to any rights to exercise the stock option has occurred as of the date of this joint proxy statement/prospectus.

ACCOUNTING TREATMENT

         We expect the merger to be accounted for as a pooling of interests in accordance with generally accepted accounting principles ("GAAP"). Under this method of accounting, NBT stockholders and Pioneer American stockholders will be deemed to have combined their existing voting stock interests by virtue of the exchange of shares of Pioneer American common stock for shares of NBT common stock. Accordingly, the book value of the assets, liabilities and stockholders' equity of each of NBT and Pioneer American, as reported on their respective consolidated balance sheets, will be carried over to the consolidated balance sheet of the combined company, and no goodwill will be created. The combined company will be able to include in its consolidated net income the combined net income of both companies for the entire fiscal year in which the merger occurs. However, the combined company must treat certain expenses incurred to effect the merger as current charges against income.

         It is a condition to consummation of the merger that NBT receive a letter from its independent auditor that the merger qualifies for pooling of interests accounting treatment. See "The Issuance of NBT Common Stock in the Merger and Ratification of the Merger Agreement -- Conditions to Complete the Merger."

         As described in "Rights of Dissenting Stockholders," Pioneer American stockholders have a right to dissent to the merger and to receive cash in the exercise of their dissenters' rights. If such cash paid combined with other pooling of interests violations exceed 10% of the outstanding shares of Pioneer American common stock, the merger will not qualify for pooling of interests accounting treatment.

         The parties have prepared the unaudited pro forma financial information contained in this joint proxy statement/prospectus using the pooling of interests accounting method to account for the merger. See "Summary -- Selected Historical and Pro Forma Combined Financial Data" and "Summary -- Unaudited Comparative Per Share Data."


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

DISSENTERS' OR APPRAISAL RIGHTS

         Holders of NBT common stock are not entitled to dissenters' and appraisal rights under Delaware law in connection with the merger. Under Pennsylvania law, Pioneer American stockholders are entitled to dissenters' rights in connection with the merger. See "Rights of Dissenting Stockholders" and "Comparison of Stockholders' Rights -- Appraisal/Dissenters' Rights."

INCLUSION OF NBT'S COMMON STOCK ON NASDAQ NATIONAL MARKET

         A condition to the merger requires that the Nasdaq shall have authorized the shares of NBT common stock to be issued in the merger for inclusion on the Nasdaq National Market. NBT's common stock is listed on the Nasdaq National Market under the symbol "NBTB." Upon completion of the merger, we will deregister the Pioneer American common stock under the Securities Exchange Act. See "Price Range of Common Stock and Dividends."

DIVIDENDS

         NBT, as the surviving corporation, expects that after completion of the merger, subject to approval and declaration by its Board, it will continue its current dividend policy and declare regularly scheduled quarterly cash dividends and annual stock dividends on the shares of its common stock consistent with past practices. The current annualized rate of cash dividends on the shares of NBT common stock is $0.68 per share.

         Pioneer American expects to continue to declare regularly scheduled dividends on the Pioneer American common stock until the merger closes, including regular quarterly cash dividends of $0.20 per share, subject to the terms of the merger agreement. The right of holders of Pioneer American common stock to receive dividends from Pioneer American will end upon the completion of the merger when the separate corporate existence of Pioneer American will cease. See "Price Range of Common Stock and Dividends."

         The merger agreement provides that after the date of the merger agreement NBT and Pioneer American will coordinate with each other the declaration of any dividends with respect to NBT common stock and Pioneer American common stock as well as the record dates and payment dates of any dividends.

EXCHANGE OF PIONEER AMERICAN CERTIFICATES

         Promptly after the effective time, NBT will deposit with the exchange agent, American Stock Transfer and Trust Company, New York, New York, certificates representing the shares of NBT common stock that are issuable in connection with the merger for shares of Pioneer American common stock. NBT will also deposit with the exchange agent an estimated amount of cash payable instead of fractional shares. Promptly after the effective time, NBT will cause the exchange agent to send to each holder of record of shares of Pioneer American common stock at the effective time of the merger transmittal materials for use in the exchange of the merger consideration for certificates representing Pioneer American common stock. NBT will deliver to holders of Pioneer American common stock who surrender their certificates to the exchange agent, together with properly executed transmittal materials and any other required documentation, certificates representing the number of shares of NBT common stock to which such holders are entitled. NBT will not issue any fractional shares. Instead, NBT will pay each holder of Pioneer American common stock who would otherwise be entitled to a fractional share of NBT common stock an amount in cash, without interest, calculated by multiplying such fraction by the average of the closing bid price and the closing asked price per share for NBT common stock as reported on the Nasdaq Stock Market for each of the twenty consecutive trading days ending on and including the eighth trading day before the effective time of the merger.

         Until properly surrendering their certificates, holders of unexchanged shares of Pioneer American common stock will not be entitled to receive any dividends or distributions with respect to NBT common stock. After surrender of the certificates representing Pioneer American common stock, the record holder


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of such  shares  will be  entitled  to  receive  any  such  dividends  or  other distributions, without interest, which had previously become payable with respect to shares of NBT common stock represented by such certificate.

         HOLDERS  OF  PIONEER   AMERICAN   COMMON   STOCK  SHOULD  NOT  SEND  IN
CERTIFICATES REPRESENTING PIONEER AMERICAN COMMON STOCK UNTIL THEY RECEIVE TRANSMITTAL MATERIALS FROM THE EXCHANGE AGENT.

PIONEER AMERICAN STOCK OPTIONS

         At the effective time, NBT will assume the former Pioneer American stock option plans. At the effective time of the merger, all outstanding and unexercised Pioneer American stock options will no longer represent a right to acquire shares of Pioneer American common stock but will convert automatically into options to purchase shares of NBT common stock. NBT will assume such Pioneer American stock options subject to the terms and conditions of Pioneer American stock option or similar plans and related option agreements as in effect immediately prior to the effective time under which Pioneer American issued the assumed stock options.

         After the effective time of the merger, the number of shares of NBT common stock purchasable upon exercise of any such Pioneer American option will equal the number of shares of Pioneer American common stock that were purchasable under such Pioneer American option immediately prior to the effective time multiplied by the exchange ratio established for the merger, rounding down to the nearest whole share. The per share exercise price under each such Pioneer American stock option, rounding down to the nearest whole cent, will equal the aggregate exercise price under the stock options divided by the number of shares of NBT common stock issuable under the assumed Pioneer American stock option plans. The duration and other terms of each new NBT stock option will be substantially the same as the prior Pioneer American stock option. The terms of each Pioneer American option will be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to NBT common stock on or after the effective time of the merger.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains representations and warranties made by NBT and/or Pioneer American relating to the following matters:

         |X|      due   organization,   corporate  power,   good  standing  and
                  due registration  as  a  bank  holding  company
         |X|      capitalization
         |X|      subsidiaries
         |X|      corporate power and authority to conduct business, own
                  property and enter into the merger agreement, the stock option agreement and related transactions
         |X|      non-contravention of certain organizational documents, agree-
                  ments or governmental orders


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

         |X|      reports  and other  documents  filed with the SEC and  certain bank holding company and bank regulatory authorities,  and the accuracy of the information contained in the documents
         |X|      financial statements
         |X|      examinations by bank regulatory agencies
         |X|      undisclosed liabilities
         |X|      litigation and regulatory action
         |X|      compliance with laws
         |X|      contractual defaults
         |X|      brokers and financial advisers
         |X|      tax and accounting matters
         |X|      insurance
         |X|      labor matters
         |X|      environmental matters
         |X|      absence of certain material changes and events
         |X|      required regulatory approvals
         |X|      loans and non-performing and classified assets
         |X|      allowances for loan losses
         |X|      administration of fiduciary accounts
         |X|      Year 2000 readiness
         |X|      deposit insurance

CONDUCT OF BUSINESS PENDING COMPLETION OF THE MERGER

         The merger agreement contains various covenants and agreements that govern Pioneer American's and NBT's actions prior to the effective time of merger, including the following:

         Conduct of Business. Pioneer American has agreed that it and Pioneer American Bank will conduct their respective businesses diligently and substantially in the same manner as previously and to use commercially reasonable efforts to preserve intact their business organizations, and to maintain their existing relations with customers, employees and business associates.

         Capital Stock. Pioneer American has agreed to restrictions on its ability to authorize, issue or make any distribution of its capital stock or any other securities, or grant any options to acquire additional securities, or declare or distribute any stock dividend or authorize a stock split. Pioneer American has agreed not to make any direct or indirect redemption, purchase or other acquisition of its capital stock. Pioneer American has further agreed not to take any action which would prevent or impede the merger from qualifying for pooling of interests accounting.

         Dividends. Pioneer American has agreed not to declare or pay any dividend other than (i) customary periodic cash dividends paid by Pioneer American to holders of its common stock in amounts not exceeding $0.20 per calendar quarter and at intervals that are not shorter than past practice, and
(ii) customary cash dividends paid by Pioneer American Bank whose amounts have not exceeded past practice and at intervals that are not shorter than past practice. In addition, Pioneer American has agreed that it will coordinate with NBT the declaration of any dividends with respect to Pioneer American common stock and the record dates and payment dates of such dividends.

         Compensation; Employment Agreements; Benefit Plans. Pioneer American has agreed not to:

         |X| increase the rate of compensation of any employee or enter into any agreement to increase the rate of compensation of any employee, except for increases in the ordinary course of business in accordance with past practices, which together with all other compensation rate increases do not exceed 4.5 percent per annum of the aggregate payroll as of September 30, 1999, and except as explicitly contemplated by the merger agreement; nor


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

         |X| create or modify any pension or profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan, nor increase or decrease any severance or termination pay benefit or any other fringe benefit, except as required by law; nor

         |X|      enter into any employment or personal  services  contract with
                  any  person  or  firm,   except  directly  to  facilitate  the
                  transactions contemplated by the merger agreement.

         Dispositions, Acquisitions and Capital Expenditures. Pioneer American has agreed not to:

         |X| either (i) merge into, consolidate with, or sell or otherwise dispose of its assets to any other corporation or person, or enter into any other transaction or agree to effect any other transaction not in the ordinary course of its business or (ii) engage in any discussions concerning such a possible transaction unless the Pioneer American Board, based upon the advice of its counsel, determines in good faith that such action is required for the Pioneer American Board to comply with its fiduciary duties to stockholders imposed by law; nor

         |X| incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, pay or become obligated to pay any legal, accounting, or miscellaneous other expense, or engage in any transaction, except in the ordinary course of its business or to accomplish the transactions contemplated by the merger agreement; nor

         |X| subject any of its properties or assets to any lien, claim, charge, option, or encumbrance, other than in the ordinary course of business; nor

         |X|      enter  into  or  assume  any   commitment   to  make   capital
                  expenditures, any of which individually exceeds $20,000 or which in the aggregate exceed $50,000.

         Amendments. The merger agreement provides that neither Pioneer American nor Pioneer American Bank will amend its respective charter or bylaws, nor convert the charter or form of entity of Pioneer American Bank.

         Preservation of Business. Pioneer American has agreed that it and Pioneer American Bank will:

         |X| carry on their business and manage their assets and properties diligently and substantially in the same manner as before the execution of the merger agreement;

         |X| maintain the ratio of their loans to their deposits at approximately the same level as existed at September 30, 1999, as adjusted to allow for seasonal fluctuations of loans and deposits of a kind and amount experienced traditionally by them;

         |X| manage their investment portfolio in substantially the same manner and under substantially the same investment policies as in 1997 and 1998, and take no action to change to any material extent the percentage which their investment portfolio bears to their total assets, or to lengthen to any material extent the average maturity of their investment portfolio, or of any significant category of their portfolio;

         |X| use commercially reasonable efforts to continue in effect their present insurance coverage on all properties, assets, business, and personnel;

         |X| use commercially reasonable efforts to preserve their business organization intact, to keep available their present employees, and to preserve their present relationships with customers and others having business dealings with them;


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

         |X| not do anything and not fail to do anything which will cause a breach of or default in any contract, agreement, commitment, or obligation to which they are a party or by which they may be bound; and

         |X| conduct their affairs so that at the effective time of the merger none of their representations and warranties will be inaccurate, none of their covenants and agreements will be breached, and no condition in the merger agreement will remain unfulfilled by reason of their actions or omissions.

         Acquisition Proposals. Pioneer American and Pioneer American Bank have agreed that they will not

         |X| solicit any inquiries or proposals to acquire more than one percent of Pioneer American common stock or any capital stock of Pioneer American Bank or any significant portion of the assets of either of them;

         |X| afford any third party which may be considering such a transaction access to its properties, books or records except as required by mandatory provisions of law;

         |X| enter into any discussions or negotiations for, or enter into any agreement or understanding which provides for such a transaction; or

         |X| authorize or permit any of its directors, officers, employees or agents to do or permit any of the activities referred to in this paragraph.

         Pioneer American, however, may participate in discussions or negotiations with, or furnish information to, any person if, after consultation with and consideration of the advice of outside counsel, its board of directors has determined in good faith that such action is required for the board of directors to comply with its fiduciary duty to stockholders imposed by law. Pioneer American has agreed to keep NBT informed of the status and all material information regarding any such discussions or negotiations.

         Employee Benefit Matters. Employees of Pioneer American and Pioneer American Bank who become participants in any employee benefit plans of NBT will receive credit for prior service with Pioneer American or Pioneer American Bank for purposes of eligibility and vesting as long as such crediting of service does not result in duplication of benefits. If necessary, NBT has generally agreed, subject to certain exceptions, to cause the waiver of any pre-existing condition limitations and eligibility waiting periods under group health plans with respect to such participants and their eligible dependents.

         Termination Benefits and Severance Obligations. NBT has agreed that any employee of Pioneer American or Pioneer American Bank who becomes an employee of NBT or any of its subsidiaries immediately following the effective time of the merger whose employment is terminated subsequent to the effective time will be entitled to severance pay, if any, in accordance with the general severance policy of NBT.

         Regulatory Applications and Filings. NBT and Pioneer American have agreed that they will cooperate and use their best efforts to effect all filings and obtain all necessary government approvals to complete the transactions contemplated by the merger agreement.

         Indemnification. The merger agreement provides that, after the effective time of the merger, NBT will take no action to abrogate or diminish any right accorded under the Articles of Incorporation or bylaws of Pioneer American as they existed immediately prior to the effective time to any person who, on or prior to the effective time, was a director or officer of Pioneer American to indemnification from or against losses, expenses, claims, demands, damages, liabilities, judgments, fines, penalties, costs, expenses, and amounts paid in settlement pertaining to or incurred in connection with any threatened or actual action, suit, claim, or proceeding (whether civil, criminal, administrative, arbitration, or investigative) arising from events, matters, actions, or omissions occurring on or prior to the effective time of the merger. To the extent permitted by law, all rights to such indemnification accorded


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

under the Articles of Incorporation and bylaws of Pioneer American to any person who, on or prior to the effective time, was a director or officer of Pioneer American will survive the effective time and, following the merger, to the extent permitted by law, NBT will honor such obligations in accordance with their terms with respect to events, acts, omissions occurring prior to the effective time.

         Post-Closing Governance. NBT has agreed, subject to the fiduciary duties of its directors to NBT, to cause three members of the Pioneer American Board to be appointed to the NBT Board, with Mr. Joseph Nasser to serve in the class whose term expires in 2003, Mr. Gene E. Goldenziel to serve in the class whose term expires in 2001, and Mr. Richard Chojnowski to serve in the class whose term expires in 2002. See "The Companies -- NBT Following the Merger."

         Certain Other Covenants. The merger agreement contains other covenants of the parties relating to:

         |X| the preparation and distribution of this joint proxy statement/prospectus;

         |X| the respective NBT and Pioneer American stockholders' meetings and the recommendations of the respective boards of directors;

         |X|      cooperation in issuing public announcements;

         |X|      access to information;

         |X|      confidentiality;

         |X| inclusion of the NBT common stock issuable to the holders of shares of Pioneer American common stock for trading on the Nasdaq National Market; and

         |X| the delivery of financial statements of Pioneer American to NBT.

CONDITIONS TO COMPLETE THE MERGER

         The obligations of each of NBT and Pioneer American to complete the merger are subject to the satisfaction or waiver, subject to compliance with applicable law, of conditions, including:

         |X| obtaining the requisite votes of approval from the respective stockholders of Pioneer American and NBT;

         |X| obtaining all governmental approvals required to complete the merger;

         |X| obtaining all other necessary third party consents and approvals to complete the merger;

         |X| the absence of injunctions, decrees, orders, laws, statutes or regulations enjoining, preventing or making illegal the completion of the merger;

         |X| the declaration of effectiveness of the registration statement on Form S-4 by the SEC and the absence of any stop order or proceedings seeking a stop order;

         |X| the delivery of an opinion to NBT and Pioneer American to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

         |X| the approval for inclusion on the Nasdaq National Market of the NBT common stock issuable to Pioneer American's stockholders in the merger; and


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

         |X| the receipt by NBT of an opinion from its independent auditor stating that the merger qualifies for "pooling of interests" accounting treatment.

         The  obligations  of each of NBT and Pioneer  American to complete  the
merger  are  further   subject  to  satisfaction  or  waiver  of  the  following
conditions:

         |X| the representations and warranties of the other party in the merger agreement are to be materially true and correct as of the effective time of the merger, except for representations and warranties made as of a specified date which will be true and correct as of such specified date;

         |X| all of the agreements and covenants of the other party to be performed and complied with on or prior to the effective time of the merger are to have been performed and complied with in all material respects; and

         |X| each of NBT and Pioneer American is to have received a certificate dated the effective time of the merger signed by designated executive officers of the other party to the effect that the above two conditions have been satisfied.

TERMINATION AND TERMINATION FEES

         General Termination Rights. The parties may terminate the merger agreement at any time prior to the effective time, whether before or after approval by the Pioneer American stockholders or NBT stockholders:

         |X|      by mutual written consent of the parties;

         |X| by either NBT or Pioneer American if any of the following occurs:

                  (1) the merger has not been completed by July 31, 2000, except to the extent that the failure to complete the merger results from the failure of the party seeking termination to perform or observe the agreements and covenants of such party in the merger agreement;

                  (2) the Pioneer American stockholders fail to approve the merger agreement at the Pioneer American special meeting;

                  (3) the NBT stockholders fail to approve the merger agreement at the NBT annual meeting;

                  (4) the NBT stockholders shall have voted on and failed to approve a proposed amendment to NBT's Certificate of Incorporation increasing the number of authorized shares of NBT common stock from fifteen million to thirty million; or

                  (5)      any   governmental   entity   has   issued  a  final,
                           non-appealable order denying an approval or consent that is required to complete the merger.

         |X|      by Pioneer American if any of the following occur:

                  (1) the material incorrectness when made of any of NBT's representations and warranties;

                  (2) a material breach or a material failure by NBT of its covenants under the merger agreement, and NBT has not cured the breach or failure; or

                  (3) if the Pioneer American Board, based upon the advice of its counsel, determines in good faith that termination is required in order for the Board to comply with its fiduciary duties to stockholders imposed by law by reason of having received from a third party a proposal to acquire more than one percent of the Pioneer American common stock or any capital stock of Pioneer American Bank or any significant portion of the assets of Pioneer American or Pioneer American Bank.

         |X|      by NBT if either of the following occurs:

                  (1) the material incorrectness when made of any of Pioneer American's representations and warranties; or

                  (2) a material breach or a material failure by Pioneer American of its covenants under the merger agreement, and Pioneer American has not cured the breach or failure.

         Termination Upon a Decline in the Value of NBT Common Stock. Pioneer American has the right to cancel the merger if:

         |X|  the price of a share of NBT common stock declines below $15.00 and

         |X| the NBT stock price decline, expressed as a percentage, is more than 15 percentage points greater than the weighted average stock price decline of the index group.

The price per NBT share of $15.00 represents a 10.45% decline in the price per NBT share of $16.75 which is the share price used by NBT and Pioneer American in their negotiation of the merger agreement. Even if both of these two conditions are present and Pioneer American decides to cancel the merger, NBT can require Pioneer American to complete the merger by increasing the number of shares of NBT common stock to be issued to Pioneer American's stockholders, so that a Pioneer American stockholder will receive at least $27.08 worth of NBT stock for each share of Pioneer American common stock.

         In order to determine the price and percentage decline in the value of the NBT common stock and of the weighted average stock price of the index group, we will take the average of the closing bid and asked prices per share for NBT common stock and for the companies in the index group for each of the 20 consecutive trading days ending on the eighth trading day before the day chosen to be the effective date of the merger.

         The following two examples illustrate how this termination provision in the merger agreement would work:

         Example One: Assume that the average price per NBT share during the 20-day trading period is $14.00, which is a decline of $2.75 from $16.75, or, expressed as a percentage, of 16.42%; and assume that the decline in the weighted average price per share of the index group during the 20-day trading period, expressed as a percentage, is 4.25%. We subtract 4.25% from 16.42% to arrive at 12.17%. Under this example only the first of the two conditions is present and Pioneer American would not have the right to cancel the merger agreement.

         Example Two: Assume that the average price per NBT share during the 20-day trading period is again $14.00; however, assume that the decline in the weighted average price per share of the index group, expressed as a percentage, is 1.00%. We subtract 1.00% from 16.42% and arrive at 15.42%. The first and second conditions of the termination provision are present and Pioneer American has the right to cancel the merger agreement. NBT can require Pioneer American to complete the merger by increasing the number of shares it will issue to Pioneer American stockholders. Under Example Two, NBT would have to increase the exchange ratio from 1.805 to 1.934 in order to require Pioneer American to complete the merger. We compute the new exchange ratio of 1.934 by taking the exchange ratio of 1.805 and adjusting it to offset the decline from $15.00 in the average price per NBT share during the 20-day trading period (1.805 x $15.00 / $14.00 = 1.934).

         In the event Pioneer American terminates the merger agreement, under the provisions referenced above relating to a decline in the price of NBT common stock, stockholder action would not be required. Neither the NBT Board nor the


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Pioneer  American  Board has made a decision as to whether it would exercise its rights under the merger agreement under such circumstances. The respective boards of NBT and Pioneer American would make such a decision in light of the circumstances existing at the time that the respective board has the opportunity to make such an election, if any. Prior to making any determination to exercise their respective rights under the merger agreement, the Boards would consult their respective financial and other advisors and would consider all financial and other information deemed relevant to their respective decisions. There can be no assurance that the Boards would exercise their respective rights under the merger agreement if the conditions set forth above were applicable. If the Pioneer American Board does not elect to exercise its right to terminate the merger agreement under the circumstances discussed in this section, the exchange ratio would be 1.805 and the dollar value of the consideration which the stockholders of Pioneer American would receive for each share of Pioneer American common stock would be the value 1.805 shares of NBT common stock at the effective time of the merger.

         Termination and Damages for Breach of the Merger Agreement. If termination of the merger agreement is the result of material incorrectness of any representation or warranty or the material breach or material failure of a covenant, the party whose representations or warranties were materially incorrect or which materially breached the covenant will be liable to the other party in the amount of $500,000. If termination of the merger agreement is the result of a determination by the Pioneer American Board that its fiduciary duty to Pioneer American's stockholders requires termination of the merger agreement because of a proposal to acquire stock or assets of Pioneer American or Pioneer American Bank, or if termination of the merger agreement is the result of material incorrectness of any representation or warranty of Pioneer American or the material breach or material failure of a Pioneer American covenant, and Pioneer American or Pioneer American Bank signs a definitive agreement with respect to a proposal to acquire stock or assets of Pioneer American or Pioneer American Bank within one year after termination of the merger agreement, then Pioneer American will be liable to NBT for liquidated damages in the further amount of $3 million.

AMENDMENT AND WAIVER

         Subject to compliance with applicable law, the party to the merger agreement benefited by a particular provision may, prior to the effective time of the merger, waive that provision of the merger agreement. The parties to the merger agreement may amend or modify any provision at any time by an agreement in writing between the parties.

SURVIVAL OF CERTAIN PROVISIONS

         If the Merger Agreement Becomes Effective. After the effective time of the merger, various provisions of the merger agreement regarding the following matters will survive and remain effective:

         |X| procedures for the issuance of NBT common stock and NBT stock options in exchange for Pioneer American common stock and outstanding Pioneer American stock options;

         |X|      indemnification of Pioneer American directors and officers;

         |X|      employment of Mr. Reuther; and

         |X| appointment or election of three Pioneer American directors as directors of NBT.

              If the Merger Agreement Terminates before the Effective Time. If the merger agreement terminates before the effective time, various provisions of the merger agreement regarding the following matters will survive and remain effective:

         |X| confidentiality of information obtained in connection with the merger agreement;

         |X| provisions regarding information provided for applications and the registration statement;


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

         |X| liability of the companies to each other as a result of the termination of the merger agreement; and

         |X|      expenses incurred in connection with the proposed merger.

RESTRICTIONS ON RESALES BY AFFILIATES

         NBT has registered the shares of common stock issuable to the Pioneer American stockholders in the merger under the Securities Act. Holders of these securities who are not deemed to be "affiliates," as defined in the rules promulgated under the Securities Act, of NBT or Pioneer American may trade their shares freely without restriction.

         Any subsequent transfer of shares by any person who is an affiliate of Pioneer American at the time of submission of the merger agreement to the Pioneer American stockholders for their vote will, under existing law, require either:

         |X| the further registration under the Securities Act of the shares of NBT common stock to be transferred;

         |X| compliance with Rule 145 promulgated under the Securities Act, which permits limited sales under certain circumstances; or

         |X| the availability of another exemption from registration of the shares.

         An affiliate of Pioneer American is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Pioneer American. We expect these restrictions to apply to the directors and executive officers of Pioneer American and the holders of 10% or more of the Pioneer American common stock. The same restrictions apply to certain relatives or the spouse of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial or equity interest. NBT will give stop transfer instructions to the transfer agent with respect to those shares of NBT common stock held by persons subject to these restrictions, and NBT will place a legend on the certificates for their shares accordingly.

         SEC guidelines regarding qualifying for the "pooling of interests" method of accounting limit sales of shares of NBT and Pioneer American by affiliates of either company in a business combination. SEC guidelines also indicate that the pooling of interests method of accounting generally will not be challenged on the basis of sales by affiliates of NBT and Pioneer American if such affiliates do not dispose of any of the shares of the corporation they own, or shares of a corporation they receive in connection with a merger, during the period beginning thirty days before completion of the merger and ending when NBT has published financial results covering at least thirty days of post-merger operations of NBT.

         Pioneer American has agreed in the merger agreement to use commercially reasonable efforts to cause each person who is an affiliate of Pioneer American for purposes of Rule 145 under the Securities Act and for purposes of qualifying the merger for pooling of interests accounting treatment to deliver to NBT a written agreement intended to ensure compliance with the Securities Act and to preserve NBT's ability to treat the merger as a pooling of interests.

FEES FOR FINANCIAL ADVISORY SERVICES

         NBT and Pioneer American have each retained the services of financial advisors in connection with evaluation of the merger and the terms associated with the merger consideration. See "The Issuance of NBT Common Stock in the Merger and Ratification of the Merger Agreement -- Opinion of NBT's Financial Advisor" and "-- Opinion of Pioneer American's Financial Advisor."


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

ALLOCATION OF COSTS AND EXPENSES

         The merger agreement provides that each party to the merger agreement will be responsible for paying its own costs and expenses, including the fees and expenses of its own counsel, financial advisors, accountants and tax advisors, incurred in connection with the merger agreement. However, the merger agreement expressly allocates certain specified expenses as follows:

         |X| each party will pay its proportionate share of the cost of printing the joint proxy statement/prospectus based upon the number of copies each shall request for printing;

         |X| NBT will pay the cost of delivering the joint proxy statement/prospectus and other material to the NBT stockholders;

         |X| Pioneer American will pay the cost of delivering the joint proxy statement/prospectus and other material to the Pioneer American stockholders;

         |X| NBT will pay the cost of registering under the federal and state securities laws the shares of NBT common stock that NBT will issue to the Pioneer American stockholders upon completion of the merger; and

         |X| Pioneer American will pay the cost of procuring the required tax opinion.


                                  THE COMPANIES

NBT BANCORP INC.

         NBT Bancorp Inc. is a registered bank holding company headquartered in Norwich, New York. NBT is the parent holding company of NBT Bank, N.A. and LA Bank, National Association, each a national bank. The principal asset of NBT is all of the outstanding shares of common stock of NBT Bank and LA Bank, and its principal source of revenue is dividends it receives from NBT Bank and LA Bank.

         NBT Bank is a full service commercial bank providing a broad range of financial products and services. NBT Bank has thirty-six locations serving a nine county area in central and northern New York. As of December 31, 1999, NBT Bank had 445 full-time and 76 part-time employees. NBT Bank is not a party to any collective bargaining agreements, and employee relations are considered to be good.

         On February 17, 2000, NBT completed its acquisition of Lake Ariel. Following that merger, LA Bank, formerly a wholly-owned subsidiary of Lake Ariel, became a wholly-owned subsidiary of NBT. At the present time LA Bank continues to operate under the LA Bank name. LA Bank was founded in 1910 and is a national banking association and member of the Federal Reserve System. LA Bank is a full-service commercial bank providing a range of services and products, including time and demand deposit accounts, consumer, commercial and mortgage loans, and credit cards to individuals and small to medium-sized businesses in its northeastern Pennsylvania market area. LA Bank has 22 locations located in Lackawanna, Luzerne, Monroe, Pike and Wayne Counties, Pennsylvania. LA Bank has two subsidiaries, LA Lease, Inc., a business unit that engages in consumer and commercial leasing; and Ariel Financial Services, Inc., a business unit that offers stocks, bonds, annuities and other insurance-related products. As of December 31, 1999, LA Bank had 146 full-time and 36 part-time employees. LA Bank is not a party to any collective bargaining agreements, and employee relations are considered to be good.

         The banking business is extremely competitive, and NBT Bank encounters intense competition from other financial institutions located within its market area. The banking business in LA Bank's 5-county market is considered to be extremely competitive. In addition, NBT Bank and LA Bank compete not only with other commercial banks but also with other financial institutions such as thrifts, credit unions, money market and mutual funds, insurance companies, brokerage firms, and a variety of other companies offering financial services. Some of these financial services providers are located outside their respective market areas.


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

         NBT's principal executive offices are located at 52 South Broad Street, Norwich, New York 13815, and its telephone number is (607) 337-2265.

PIONEER AMERICAN HOLDING COMPANY CORP.

         Pioneer American is a registered bank holding company and Pennsylvania business corporation and is headquartered in Carbondale, Pennsylvania. Pioneer American has one wholly-owned subsidiary which is Pioneer American Bank.

         Pioneer American Bank was founded in 1864 and is a national banking association and member of the Federal Reserve System. Pioneer American Bank is a full-service commercial bank providing a range of services and products, including time and demand deposit accounts, consumer, commercial and mortgage loans to individuals and small to medium-sized businesses in its northeastern Pennsylvania market area. Pioneer American Bank has 18 locations located in Lackawanna, Luzerne, Monroe, Wayne and Wyoming Counties, Pennsylvania.

         As of December 31, 1999, Pioneer American Bank had 159 full-time and 38 part-time employees. Pioneer American Bank is not a party to any collective bargaining agreements, and employee relations are considered to be good.

         The banking business in Pioneer American Bank's five-county market is considered to be extremely competitive. Pioneer American Bank competes with respect to its lending activities, as well as in attracting demand deposits, with local commercial banks, other commercial banks with branches in Pioneer American Bank's market area, savings banks, savings and loan associations, insurance companies, finance companies, leasing companies, mutual funds, credit unions and others. Pioneer American Bank is generally competitive with financial institutions in its service area with respect to interest rates paid on time and savings deposits, service charges on deposit accounts, and interest rates charged on loans.

         Pioneer American's principal executive offices are located at 41 North Main Street, Carbondale, Pennsylvania. Its telephone number is (570) 282-2662.

NBT FOLLOWING THE MERGER

         NBT has agreed in the merger agreement and the merger that NBT, as the surviving corporation, will, subject to the fiduciary duties of its directors to NBT, elect or appoint three members of the Pioneer American Board to the NBT Board. NBT's bylaws provide for a classified board of directors. The board is divided into three equal classes. Each class holds office for a staggered term of three years, but only one class comes up for election each year. The merger agreement provides that NBT will, subject to the fiduciary duties of its directors to NBT, cause Messrs. Nasser, Goldenziel, and Chojnowski, currently directors of Pioneer American, to be elected or appointed as directors of NBT following the merger, with Mr. Nasser to serve as a director of the class whose term expires in 2003, Mr. Goldenziel to serve as a director of the class whose term expires in 2001, and Mr. Chojnowski to serve as a director of the class whose term expires in 2002. After completion of the merger, NBT expects that its board of directors will consist of the three Pioneer American directors appointed to newly-created directorships and the twelve current members of the NBT Board, three of whom will have been former directors of Lake Ariel.


                           REGULATION AND SUPERVISION

         The following discussion sets forth the material elements of the regulatory framework applicable to bank holding companies and national banks and provides certain specific information relevant to NBT and Pioneer American. This regulatory framework primarily is intended for the protection of depositors and the deposit insurance funds that insure bank deposits, and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations, or regulatory policies applicable to NBT and Pioneer American or to NBT Bank, LA

Bank and Pioneer American Bank may have a material effect on the business of NBT or Pioneer American.

         Various governmental requirements, including Sections 23A and 23B of the Federal Reserve Act, limit borrowings by NBT from NBT Bank or LA Bank and by Pioneer American from Pioneer American Bank and also limit various other transactions between NBT and NBT Bank or LA Bank and between Pioneer American and Pioneer American Bank. For example, Section 23A of the Federal Reserve Act limits to no more than 10 percent of its total capital the aggregate outstanding amount of any insured bank's loans and other "covered transactions" with any particular non-bank affiliate and limits to no more than 20 percent of its total capital the aggregate outstanding amount of any insured bank's covered transactions with all of its non-bank affiliates. At December 31, 1999, approximately $13,243,000 were available for loans to NBT from NBT Bank and approximately $2,001,000 was available for loans to Pioneer American from Pioneer American Bank. Section 23A of the Federal Reserve Act also generally requires that an insured bank's loans to its non-bank affiliates be secured, and
Section 23B of the Federal Reserve Act generally requires that an insured bank's transactions with its non-bank affiliates be on arm's-length terms. Also, NBT and Pioneer American and their subsidiaries are prohibited from engaging in certain "tie-in" arrangements in connection with extensions of credit or provision of property or services.

         As national banks, NBT Bank, LA Bank and Pioneer American Bank are subject to primary supervision, regulation, and examination by the OCC and secondary regulation by the FDIC and the Federal Reserve Board. NBT Bank, LA Bank and Pioneer American Bank are subject to extensive federal statutes and regulations that significantly affect their business and activities. NBT Bank, LA Bank and Pioneer American Bank must file reports with their regulators concerning their activities and financial condition and obtain regulatory approval to enter into certain transactions. NBT Bank, LA Bank and Pioneer American Bank are also subject to periodic examinations by the OCC to ascertain compliance with various regulatory requirements. Other applicable statutes and regulations relate to insurance of deposits, allowable investments, loans, acceptance of deposits, trust activities, mergers, consolidations, payment of dividends, capital requirements, reserves against deposits, establishment of branches and certain other facilities, limitations on loans to one borrower and loans to affiliated persons, and other aspects of the business of banks. Recent federal legislation has instructed federal agencies to adopt standards or guidelines governing banks' internal controls, information systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation and benefits, asset quality, earnings and stock valuation, and other matters. Legislation adopted in 1994 gives the federal banking agencies greater flexibility in implementing standards on asset quality, earnings, and stock valuation. Regulatory authorities have broad flexibility to initiate proceedings designed to prohibit banks from engaging in unsafe and unsound banking practices.

         NBT, Pioneer American, and their respective subsidiaries are also affected by various other governmental requirements and regulations, general economic conditions, and the fiscal and monetary policies of the federal government and the Federal Reserve Board. The monetary policies of the Federal Reserve Board influence to a significant extent the overall growth of loans, investments, deposits, interest rates charged on loans, and interest rates paid on deposit. The nature and impact of future changes in monetary policies are often not predictable.

SUPPORT OF SUBSIDIARY BANKS

         Under current Federal Reserve Board policy, a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks by standing ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. The support expected by the Federal Reserve Board may be required at times when the bank holding company may not have the resources or inclination to provide it.

         Section 55 of the National Bank Act permits the OCC to order the pro-rata assessment of stockholders of a national bank whose capital has become impaired. NBT and Pioneer American are the sole stockholders of NBT Bank, LA Bank and Pioneer American Bank. If a stockholder fails, within three months, to pay that assessment, the OCC can order the sale of the stockholder's stock to cover the deficiency. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to priority of payment.

         If a default occurred with respect to a bank, any capital loans to the bank from its parent holding company would be subordinate in right of payment to payment of the bank's depositors and certain of its other obligations.

LIABILITY OF COMMONLY CONTROLLED BANKS

         Any depository institution insured by the FDIC can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with:

         |X| the default of a commonly controlled FDIC-insured depository institution or

         |X| any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default.

         "Default" generally is defined as the appointment of a conservator or receiver, and "in danger of default" generally is defined as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

DEPOSITOR PREFERENCE STATUTE

         In the "liquidation or other resolution" of an institution by any receiver, federal legislation provides that deposits and certain claims for administrative expenses and employee compensation against an insured bank are afforded a priority over other general unsecured claims against that bank, including federal funds and letters of credit.

CAPITAL REQUIREMENTS

         NBT and Pioneer American are subject to risk-based capital requirements and guidelines imposed by the Federal Reserve Board, which are substantially similar to the capital requirements and guidelines imposed by the OCC on national banks. For this purpose, a bank's or bank holding company's assets and certain specified off-balance sheet commitments are assigned to four risk categories, each weighted differently based on the level of credit risk that is ascribed to those assets or commitments. In addition, risk-weighted assets are adjusted for low-level recourse and market-risk equivalent assets. A bank's or bank holding company's capital, in turn, includes the following tiers:

         |X| core ("Tier 1") capital, which includes common equity, non-cumulative perpetual preferred stock, a limited amount of cumulative perpetual preferred stock, and minority interests in equity accounts of consolidated subsidiaries, less goodwill, certain identifiable intangible assets, and certain other assets; and

         |X| supplementary ("Tier 2") capital, which includes, among other items, perpetual preferred stock not meeting the Tier 1 definition, mandatory convertible securities, subordinated debt and allowances for loan and lease losses, subject to certain limitations, less certain required deductions.

         NBT and Pioneer American, like other bank holding companies, are required to maintain Tier 1 and "Total Capital" (the sum of Tier 1 and Tier 2 capital, less certain deductions) equal to at least 4 percent and 8 percent of their total risk-weighted assets (including certain off-balance-sheet items, such as unused lending commitments and standby letters of credit), respectively. At December 31, 1999, NBT and Pioneer American each met both requirements, with Tier 1 and total capital equal to 14.30 percent and 15.55 percent (in the case of NBT) and 14.56 percent and 15.81 percent (in the case of Pioneer American) of total risk-weighted assets. On an NBT-and-Pioneer American basis, these ratios at December 31, 1999 would have been 14.35 percent for Tier 1 capital and 15.61 percent for total capital.

         The Federal Reserve Board and the OCC have adopted rules to incorporate market and interest rate risk components into their risk-based capital standards. Amendments to the risk-based capital requirements, incorporating market risk, became effective January 1, 1998. Under the new market-risk requirements, capital will be allocated to support the amount of market risk related to a financial institution's ongoing trading activities.

         The Federal Reserve Board also requires bank holding companies to maintain a minimum "Leverage Ratio" (Tier 1 capital to adjusted total assets) of 3 percent if the bank holding company has the highest regulatory rating and meets certain other requirements, or of 3 percent plus an additional cushion of at least 1 to 2 percentage points if the bank holding company does not meet these requirements. At December 31, 1999, NBT's leverage ratio was 9.50 percent and Pioneer American's leverage ratio was 8.11 percent. On an NBT-and-Pioneer American basis, the leverage ratio at December 31, 1999 would have been 9.17 percent.

         The Federal Reserve Board may set capital requirements higher than the minimums noted above for holding companies whose circumstances warrant it. For example, bank holding companies experiencing or anticipating significant growth may be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "Tangible Tier 1 Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities or when a bank holding company faces unusual or abnormal risks. The Federal Reserve Board has not advised NBT or Pioneer American of any specific minimum leverage ratio applicable to it.

         NBT Bank, LA Bank and Pioneer American Bank are subject to similar risk-based capital and leverage requirements adopted by the OCC. NBT Bank, LA Bank and Pioneer American Bank were in compliance with the applicable minimum capital requirements as of December 31, 1999. The OCC has not advised NBT Bank, LA Bank or Pioneer American Bank of any specific minimum leverage ratio applicable to it.

         Failure to meet capital requirements could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business. The Federal Deposit Insurance Corporation Improvements Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured banks -- well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized -- and requires federal bank regulatory agencies to implement systems for "prompt corrective action" for insured banks that do not meet minimum capital requirements based on these categories. The FDICIA imposes progressively more restrictive constraints on operations, management, and capital distributions, depending on the category in which an institution is classified. Unless a bank is well capitalized, it is subject to restrictions on its ability to offer brokered deposits, on "pass-through" insurance coverage for certain of its accounts, and on certain other aspects of its operations. FDICIA generally prohibits a bank from paying any dividend or making any capital distribution or paying any management fee to its holding company if the bank would thereafter be undercapitalized. An undercapitalized bank is subject to regulatory monitoring and may be required to divest itself of or liquidate subsidiaries. Holding companies of such institutions may be required to divest themselves of such institutions or divest themselves of or liquidate other affiliates. An undercapitalized bank must develop a capital restoration plan, and its parent bank holding company must guarantee the bank's compliance with the plan up to the lesser of 5 percent of the bank's assets at the time it became undercapitalized or the amount needed to comply with the plan. Critically undercapitalized institutions are prohibited from making payments of principal and interest on subordinated debt and are generally subject to the mandatory appointment of a conservator or receiver.

         Rules adopted by the OCC under FDICIA provide that a national bank is deemed to be well capitalized if the bank has a total risk-based capital ratio of 10 percent or greater, a Tier 1 risk-based capital ratio of 6 percent or greater, and a leverage ratio of 5 percent or greater and the institution is not subject to a written agreement, order, capital directive, or prompt corrective action directive to meet and maintain a specific level of any capital measure. As of December 31, 1999, NBT Bank, LA Bank and Pioneer American Bank were well-capitalized, based on the prompt corrective action ratios and guidelines described above. It should be noted, however, that a national bank's capital category is determined solely for the purpose of applying the OCC's prompt corrective action regulations, and that the capital category may not constitute an accurate representation of the bank's overall financial condition or prospects.

BROKERED DEPOSITS

         Under FDIC regulations, no FDIC-insured bank can accept brokered deposits unless it

         |X|  is well capitalized, or

         |X|  is adequately capitalized and receives a waiver from the FDIC.

In addition, these regulations prohibit any bank that is not well capitalized from paying an interest rate on brokered deposits in excess of three-quarters of one percentage point over certain prevailing market rates.

DIVIDEND RESTRICTIONS

         NBT is a legal entity separate and distinct from NBT Bank. Similarly, Pioneer American is a legal entity separate and distinct from Pioneer American Bank. In general, under the law of their state of incorporation, NBT and Pioneer American cannot pay a cash dividend if such payment would render them insolvent. The revenues of NBT and Pioneer American consist primarily of dividends paid by NBT Bank and Pioneer American Bank respectively. Various federal and state statutory provisions limit the amount of dividends NBT Bank and Pioneer American Bank can pay to NBT and Pioneer American without regulatory approval. Dividend payments by national banks are limited to the lesser of:

         |X|      the level of undivided profits, and

         |X| absent regulatory approval, an amount not in excess of net income for the current year combined with retained net income for the preceding two years.

         At December 31, 1999, approximately $21.9 million and $4.2 million of the total stockholders' equity of NBT Bank and Pioneer American Bank were available for payment of dividends to NBT and Pioneer American, respectively, without approval by the OCC.

         In addition, federal bank regulatory authorities have authority to prohibit NBT Bank and Pioneer American Bank from engaging in an unsafe or unsound practice in conducting their business. Depending upon the financial condition of the bank in question, the payment of dividends could be deemed to constitute an unsafe or unsound practice. The ability of NBT Bank and Pioneer American Bank to pay dividends in the future is currently influenced, and could be further influenced, by bank regulatory policies and capital guidelines.

DEPOSIT INSURANCE ASSESSMENTS

         The deposits of NBT Bank, LA Bank and Pioneer American Bank are insured up to regulatory limits by the FDIC and, accordingly, are subject to deposit insurance assessments to maintain the Bank Insurance Fund (the "BIF") administered by the FDIC. The FDIC has adopted regulations establishing a permanent risk-related deposit insurance assessment system. Under this system, the FDIC places each insured bank in one of nine risk categories based on the bank's capitalization and supervisory evaluations provided to the FDIC by the institution's primary federal regulator. Each insured bank's insurance assessment rate is then determined by the risk category in which it is classified by the FDIC.

         In the light of the recent favorable financial situation of the federal deposit insurance funds and the recent low number of depository institution failures, effective January 1, 1997 the annual insurance premiums on bank deposits insured by the BIF vary between $0.00 per $100 of deposits for banks classified in the highest capital and supervisory evaluation categories to $0.27 per $100 of deposits for banks classified in the lowest capital and supervisory evaluation categories. BIF assessment rates are subject to semi-annual adjustment by the FDIC within a range of up to five basis points without public comment. The FDIC also possesses authority to impose special assessments from time to time.

         The Deposit Insurance Funds Act provides for assessments to be imposed on insured depository institutions with respect to deposits insured by the BIF (in addition to assessments currently imposed on depository institutions with respect to BIF-insured deposits) to pay for the cost of Financing Corporation ("FICO") funding. The FDIC established the FICO assessment rates effective for the fourth quarter 1999 at approximately $0.012 per $100 annually for BIF-assessable deposits. The FICO assessments are adjusted quarterly to reflect changes in the assessment bases of the FDIC insurance funds and do not vary depending upon a depository institution's capitalization or supervisory evaluations. In 1999, NBT Bank and Pioneer American Bank paid FICO assessments of $134,166 and $35,328, respectively.

INTERSTATE BANKING AND BRANCHING

         Under the Riegle-Neal Interstate Banking and Branching Efficiency Act ("Riegle-Neal"), subject to certain concentration limits and other requirements:

         |X| bank holding companies such as NBT and Pioneer American are permitted to acquire banks and bank holding companies located in any state;

         |X| any bank that is a subsidiary of a bank holding company is permitted to receive deposits, renew time deposits, close loans, service loans, and receive loan payments as an agent for any other depository institution subsidiary of that bank holding company; and

         |X| banks are permitted to acquire branch offices outside their home states by merging with out-of-state banks, purchasing branches in other states, and establishing de novo branch offices in other states.

The ability of banks to acquire branch offices through purchase or opening of other branches is contingent, however, on the host state having adopted legislation "opting in" to those provisions of Riegle-Neal. In addition, the ability of a bank to merge with a bank located in another state is contingent on the host state not having adopted legislation "opting out" of that provision of Riegle-Neal.

CONTROL ACQUISITIONS

         The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company, unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10 percent or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as NBT or Pioneer American, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

         In addition, a company is required to obtain the approval of the Federal Reserve Board under the BHC Act before acquiring 25 percent (5 percent in the case of an acquiror that is a bank holding company) or more of any class of outstanding common stock of a bank holding company, such as NBT or Pioneer American, or otherwise obtaining control or a "controlling influence" over that bank holding company.

FINANCIAL MODERNIZATION

         On November 12, 1999, the President signed into law the Gramm-Leach-Bliley Act (the "Act") which will, effective March 11, 2000, permit qualifying bank holding companies to become financial holding companies and thereby affiliate with securities firms and insurance companies and engage in other activities that are financial in nature or complementary thereto, as determined by the Federal Reserve Board. A bank holding company may elect to become a financial holding company if each of its subsidiary banks (a) is well capitalized under the prompt corrective action provisions of FDICIA, (b) is well managed, and (c) has at least a satisfactory rating under the Community Reinvestment Act. The Act identifies several activities as "financial in nature," including, among others, insurance underwriting and agency, investment advisory services, and underwriting, dealing in or making a market in securities. Under the Act, subject to limitations on investment, a national bank may, through a financial subsidiary of the bank, engage in activities that are financial in nature, or incidental thereto, excluding, among others, insurance underwriting, insurance company portfolio investment, real estate development and real estate investment if the bank is well capitalized, well managed and has at least a satisfactory CRA rating. Subsidiary banks of a financial holding company or national banks with financial subsidiaries must continue to be well capitalized and well managed in order to continue to engage in activities that are financial in nature without regulatory actions or restrictions, which could include divestiture of a non-banking subsidiary or subsidiaries. A bank holding company which does not elect to become a financial holding company may continue to engage in activities approved for bank holding companies by the Federal Reserve Board prior to enactment of the Act.

         The Act does not significantly alter the regulatory regimes under which NBT, Pioneer American, NBT Bank, LA Bank or Pioneer American Bank currently operate, as we describe above. While certain business combinations not currently permissible will be possible after March 11, 2000, we cannot predict at this time resulting changes in the competitive environment or the financial condition of NBT, Pioneer American, NBT Bank, LA Bank or Pioneer American Bank. Using the financial holding company structure, insurance companies and securities firms may acquire bank holding companies, such as NBT, Pioneer American or the combined company, and may compete more directly with banks or bank holding companies. Neither NBT nor Pioneer American have, at this time, made any decisions with respect to whether they or the combined company will elect to become a financial holding company under the Act.

FUTURE LEGISLATION

         Various legislation, including proposals to substantially change the financial institution regulatory system and to expand or contract the powers of banking institutions and bank holding companies, is from time to time introduced in the Congress. This legislation may change banking statutes and the operating environment of the combined company and its subsidiaries in substantial and unpredictable ways. If enacted, such legislation could increase or decrease the cost of doing business, limit or expand permissible activities or affect the competitive balance among banks, savings associations, credit unions, and other financial institutions. Neither NBT nor Pioneer American can accurately predict whether any of this potential legislation will ultimately be enacted, and, if enacted, the ultimate effect that it, or implementing regulations, would have upon the financial condition or results of operations of the combined company or any of its subsidiaries.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         We requested Blank Rome Comisky & McCauley LLP, counsel to Pioneer American, to deliver an opinion as to the anticipated material federal income tax consequences of the merger. In rendering its opinion, Blank Rome Comisky &
McCauley LLP assumed, among other things, that the merger and related transactions will take place as described in the merger agreement. Consumation of the merger is conditioned upon the receipt of an opinion that the merger will qualify as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986 as amended.

         In that case, in the opinion of Blank Rome Comisky & McCauley LLP, the following would be the material federal income tax consequences of the merger:

         |X| the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section
                  368(a)(1)(A) of the Internal Revenue Code;

         |X| no gain or loss will be recognized by Pioneer American or NBT in the merger;

         |X| no gain or loss will be recognized by the stockholders of Pioneer American upon their receipt of NBT common stock in exchange for their Pioneer American common stock, except that the cash proceeds received for fractional interests in NBT common stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interests redeemed, as provided in Section 302(a) of the Internal Revenue Code;

         |X| the tax basis of the shares of NBT common stock (including fractional interests) received by the Pioneer American stockholders will be the same as the tax basis of their Pioneer American common stock exchanged for the NBT stock; and

         |X| the holding period of the NBT common stock in the hands of former Pioneer American stockholders will include the holding period of their Pioneer American common stock exchanged for the NBT stock, provided the Pioneer American common stock is held as a capital asset at the effective date of the merger.

         We include the above  discussion  for  general  information  only.  The discussion does not address the state, local or foreign tax aspects of the merger. The discussion is based on currently existing provisions of the Internal Revenue Code, existing and proposed treasury regulations and current administrative rulings and court decisions. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion. Each Pioneer American stockholder should consult his or her own tax advisor with respect to the specific tax consequences of the merger to him or her, including the application and effect of state, local and foreign tax laws.


                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS

         NBT common stock trades on the Nasdaq National Market under the symbol "NBTB." Following the merger, the shares of NBT common stock will continue to trade on the Nasdaq National Market under that symbol. Pioneer American common stock trades on the over-the-counter market under the symbol "PAHC.OB." Following the merger, NBT will deregister the Pioneer American common stock under the Exchange Act, and the common stock of Pioneer American will cease trading in the over-the-counter market.

         The following table has been restated to reflect the payment by NBT on December 15, 1999 of a 5% stock dividend and sets forth for the periods indicated (1) the range of high and low sales prices of the NBT common stock and the Pioneer American common stock, and (2) the amount of cash dividends declared per share by each company:

                                                               NBT                           PIONEER AMERICAN
                                               ------------------------------------ ------------------------------------
                                                   SALES PRICES                          SALE PRICE
                                               ---------------------                ----------------------
                                                 HIGH        LOW       DIVIDENDS       HIGH        LOW      DIVIDENDS
1998
           First Quarter                          $19.05     $15.99        $ 0.117      $23.50     $21.38        $0.190
           Second Quarter                          23.48      18.37          0.154       25.25      22.50         0.190
           Third Quarter                           23.81      17.58          0.154       24.50      22.00         0.190
           Fourth Quarter                          24.29      19.72          0.162       23.50      22.00         0.200
1999
           First Quarter                          $23.33     $19.89        $ 0.162      $22.50     $19.00       $ 0.200
           Second Quarter                          21.19      19.05          0.162       28.00      19.13         0.200
           Third Quarter                           20.90      16.43          0.162       26.00      20.75         0.200
           Fourth Quarter                          17.98      14.63          0.170       30.00      23.50         0.200

2000
           First Quarter (through
           __________, 2000)

         The timing and amount of future dividends will depend upon earnings, cash requirements, the financial condition of NBT and its subsidiaries (and, prior to completion of the merger, of Pioneer American and its subsidiary insofar as Pioneer American dividends are concerned), applicable government regulations, and other factors deemed relevant by the NBT Board (and by the Pioneer American Board prior to completion of the merger). As described under "Regulation and Supervision -- Dividend Restrictions," various federal and state laws limit the ability of affiliated banks to pay dividends to NBT and Pioneer American. The merger agreement restricts the cash dividends payable on Pioneer American common stock pending completion of the merger. See "The Issuance of NBT Common Stock in the Merger and Ratification of the Merger Agreement -- Conduct of Business Pending Completion the Merger."

         On December 7, 1999, the last full trading day prior to the public announcement of the proposed merger, the highest sales price of NBT common stock was $16.75 per share, the lowest sales price of NBT common stock was $16.25 per share and the last reported sales price of NBT common stock was $16.25 per share. On , 2000, the most recent practicable date prior to the printing of this joint proxy statement/prospectus, the last reported sales price of NBT common stock was $ per share. The preceding stock quotations reflect NBT's payment on December 15, 1999 of a 5% stock dividend. We urge stockholders to obtain current market quotations prior to making any decisions with respect to the merger.

         On December 7, 1999, the last full trading day prior to the public announcement of the proposed merger, the highest sales price of Pioneer American common stock was $XX.xx per share, the lowest sales price of Pioneer American common stock was $XX.xx per share and the last reported sales price of Pioneer American common stock was $27.75 per share. On , 2000, the most recent practicable date prior to the printing of this joint proxy statement/prospectus, the last reported sales price of Pioneer American common stock was $ per share. We urge stockholders to obtain current market quotations prior to making any decisions with respect to the merger.

         As of , 2000, there were holders of record of NBT common stock and holders of record of Pioneer American common stock.


                        DESCRIPTION OF NBT CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

         NBT's current authorized stock consists of 30,000,000 shares of common stock, $.01 par value per share and 2,500,000 shares of preferred stock, $.01 par value per share, none of which are outstanding. The NBT Board is authorized to issue, without further stockholder approval, preferred stock from time to time in one or more series, and to determine the provisions applicable to each series, including, the number of shares, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, sinking fund provisions, redemption price or prices, and liquidation preferences. As of , 2000, XX,xxx,XXX shares of NBT common stock were outstanding.

COMMON STOCK

         Under Delaware law, stockholders generally are not personally liable for a corporation's acts or debts. Subject to the preferential rights of any other shares or series of capital stock, holders of shares of NBT common stock are entitled to receive dividends on shares of common stock if, as and when authorized and declared by the NBT Board out of funds legally available for dividends and to share ratably in the assets of NBT legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of NBT.

         Each outstanding share of NBT common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Unless a larger vote is required by law, the NBT certificate of incorporation or the NBT bylaws, when a quorum is present at a meeting of stockholders, a majority of the votes properly cast upon any question other than the election of directors shall decide the question. A plurality of the votes properly cast for the election of a person to serve as a director shall elect such person. Except as otherwise required by law or except as provided with respect to any other class or series of capital stock, the holders of NBT common stock possess the exclusive voting power. There is no cumulative voting in the election of directors. The NBT Board is classified into three categories with each category equal in number. This means, in general, that one-third of the members of the NBT Board are subject to reelection at each annual meeting of stockholders.

         Holders of NBT common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of NBT's classes of stock.

         All shares of NBT common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights.

         For a description of the provisions of the NBT Certificate of Incorporation that may have the effect of delaying, deferring or preventing a change in control of NBT, see "Comparison of Stockholders' Rights -- Restrictions upon Certain Business Combinations."

PREFERRED STOCK

         The NBT Board is authorized, without any further vote or action by the NBT stockholders, to issue shares of preferred stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions of the series, in each case, if any, as are permitted by Delaware law. Because the NBT Board has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the stockholders of any series or class of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of NBT common stock. The issuance of shares of preferred stock could have the effect of delaying, deferring or preventing a change in control of NBT.

STOCKHOLDER RIGHTS PLAN

         In November 1994, NBT adopted a stockholder rights plan designed to ensure that any potential acquiror of NBT would negotiate with the NBT Board and that all NBT stockholders would be treated equitably in the event of a takeover attempt. At that time, NBT paid a dividend of one Preferred Share Purchase Right for each outstanding share of NBT common stock. Similar rights are attached to each share of NBT common stock issued after November 15, 1994, including the shares of common stock issuable in the merger. The rights will continue to trade with the shares of NBT common stock following adoption of the par value amendment. Under the rights plan, the rights will not be exercisable until a person or group acquires beneficial ownership of 20 percent or more of the NBT outstanding common stock, begins a tender or exchange offer for 25 percent or more of the NBT common stock, or an adverse person, as declared by the NBT Board, acquires 10 percent or more of the NBT common stock. Additionally, until the occurrence of such an event, the rights are not severable from the NBT common stock and therefore, the rights will transfer upon the transfer of shares of the NBT common stock. Upon the occurrence of such events, each right entitles the holder to purchase one one-hundredth of a share of NBT Series R Preferred
Stock, $.01 par value per share, at a price of $100. The rights plan also provides that upon the occurrence of certain specified events the holders of rights will be entitled to acquire additional equity interests in NBT or in the acquiring entity, such interests having a market value of two times the right's exercise price of $100. The rights expire November 14, 2004, and are redeemable in whole, but not in part, at NBT's option prior to the time they become exercisable, for a price of $0.01 per right. The rights have certain anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire NBT on terms not approved by the NBT Board. The rights should not interfere with any merger or other business combination approved by the NBT Board.

REGISTRAR AND TRANSFER AGENT

         NBT's registrar and transfer agent is American Stock Transfer and Trust Company, New York, New York.


                       COMPARISON OF STOCKHOLDERS' RIGHTS

         Upon completion of the merger, the stockholders of Pioneer American will become stockholders of NBT. The rights of Pioneer American stockholders are presently governed by Pennsylvania law, the Pioneer American Articles of Incorporation and the Pioneer American bylaws. As stockholders of NBT following the merger, the rights of former Pioneer American stockholders will be governed by Delaware law, the NBT Certificate of Incorporation and the NBT bylaws. The following chart summarizes the material differences between the rights of holders of Pioneer American common stock prior to and after completion of the merger. You can obtain copies of the governing corporate instruments of NBT and Pioneer American, without charge, by following the instructions listed under "Where You Can Find More Information."


                                PIONEER AMERICAN STOCKHOLDERS'              PIONEER AMERICAN STOCKHOLDERS'
                                       RIGHTS PRE-MERGER                            RIGHTS POST-MERGER
---------------------------- ------------------------------------------ --------------------------------------------
Special Meeting of           Under Pioneer American's Bylaws, special   Stockholders may call a special meeting of
Stockholders                 meetings of the stockholders may be        stockholders at the written request of the
                             called  at any time by the board of        holders of at least 50% of all shares
                             directors or by any three or more          entitled to vote at the meeting.
                             stockholders entitled to cast at least
                             twenty-five (25%) of the vote which all
                             stockholders are entitled to cast at a
                             particular meeting.
---------------------------- ------------------------------------------ --------------------------------------------
Inspection of Voting List    Stockholders may inspect a list of         Stockholders may inspect a list of
of Stockholders              stockholders entitled to vote at a         stockholders at least ten days before the
                             meeting of stockholders at the time and    meeting for which the list was prepared
                             place of the meeting and during the        and at the time and place of the meeting
                             whole time of the meeting.                 and during the whole time of the meeting.
---------------------------- ------------------------------------------ --------------------------------------------
Classification of the        The Pioneer American Board is divided      The NBT Board is divided into three
Board of Directors           into four classes, with directors in       classes, with directors in each class being
                             each class being elected for staggered     elected for staggered three-year terms.
                             four-year terms.
---------------------------- ------------------------------------------ --------------------------------------------
Election of the Board of     Directors are elected by a plurality of    Directors are elected by a plurality of
Directors                    the votes cast.                            the votes cast.
---------------------------- ------------------------------------------ --------------------------------------------

                                       96

                               PIONEER AMERICAN STOCKHOLDERS'              PIONEER AMERICAN STOCKHOLDERS'
                                       RIGHTS PRE-MERGER                            RIGHTS POST-MERGER
---------------------------- ------------------------------------------ --------------------------------------------
Removal of  Directors        Stockholders  may  remove a director       Stockholders may remove a director only
                             only for cause by the affirmative vote     for cause by the affirmative vote of a
                             of at least 75% of shareholders entitled   majority in voting power of the
                             to cast votes.                             stockholders entitled to vote and to be
                                                                        present at the meeting called for such
                                                                        purpose.
-------------------------- ------------------------------------------ --------------------------------------------
Vacancies on the Board of    Stockholders may fill vacancies, created   Stockholders may fill vacancies at a
Directors                    by stockholders' removal of a director,    stockholders' meeting.  Directors may fill
                             at a stockholders' meeting.  Directors     vacancies by a majority vote of the
                             may fill vacancies, including vacancies    directors then in office.  The director
                             resulting from an increase in the number   chosen by the current directors to fill
                             of directors, by a majority vote of the    the vacancy holds the office until the
                             directors then in office.  The director    time of the next election of directors, at
                             chosen by the current directors to fill    which point the stockholders shall fill
                             the vacancy holds the office for the       the vacancy for the remainder of the
                             unexpired term of the class to which       unexpired term of office. Directors may
                             they are elected.                          also fill newly-created directorships
                                                                        other than an increase by more than three
                                                                        in the number of directors.
---------------------------- ------------------------------------------ --------------------------------------------
Liability of Directors       Directors are not personally liable to     Directors are not personally liable to NBT
                             Pioneer American or its stockholders for   or its stockholders for monetary damages
                             monetary damages for any action taken      for breaches of fiduciary duty, except (1)
                             or for any failure to take any action,     for breach of the director's duty of
                             unless the director has breached or        loyalty, (2) for acts and omissions not in
                             failed to perform his or her fiduciary     good faith or which involve intentional
                             duties of loyalty, good faith and due      misconduct or a knowing violation of law,
                             care and the breach or failure to          (3) for unlawful payments of dividends or
                             perform constitutes self-dealing,          unlawful stock purchases or redemptions or
                             willful misconduct or recklessness.        (4) for any transaction where the director
                             The foregoing does not apply to the        received an improper personal benefit.
                             responsibility or liability of a
                             director pursuant to a criminal
                             statute or the liability of a
                             director for the payment of
                             taxes pursuant to local, state or
                             federal law.
---------------------------- ------------------------------------------ --------------------------------------------
Indemnification of           A Pioneer American director, officer,      An NBT director or officer is entitled to
Directors, Officers,         employee or agent is entitled to           indemnification if he or she acted in good
Employees or Agents          indemnification if he or she acted in      faith and in a manner he or she reasonably
                             good faith and in a manner he or she       believed to be in, or not opposed to, the
                             reasonably  believed to be in,  or not     best interest of NBT and, with respect to
                             opposed to, the best interest of Pioneer   any criminal action or proceeding, had no
                             American and,  with  respect  to  any      reasonable cause to believe his or her
                             criminal  action or  proceeding,           conduct was unlawful.
                             had no reasonable  cause to believe his
                             or her conduct was unlawful.
---------------------------- ------------------------------------------ --------------------------------------------

                                       97

                               PIONEER AMERICAN STOCKHOLDERS'              PIONEER AMERICAN STOCKHOLDERS'
                                       RIGHTS PRE-MERGER                            RIGHTS POST-MERGER
---------------------------- ------------------------------------------ --------------------------------------------
Restrictions upon            No merger, consolidation, liquidation or   Any business combination involving NBT
Certain Business             dissolution of Pioneer American nor any    or a subsidiary and a major stockholder or
Combinations                 action that would result in the sale or    affiliate requires the affirmative vote of
                             other disposition of all or substantially  the holders of not less than 80% of the
                             all of the assets of Pioneer American      outstanding shares of NBT common stock,
                             shall be valid unless first approved by    exluding the shares owned by the major
                             the affirmative vote of the holders of     stockholder and its affiliates.  The
                             70% of the outstanding shares of           certificate defines "major stockholder"
                             Pioneer American common stock.             as any person who beneficially owns 5% or
                                                                        more of NBT's voting stock.  This provision
                                                                        will not apply to a business combination
                                                                        involving a major stockholder or its
                                                                        affiliate if the business combination is
                                                                        approved by two-thirds of directors who
                                                                        were directors prior to the time when the
                                                                        major stockholder became a major stockholder.
---------------------------- ------------------------------------------ --------------------------------------------
Mergers, Share Exchanges     No merger, consolidation, liquidation or   Any business combination that does not
or Asset Sales               dissolution of Pioneer American nor        involve a major stockholder or an
                             any action that would result in the sale   affiliate requires such vote, if any, as
                             or other disposition of all or             may be required by Delaware law.
                             substantially all of the assets of
                             Pioneer American  shall be valid unless
                             first  approved by the  affirmative
                             vote of the holders of 70% of the
                             outstanding   shares  of  Pioneer
                             American  common stock.
---------------------------- ------------------------------------------ --------------------------------------------
Amendments to Certificate    Amendments which are proposed by           Amendments generally require approval of a
or Articles of               stockholders, and which have not been      majority of the outstanding stock entitled
Incorporation                previously approved by the Board of        to vote upon the amendment.  Any amendment
                             Directors, shall require the affirmative   to Article ELEVENTH relating to business
                             vote of at least 75% of the votes which    combinations requires the affirmative vote
                             stockholders are entitled to cast.  Any    of at least 80% of the outstanding shares
                             amendment to Article 12, relating to       of voting stock, and if there is a major
                             business combinations, requires the        stockholder, such 80% vote must include
                             affirmative vote of the holders of 70%     the affirmative vote of at least 80% of
                             of the outstanding shares of Pioneer       the outstanding shares of voting stock
                             American common stock.                     held by stockholders other than the major
                                                                        stockholder and its affiliates.
---------------------------- ------------------------------------------ --------------------------------------------

                                       98

                                PIONEER AMERICAN STOCKHOLDERS'              PIONEER AMERICAN STOCKHOLDERS'
                                       RIGHTS PRE-MERGER                            RIGHTS POST-MERGER
---------------------------- ------------------------------------------ --------------------------------------------
Amendments to Bylaws         A majority of the directors may make,      A majority of the directors, or
                             amend or repeal the bylaws.                stockholders holding a majority of the
                                                                        outstanding shares entitled to vote, may
                                                                        make, amend or repeal the bylaws.  The
                                                                        NBT bylaws permit the stockholders to
                                                                        adopt, approve or designate bylaws that
                                                                        may not be amended, altered or repealed
                                                                        except by a specified percentage in interest
                                                                        of all the stockholders or of a particular
                                                                        class of stockholders.
---------------------------- ------------------------------------------ --------------------------------------------
Appraisal/Dissenters'        Pioneer American stockholders have         Stockholders generally do not have
Rights                       dissenters' rights to be paid in           appraisal rights.
                             cash the fair value of their Pioneer
                             American shares as a result of a
                             business combination.
---------------------------- ------------------------------------------ --------------------------------------------

         The following discussion summarizes in further detail the material differences between the rights of holders of Pioneer American common stock and holders of NBT common stock. This summary does not purport to be complete and we qualify the summary in its entirety by reference to the Pioneer American Articles of Incorporation, the Pioneer American bylaws, the NBT Certificate of Incorporation and the NBT bylaws and the relevant provisions of Pennsylvania and Delaware law.

SPECIAL MEETINGS OF STOCKHOLDERS

         The Pioneer American bylaws provide that the board of directors or by any three or more stockholders entitled to cast at least 25% of the shares entitled to vote at a particular meeting may call special meetings of the Pioneer American stockholders.

         The NBT bylaws provide that the board of directors, the chairman of the board of directors, or the holders of not less than 50% of all the shares entitled to vote at the meeting may call special meetings of the stockholders.

 INSPECTION OF VOTING LIST OF STOCKHOLDERS

         Pennsylvania law requires Pioneer American's transfer agent to make a complete list of the stockholders entitled to vote at any meeting of Pioneer American stockholders, arranged in alphabetical order, with the address of and number of shares held by each stockholder. This list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

         The NBT bylaws provide that the secretary will make available a list of stockholders entitled to notice of a stockholders meeting for inspection by any stockholder, at least ten days before the meeting and continuing through the meeting. In addition, any stockholder of record that is entitled to vote at that meeting is entitled to inspect the list at any time during the meeting or at any adjournment. Delaware law provides that any stockholder shall, upon written demand under oath stating the purpose of the demand, have the right during usual business hours to inspect for any proper purpose the corporation's stock ledger, a list of stockholders, and its other books and records, and to make copies or extracts from this material.

CUMULATIVE VOTING

         Neither the Pioneer American Articles of Incorporation nor the NBT Certificate of Incorporation permits stockholders to cumulate their votes for the election of directors.

PREEMPTIVE RIGHTS

         Neither Pioneer American stockholders nor NBT stockholders have a preemptive right to acquire or subscribe to any or all additional issues of the corporation's stock.

CLASSIFICATION OF THE BOARD OF DIRECTORS

         Both the Pioneer American Articles of Incorporation and the NBT Certificate of Incorporation provide that their respective boards of directors are to be classified and divided into four classes in the case of Pioneer American and three classes in the case of NBT, as nearly equal in number as possible, with the directors in each class being elected for staggered four-year terms and three-year terms, respectively.

ELECTION OF THE BOARD OF DIRECTORS

         Under Pennsylvania law, candidates for Pioneer American director who receive the highest number of votes shall be elected. If at a meeting of Pioneer American stockholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

         The NBT bylaws provide that a nominee for director is elected by a plurality of the votes present in person or by proxy and entitled to vote in the election at a stockholders meeting at which a quorum is present.

REMOVAL OF DIRECTORS

         The Pioneer American bylaws provide that the stockholders may remove, only for cause, the entire board of directors, any class of directors or any individual director by the affirmative vote of at least 75% of the stockholders entitled to vote at a meeting called for this purpose.

         The NBT bylaws, together with applicable Delaware law, provide that the stockholders may remove any director at any time, only for cause, by the affirmative vote of a majority in voting power of the stockholders entitled to vote and to be present in person or by proxy at a special meeting of such stockholders for such purposes and at which a quorum is present.

ADDITIONAL DIRECTORS AND VACANCIES ON THE BOARD OF DIRECTORS

         The Pioneer American Articles of Incorporation grant the board of directors the power to fix and determine the number of directors to be elected to each of the four classes of directors. If a vacancy on the board occurs, the majority vote of the then directors can fill a vacancy. Any director so elected by the board of directors shall hold office until the unexpired term of the class to which he or she was elected.

         The NBT bylaws provide that the stockholders entitled to vote at an annual meeting shall determine the number of directors. Between annual meetings, the board of directors shall have the power to increase, by not more than three, the number of directors. The bylaws provide that a majority of the directors then in office may fill vacancies and newly-created directorships (but no more than three in any one year) and if at the time of the next election of directors by the stockholders the term of office of any vacancy or newly-created directorship filled by the remaining directors has not expired, then the stockholders shall fill such vacancy for the remainder of the unexpired term. Stockholders also have the general power to fill vacancies and newly-created directorships at a meeting called for that purpose.

LIABILITY OF DIRECTORS

         The  Pioneer   American  bylaws  provide  that  no  director  shall  be
personally liable for monetary damages for any action taken or for any failure to take any action, unless:

         |X| the director has breached or failed to perform his fiduciary duties of loyalty, good faith and due care, and

         |X| the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         The above bylaw provisions do not apply to the responsibility or liability of a director pursuant to a criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.

         The NBT Certificate of Incorporation provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breaches of fiduciary duty except where such exculpation is expressly prohibited. The NBT Certificate of Incorporation provides that this limitation does not apply to liability of a director in the following instances:

         |X| breach of the director's duty of loyalty to the corporation or its stockholders;

         |X| acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         |X| unlawful payments of dividends and unlawful stock purchases or redemptions; or

         |X| any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

         The Pioneer American Articles of Incorporation provide that every person who is or was a director, officer, employee or agent of Pioneer American or of any other corporation which he served at the request of Pioneer American shall be indemnified to the fullest extent permitted by Pennsylvania law against all expenses and liabilities incurred by or imposed upon him or her.

         The NBT bylaws provide that NBT shall indemnify directors and officers against liability incurred by reason of the fact of service as such with NBT, or by reason of the fact that they served at the request of NBT as a director or officer of another corporation or business entity, if the person acted

         |X|      in good faith and

         |X|      with the reasonable belief that

                  |X| his or her conduct when acting in the official capacity was in the best interests of the corporation and

                  |X| in all other cases, the person's conduct was at least not opposed to the best interests of the corporation, and

         |X| in any proceeding brought by a governmental entity, the person had no reasonable cause to believe his or her conduct was unlawful.

         NBT may not, however, indemnify a director or officer against judgments, fines or amounts paid in settlement in connection with a proceeding by or in the right of the corporation, and may not pay expenses in any such case in which the person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation, unless the court shall determine that such person is fairly and reasonably entitled to indemnity.

         The NBT bylaws also provide for the mandatory advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final resolution of the matter upon receipt of an undertaking by or on behalf of such officer or director to repay the amount advanced if a court shall ultimately determine that such person is not entitled to indemnification as authorized in the bylaws.

         The NBT bylaws also provide specific deadlines for the payment by NBT of indemnification and advancement obligations, and specifically contemplate the filing of actions against NBT to enforce these obligations.

RESTRICTIONS UPON CERTAIN BUSINESS COMBINATIONS

         The Pioneer American Articles of Incorporation require the affirmative vote of the holders of 70% of the outstanding shares of Pioneer American common stock to approve any of the following:

         |X|      any merger or consolidation of the corporation

         |X|      the liquidation or dissolution of the corporation

         |X| any sale or other disposition of all or substantially all of the assets of the corporation

         Pioneer  American  is  also  subject  to  several   provisions  of  the
Pennsylvania Business Corporation Law, which governs business combinations with interested stockholders. Subject to exceptions:

         |X| following any acquisition by any person or group of 20% of the shares of Pioneer American common stock, the remaining stockholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the fair value of the shares, including an increment representing a proportion of any value payable for control of Pioneer American

         |X| prohibit for five years, a business combination which includes a merger or consolidation or a sale, lease, or exchange of assets, with a stockholder or group of stockholders who hold 20% or more of the shares of Pioneer American common stock

One of the exceptions to the 5-year prohibition of a business combination is the approval by the Pioneer American Board of the business combination, such as was done by the Board's approval of the merger agreement described in this joint proxy statement/prospectus.

         The NBT Certificate of Incorporation requires the affirmative vote of not less than 80% of the voting power of all outstanding shares of capital stock of NBT entitled to vote and held by disinterested stockholders to authorize or to approve any of the following business combinations:

         |X| any merger, consolidation or other business reorganization or combination of NBT or any of its subsidiaries with any other corporation that is a major stockholder of NBT;

         |X| any sale, lease or exchange by NBT of all or a substantial part of its assets to or with a major stockholder;

         |X| any issue of any stock or other security of NBT or any of its subsidiaries for cash, assets or securities of a major stockholder; and

         |X| any reverse stock split of, or exchange of securities, cash or other properties or assets or any outstanding securities of

                  NBT or any of its subsidiaries or liquidation or dissolution of NBT or any of its subsidiaries in any such case in which a major stockholder receives any securities, cash or other assets whether or not different from those received or retained by any holder of securities of the same class as held by such major stockholder.

         For these purposes, the term "major stockholder" means and includes any person, corporation, partnership, or other person or entity which, together with its affiliates and associates (as defined at Rule 12b-2 under the Exchange Act), beneficially owns in the aggregate 5% or more of the outstanding shares of voting stock, and any affiliates or associates of any such person, corporation, partnership, or other person or entity.

         The term "substantial part" means more than 25% of the fair market value of the total consolidated assets of the corporation in question, or more than twenty-five percent of the aggregate par value of authorized and issued voting stock of the corporation in question, as of the end of its most recent fiscal quarter ending prior to the time the determination is being made.

         The term "disinterested stockholder" means any holder of voting securities of the company other than

         |X| a major stockholder if it or any of them has a financial interest in the transaction being voted on (except for a financial interest attributable solely to such person's interest as a stockholder of the company which is identical to the interests of all stockholders of the same class) and

         |X| any major stockholder (whether or not having a financial interest described in clause (i) of this sentence) if it or any of them has directly or indirectly proposed the transaction, solicited proxies to vote in favor of the transaction, financed any such solicitation of proxies or entered into any contract, arrangement, or understanding with any person for the voting of securities of the company in favor of the transaction.

         The certificate of incorporation further provides that the provision shall not apply to a business combination which is approved by two-thirds of those members of the NBT Board who were directors prior to the time when the major stockholder became a major stockholder.

         NBT is also subject to Section 203 of the Delaware General Corporation Law, which governs business combinations with interested stockholders. Subject to certain exceptions set forth in the law, Section 203 provides that a corporation shall not engage in any business combination with any interested stockholder for a three-year period following the time that such stockholder becomes an "interested stockholder" unless:

         |X| prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

         |X| the interested stockholder acquires in the transaction in which it became an interested stockholder at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

         |X| at or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

         Except as specified in the law, Section 203 defines an interested stockholder to mean any person that

         |X| (A) is the owner of 15% or more of the outstanding voting stock of the corporation or

         |X| (B) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date, or any affiliate or associate of such person referred to in (A) or (B) of this sentence.

         Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation's charter or bylaws, elect not to be governed by this section, effective one year after adoption. NBT has not made this election.

MERGERS, SHARE EXCHANGES OR ASSET SALES

         Other than as discussed in the previous section, the Pioneer American Articles of Incorporation are silent regarding a plan of merger, consolidation, liquidation, dissolution or sale of substantially all of the assets. Pennsylvania law requires the approval of the board of directors and the holders of a majority of the outstanding shares of Pioneer American common stock, for a particular transaction to be effective, unless the Articles of Incorporation require a higher stockholder vote.

         Other than as discussed in the previous section, the NBT Certificate of Incorporation is silent regarding a plan of merger, consolidation, share exchange, sale of all or substantially all of NBT's assets, and the like. The provisions of the Delaware General Corporation Law govern these transactions. Delaware law generally requires the approval of the directors and the affirmative vote of the holders of a majority of the outstanding stock entitled to vote on the proposal for the particular transaction to be effective, unless the certificate of incorporation requires a higher stockholder vote. In addition, Delaware law provides that action by the stockholders of the surviving corporation in a merger is not necessary if each of the following conditions is satisfied:

         |X| the agreement of merger does not amend in any respect the certificate of incorporation of such constituent corporation;

         |X|      each   share  of  stock   of  such   constituent   corporation
                  outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and

         |X| either (x) no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or (y) the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

         Under Delaware law, the board of directors may also effect without a stockholder vote a merger into NBT of a corporation of which 90% or more of the outstanding stock entitled to vote on the merger is owned by NBT.

AMENDMENTS TO CERTIFICATE AND ARTICLES OF INCORPORATION

         The Pioneer American Articles of Incorporation provide that amendments which are proposed by stockholders, and which have not been previously approved by the Pioneer American Board, shall require the affirmative vote of at least 75% of the votes which stockholders are entitled to cast. Any amendment to
Article 12, relating to business combinations, requires the affirmative vote of the holders of at least 70% of the outstanding shares of Pioneer American common stock.

         The NBT Certificate of Incorporation provides that, except as stated in the next succeeding sentence, the laws of Delaware shall govern amendment of NBT's Certificate of Incorporation. The Delaware General Corporation Law provides that amendments to the certificate of incorporation require the approval of the board of directors and the affirmative vote of a majority of the outstanding stock entitled to vote on the amendment, together with the vote of a majority of the outstanding shares of a particular class in certain circumstances specified in the statute. NBT's Certificate of Incorporation states that amendment or repeal of Article ELEVENTH (regarding business combinations with a major stockholder) requires the affirmative vote of not less than 80% of the outstanding shares of NBT's voting stock; provided that if there is a major stockholder as defined by Article ELEVENTH, such 80% vote must include the affirmative vote of at least 80% of the outstanding shares of voting stock held by stockholders other than the major stockholder.

AMENDMENTS TO BYLAWS

         The Pioneer American bylaws provide that a majority of the directors may amend or repeal the bylaws. Under Pennsylvania law, the stockholders can change any amendment to the bylaws made by the board of directors.

         The NBT bylaws provide that a majority of the directors may amend or repeal the NBT bylaws. The stockholders of NBT may amend or repeal the bylaws by a vote of a majority of the total number of issued and outstanding shares entitled to vote. The NBT bylaws state that the stockholders may provide that certain bylaws adopted, approved or designated by them may not be amended, altered or repealed except by a certain specified percentage in interest of all the stockholders or of a particular class of stockholders. The enforceability of that provision under Delaware law is unclear.

APPRAISAL/DISSENTERS' RIGHTS

         The holders of record of Pioneer American common stock as of the effective time of the merger will have dissenters' rights with respect to the merger. See "Rights of Dissenting Stockholders."

         Under the Delaware General Corporation Law, appraisal rights are available in connection with a statutory merger or consolidation except in certain specified situations. Unless otherwise provided in the certificate of incorporation, no appraisal rights are available to holders of shares of any class of stock which is either:

         |X| listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the NASD or

         |X| held of record by more than 2,000 stockholders, unless such stockholders are required by the terms of the merger to accept anything other than:

                  |X|      shares of stock of the surviving corporation;

                  |X| shares of stock of another corporation which are or will be so listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the NASD or held of record by more than 2,000 stockholders;

                  |X|      cash in lieu of fractional shares of such stock; or

                  |X|      any combination of the foregoing.

         NBT's Certificate of Incorporation makes no provision for appraisal rights; thus, the provisions of Delaware law set forth above are applicable to NBT and its stockholders.

                        RIGHTS OF DISSENTING STOCKHOLDERS

         NBT stockholders will not be entitled to appraisal rights under Delaware law.

         Pioneer American stockholders will have dissenters' rights to dissent from the merger agreement and obtain the fair value of their Pioneer American shares in cash in accordance with the procedures established by Pennsylvania law.

         Any Pioneer American stockholder who contemplates exercising a holder's right to dissent is urged to read carefully the provisions of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law attached to this joint proxy statement/prospectus as Appendix D. The following is a summary of the steps to be taken if the right to dissent is to be exercised, and should be read in connection with the full text of the law found at Appendix D. A dissenting stockholder must take each step in the indicated order and in strict compliance with the provisions of the law in order to perfect dissenters' rights. The failure of a Pioneer American stockholder to comply with these procedural steps will result in the stockholder receiving NBT shares in exchange for Pioneer American shares based on the exchange ratio in the event that the merger is completed. See "The Issuance of NBT Common Stock in the Merger and Ratification of the Merger Agreement - Merger Consideration."

         Any written notice of demand which is required in connection with the exercise of dissenters' rights, whether before or after the effective date of the merger, must be sent to Pioneer American Holding Company Corp., 41 North Main Street, Carbondale, Pennsylvania 18407, Attention: Chief Executive Officer.

STEP ONE - NOTICE OF INTENTION TO DISSENT

         A Pioneer American stockholder must file with Pioneer American, prior to the vote on the merger agreement at the Pioneer American special meeting, a written notice of intention to demand payment in cash of the fair value of such holder's Pioneer American stock if the merger is consummated. Such stockholder cannot change in any manner the ownership of the Pioneer American stock from the date of this notice through to the effective date of the merger and must refrain from voting his, her or its Pioneer American stock for approval of the merger agreement. Neither a proxy nor a vote against approval of the merger will constitute the necessary written notice of intention to dissent.

STEP TWO - NOTICE TO DEMAND PAYMENT

         If the merger agreement is approved by the Pioneer American stockholders, Pioneer American will mail a notice to all dissenters who gave notice under Step One above and who refrained from voting for approval of the merger agreement. This notice will state where and when: (1) a dissenter must send written demand for payment; and (2) the dissenters' stock certificates are to be deposited. This notice will include a form for this demand and another copy of the Pennsylvania law that is found at Appendix D.

STEP THREE - FAILURE TO COMPLY WITH THE NOTICE TO DEMAND PAYMENT

         A dissenter who fails to send back to Pioneer American the notice to demand payment and deposit his or her stock certificates by the deadline stated on the form of notice to demand payment will forfeit his or her dissenters' rights for a cash payment and receive NBT shares.

STEP FOUR - PAYMENT OF FAIR VALUE OF PIONEER AMERICAN SHARES

         After the effective time of the merger, NBT will give to dissenters notice of the estimated fair value of their Pioneer American shares and pay such amount or indicate that no remittance accompanies the notice. In addition, this notice will include:

         |X| a closing balance sheet and statement of income of Pioneer American for the most recent fiscal year and calendar quarterly period;

         |X| a statement expressing the estimate of the fair value of the Pioneer American shares; and

         |X| a notice of the right of a dissenter to demand a supplemental payment under Pennsylvania law and another copy of the Pennsylvania law which we attach as Appendix D.

STEP FIVE - ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES

         If a dissenter feels that the estimated value or the amount sent is less than the fair value, a dissenter may send to NBT his or her own estimate of the fair value of the Pioneer American shares, which is deemed to be a demand for payment of the amount of the deficiency. If NBT remits payment of its estimated value and the dissenter does not file his or her own estimate within 30 days after the mailing of such payment to the dissenter, then the dissenter will be entitled to no more than the amount mailed to him or her.

STEP SIX - VALUATION PROCEEDINGS

         If any demands for payment remain unsettled within 60 days after the latest to occur of:

         |X|      the effective date of the merger;

         |X|      receipt of Pioneer American or NBT of any demands for payment;
                  or

         |X| receipt by Pioneer American or NBT of any estimates by dissenters of the fair value;

then NBT may file an application in the Court of Common Pleas of Lackawanna County, Pennsylvania, requesting that the fair value of the Pioneer American stock be determined by the court. In such case, all dissenters, wherever residing, whose demands have not been settled, shall be made parties to the proceeding. A copy of this court application will be served on each dissenter who has not settled.

         If NBT fails to file the application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claims, may file the application in the name of Pioneer American within a 30-day period after the expiration of the above 60-day period and request the fair value be determined by the court. The fair value determined by the court need not equal the dissenters' estimate of fair value. If no dissenter files such an application, then each dissenter entitled to do so shall be paid Pioneer American's estimate of the fair value and may only start a legal action to recover any amount not previously remitted plus interest at a rate that the court finds fair.

         NBT, after the effective date of the merger, intends to negotiate in good faith with any dissenting stockholders. If, after negotiation, a claim cannot be settled, then NBT intends to file an application requesting that the fair value be determined by the court.

         The costs and expenses of any valuation proceeding in the court, including the reasonable compensation and expenses of any appraiser appointed by the court, will be determined by the court and assessed against NBT after the merger, except that any part of the costs and expenses may be apportioned and assessed against all or any of the dissenters who are parties to the proceeding and whose actions the court funds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

         PIONEER AMERICAN STOCKHOLDERS CONSIDERING SEEKING APPRAISAL BY EXERCISING THEIR DISSENTERS' RIGHTS SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR PIONEER AMERICAN COMMON STOCK DETERMINED UNDER PENNSYLVANIA LAW COULD BE MORE THAN, THE SAME AS, OR LESS THAN THEIR PRO RATA SHARE OF THE MERGER CONSIDERATION THAT THEY ARE ENTITLED TO RECEIVE UNDER THE MERGER AGREEMENT IF THEY DO NOT SEEK APPRAISAL OF THEIR PIONEER AMERICAN COMMON STOCK.

         The foregoing discussion is not a complete statement of the procedures to be followed by Pioneer American stockholders desiring to exercise appraisal rights and, because exercise of such rights requires strict adherence to the relevant provisions of the Pennsylvania Business Corporation Law, each stockholder desiring to exercise appraisal rights is advised individually to consult the law (as provided in Appendix D to this joint proxy statement/ prospectus) and comply with the relevant provisions of the law.

         Pioneer American stockholders wishing to exercise their dissenters' rights should consult their own counsel to ensure that they fully and properly comply with the requirements of Pennsylvania law.


                                  OTHER MATTERS

STOCKHOLDER PROPOSALS FOR ANNUAL MEETINGS

         Stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in NBT's proxy statement for the 2001 Annual Meeting of Stockholders must be received by NBT by November 15, 2000. Each proposal must comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy. SEC rules set forth standards as to what stockholder proposals corporations must include in a proxy statement for an annual meeting.

OTHER MATTERS

         As of the date of this joint proxy statement/prospectus, the NBT Board knows of no matters that will be presented for consideration at the NBT meeting other than as described in this joint proxy statement/prospectus. If any other matters shall properly come before the NBT meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of NBT.

         As of the date of this joint proxy statement/prospectus, the Pioneer American Board knows of no matters that will be presented for consideration at the Pioneer American meeting other than as described in this joint proxy statement/prospectus. If any other matters shall properly come before the Pioneer American meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of Pioneer American.


                                  LEGAL MATTERS

         The validity of the common stock to be issued in connection with the merger will be passed upon by Duane, Morris & Heckscher LLP, Washington, D.C. Blank Rome Comisky & McCauley LLP, Philadelphia, Pennsylvania, counsel for Pioneer American, will pass on certain federal income tax consequences of the merger.

                                     EXPERTS

         The consolidated financial statements of NBT as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 have been incorporated by reference in this joint proxy statement/prospectus and registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated herein by reference and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Pioneer American as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated by reference in this joint proxy statement/prospectus and registration statement have been audited by KPMG LLP, independent auditors, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

         NBT and Pioneer American file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. In addition, you may read and copy NBT's SEC filings at the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006-1500, and Pioneer American's SEC filings at Nasdaq, 1735 K Street, N.W., Washington, D.C. 20006-1500. Our
Internet   addresses   are   www.nbtbank.com   with   respect   to   NBT   and
www.pioneeramerican.com with respect to Pioneer American.

         NBT has filed a registration statement on Form S-4 to register with the SEC the NBT common stock to be issued to the holders of Pioneer American common stock in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of NBT in addition to being a proxy statement of NBT and Pioneer American for the NBT annual meeting and the Pioneer American special meeting. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

         The SEC allows us to "incorporate by reference" information into this joint proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about the companies, their finances and NBT common stock.

NBT BANCORP INC. SEC FILINGS

         |X|      Annual Report on Form 10-K for the year ended December 31,
                  1998;

         |X| Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999; and

         |X| Current Reports on Form 8-K, filed with the SEC on August 19, 1999, September 13, 1999, and December 16, 1999.

PIONEER AMERICAN HOLDING COMPANY CORP. SEC FILINGS

         |X|      Annual Report on Form 10-K for the year ended December 31,
                  1998;

         |X| Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999; and

         |X| Current Report on Form 8-K, filed with the SEC on January 4, 2000.

         We incorporate by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the effective time of the merger.

         NBT has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to NBT, and Pioneer American has supplied all such information relating to Pioneer American.

         If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. You can obtain documents incorporated by reference from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. Stockholders may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate party at the following address:

NBT Bancorp Inc.                          Pioneer American Holding Company Corp.
52 South Broad Street                     41 North Main Street
Norwich, New York 13815                   Carbondale, PA 18407
Attention: Michael J. Chewens, CPA        Attention: Patricia A. Cobb, Esq.
Tel: (607) 337-6520                       Tel: (570) 282-8045

         If you would like to request documents from us, please do so by , 2000 to receive them prior to the NBT annual meeting and Pioneer American special meeting.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE NBT PROPOSAL AND THE PIONEER AMERICAN PROPOSAL. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED , 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF SHARES OF NBT COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.


                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma combined balance sheet presents the financial position of NBT, Lake Ariel and Pioneer American as of September 30, 1999, assuming that each merger had occurred as of September 30, 1999, after giving effect to certain pro forma adjustments described in the accompanying notes. The following unaudited pro forma combined statements of income for the nine months ended September 30, 1999 and 1998, and years ended December 31, 1998, 1997, and 1996 present the combined historical results of operations of NBT, Lake Ariel and Pioneer American as if each merger had been consummated as of the first day of the period presented. Pro forma earnings per common share are based on the exchange ratio of 0.9961 with respect to the Lake Ariel merger and 1.805 with respect to the Pioneer American merger. The fiscal years of NBT, Lake Ariel and Pioneer American end December 31. The unaudited pro forma combined balance sheet reflects estimated non-recurring charges that will be incurred in connection with the mergers.

         The unaudited pro forma combined financial statements were prepared giving effect to each merger on the pooling of interests accounting method. Under this method of accounting, the recorded assets, liabilities, stockholders' equity, income and expense of NBT, Lake Ariel and Pioneer American are combined and reflected at their historical amounts, except as noted in the accompanying notes.

         The combined company expects to achieve certain merger benefits in the form of operating expense reductions and revenue enhancements. The unaudited pro forma combined statements of income do not reflect potential operating expense reductions or revenue enhancements that are expected to result from the merger, and therefore may not be indicative of the results of future operations. No assurance can be given with respect to the ultimate level of operating expense reductions or revenue enhancements.

         The unaudited pro forma combined financial statements should be read in conjunction with, and are qualified in their entirety by, the historical consolidated financial statements and accompanying notes of NBT, which we incorporate by reference herein, and of Pioneer American, which we include in this Joint Proxy Statement/Prospectus. The unaudited pro forma combined financial statements are presented for informational purposes only. These statements are not necessarily indicative of the combined financial position and results of operations that would have occurred if the mergers had been consummated on September 30, 1999 or at the beginning of the periods or that may be attained in the future.

                                            UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                                                     AT SEPTEMBER 30, 1999
                                                             ------------------------------------------------------------------

                                                                                                                    NBT
                                                                  NBT           LAKE ARIEL       PRO FORMA       LAKE ARIEL
                                                              BANCORP INC.    BANCORP, INC.     ADJUSTMENTS       COMBINED
                                                                                                                 PRO FORMA
(in thousands)
ASSETS
Cash and cash equivalents                                    $     44,801    $     12,940           $    --    $     57,741
Loans held for sale                                                 3,511             440                --           3,951
Securities available for sale, at fair value                      355,137         173,438                --         528,575
Securities held to maturity (fair value-NBT Bancorp Inc
$41,215, Lake Ariel Bancorp, Inc. $44,944 and Pioneer
American Holding Company Corp. $36,750)                            41,216          47,297                --          88,513

Loans:
   Commercial and agricultural                                    432,950         110,165                --         543,115
   Real estate mortgage                                           174,204         107,200                --         281,404
   Consumer                                                       291,514          63,503                --         355,017
                                                             ------------------------------------------------------------------
    Total loans                                                   898,668         280,868                --       1,179,536
Less allowance for loan losses                                     13,555           2,546                --          16,101
                                                             ------------------------------------------------------------------
   Net loans                                                      885,113         278,322                --       1,163,435
Premises and equipment, net                                        20,853          19,408                --          40,261
Intangible assets, net                                              6,828           2,731                --           9,559
Other assets                                                       20,800          18,341             2,000          41,141
                                                             ------------------------------------------------------------------
TOTAL ASSETS                                                 $  1,378,259    $    552,917           $ 2,000    $  1,933,176
                                                             ==================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
   Demand (noninterest bearing)                              $    157,618    $     58,111           $    --    $    215,729
   Savings, NOW, and money market                                 386,245         100,114                --         486,359
   Time                                                           550,610         183,809                --         734,419
                                                             ------------------------------------------------------------------
        Total deposits                                          1,094,473         342,034                --       1,436,507
   Short-term borrowings                                          113,163          32,614                --         145,777
   Long-term debt                                                  35,161         138,204                --         173,365
   Other liabilities                                                7,583           5,257             7,200          20,040
                                                             ------------------------------------------------------------------
        Total liabilities                                       1,250,380         518,109             7,200       1,775,689
                                                             ------------------------------------------------------------------

Commitments and contingencies

Stockholders' equity:
   Preferred stock                                                     --              --                --              --
   Common stock                                                    13,016           1,021             4,441          18,478
   Capital surplus                                                111,221          30,012             7,174         148,407
   Retained earnings                                               23,540           9,193           (16,815)         15,918
   Accumulated other comprehensive income (loss)                   (7,117)         (5,418)               --         (12,535)
   Common stock in treasury at cost                               (12,781)             --                --         (12,781)
                                                             ------------------------------------------------------------------
        Total stockholders' equity                                127,879          34,808            (5,200)        157,487
                                                             ------------------------------------------------------------------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                                      $  1,378,259    $    552,917           $ 2,000    $  1,933,176
                                                             ==================================================================

                                                                                      AT SEPTEMBER 30, 1999
                                                             ---------------------------------------------------
                                                                                                          NBT
                                                                     PIONEER                          LAKE ARIEL
                                                                     AMERICAN         PRO FORMA        PIONEER
                                                                 HOLDING COMPANY     ADJUSTMENTS    COMBINED PRO
                                                                      CORP.                             FORMA
(in thousands)
ASSETS
Cash and cash equivalents                                              $ 15,844           $   --        $ 73,585
Loans held for sale                                                          --               --           3,951
Securities available for sale, at fair value                            115,547               --         644,122
Securities held to maturity (fair value-NBT Bancorp Inc
$41,215, Lake Ariel Bancorp, Inc. $44,944 and Pioneer
American Holding Company Corp. $36,750)                                  37,444               --         125,957

Loans:
   Commercial and agricultural                                          101,464               --         644,579
   Real estate mortgage                                                  79,376               --         360,780
   Consumer                                                              59,726               --         414,743
                                                             ---------------------------------------------------
    Total loans                                                         240,566               --       1,420,102
Less allowance for loan losses                                            3,000               --          19,101
                                                             ---------------------------------------------------
   Net loans                                                            237,566               --       1,401,001
Premises and equipment, net                                               6,483               --          46,744
Intangible assets, net                                                      562               --          10,121
Other assets                                                              8,408            1,300          50,849
                                                             ---------------------------------------------------
TOTAL ASSETS                                                           $421,854           $1,300      $2,356,330
                                                             ===================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
   Demand (noninterest bearing)                                        $ 48,808           $   --        $264,537
   Savings, NOW, and money market                                       114,205               --         600,564
   Time                                                                 141,619               --         876,038
                                                             ---------------------------------------------------
        Total deposits                                                  304,632               --       1,741,139
   Short-term borrowings                                                     --               --         145,777
   Long-term debt                                                        80,409               --         253,774
   Other liabilities                                                      4,907            5,100          30,047
                                                             ---------------------------------------------------
        Total liabilities                                               389,948            5,100       2,170,737
                                                             ---------------------------------------------------

Commitments and contingencies

Stockholders' equity:
   Preferred stock                                                           --               --              --
   Common stock                                                           2,935            2,235          23,648
   Capital surplus                                                       11,913           (3,965)        156,355
   Retained earnings                                                     21,435           (3,800)         33,553
   Accumulated other comprehensive income (loss)                         (2,647)              --         (15,182)
   Common stock in treasury at cost                                      (1,730)           1,730         (12,781)
                                                             ---------------------------------------------------
        Total stockholders' equity                                       31,906           (3,800)        185,593
                                                             ---------------------------------------------------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                                                $421,854           $1,300      $2,356,330
                                                             ===================================================

See accompanying notes to the unaudited pro forma combined financial statements.

                                      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                                                                      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                          -------------------------------------------------------------------

                                                                                                                  NBT
                                                                NBT          LAKE ARIEL        PRO FORMA       LAKE ARIEL
                                                           BANCORP INC.     BANCORP, INC.     ADJUSTMENTS       COMBINED
                                                                                                               PRO FORMA
Consolidated Statements of Income:
(in thousands, except per share data)

Interest and fee income:
     Loans and loans held for sale                        $      56,076    $     14,664     $         --     $     70,740
     Securities - taxable                                        18,301           7,785               --           26,086
     Securities - tax-exempt                                        760           1,535               --            2,295
     Other                                                          232             125               --              357
                                                          -------------------------------------------------------------------
         Total interest and fee income                           75,369          24,109               --           99,478
                                                          -------------------------------------------------------------------
Interest expense:
     Deposits                                                    25,344           8,219               --           33,563
     Short-term borrowings                                        3,882             425               --            4,307
     Long-term debt                                               1,098           5,061               --            6,159
                                                          -------------------------------------------------------------------
         Total interest expense                                  30,324          13,705               --           44,029
                                                          -------------------------------------------------------------------
      Net interest income                                        45,045          10,404               --           55,449
     Provision for loan losses                                    2,925             655               --            3,580
                                                          -------------------------------------------------------------------
       Net interest income after provision for loan losses       42,120           9,749               --           51,869
                                                          -------------------------------------------------------------------
Noninterest income:
     Trust                                                        2,505              --               --            2,505
     Service charges on deposit accounts                          3,108           1,492               --            4,600
     Net securities gains                                         1,507             208               --            1,715
     Other                                                        2,086           1,885               --            3,971
                                                          -------------------------------------------------------------------
            Total noninterest income                              9,206           3,585               --           12,791
                                                          -------------------------------------------------------------------

Noninterest expense:
     Salaries and employee benefits                              14,166           4,223               --           18,389
     Office supplies and postage                                  1,330             431               --            1,761
     Occupancy                                                    2,109           1,068               --            3,177
     Equipment                                                    1,974           1,082               --            3,056
     Professional fees and outside services                       2,010             408               --            2,418
     Data processing and communications                           2,843             199               --            3,042
     Amortization of intangible assets                              745             229               --              974
     Other operating                                              2,763           1,714               --            4,477
                                                          -------------------------------------------------------------------
             Total noninterest expense                           27,940           9,354               --           37,294
                                                          -------------------------------------------------------------------
     Income before income taxes                                  23,386           3,980               --           27,366
     Income taxes                                                 9,030             955               --            9,985
                                                          -------------------------------------------------------------------
             Net income                                   $      14,356    $      3,025     $         --     $     17,381
                                                          ===================================================================

Weighted Average Shares Outstanding:
     Basic                                                       13,022           4,840               --           17,843

     Diluted                                                     13,165           4,971               --           18,117

Earnings per share:
     Basic                                                $        1.10    $       0.63     $         --     $       0.97

     Diluted                                              $        1.09    $       0.61     $         --     $       0.96

                        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                                                            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                          -----------------------------------------------
                                                                                                NBT
                                                            PIONEER                         LAKE ARIEL
                                                            AMERICAN         PRO FORMA        PIONEER
                                                            HOLDING         ADJUSTMENTS    COMBINED PRO
                                                          COMPANY CORP.                        FORMA
Consolidated Statements of Income:
(in thousands, except per share data)
Interest and fee income:
     Loans and loans held for sale                             $ 14,642        $     --        $ 85,382
     Securities - taxable                                         6,167              --          32,253
     Securities - tax-exempt                                        943              --           3,238
     Other                                                          198              --             555
                                                          ---------------------------------------------
         Total interest and fee income                           21,950              --         121,428
                                                          ---------------------------------------------
Interest expense:
     Deposits                                                     7,918              --          41,481
     Short-term borrowings                                           --              --           4,307
     Long-term debt                                               3,246              --           9,405
                                                          ---------------------------------------------
         Total interest expense                                  11,164              --          55,193
                                                          ---------------------------------------------
      Net interest income                                        10,786              --          66,235
     Provision for loan losses                                      280              --           3,860
                                                          ---------------------------------------------
       Net interest income after provision for loan losses       10,506              --          62,375
                                                          ---------------------------------------------
Noninterest income:
     Trust                                                           --              --           2,505
     Service charges on deposit accounts                          1,199              --           5,799
     Net securities gains                                            88              --           1,803
     Other                                                          829              --           4,800
                                                          ---------------------------------------------
            Total noninterest income                              2,116              --          14,907
                                                          ---------------------------------------------

Noninterest expense:
     Salaries and employee benefits                               4,038              --          22,427
     Office supplies and postage                                    409              --           2,170
     Occupancy                                                      806              --           3,983
     Equipment                                                      731              --           3,787
     Professional fees and outside services                         738              --           3,156
     Data processing and communications                             335              --           3,377
     Amortization of intangible assets                               29              --           1,003
     Other operating                                              1,370              --           5,847
                                                          ---------------------------------------------
             Total noninterest expense                            8,456              --          45,750
                                                          ---------------------------------------------
     Income before income taxes                                   4,166              --          31,532
     Income taxes                                                 1,110              --          11,095
                                                          ---------------------------------------------
             Net income                                        $  3,056        $     --        $ 20,437
                                                          =============================================

Weighted Average Shares Outstanding:
     Basic                                                        2,914              --          23,104

     Diluted                                                      2,942              --          23,427

Earnings per share:
     Basic                                                      $  1.05        $     --         $  0.88

     Diluted                                                    $  1.04        $     --         $  0.87

See  accompanying  notes to the  unaudited  pro forma combined financial statements.

                                      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                                                                      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                          ------------------------------------------------------------------

                                                                                                                  NBT
                                                                NBT          LAKE ARIEL        PRO FORMA       LAKE ARIEL
                                                           BANCORP INC.     BANCORP, INC.     ADJUSTMENTS       COMBINED
                                                                                                               PRO FORMA
Consolidated Statements of Income:
(in thousands, except per share data)
Interest and fee income:
     Loans and loans held for sale                        $     52,701     $     13,765     $          --      $   66,466
     Securities - taxable                                       22,233            6,521                --          28,754
     Securities - tax-exempt                                       836            1,282                --           2,118
     Other                                                         210              124                --             334
                                                          ------------------------------------------------------------------
         Total interest and fee income                          75,980           21,692                --          97,672
                                                          ------------------------------------------------------------------

Interest expense:
     Deposits                                                   28,423            8,077                --          36,500
     Short-term borrowings                                       4,525              102                --           4,627
     Long-term debt                                                326            4,180                --           4,506
                                                          ------------------------------------------------------------------
         Total interest expense                                 33,274           12,359                --          45,633
                                                          ------------------------------------------------------------------
     Net interest income                                        42,706            9,333                --          52,039
     Provision for loan losses                                   3,550              490                --           4,040
                                                          ------------------------------------------------------------------
     Net interest income after provision for loan losses        39,156            8,843                --          47,999
                                                          ------------------------------------------------------------------

Noninterest income:
      Trust                                                      2,407               --                --           2,407
      Service charges on deposit accounts                        2,725            1,114                --           3,839
      Net securities gains                                         613               80                --             693
      Other                                                      1,883            2,039                --           3,922
                                                          ------------------------------------------------------------------
          Total noninterest income                               7,628            3,233                --          10,861
                                                          ------------------------------------------------------------------

Noninterest expense:
      Salaries and employee benefits                            14,214            3,663                --          17,877
      Office supplies and postage                                1,406              443                --           1,849
      Occupancy                                                  2,037              958                --           2,995
      Equipment                                                  1,728              880                --           2,608
      Professional fees and outside services                     1,987              332                --           2,319
      Data processing and communications                         2,635              160                --           2,795
      Amortization of intangible assets                            817              123                --             940
      Other operating                                            3,824            1,479                --           5,303
                                                          ------------------------------------------------------------------
          Total noninterest expense                             28,648            8,038                --          36,686
                                                          ------------------------------------------------------------------
      Income before income taxes                                18,136            4,038                --          22,174
      Income taxes                                               3,623              930                --           4,553
                                                          ------------------------------------------------------------------
          Net income                                      $     14,513     $      3,108     $          --      $   17,621
                                                          ==================================================================

Weighted Average Shares Outstanding:
      Basic                                                     13,241            4,791                --          18,014
      Diluted                                                   13,509            4,911                --          18,401

Earnings per share:
      Basic                                               $       1.10     $       0.65     $          --      $     0.98
      Diluted                                             $       1.07     $       0.64     $          --      $     0.96



                                      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                                                             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                          -------------------------------------------------
                                                                                                NBT
                                                              PIONEER                        LAKE ARIEL
                                                             AMERICAN       PRO FORMA        PIONEER
                                                              HOLDING       ADJUSTMENTS    COMBINED PRO
                                                           COMPANY CORP.                       FORMA
Consolidated Statements of Income:
(in thousands, except per share data)
Interest and fee income:
     Loans and loans held for sale                              $14,277       $      --        $ 80,743
     Securities - taxable                                         5,824              --          34,578
     Securities - tax-exempt                                        828              --           2,946
     Other                                                          253              --             587
                                                          ---------------------------------------------
         Total interest and fee income                           21,182              --        $118,854
                                                         ---------------------------------------------

Interest expense:
     Deposits                                                     8,002              --          44,502
     Short-term borrowings                                           23              --           4,650
     Long-term debt                                               2,590              --           7,096
                                                          ---------------------------------------------
         Total interest expense                                  10,615              --          56,248
                                                          ---------------------------------------------
     Net interest income                                         10,567              --          62,606
     Provision for loan losses                                      450              --           4,490
                                                          ---------------------------------------------
     Net interest income after provision for loan losses         10,117              --          58,116
                                                          ---------------------------------------------

Noninterest income:
      Trust                                                          --              --           2,407
      Service charges on deposit accounts                         1,035              --           4,874
      Net securities gains                                          298              --             991
      Other                                                         757              --           4,679
                                                          ---------------------------------------------
          Total noninterest income                                2,090              --          12,951
                                                          ---------------------------------------------

Noninterest expense:
      Salaries and employee benefits                              3,989              --          21,866
      Office supplies and postage                                   382              --           2,231
      Occupancy                                                     769              --           3,764
      Equipment                                                     563              --           3,171
      Professional fees and outside services                        797              --           3,116
      Data processing and communications                            355              --           3,150
      Amortization of intangible assets                              29              --             969
      Other operating                                             1,246              --           6,549
                                                          ---------------------------------------------
          Total noninterest expense                               8,130              --          44,816
                                                          ---------------------------------------------
      Income before income taxes                                  4,077              --          26,251
      Income taxes                                                1,109              --           5,662
                                                          ---------------------------------------------
          Net income                                            $ 2,968       $      --        $ 20,589
                                                          =============================================

Weighted Average Shares Outstanding:
      Basic                                                       2,890              --          23,230
      Diluted                                                     2,953              --          23,730

Earnings per share:
      Basic                                                     $  1.03       $      --        $   0.89
      Diluted                                                   $  1.01       $      --        $   0.87

See accompanying notes to the unaudited pro forma combined financial statements.

                                      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                                                                       FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
                                                            -----------------------------------------------------------------

                                                                                                                   NBT
                                                                 NBT           LAKE ARIEL       PRO FORMA      LAKE ARIEL
                                                             BANCORP INC.    BANCORP, INC.     ADJUSTMENTS      COMBINED
                                                                                                                PRO FORMA
Consolidated Statements of Income:
(in thousands, except per share data)
Interest and fee income:
     Loans and loans held for sale                        $      70,947     $      18,452      $        --     $   89,399
     Securities - taxable                                        28,742             8,848               --         37,590
     Securities - tax-exempt                                      1,086             1,694               --          2,780
     Other                                                          305               226               --            531
                                                          -------------------------------------------------------------------
         Total interest and fee income                          101,080            29,220               --        130,300
                                                          -------------------------------------------------------------------
Interest expense:
     Deposits                                                    37,201            10,857               --         48,058
     Short-term borrowings                                        6,014               139               --          6,153
     Long-term debt                                                 462             5,744               --          6,206
                                                          -------------------------------------------------------------------
         Total interest expense                                  43,677            16,740               --         60,417
                                                          -------------------------------------------------------------------
     Net interest income                                         57,403            12,480               --         69,883
     Provision for loan losses                                    4,599             1,130               --          5,729
                                                          -------------------------------------------------------------------

     Net interest income after provision for loan losses         52,804            11,350               --         64,154
                                                          -------------------------------------------------------------------

Noninterest income:
     Trust                                                        3,115                --               --          3,115
     Service charges on deposit accounts                          3,749             1,576               --          5,325
     Net securities gains                                           624               432               --          1,056
     Other                                                        2,491             2,926               --          5,417
                                                          -------------------------------------------------------------------
           Total noninterest income                               9,979             4,934               --         14,913
                                                          -------------------------------------------------------------------
 Noninterest expense:
     Salaries and employee benefits                              19,202             5,013               --         24,215
     Office supplies and postage                                  1,912               609               --          2,521
     Occupancy                                                    2,843             1,288               --          4,131
     Equipment                                                    2,375             1,219               --          3,594
     Professional fees and outside services                       2,836               539               --          3,375
     Data processing and communications                           3,577               217               --          3,794
     Amortization of intangible assets                            1,070               210               --          1,280
     Other operating                                              5,313             2,357               --          7,670
                                                          -------------------------------------------------------------------
          Total noninterest expense                              39,128            11,452               --         50,580
                                                          -------------------------------------------------------------------
     Income before income taxes                                  23,655             4,832               --         28,487
     Income taxes                                                 4,553             1,061               --          5,614
                                                          -------------------------------------------------------------------
          Net income                                      $      19,102     $       3,771      $        --     $   22,873
                                                          ===================================================================

Weighted Average Shares Outstanding:
     Basic                                                       13,198             4,796               --         17,976
     Diluted                                                     13,474             4,906               --         18,361

Earnings per share:
     Basic                                                $        1.45     $        0.79     $         --     $     1.27
     Diluted                                              $        1.42     $        0.77     $         --     $     1.25


                                      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                                                           FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
                                                          -----------------------------------------------
                                                                                               NBT
                                                             PIONEER                        LAKE ARIEL
                                                             AMERICAN        PRO FORMA        PIONEER
                                                             HOLDING        ADJUSTMENTS    COMBINED PRO
                                                          COMPANY CORP.                       FORMA
Consolidated Statements of Income:
(in thousands, except per share data)
Interest and fee income:
     Loans and loans held for sale                              $19,093         $    --        $108,492
     Securities - taxable                                         7,615              --          45,205
     Securities - tax-exempt                                      1,114              --           3,894
     Other                                                          480              --           1,011
                                                          ---------------------------------------------
         Total interest and fee income                           28,302              --         158,602
                                                          ---------------------------------------------
Interest expense:
     Deposits                                                    10,840              --          58,898
     Short-term borrowings                                           23              --           6,176
     Long-term debt                                               3,456              --           9,662
                                                          ---------------------------------------------
         Total interest expense                                  14,319              --          74,736
                                                          ---------------------------------------------
     Net interest income                                         13,983              --          83,866
     Provision for loan losses                                      420              --           6,149
                                                          ---------------------------------------------

     Net interest income after provision for loan losses         13,563              --          77,717
                                                          ---------------------------------------------

Noninterest income:
     Trust                                                           --              --           3,115
     Service charges on deposit accounts                          1,404              --           6,729
     Net securities gains                                           511              --           1,567
     Other                                                        1,046              --           6,463
                                                          ---------------------------------------------
           Total noninterest income                               2,961              --          17,874
                                                          ---------------------------------------------
 Noninterest expense:
     Salaries and employee benefits                               5,071              --          29,286
     Office supplies and postage                                    506              --           3,027
     Occupancy                                                    1,027              --           5,158
     Equipment                                                      773              --           4,367
     Professional fees and outside services                       1,027              --           4,402
     Data processing and communications                             483              --           4,277
     Amortization of intangible assets                               39              --           1,319
     Other operating                                              2,041              --           9,711
                                                          ---------------------------------------------
          Total noninterest expense                              10,967              --          61,547
                                                          ---------------------------------------------
     Income before income taxes                                   5,557              --          34,044
     Income taxes                                                 1,535              --           7,149
                                                          ---------------------------------------------
          Net income                                            $ 4,022         $    --        $ 26,895
                                                          =============================================

Weighted Average Shares Outstanding:
     Basic                                                        2,894              --          23,199
     Diluted                                                      2,953              --          23,691

Earnings per share:
     Basic                                                      $  1.39         $    --        $   1.16
     Diluted                                                    $  1.36         $    --        $   1.14

See accompanying notes to the unaudited pro forma combined financial statements.

                                      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                                                                      FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                                                          -------------------------------------------------------------------

                                                                                                                   NBT
                                                                NBT            LAKE ARIEL       PRO FORMA      LAKE ARIEL
                                                            BANCORP INC.     BANCORP, INC.     ADJUSTMENTS      COMBINED
                                                                                                                PRO FORMA
Consolidated Statements of Income:
(in thousands, except per share data)
Interest and fee income:
     Loans and loans held for sale                        $      64,781     $      16,907     $          --    $    81,688
     Securities - taxable                                        29,887             5,892                --         35,779
     Securities - tax-exempt                                      1,179             1,578                --          2,757
     Other                                                          334               273                --            607
                                                          -------------------------------------------------------------------
          Total interest and fee income                          96,181            24,650                --        120,831
                                                          -------------------------------------------------------------------

Interest expense:
     Deposits                                                    35,234            10,395                --         45,629
     Short-term borrowings                                        6,581               112                --          6,693
     Long-term debt                                                 707             3,018                --          3,725
                                                          -------------------------------------------------------------------
           Total interest expense                                42,522            13,525                --         56,047
                                                          -------------------------------------------------------------------
       Net interest income                                       53,659            11,125                --         64,784
     Provision for loan losses                                    3,505               780                --          4,285
                                                          -------------------------------------------------------------------
        Net interest income after provision for loan losses      50,154            10,345                --         60,499
                                                          -------------------------------------------------------------------
   Noninterest income:
     Trust                                                        2,675                --                --          2,675
     Service charges on deposit accounts                          3,695             1,247                --          4,942
     Net securities gains (losses)                                (337)               214                --           (123)
     Other                                                        2,033             1,940                --          3,973
                                                          -------------------------------------------------------------------
            Total noninterest income                              8,066             3,401                --         11,467
                                                          -------------------------------------------------------------------
   Noninterest expense:
     Salaries and employee benefits                              17,905             4,206                --         22,111
     Office supplies and postage                                  1,801               449                --          2,250
     Occupancy                                                    2,598             1,156                --          3,754
     Equipment                                                    1,700               932                --          2,632
     Professional fees and outside services                       2,201               284                --          2,485
     Data processing and communications                           2,789               177                --          2,966
     Amortization of intangible assets                            1,351               154                --          1,505
     Other operating                                              4,825             1,852                --          6,677
                                                          -------------------------------------------------------------------
          Total noninterest expense                              35,170             9,210                --         44,380
                                                          -------------------------------------------------------------------
      Income before income taxes                                 23,050             4,536                --         27,586
     Income taxes                                                 8,301             1,105                --          9,406
                                                          -------------------------------------------------------------------
           Net income                                     $      14,749     $       3,431     $          --    $    18,180
                                                          ===================================================================

Weighted Average Shares Outstanding:
     Basic                                                       13,176             3,935                --         17,095
     Diluted                                                     13,335             4,073                --         17,393

Earnings per share:
     Basic                                                $        1.12     $        0.88     $          --   $       1.06
     Diluted                                              $        1.11     $        0.84     $          --   $       1.05


                           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                                                           FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                                                          ----------------------------------------------
                                                                                                 NBT
                                                             PIONEER                          LAKE ARIEL
                                                             AMERICAN         PRO FORMA        PIONEER
                                                             HOLDING         ADJUSTMENTS    COMBINED PRO
                                                          COMPANY CORP.                         FORMA
Consolidated Statements of Income:
(in thousands, except per share data)
Interest and fee income:
     Loans and loans held for sale                               $18,101        $     --        $ 99,789
     Securities - taxable                                          7,063              --          42,842
     Securities - tax-exempt                                       1,023              --           3,780
     Other                                                           320              --             927
                                                          ----------------------------------------------
          Total interest and fee income                           26,507              --         147,338
                                                          ----------------------------------------------

Interest expense:
     Deposits                                                     11,337              --          56,966
     Short-term borrowings                                            10              --           6,703
     Long-term debt                                                1,498              --           5,223
                                                          ----------------------------------------------
           Total interest expense                                 12,845              --          68,892
                                                          ----------------------------------------------
       Net interest income                                        13,662              --          78,446
     Provision for loan losses                                       535              --           4,820
                                                          ----------------------------------------------
        Net interest income after provision for loan losses       13,127              --          73,626
                                                          ----------------------------------------------
   Noninterest income:
     Trust                                                            --              --           2,675
     Service charges on deposit accounts                           1,397              --           6,339
     Net securities gains (losses)                                   157              --              34
     Other                                                           907              --           4,880
                                                          ----------------------------------------------
            Total noninterest income                               2,461              --          13,928
                                                          ----------------------------------------------
   Noninterest expense:
     Salaries and employee benefits                                5,040              --          27,151
     Office supplies and postage                                     507              --           2,757
     Occupancy                                                     1,026              --           4,780
     Equipment                                                       685              --           3,317
     Professional fees and outside services                          900              --           3,385
     Data processing and communications                              456              --           3,422
     Amortization of intangible assets                                39              --           1,544
     Other operating                                               1,427              --           8,104
                                                          ----------------------------------------------
          Total noninterest expense                               10,080              --          54,460
                                                          ----------------------------------------------
      Income before income taxes                                   5,508              --          33,094
     Income taxes                                                  1,500              --          10,906
                                                          ----------------------------------------------
           Net income                                            $ 4,008        $     --        $ 22,188
                                                          ==============================================

Weighted Average Shares Outstanding:
     Basic                                                         2,850              --          22,239
     Diluted                                                       2,939              --          22,698

Earnings per share:
     Basic                                                       $  1.41        $     --        $   1.00
     Diluted                                                     $  1.36        $     --        $   0.98


See accompanying notes to the unaudited pro forma combined financial statements.

                                      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                                                                     FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                                                          -------------------------------------------------------------------

                                                                                                                  NBT
                                                                NBT          LAKE ARIEL        PRO FORMA       LAKE ARIEL
                                                           BANCORP INC.     BANCORP, INC.     ADJUSTMENTS       COMBINED
                                                                                                               PRO FORMA

Consolidated Statements of Income:
(in thousands, except per share data)
Interest and fee income:
     Loans and loans held for sale                        $      57,660      $    14,592      $       --       $   72,252
     Securities - taxable                                        25,109            4,409              --           29,518
     Securities - tax-exempt                                      1,527            1,104              --            2,631
     Other                                                           91              170              --              261
                                                          -------------------------------------------------------------------
         Total interest and fee income                           84,387           20,275              --          104,662
                                                          -------------------------------------------------------------------
Interest expense:
     Deposits                                                    31,942            8,957              --           40,899
     Short-term borrowings                                        3,745               83              --            3,828
     Long-term debt                                                 678            1,143              --            1,821
                                                          -------------------------------------------------------------------
         Total interest expense                                  36,365           10,183              --           46,548
                                                          -------------------------------------------------------------------
      Net interest income                                        48,022           10,092              --           58,114
     Provision for loan losses                                    3,175              650              --            3,825
                                                          -------------------------------------------------------------------
     Net interest income after provision for loan losses         44,847            9,442              --           54,289
                                                          -------------------------------------------------------------------
 Noninterest income:
     Trust                                                        2,642               --              --            2,642
     Service charges on deposit accounts                          3,372            1,217              --            4,589
     Net securities gains                                         1,179               43              --            1,222
     Other                                                        1,669            1,446              --            3,115
                                                          -------------------------------------------------------------------
           Total noninterest income                               8,862            2,706              --           11,568
                                                          -------------------------------------------------------------------

Noninterest expense:
     Salaries and employee benefits                              17,817            3,684              --           21,501
     Office supplies and postage                                  1,796              483              --            2,279
     Occupancy                                                    2,391              909              --            3,300
     Equipment                                                    1,765              824              --            2,589
     Professional fees and outside services                       2,382              337              --            2,719
     Data processing and communications                           2,280              144              --            2,424
     Amortization of intangible assets                            1,580              108              --            1,688
     Other operating                                              4,411            1,508              --            5,919
                                                          -------------------------------------------------------------------
         Total noninterest expense                               34,422            7,997              --           42,419
                                                          -------------------------------------------------------------------
     Income before income taxes                                  19,287            4,151              --           23,438
     Income taxes                                                 7,108            1,120              --            8,228
                                                          -------------------------------------------------------------------
         Net income                                       $      12,179      $     3,031      $       --       $   15,210
                                                          ===================================================================

Weighted Average Shares Outstanding:
     Basic                                                       13,058            3,860              --           16,903
     Diluted                                                     13,140            3,870              --           16,995

Earnings per share:
     Basic                                                $        0.93      $      0.78      $       --       $     0.90
     Diluted                                              $        0.93      $      0.78      $       --       $     0.89


                                      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                                                           FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                                                          ----------------------------------------------
                                                                                                 NBT
                                                               PIONEER                        LAKE ARIEL
                                                               AMERICAN       PRO FORMA        PIONEER
                                                               HOLDING       ADJUSTMENTS    COMBINED PRO
                                                            COMPANY CORP.                       FORMA

Consolidated Statements of Income:
(in thousands, except per share data)
Interest and fee income:
     Loans and loans held for sale                              $ 18,345         $    --       $  90,597
     Securities - taxable                                          5,144              --          34,662
     Securities - tax-exempt                                         595              --           3,226
     Other                                                           274              --             535
                                                          ----------------------------------------------
         Total interest and fee income                            24,358              --         129,020
                                                          ----------------------------------------------
Interest expense:
     Deposits                                                     10,799              --          51,698
     Short-term borrowings                                            57              --           3,885
     Long-term debt                                                   18              --           1,839
                                                          ----------------------------------------------
         Total interest expense                                   10,874              --          57,422
                                                          ----------------------------------------------
      Net interest income                                         13,484              --          71,598
     Provision for loan losses                                       500              --           4,325
                                                          ----------------------------------------------
     Net interest income after provision for loan losses          12,984              --          67,273
                                                          ----------------------------------------------
 Noninterest income:
     Trust                                                            --              --           2,642
     Service charges on deposit accounts                           1,227              --           5,816
     Net securities gains                                             --              --           1,222
     Other                                                           785              --           3,900
                                                          ----------------------------------------------
           Total noninterest income                                2,012              --          13,580
                                                          ----------------------------------------------

Noninterest expense:
     Salaries and employee benefits                                5,061              --          26,562
     Office supplies and postage                                     536              --           2,815
     Occupancy                                                       857              --           4,157
     Equipment                                                       622              --           3,211
     Professional fees and outside services                          738              --           3,457
     Data processing and communications                              408              --           2,832
     Amortization of intangible assets                                39              --           1,727
     Other operating                                               1,488              --           7,407
                                                          ----------------------------------------------
         Total noninterest expense                                 9,749              --          52,168
                                                          ----------------------------------------------
     Income before income taxes                                    5,247              --          28,685
     Income taxes                                                  1,543              --           9,771
                                                          ----------------------------------------------
         Net income                                             $  3,704         $    --        $ 18,914
                                                          ==============================================

Weighted Average Shares Outstanding:
     Basic                                                         2,812              --          21,979
     Diluted                                                       2,932              --          22,287

Earnings per share:
     Basic                                                      $   1.32         $    --       $    0.86
     Diluted                                                    $   1.26         $    --       $    0.85

See accompanying notes to the unaudited pro forma combined financial statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

         (1) Pro forma earnings per common share (EPS) have been calculated based on the weighted average number of shares of NBT plus additional shares of NBT assumed to be issued in the merger in exchange for the weighted average outstanding shares of Lake Ariel for each applicable period based on the exchange ratio of .9961.

         (2) The pro forma entries to record the issuance of .9961 shares of NBT Common Stock in exchange for each share of Lake Ariel Common Stock and to record the adjustment of the stated value of Lake Ariel Common Stock from $.21 to $1.00 as of September 30, 1999 were determined as follows:

NBT Common Shares issued                                                                              13,015,789
Lake Ariel Common Shares issued
(4,859,771 common shares times exchange ratio of .9961)                                                4,840,818
                                                                                                 ---------------

Combined pro forma total common shares issued                                                         17,856,607
Stated value per common share                                                                    $          1.00
                                                                                                 ---------------

Combined pro forma total stated value                                                            $    17,856,607

Actual par value of common stock at September 30, 1999:
         NBT                                                                    $  13,015,789
         Lake Ariel                                                                 1,020,552    $    14,036,341
                                                                                ---------------  ---------------

Entry to record increase in stated value:
         Capital Surplus                                                        $   3,820,266
                  Common Stock                                                                   $     3,820,266

Entry to record 5% stock dividend to NBT Bancorp Inc. shareholders of record at December 1, 1999 that NBT paid on December 15, 1999. To record issuance of
621,143 shares at a value of $18.70 per share.

Retained Earnings                                                               $  11,615,374
         Common Stock                                                                            $       621,143
                  Surplus                                                                        $    10,994,231

Summary of pro forma entries above

Retained Earnings                                                               $  11,615,374
         Common Stock                                                                            $     4,441,409
                  Surplus                                                                        $     7,173,965

For purposes of the above calculations, it is assumed that no dissenters' shares existed.

         (3) Authorized, issued and outstanding share information is as follows at September 30, 1999:

--------------------------------------- ---------------------- --------------------- -------------------------------
                                                 NBT                LAKE ARIEL          NBT/LAKE ARIEL PRO FORMA
--------------------------------------- ---------------------- --------------------- -------------------------------
Preferred
--------------------------------------- ---------------------- --------------------- -------------------------------
   Authorized                                  2,500,000             1,000,000                   2,500,000
--------------------------------------- ---------------------- --------------------- -------------------------------
   Issued and Outstanding                         -----                 -----                      -----
--------------------------------------- ---------------------- --------------------- -------------------------------
Common
--------------------------------------- ---------------------- --------------------- -------------------------------
   Stated Value                                    $1.00                  $.21                       $1.00
--------------------------------------- ---------------------- --------------------- -------------------------------
   Authorized                                 15,000,000            10,000,000                  15,000,000 (A)
--------------------------------------- ---------------------- --------------------- -------------------------------
   Issued                                     13,636,932             4,859,771                  18,477,750
--------------------------------------- ---------------------- --------------------- -------------------------------
   Outstanding                                13,046,443             4,859,771                  17,887,261
--------------------------------------- ---------------------- --------------------- -------------------------------

            (A) In conjunction with the merger, NBT will amend its Certificate of Incorporation to provide for the authorization of an additional 15 million shares of common stock by increasing the authorized shares from 15 million to 30 million.

         (4) Pro forma entry to issue 1.805 shares of NBT Bancorp Inc. Common Stock in exchange for each share of Pioneer American Holding Company Corp Common Stock. The stated value of NBT Bancorp Inc. Common Stock to be issued is determined as follows:

NBT Bancorp  Inc.\Lake  Ariel Combined common shares issued                                           18,477,750
Pioneer American Holding Company Corp common shares issued, after retirement of treasury stock
            (2,864,307 common shares times conversion
            ratio of 1.805)                                                                            5,170,074
                                                                                              ------------------
Combined pro forma total common share issued                                                          23,647,824
Stated value per common share                                                                 $             1.00
                                                                                              ------------------
Combined pro forma total stated value                                                         $       23,647,824

Actual stated value of common stock at September 30, 1999:

NBT Bancorp Inc.\Lake Ariel Combined                                        $     18,477,750
Pioneer American Holding Company Corp
             (after retirement of treasury shares)                                 2,864,307  $       21,342,057
                                                                            ----------------  ------------------
Required increase in stated value                                                             $        2,305,767
                                                                                              ==================

Entry to conform to stated value of common stock:
Surplus                                                                     $      2,305,767
Common stock                                                                                  $        2,305,767

Pro forma entry to retire treasury stock held by Pioneer
            (approximately 71,060 shares having a par value of $1.00 per share)

Common Stock                                                                $         71,060
Surplus                                                                     $      1,658,739
Treasury Stock                                                                                $        1,729,799

Summary of pro forma entries above

Surplus                                                                     $      3,964,506
Common stock                                                                                  $        2,234,707
Treasury Stock                                                                                $        1,729,799

     (5) The unaudited pro forma combined balance sheet at September 30, 1999, reflects anticipated merger and integration costs for both the Lake Ariel and Pioneer American mergers. Costs related to the Lake Ariel merger are estimated to be in the range of $6.7 million to $7.7 million ($4.7 million to $5.7 million after taxes) and costs related to the Pioneer American merger are estimated to be in the range of $4.6 million to $5.6 million ($3.3 million to $4.3 million after taxes). These estimates include primarily investment banking, legal, accounting, printing, employee and contract termination costs. Anticipated merger and integration cost estimates are not included in the unaudited pro forma combined statements of income for any of the periods presented.

     The pro forma statements do not reflect potential expense reductions or revenue enhancements expected to be realized subsequent to consummation of the merger.

     The entries to record the anticipated merger and integration costs on the unaudited pro forma combined balance sheet are:

LAKE ARIEL
Current Tax Receivable                           $   2,000,000
Retained Earnings                                $   5,200,000
     Other Liabilities                                             $   7,200,000

PIONEER AMERICAN
Current Tax Receivable                           $   1,300,000
Retained Earnings                                $   3,800,000
     Other Liabilities                                             $   5,100,000

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

   NBT and Pioneer American have used and incorporated by reference "forward-looking statements" in this Joint Proxy Statement/Prospectus. Words such as "will permit," "will afford," "believes," "expects," "may," "should," "projected," "contemplates," or "anticipates" may constitute forward-looking statements. These statements are within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to risks and uncertainties that could cause our actual results to differ materially. NBT and Pioneer American have used these statements to describe our expectations and estimates in various sections of this Joint Proxy Statement/Prospectus, including:

   |X|   Summary -- Our Reasons for the Merger;

   |X|   Summary -- Selected Historical and Pro Forma Combined Financial Data;

   |X|   The Merger -- Background of the Merger;

   |X| The Merger -- Recommendation of the NBT Board and NBT's Reasons for the Merger;

   |X| The Merger -- Recommendation of the Pioneer American Board and Pioneer American's Reasons for the Merger;

   |X|   The Merger -- Opinion of NBT's Financial Advisor;

   |X|   The Merger -- Opinion of Pioneer American's Financial Advisor; and

   |X|   Unaudited Pro Forma Combined Financial Statements.

   Factors that might cause such differences include, but are not limited to: the timing of closing the proposed merger being delayed; competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally in areas in which NBT and Pioneer American conduct their operations, being less favorable than expected; the cost and effort required to integrate aspects of the operations of the companies being more difficult than expected; expected cost savings from the proposed merger not being fully realized or realized within the expected time frame; legislation or regulatory changes which adversely affect the ability of the combined company to conduct its current and future operations; and the impact of the transition to the year 2000 on the operations of NBT, Pioneer American or the combined company. NBT and Pioneer American disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included in this joint proxy statement/prospectus to reflect future events or developments. NBT's actual results could differ materially from those set forth in the forward-looking statements because of many reasons, including the risk factors listed above. This list may not be exhaustive.

                                NBT BANCORP INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints [ ] and [ ], and either of them, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Stockholders of NBT Bancorp Inc. ("NBT") to be held at the Binghamton Regency Hotel and Conference Center, 225 Water Street, One Sarbro Square, Binghamton, New York on April 25, 2000 at 10:00 a.m. local time, or at any adjournment or postponement thereof (the "Meeting"), with all power which the undersigned would possess if personally present, and to vote all shares of NBT's common stock which the undersigned may be entitled to vote at said meeting upon the following proposals described in the accompanying joint proxy statement/prospectus, in accordance with the following instructions and, at their discretion, upon any other matters that may properly come before the Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED TO FIX THE NUMBER OF DIRECTORS AT TWELVE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED BELOW, FOR RATIFICATION OF THE INDEPENDENT AUDITOR, AND FOR THE ISSUANCE OF NBT COMMON STOCK IN THE MERGER AND RATIFICATION OF THE MERGER AGREEMENT.

1. Election of Directors. To fix the number of directors at twelve and elect the nominees listed below:

    [_] FOR ALL NOMINEES            [_] WITHHOLD FROM ALL NOMINEES

William C. Gumble, Bruce D. Howe, Andrew S. Kowalczyk, Jr., Dan B. Marshman, John G. Martines, John C. Mitchell

IF YOU DO NOT WISH YOUR SHARES VOTED FOR A PARTICULAR NOMINEE, DRAW A LINE THROUGH THAT PERSON'S NAME ABOVE.

2. To ratify the Board's selection of KPMG LLP as NBT's independent auditor for 2000.

    [_] FOR           [_] AGAINST           [_] ABSTAIN

3. To approve the issuance by NBT of its common stock to the former stock-holders of Pioneer American Holding Company Corp. in the merger and ratify the Agreement and Plan of Merger, dated as of December 7, 1999, by and between NBT and Pioneer American, which, if completed, would result in (a) the merger of Pioneer American with a subsidiary of NBT,
     (b) the subsequent merger of Pioneer American into NBT, and (c) the issuance of 1.805 shares of NBT common stock in exchange for each share of Pioneer American common stock, and all of the matters contemplated by the merger agreement.

    [_] FOR           [_] AGAINST           [_] ABSTAIN

4 The proxies are authorized to vote in their discretion upon such other business that may properly come before the Meeting.

X  Please mark your votes as in this example.

 (Continued and to be signed on reverse side)   SEE REVERSE SIDE

(Continued from other side)

     [_] Check here for address change and note change below

     [_] Check here if you plan to attend the Meeting

New address: ________________________________________________

  Date: _____________________        Signature(s)

                                              __________________________________

                                              __________________________________

                                              __________________________________


                                                      Please  sign here  exactly
                                                      as  name(s)  appear(s)  on
                                                      the left.  When signing as
                                                      attorney,        executor,
                                                      administrator,    trustee,
                                                      guardian,  or in any other
                                                      fiduciary  capacity,  give
                                                      full  title.  If more than
                                                      one    person    acts   as
                                                      trustee,  all should sign.
                                                      All  joint   owners   must
                                                      sign.

                     PIONEER AMERICAN HOLDING COMPANY CORP.

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS


         The undersigned hereby appoints Daniel Corazzi, John Kuna and Basil Telep, or any one or more of them, with full power of substitution, proxies, to vote all of the stock of Pioneer American Holding Company Corp., which the undersigned is entitled to vote at the Special Meeting of Stockholders of Pioneer American to be held at Heart Lake Lodge, 1299 Heart Lake Road, Jermyn, Pennsylvania on April 25, 2000 at 10:00 a.m. local time and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED, AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE FOLLOWING PROPOSAL.

1. To approve the Agreement and Plan of Merger, dated as of December 7, 1999, by and between Pioneer American and NBT Bancorp Inc. ("NBT"), which would result in the merger of Pioneer American into NBT and the issuance of 1.805 shares of NBT common stock in exchange for each share of Pioneer American common stock, and all of the matters contemplated by the merger agreement.

       [_] FOR        [_] AGAINST           [_] ABSTAIN

2. The proxies are authorized to vote in their discretion upon such other business that may properly come before the Pioneer American special meeting.

X  Please mark your votes as in this example.

 (Continued and to be signed on reverse side)   SEE REVERSE SIDE

(Continued from other side)


  Date: _____________________        Signature(s)

                                              __________________________________

                                              __________________________________

                                              __________________________________



                                                      Please  sign here  exactly
                                                      as  name(s)  appear(s)  on
                                                      the left.  When signing as
                                                      attorney,        executor,
                                                      administrator,    trustee,
                                                      guardian,  or in any other
                                                      fiduciary  capacity,  give
                                                      full  title.  If more than
                                                      one    person    acts   as
                                                      trustee,  all should sign.
                                                      All  joint   owners   must
                                                      sign.

I plan to attend the Special Meeting: ___________

Please mark (on reverse side), sign and date, and mail in the enclosed postage paid envelope.

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                NBT BANCORP INC.

                           LEVON ACQUISITION COMPANY

                                      AND

                     PIONEER AMERICAN HOLDING COMPANY CORP.









                                December 7, 1999


                                TABLE OF CONTENTS

                                                                                                               PAGE
1.       Combination..............................................................................................1

         1.1      First Merger....................................................................................1
         1.2      Effect of First Merger..........................................................................2
         1.3      Second Merger...................................................................................3
         1.4      Effect of Second Merger.........................................................................3
         1.5      Consideration for First Merger..................................................................5
         1.6      No Fractional Shares............................................................................5
         1.7      Dividends; Interest.............................................................................5
         1.8      Designation of Exchange Agent...................................................................6
         1.9      Notice of Exchange..............................................................................7
         1.10     Acts to Carry Out This Merger Plan..............................................................7
         1.11     Treatment of Stock Options......................................................................7
         1.12     Stock Option Agreement..........................................................................8
         1.13     Executive Officers and Directors of PAHC........................................................8
         1.14     Employee Benefits...............................................................................9
         1.15     Voting Agreements..............................................................................10
         1.16     Optional Bank Merger Transaction...............................................................10

2.       Effective Time..........................................................................................11

         2.1      PAHC Shareholder Approval......................................................................11
         2.2      NBT Shareholder Approval.......................................................................11
         2.3      Federal Reserve Approval.......................................................................11
         2.4      OCC Approval...................................................................................11
         2.5      Pennsylvania Department of Banking Approval....................................................11
         2.6      Other Regulatory Approvals.....................................................................11
         2.7      Expiration of Stays............................................................................12
         2.8      Mutual Agreement...............................................................................12

3.       Conditions Precedent to Performance of Obligations of the Parties.......................................12

         3.1      Regulatory Approvals...........................................................................12
         3.2      Registration Statement ........................................................................12
         3.3      Approval by Shareholders of PAHC...............................................................12
         3.4      Approval by Shareholders of NBTB...............................................................13
         3.5      Federal Income Taxation........................................................................13
         3.6      Adverse Legislation............................................................................13
         3.7      Absence of Litigation..........................................................................13


4.       Conditions Precedent to Performance of the Obligations
                  of NBTB........................................................................................13

         4.1      Representations and Warranties; Performance of Obligations.....................................14
         4.2      Opinion of PAHC Counsel........................................................................14
         4.3      Opinion of PAHC Litigation Counsel.............................................................14
         4.4      No Adverse Development.........................................................................14
         4.5      Consolidated Net Worth.........................................................................15
         4.6      Loan Loss Reserve..............................................................................15
         4.7      CRA Rating.....................................................................................15
         4.8      Employment Agreement...........................................................................15
         4.9      Releases.......................................................................................15
         4.10     Accounting Treatment...........................................................................15
         4.11     Affiliates' Agreement..........................................................................15
         4.12     Fairness Opinion...............................................................................16

5.       Conditions Precedent to Performance of Obligations of PAHC..............................................16

         5.1      Representations and Warranties; Performance of Obligations.....................................16
         5.2      Opinion of NBTB Counsel........................................................................16
         5.3      No Adverse Developments........................................................................16
         5.4      Status of NBTB Common Stock....................................................................17
         5.5      Change-in-Control Agreements...................................................................17
         5.6      Board of Directors.............................................................................17
         5.7      Fairness Opinion...............................................................................17
         5.8      Accounting Treatment...........................................................................17

6.       Representations and Warranties of PAHC..................................................................17

         6.1      Organization, Powers, and Qualification........................................................17
         6.2      Execution and Performance of Agreement........................................................ 18
         6.3      Absence of Violations..........................................................................18
         6.4      Compliance with Agreements.....................................................................18
         6.5      Binding Obligations............................................................................19
         6.6      Absence of Default; Due Authorization..........................................................19
         6.7      Compliance with BHC Act; Certain Banking Regulatory Matters....................................20
         6.8      Subsidiaries...................................................................................21


                                      -ii-

         6.9      Capital Structure..............................................................................21
         6.10     Articles of Incorporation, Bylaws, and Minute Books............................................22
         6.11     Books and Records..............................................................................23
         6.12     Regulatory Approvals and Filings, Contracts, Commitments, etc..................................23
         6.13     Financial Statements...........................................................................24
         6.14     Call Reports; Bank Holding Company Reports.....................................................25
         6.15     Absence of Undisclosed Liabilities.............................................................25
         6.16     Absence of Certain Developments................................................................25
         6.17     Reserve for Possible Credit Losses.............................................................26
         6.18     Tax Matters....................................................................................26
         6.19     Consolidated Net Worth.........................................................................28
         6.20     Examinations...................................................................................28
         6.21     Reports........................................................................................28
         6.22     FIRA Compliance and Other Transactions with Affiliates.........................................28
         6.23     SEC Registered Securities......................................................................29
         6.24     Legal Proceedings..............................................................................29
         6.25     Absence of Governmental Proceedings............................................................29
         6.26     Federal Deposit Insurance......................................................................29
         6.27     Other Insurance................................................................................29
         6.28     Labor Matters..................................................................................30
         6.29     Employee Benefit Plans.........................................................................30
         6.30     Compensation...................................................................................31
         6.31     Fiduciary Activities...........................................................................32
         6.32     Environmental Liability........................................................................32
         6.33     Intangible Property............................................................................33
         6.34     Real and Personal Property.....................................................................33
         6.35     Loans, Leases, and Discounts...................................................................34
         6.36     Material Contracts.............................................................................34
         6.37     Employment and Severance Arrangements..........................................................34
         6.38     Material Contract Defaults.....................................................................35
         6.39     Capital Expenditures...........................................................................35
         6.40     Repurchase Agreements..........................................................................35
         6.41     Internal Controls: Year 2000 Problems..........................................................35
         6.42     Dividends......................................................................................36
         6.43     Brokers and Advisers...........................................................................36
         6.44     Interest Rate Risk Management Instruments......................................................36
         6.45     Accounting Treatment...........................................................................36


                                      -iii-

         6.46     COBRA Matters..................................................................................37
         6.47     Disclosure.....................................................................................37
         6.48     Regulatory and Other Approvals.................................................................37

7.       Covenants of PAHC.......................................................................................37

         7.1      Rights of Access...............................................................................37
         7.2      Monthly and Quarterly Financial Statements;
                           Minutes of Meetings and Other Materials.............................................. 38
         7.3      Extraordinary Transactions.....................................................................38
         7.4      Preservation of Business.......................................................................39
         7.5      Comfort Letter.................................................................................40
         7.6      Affiliates' Agreement..........................................................................40
         7.7      Pooling Treatment..............................................................................41
         7.8      Shareholders' Meeting..........................................................................41
         7.9      Dividend Coordination..........................................................................41
         7.10     Inconsistent Activities........................................................................41
         7.11     COBRA Obligations..............................................................................42
         7.12     Updated Schedules..............................................................................42
         7.13     Subsequent Events..............................................................................43

8.       Representations and Warranties of NBTB..................................................................43

         8.1      Organization, Powers, and Qualification........................................................43
         8.2      Execution and Performance of Agreement.........................................................43
         8.3      Binding Obligations; Due Authorization.........................................................43
         8.4      Absence of Default.............................................................................44
         8.5      Capital Structure..............................................................................44
         8.6      Books and Records..............................................................................45
         8.7      Financial Statements...........................................................................45
         8.8      Nasdaq Reporting...............................................................................45
         8.9      Absence of Certain Developments................................................................46
         8.10     Brokers and Advisers...........................................................................46
         8.11     Disclosure.....................................................................................46
         8.12     Regulatory and Other Approvals.................................................................46



                                      -iv-

9.       Covenants of NBTB.......................................................................................46

         9.1      Rights of Access...............................................................................47
         9.2      Securities Reports.............................................................................47
         9.3      Shareholders' Meeting..........................................................................47
         9.4      Nasdaq Approval................................................................................47
         9.5      Options........................................................................................47
         9.6      Indemnification of Directors and Officers......................................................47
         9.7      Subsequent Events..............................................................................48

10.      Closing.................................................................................................48

         10.1     Place and Time of Closing......................................................................48
         10.2     Events to Take Place at Closing................................................................48

11.      Termination, Damages for Breach, Waiver, and Amendment..................................................49

         11.1     Termination by Reason of Lapse of Time.........................................................49
         11.2     Grounds for Termination........................................................................49
         11.3     Effect of Termination..........................................................................52
         11.4     Waiver of Terms or Conditions..................................................................53
         11.5     Amendment......................................................................................53

12.      General Provisions......................................................................................53

         12.1     Allocation of Costs and Expenses...............................................................53
         12.2     Mutual Cooperation.............................................................................54
         12.3     Form of Public Disclosures.....................................................................54
         12.4     Confidentiality................................................................................54
         12.5     Claims of Brokers..............................................................................55
         12.6     Information for Applications and Registration Statement........................................55
         12.7     Standard of Materiality and of Material Adverse Effect.........................................56
         12.8     Adjustments for Certain Events.................................................................57
         12.9     Counterparts...................................................................................57
         12.10    Entire Agreement...............................................................................57
         12.11    Survival of Representations, Warranties, and Covenants.........................................57
         12.12    Section Headings...............................................................................57


                                      -v-


         12.13    Notices........................................................................................58
         12.14    Choice of Law and Venue........................................................................59
         12.15    Knowledge of a Party...........................................................................59
         12.16    Binding Agreement..............................................................................59

                                  APPENDIX A


                          AGREEMENT AND PLAN OF MERGER



     THIS AGREEMENT AND PLAN OF MERGER made as of the seventh day of December, 1999, among NBT BANCORP INC. ("NBTB"), a Delaware corporation having its principal office in Norwich, New York, LEVON ACQUISITION COMPANY ("Newco"), a Delaware corporation having its principal office in Norwich, New York, and PIONEER AMERICAN HOLDING COMPANY CORP. ("PAHC"), a Pennsylvania corporation having its principal office in Carbondale, Pennsylvania

                          W I T N E S S E T H T H A T :

     WHEREAS, NBTB and PAHC are bank holding companies which desire to affiliate with each other through the merger of Newco with and into PAHC, with PAHC to be the surviving corporation (the "First Merger"), and the immediately subsequent merger of PAHC into NBTB, with NBTB to be the surviving corporation (the "Second Merger") (the First Merger and the Second Merger being referred to herein collectively as the "Merger");

     WHEREAS, the Board of Directors of PAHC has determined that it would be in the best interests of PAHC, its shareholders, its customers, and the areas served by PAHC to become affiliated with NBTB through the Merger;

     WHEREAS, subject to the terms and conditions hereof, the respective Boards of Directors of NBTB and PAHC have agreed to cause the Merger pursuant to the provisions of section 251 et seq. of the Delaware General Corporation Law (the "GCL") and section 1921 et seq. of the Pennsylvania Business Corporation Law (the "BCL");

     WHEREAS, the parties intend that the Merger qualify as one or more tax-free reorganizations under section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the business combination contemplated hereby be accounted for under the "pooling-of-interests" accounting method; and

     WHEREAS, the parties desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

     NOW,  THEREFORE,   in  consideration  of  these  premises  and  the  mutual
agreements hereinafter set forth, intending to be legally bound, the parties agree as follows:



1. COMBINATION.

     1.1. FIRST MERGER. Subject to the provisions of this Agreement, on the date and at the time to be specified in the Certificate of Merger to be filed on the date of the Closing with the Secretary of State of the State of Delaware pursuant to the GCL and in the Articles of Merger to be filed on the date of the

Closing with the Secretary of State of the Commonwealth of Pennsylvania pursuant to the BCL (the "Effective Time"), Newco will be merged with and into PAHC.

     1.2.  EFFECT OF FIRST MERGER.  At the Effective Time:

         (a) Newco and PAHC (the "First Merger Constituent Corporations") shall be merged into a single corporation, which shall be PAHC. PAHC is hereby designated as the surviving corporation in the First Merger and is hereinafter sometimes called the "First Merger Surviving Corporation."

         (b)  The separate existence of Newco shall cease.

         (c) The First Merger Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall assume and be subject to all the duties and liabilities of a corporation organized under the BCL.

         (d) The First Merger Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the First Merger Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions for shares and all other choses in action, and all and every other interest of and belonging to or due to each of the First Merger Constituent Corporations shall be taken and deemed to be transferred to and vested in the First Merger Surviving Corporation without further action, act or deed; and the title to any real estate, or any interest therein, vested in either of the First Merger Constituent Corporations shall not revert or be in any way impaired by reason of the First Merger.

         (e) The First Merger Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the First Merger Constituent Corporations; and any claim existing or action or proceeding pending by or against either of the First Merger Constituent Corporations may be prosecuted to judgment as if the First Merger had not taken place, or the First Merger Surviving Corporation may be proceeded against or substituted in its place. The First Merger Surviving Corporation expressly assumes and agrees to perform all of Newco's liabilities and obligations. Neither the rights of creditors nor any liens upon the property of either of the First Merger Constituent Corporations shall be impaired by the First Merger.

         (f) Any taxes, penalties, and public accounts of the State of Delaware, claimed against either of the First Merger Constituent Corporations but not settled, assessed, or determined prior to the First Merger shall be settled, assessed, or determined against the First Merger Surviving Corporation and, together with interest thereon, shall be a lien against the franchises and property, both real and personal, of the First Merger Surviving Corporation.

         (g) The Certificate of Incorporation of PAHC as it exists immediately prior to the Effective Time shall be the Certificate of Incorporation of the First Merger Surviving Corporation until later amended pursuant to Pennsylvania law.

         (h) The By-Laws of PAHC as they exist immediately prior to the Effective Time shall be the By-Laws of the First Merger Surviving Corporation until later amended pursuant to Pennsylvania law.

         (i) The authorized shares of capital stock of PAHC as of the Effective Time shall be 25,000,000 shares of Common Stock, $1.00 par value (the "PAHC Common Stock").

         (j) Subject to the terms, conditions, and limitations set forth herein, at the Effective Time and until surrendered for exchange and payment, each outstanding stock certificate which, prior to the Effective Time, represented shares of the common stock, $1.00 par value, of PAHC (the "PAHC Common Stock"), other than any shares of PAHC Common Stock held by NBTB (other than in a fiduciary, representative, or custodial capacity), which shall be canceled without any payment therefor, except for any dividends declared prior to the Effective Time but not yet paid as of the Effective Time, and other than shares of PAHC Common Stock held by PAHC, which shall be canceled without any payment therefor, shall, by virtue of this Agreement and without any action on the part of the holder or holders thereof, cease to represent an issued and existing share and shall be converted into a right to receive from NBTB, and shall for all purposes represent the right to receive, upon surrender of the certificate formerly representing such shares, a certificate representing the number of shares of NBTB Common Stock specified in section 1.5 of this Agreement; provided that, with respect to any matters relating to stock certificates representing PAHC Common Stock, NBTB may rely conclusively upon the record of stockholders maintained by PAHC containing the names and addresses of the holders of record of PAHC's Common Stock at the Effective Time.

         (k) All shares of capital stock of Newco outstanding at the Effective Time shall be converted into and exchanged for 100 shares of common stock of the First Merger Surviving Corporation, and any shares of capital stock of Newco held in the treasury of Newco shall be canceled.

     1.3. SECOND MERGER. Subject to the provisions of this Agreement, on the date of the Effective Time, and at such time subsequent to the Effective Time on such date as shall be designated by NBTB, which date and time shall be specified in the Certificate of Merger to be filed on the date of the Closing with the Secretary of State of the State of Delaware pursuant to the GCL and in the Articles of Merger to be filed on the date of the Closing with the Secretary of State of the Commonwealth of Pennsylvania pursuant to the BCL (the "Second Merger Effective Time"), PAHC will be merged with and into NBTB.

     1.4.  EFFECT OF SECOND MERGER.  At the Second Merger Effective Time:

         (a) PAHC and NBTB (the "Second Merger Constituent Corporations") shall be merged into a single corporation, which shall be NBTB. NBTB is hereby designated as the surviving corporation in the Second Merger and is hereinafter sometimes called the "Second Merger Surviving Corporation."

         (b)  The separate existence of PAHC shall cease.

         (c) The Second Merger Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall assume and be subject to all the duties and liabilities of a corporation organized under the GCL.

         (d) The Second Merger Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Second Merger Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions for shares and all other choses in action, and all and every other interest of and belonging to or due to each of the Second Merger Constituent Corporations shall be taken and deemed to be transferred to and vested in the Second Merger Surviving Corporation without further action, act or deed; and the title to any real estate, or any interest therein, vested in either of the Second Merger Constituent Corporations shall not revert or be in any way impaired by reason of the Second Merger.

         (e) The Second Merger Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Second Merger Constituent Corporations; and any claim existing or action or proceeding pending by or against either of the Second Merger Constituent Corporations may be prosecuted to judgment as if the Second Merger had not taken place, or the Second Merger Surviving Corporation may be proceeded against or substituted in its place. The Second Merger Surviving Corporation expressly assumes and agrees to perform all of PAHC's liabilities and obligations. Neither the rights of creditors nor any liens upon the property of either of the Second Merger Constituent Corporations shall be impaired by the Second Merger.

         (f) Any taxes, penalties, and public accounts of the Commonwealth of Pennsylvania, claimed against either of the Second Merger Constituent Corporations but not settled, assessed, or determined prior to the Second Merger shall be settled, assessed, or determined against the Second Merger Surviving Corporation and, together with interest thereon, shall be a lien against the franchises and property, both real and personal, of the Second Merger Surviving Corporation.

         (g) The Certificate of Incorporation of NBTB as it exists immediately prior to the Second Merger Effective Time shall be the Certificate of Incorporation of the Second Merger Surviving Corporation until later amended pursuant to Delaware law.

         (h) The By-Laws of NBTB as they exist immediately prior to the Second Merger Effective Time shall be the By-Laws of the Second Merger Surviving Corporation until later amended pursuant to Delaware law.

         (i) The authorized shares of capital stock of NBTB as of the Second Merger Effective Time shall be that number of shares of preferred stock as exist immediately prior to the Second Merger Effective Date, with a par value or no par value and, if applicable, a stated value as exist immediately prior to the Second Merger Effective Date, and that number of shares of common stock as exist immediately prior to the Second Merger Effective Date, with a par value or no par value and, if applicable, a stated value as exist immediately prior to the Second Merger Effective Date (the "NBTB Common Stock").

         (j) At the Second Merger Effective Time, all the shares of PAHC shall be canceled and only the shares of the Second Merger Surviving Corporation shall remain as validly issued shares of the Second Merger Surviving Corporation, fully paid and nonassessable.

     1.5. CONSIDERATION FOR FIRST MERGER. Subject to the terms, conditions, and limitations set forth herein (including the procedures specified in section 11.2(d)(ii) of this Agreement), as a result of the First Merger, each share of PAHC Common Stock other than shares of PAHC Common Stock held by NBTB (other than in a fiduciary, representative, or custodial capacity) or by PAHC shall be converted into the right to receive, in exchange for each share of PAHC Common Stock held of record as of the Effective Time, 1.805 shares of NBTB Common Stock (the "Exchange Ratio").

     1.6. NO FRACTIONAL SHARES. NBTB will not issue fractional shares of its stock. In lieu of fractional shares of NBTB Common Stock, if any, each shareholder of PAHC who is entitled to a fractional share of NBTB Common Stock shall receive an amount of cash equal to the product of such fraction times the average of the closing bid price and the closing asked price per share for NBTB Common Stock as reported on the Nasdaq National Market (or, in the absence thereof, as reported by or determined by reference to such other source upon which NBTB and PAHC shall agree) for each of the twenty consecutive trading days ending on and including the eighth trading day before the Effective Time (the "Average Closing Price"). Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

    1.7. DIVIDENDS; INTEREST. No shareholder of PAHC will be entitled to receive dividends on his, her or its NBTB Common Stock until he, she or it exchanges his, her or its certificates representing PAHC Common Stock for NBTB Common Stock. Any dividends declared on NBTB Common Stock to holders of record on or after the Effective Time shall, with respect to stock to be delivered pursuant to this Agreement to shareholders of PAHC who have not exchanged their certificates representing PAHC Common Stock for NBTB Common Stock, be paid to the Exchange Agent (as designated in section 1.8 of this Agreement) and, upon receipt from a former shareholder of PAHC of certificates representing shares of

PAHC Common Stock, the Exchange Agent shall forward to such former shareholder of PAHC (i) certificates representing his, her or its shares of NBTB Common Stock, (ii) dividends declared thereon subsequent to the Effective Time (without interest) and (iii) the cash value of any fractional shares determined in accordance with section 1.6 hereof.

     1.8.  DESIGNATION OF EXCHANGE AGENT.

         (a) The parties to this Agreement hereby designate American Stock Transfer and Trust Company, New York, New York ("AST") as Exchange Agent to effect the exchanges contemplated hereby.

         (b) NBTB will, promptly after the Effective Time, issue and deliver to AST the share certificates representing shares of NBTB Common Stock (each a "New Certificate") and the cash to be paid to holders of PAHC Common Stock in accordance with this Agreement.

         (c) If any New Certificate is to be issued in a name other than that in which the certificate formerly representing PAHC Common Stock (an "Old Certificate") and surrendered for exchange was issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall pay to AST any transfer or other taxes required by reason of the issuance of the New Certificate in any name other than that of the registered holder of the Old Certificate surrendered, or establish to the satisfaction of AST that such tax has been paid or is not payable.

         (d) In the event that any Old Certificates have not been surrendered for exchange in accordance with this Agreement on or before the second anniversary of the Effective Time, NBTB may at any time thereafter, with or without notice to the holders of record of such Old Certificates, sell for the accounts of any or all of such holders any or all of the shares of NBTB Common Stock which such holders are entitled to receive under Section 1.5 hereof (the "Unclaimed Shares"). Any such sale may be made by public or private sale or sale at any broker's board or on any securities exchange in such manner and at such times as NBTB shall determine. If, in the opinion of counsel for NBTB, it is necessary or desirable, any Unclaimed Shares may be registered for sale under the Securities Act of 1933, as amended (the "Securities Act") and applicable state laws. NBTB shall not be obligated to make any sale of Unclaimed Shares if it shall determine not to do so, even if notice of sale of the Unclaimed Shares has been given. The net proceeds of any such sale of Unclaimed Shares shall be held for holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold, to be paid to them upon surrender of the Old Certificates. From and after any such sale, the sole right of the holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold shall be the right to collect the net sale proceeds held by NBTB for their respective accounts, and such holders shall not be entitled to receive any interest on such net sale proceeds held by NBTB.

         (e) If any Old Certificates are not surrendered prior to the date on which such certificates or the proceeds of the sale of the Unclaimed Shares, as the case may be, would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of NBTB (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither NBTB nor its agents or any other person shall be liable to any former holder of PAHC Common Stock for any property delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     1.9. NOTICE OF EXCHANGE. Promptly after the Effective Time, AST shall mail to each holder of one or more certificates formerly representing PAHC Common Stock a notice specifying the Effective Time and notifying such holder to surrender his, her or its certificate or certificates to AST for exchange. Such notice shall be mailed to holders by regular mail at their addresses on the records of PAHC.

     1.10.  ACTS TO CARRY OUT THIS MERGER PLAN.

         (a) PAHC and its proper officers and directors shall do all such acts and things as may be necessary or proper to vest, perfect, or confirm in NBTB title to such property or rights as are specified in sections 1.4(c) and 1.4(d) of this Agreement and otherwise to carry out the purposes of this Agreement.

         (b) If, at any time after the Effective Time, NBTB shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, or confirm, of record or otherwise, in NBTB its right, title, or interest in or under any of the rights, properties, or assets of PAHC acquired or to be acquired by NBTB as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, PAHC and its proper officers and directors shall be deemed to have granted to NBTB an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in NBTB and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of NBTB are fully authorized in the name of PAHC or otherwise to take any and all such action.

     1.11. TREATMENT OF STOCK OPTIONS. At the Effective Time, each stock option to purchase PAHC Common Stock not exercised prior to the Effective Time (each, a "Converted Option"), whether vested or unvested, shall automatically be converted into an option (a "Replacement Option") to acquire, on the same terms and conditions as were applicable under the terms of such Converted Option and any option plan under which such Converted Option was issued (or as near thereto as is practicable), a number of shares of NBTB Common Stock equal to (rounded down to the nearest whole number of shares) (a) the number of shares of PAHC

Common Stock subject to such Converted Option as of the Effective Time multiplied by (b) the Exchange Ratio, at an exercise price per share (rounded down to the nearest whole cent) equal to (x) the aggregate exercise price under such Converted Option for all of the shares of PAHC Common Stock subject to such Converted Option at the Effective Time divided by (y) the number of shares of NBTB Common Stock subject to such Replacement Option. Notwithstanding the foregoing, in the case of each Converted Option to which section 421 of the Code applies by reason of its qualification under section 422 of the Code, the terms of the Replacement Option into which such Converted Option is converted, including the option price, the number of shares of NBTB Common Stock purchasable pursuant to such option, and the terms and conditions of exercise of such option shall be determined so as to comply with section 424(a) of the Code. At or prior to the Effective Time, PAHC shall take all action, if any, necessary with respect to any Converted Options or stock plans under which Converted Options have been issued to permit the replacement of the Converted Options with Replacement Options as contemplated by this section 1.11. At the Effective Time, NBTB shall assume such stock plans; provided, that such assumption shall only be in respect of the Replacement Options and that NBTB shall have no obligation with respect to any awards under such plans other than the Replacement Options and shall have no obligation to make any additional grants or awards under such assumed plans.

     1.12. STOCK OPTION AGREEMENT. Simultaneously herewith, NBTB and PAHC shall execute and deliver the Stock Option Agreement in the form attached hereto as
Exhibit I. The option that is the subject of the Stock Option Agreement will terminate as of, and will not be exercisable following, the Effective Time.

     1.13.  EXECUTIVE OFFICERS AND DIRECTORS OF PAHC.

         (a) At the Effective Time, in consideration for and against delivery of a full and unconditional release granted in favor of NBTB, PAHC, and Pioneer American Bank, National Association ("PA Bank") by John W. Reuther ("Reuther") from any and all claims, actions, or liabilities which Reuther may have, may have had, or could have against NBTB, PAHC, or PA Bank (except entitlements granted to Reuther by this Agreement or the employment agreement described in section 4.8 hereof (the "Reuther Employment Agreement") or granted to Reuther by the Executive Retirement Plan of PA Bank adopted on October 25, 1988 or the Split Dollar Agreement/Key Executive Equity Program dated February 15, 1994, as restated April 16, 1999), and subject in every case to section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1828(k)), NBTB will tender to Reuther the Reuther Employment Agreement and the change-in-control agreement described in section 5.5 hereof.

         (b) At the Effective Time, in consideration for and against delivery of a full and unconditional release granted in favor of NBTB, PAHC, and PA Bank by Patricia A. Cobb ("Cobb") from any and all claims, actions, or liabilities which Cobb may have, may have had, or could have against NBTB, PAHC, or PA Bank (except entitlements granted to Cobb by this Agreement), and subject in every case to section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. ss.

1828(k)), NBTB will tender to Cobb the change-in-control  agreement described in section 5.5 hereof.

         (c) At the Effective Time, in consideration for and against delivery of a full and unconditional release granted in favor of NBTB, PAHC, and PA Bank by James E. Jackson ("Jackson") from any and all claims, actions, or liabilities which Jackson may have, may have had, or could have against NBTB, PAHC, or PA Bank (except entitlements granted to Jackson by this Agreement), and subject in every case to section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1828(k)), NBTB will tender to Jackson the change-in-control agreement described in section 5.5 hereof.

         (d) Subject to the fiduciary duties of its directors to NBTB, NBTB will cause Joseph G. Nasser ("Nasser"), Gene E. Goldenziel ("Goldenziel"), and Richard Chojnowski ("Chojnowski") to be elected or appointed as directors of NBTB with terms commencing at the Effective Time, with Nasser to serve as a director of the class whose term expires in 2000, Goldenziel to serve as a director of the class whose term expires in 2001, and Chojnowski to serve as a director of the class whose term expires in 2002.

         (e) If the Merger has occurred prior to the date of mailing of the proxy materials to NBTB stockholders in connection with the 2000 annual meeting of the stockholders of NBTB, NBTB will propose to its stockholders in those proxy materials that Nasser be reelected to the board of directors of NBTB as a member of the class whose term shall expire in 2003.

1.14.  EMPLOYEE BENEFITS.

         (a) If any employee of PAHC or of PA Bank becomes a participant in any employment benefit plan, practice, or policy of NBTB or NBT Bank, National Association ("NBT Bank"), such employee shall be given credit under such plan, practice, or policy for all service prior to the Effective Time with PAHC or PA Bank for purposes of eligibility and vesting, but not for benefit accrual purposes, for which such service is taken into account or recognized, and, if necessary, NBTB shall cause any and all pre-existing condition limitations and eligibility waiting periods under group health plans to be waived with respect to such participants and their eligible dependents (except to the extent such pre-existing condition limitations are no more onerous than similar limitations, or such waiting periods do not extend any waiting period, applicable to such employee under the plans of PAHC or PA Bank), provided that there be no duplication of such benefits as are provided under any employee benefit plans, practices, or policies of PAHC or PA Bank that continue in effect following the Effective Time.

         (b) Each employee of PAHC or PA Bank (except Reuther, Cobb, and Jackson) who becomes an employee of NBTB or any of its subsidiaries or who, following the Effective Time, remains an employee of PA Bank and is terminated by NBTB or any of its subsidiaries (including PA Bank) subsequent to the Effective Time shall be entitled to severance pay, if any, in accordance with the general severance policy of NBTB. Such employee's service with PAHC or PA Bank shall be treated as service with NBTB for purposes of determining the amount of severance pay, if any, under the severance policy of NBTB.

     1.15. VOTING AGREEMENTS. Simultaneously herewith, each shareholder of PAHC who is listed on Schedule 1.15 attached hereto shall each enter into an agreement with NBTB, substantially in form and substance as that set forth as
Exhibit II attached hereto, in which he or she agrees to vote all shares of PAHC Common Stock which may be voted, or whose vote may be directed, by him or her, in favor of the transactions contemplated by this Agreement at the meeting of shareholders at which such transactions shall be considered.

     1.16. OPTIONAL BANK MERGER TRANSACTION. NBTB in its sole and absolute discretion may elect to cause a merger of PA Bank to be consummated in accordance with the following terms and conditions:

         (a) At any time following the date of this Agreement, and until and including February 5, 2000, NBTB shall be entitled to give notice to PAHC that NBTB wishes on the date of the Effective Time, and at such time subsequent to the Effective Time on such date as shall be designated by NBTB, to consummate the merger of PA Bank with and into LA Bank, National Association ("LA Bank"), or the merger of LA Bank into PA Bank, as the case may be specified in such notice (in either case, the "Bank Merger"). The day on which NBTB gives any such notice is referred to herein as the "Bank Merger Notice Date."

         (b) Following the Bank Merger Notice Date, NBTB shall use commercially reasonable efforts to cause LA Bank to promptly enter into, and PAHC shall cause PA Bank to promptly enter into, an agreement of merger substantially in form and substance as that set forth as Exhibit III attached hereto.

         (c) Following the Bank Merger Notice Date and at the request of NBTB, PAHC shall cause PA Bank to promptly become a party to this Agreement and to join in such representations, warranties, covenants, and agreements to or with NBTB as PAHC has, with respect to PA Bank, made to or with NBTB in this Agreement.

         (d) Following the Bank Merger Notice Date, NBTB shall use commercially reasonable efforts to cause LA Bank to promptly seek to obtain the approval of the Office of the Comptroller of the Currency (the "OCC") and such other approvals, if any, as LA Bank may require for the consummation of the Bank Merger, and PAHC shall cause PA Bank to promptly seek to obtain such approvals, if any, as PA Bank may require for the consummation of the Bank Merger.

         (e) Anything in this Agreement to the contrary notwithstanding, the Bank Merger shall not occur unless, at the time of the Bank Merger, LA Bank is a direct or indirect subsidiary of NBTB.

2. EFFECTIVE TIME.

     The Effective Time shall be the date and time specified in the articles of merger to be filed with the Secretary of State of the Commonwealth of Pennsylvania pursuant to section 1927 of the BCL to effectuate the First Merger, the date of which shall be the latest of:

     2.1. PAHC SHAREHOLDER APPROVAL. The day upon which the shareholders of PAHC approve, ratify, and confirm the Merger by the affirmative vote of the holders of at least 70 percent of the votes which all shareholders of PAHC are entitled to cast thereon;

     2.2. NBTB SHAREHOLDER APPROVAL. The day upon which the shareholders of NBTB approve the issuance of NBTB Common Stock pursuant to this Agreement and ratify this Agreement;

     2.3. FEDERAL RESERVE APPROVAL. The first to occur of (a) the date thirty days following the date of the order of the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York acting pursuant to authority delegated to it by the Board of Governors of the Federal Reserve System (collectively, the "Board of Governors") approving the Merger, or (b) if, pursuant to section 321(a) of the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), the Board of Governors shall have prescribed a shorter period of time with the concurrence of the Attorney General of the United States, the date on which such shorter period of time shall elapse, or (c) the date ten days following the date on which the Board of Governors indicates its waiver of jurisdiction over the Merger; or

     2.4. OCC APPROVAL. If the Bank Merger Notice Date shall have timely occurred, the first to occur of (a) the date thirty days following the date of the order of the OCC approving the Bank Merger, or (b) if, pursuant to section 321(b) of the Riegle Act, the OCC shall have prescribed a shorter period of time with the concurrence of the Attorney General of the United States, the date on which such shorter period of time shall elapse; or

     2.5. PENNSYLVANIA DEPARTMENT OF BANKING APPROVAL. The date ten days following the date of the order of the Department of Banking of the Commonwealth of Pennsylvania (the "Department") approving the transactions contemplated by this Agreement;

     2.6. OTHER REGULATORY APPROVALS. The date upon which any other material order, approval, or consent of a federal or state regulator of financial institutions or financial institution holding companies authorizing consummation of the transactions contemplated by this Agreement is obtained or any waiting period mandated by such order, approval, or consent has run;

     2.7. EXPIRATION OF STAYS. Ten days after any stay of the approvals of any of the Board of Governors or the Department of the transactions contemplated by this Agreement or any injunction against closing of said transactions is lifted, discharged, or dismissed; or

     2.8. MUTUAL AGREEMENT. Such other date as shall be mutually agreed to by NBTB and PAHC.


3. CONDITIONS PRECEDENT TO PERFORMANCE OF OBLIGATIONS OF THE PARTIES.

     The obligations of NBTB and PAHC to consummate the Merger shall be subject to the conditions that on or before the Effective Time:

     3.1. REGULATORY APPROVALS. Orders, consents, and approvals required to consummate the Merger and, if the Bank Merger Notice Date shall have timely occurred, the Bank Merger shall have been entered by the requisite governmental authorities, and all statutory waiting periods in respect thereof shall have expired.

     3.2.  REGISTRATION STATEMENT.
           ----------------------

         (a) EFFECTIVENESS. The registration statement to be filed by NBTB with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act in connection with the registration of the shares of NBTB Common Stock to be used as consideration in connection with the Merger (the "Registration Statement") shall have become effective under the Securities Act, and NBTB shall have received all required state securities laws or "blue sky" permits and other required authorizations or confirmations of the availability of exemptions from registration requirements necessary to issue NBTB Common Stock in the Merger.

         (b) ABSENCE OF STOP-ORDER. Neither the Registration Statement nor any such required permit, authorization, or confirmation shall be subject to a stop-order or threatened stop-order by the SEC or any state securities authority.

     3.3. APPROVAL BY SHAREHOLDERS OF PAHC. The shareholders of PAHC shall have authorized, ratified, and confirmed the Merger by the affirmative vote of the holders of at least 70 percent of the votes which all shareholders of PAHC are entitled to cast thereon.

     3.4. APPROVAL BY SHAREHOLDERS OF NBTB.
          --------------------------------

         (a) The shareholders of NBTB shall have approved the issuance of NBTB Common Stock pursuant to this Agreement and ratified this Agreement.

         (b) The shareholders of NBTB shall have approved a proposed amendment to NBTB's Certificate of Incorporation to increase the number of authorized shares of NBTB common stock from fifteen million to thirty million (the "Share Increase Amendment").

     3.5. FEDERAL INCOME TAXATION. NBTB and PAHC shall have received a written opinion of Blank Rome Comisky & McCauley LLP, or of Duane, Morris & Heckscher LLP, or of another firm mutually agreeable to NBTB and PAHC, applying existing law, that the Merger shall qualify as one or more reorganizations under section 368(a)(1) of the Code and the regulations and rulings promulgated thereunder. In rendering such opinion, the firm rendering the opinion may require and rely upon representations contained in certificates of officers of NBTB, PAHC, and others.

     3.6. ADVERSE LEGISLATION. Subsequent to the date of this Agreement, no legislation shall have been enacted and no regulation or other governmental requirement shall have been adopted or imposed that renders or will render consummation of the Merger impossible or illegal.

     3.7. ABSENCE OF LITIGATION. No action, suit, or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin, or prohibit the Merger, or which would reasonably be expected to restrict materially the operation of the business of NBTB, that of PAHC, or that of PA Bank or the exercise of any rights with respect thereto or to subject either of the parties hereto or any of their subsidiaries, directors, or officers to any liability, fine, forfeiture, divestiture, or penalty on the ground that the transactions contemplated hereby, the parties hereto, or their subsidiaries, directors, or officers have breached or will breach any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby and with respect to which the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit, or proceeding raises substantial questions of law or fact which could reasonably be decided materially adversely to either party hereto or its subsidiaries, directors, or officers.


4. CONDITIONS PRECEDENT TO PERFORMANCE OF THE OBLIGATIONS OF NBTB.

     The obligations of NBTB hereunder are subject to the satisfaction, on or prior to the Effective Time, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by NBTB in writing unless not so permitted by law:

     4.1. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of PAHC contained in this Agreement shall be true and correct in all material respects as of the Effective Time with the same effect as if such representations and warranties had been made or given at and as of such date, except that representations and warranties of PAHC contained in this Agreement which specifically relate to an earlier date shall be true and correct in all material respects as of such earlier date. All covenants and obligations to be performed or met by PAHC on or prior to the Effective Time shall have been so performed or met. On the date of the Effective Time, the president and chief executive officer and the chief financial officer of PAHC shall deliver to NBTB a certificate to that effect. The delivery of such certificates shall in no way diminish the warranties, representations, covenants, and obligations of PAHC made in this Agreement.

     4.2. OPINION OF PAHC COUNSEL. NBTB shall have received (a) a favorable opinion from Blank Rome Comisky & McCauley LLP, dated the date of the Effective Time, substantially in form and substance as that set forth as Exhibit IV(a) attached hereto, and (b) a favorable opinion from Patricia A. Cobb, Esq., Senior Executive Vice President/In-House Counsel of PAHC, dated the date of the Effective Time, substantially in form and substance as that set forth in Exhibit IV(b) attached hereto.

     4.3. OPINION OF PAHC LITIGATION COUNSEL. NBTB shall have received a favorable opinion from legal counsel handling litigation matters for PAHC and PA Bank, dated the date of the Effective Time, substantially in form and substance as that set forth as Exhibit V attached hereto.

     4.4.  NO ADVERSE DEVELOPMENTS.

          (a) During the period from  September 30, 1999 to the Effective  Time,
(i) there shall not have been any material adverse effect as defined in section 12.7(d) (a "Material Adverse Effect") with respect to PAHC; and (ii) none of the events described in clauses (a) through (f) of section 6.16 of this Agreement shall have occurred, and each of the practices and conditions described in clauses (x) through (z) of that section shall have been maintained.

          (b) As of the Effective Time, the capital structure of PAHC and the capital structure of PA Bank shall be as stated in section 6.9.

          (c) As of the Effective Time, other than liabilities incurred in the ordinary course of business subsequent to September 30, 1999, there shall be no liabilities of PAHC or PA Bank which are material to PAHC on a consolidated basis which were not reflected on the consolidated statement of condition of PAHC as of September 30, 1999 or in the related notes to the consolidated statement of condition of PAHC as of September 30, 1999.

         (d) No adverse action shall have been instituted or threatened against PAHC or any of its subsidiaries by any governmental authority, or referred by a governmental authority to another governmental authority, for the enforcement or assessment of penalties for the violation of any laws of regulations relating to equal credit opportunity, fair housing, or fair lending.

         (e) NBTB shall have received a certificate dated the date of the Effective Time, signed by the president and the chief financial officer of PAHC, certifying to the matters set forth in paragraphs (a), (b), (c), and (d) of this section 4.4. The delivery of such officers' certificate shall in no way diminish the warranties and representations of PAHC made in this Agreement.

     4.5. CONSOLIDATED NET WORTH. On and as of the Effective Time, the consolidated net worth of PAHC as determined in accordance with generally accepted accounting principles but without regard to the change in unrealized gains and losses on securities (net of reclassification adjustment and tax effects) between September 30, 1999 and the Effective Time, shall not be less than the sum of (a) $31,906,000, (b) the proceeds to PAHC of the sale of treasury stock since September 30, 1999, and (c) the proceeds to PAHC of the exercise of stock options to purchase shares of PAHC Common Stock since September 30, 1999.

     4.6. LOAN LOSS RESERVE. On and as of the Effective Time, the aggregate reserve for loan losses of PA Bank as determined in accordance with generally accepted accounting principles shall not be less than $3,000,000.

     4.7. CRA RATING. The CRA rating of PA Bank shall be no lower than "satisfactory."

     4.8. EMPLOYMENT AGREEMENT. Reuther shall have entered into an employment agreement with NBTB substantially in form and substance as that set forth as
Exhibit VI attached hereto.

     4.9. RELEASES. The releases described in sections 1.13(a), (b), and (c) shall have been delivered to NBTB.

     4.10. ACCOUNTING TREATMENT. NBTB shall have received letters (the "Pooling Letters") from KPMG LLP ("KPMG"), in its capacity as the independent auditing firm of NBTB, dated the date of or shortly prior to each of the mailing date of the proxy materials to the shareholders of PAHC, and the date of the Effective Time, stating the opinion of KPMG that the Merger shall qualify for pooling-of-interest accounting treatment.

     4.11. AFFILIATES' AGREEMENTS. NBTB shall have received a written agreement substantially in form and substance as that set forth as Exhibit VII attached hereto (an "Affiliates Agreement"):

         (a) on or before the date of this Agreement, from each person who, on the date of this Agreement, is an "affiliate" of PAHC (as that term is used in section 7.6 of this Agreement), and

         (b) not later than ten days after any other person becomes an "affiliate" of PAHC (as that term is used in section 7.6 of this Agreement), from such person.

     4.12. FAIRNESS OPINION. NBTB shall have received a letter from McConnell, Budd & Downes, Inc. ("MB&D"), dated the date of or shortly prior to the mailing date of the proxy materials to the shareholders of NBTB, stating the opinion of MB&D that the Exchange Ratio is fair, from a financial point of view, to the shareholders of NBTB.


5. CONDITIONS PRECEDENT TO PERFORMANCE OF OBLIGATIONS OF PAHC.

     The obligations of PAHC hereunder are subject to the satisfaction, on or prior to the Effective Time, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by PAHC in writing unless not so permitted by law:

     5.1. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of NBTB contained in this Agreement shall be true and correct in all material respects as of the Effective Time with the same effect as if such representations and warranties had been made or given at and as of such date, except that representations and warranties of NBTB contained in this Agreement which specifically relate to an earlier date shall be true and correct in all material respects as of such earlier date. All covenants and obligations to be performed or met by NBTB on or prior to the Effective Time shall have been so performed or met. On the date of the Effective Time, either the president or an executive vice president of NBTB shall deliver to PAHC a certificate to that effect. The delivery of such officer's certificate shall in no way diminish the warranties, representations, covenants, and obligations of NBTB made in this Agreement.

     5.2. OPINION OF NBTB COUNSEL. PAHC shall have received a favorable opinion of Duane, Morris & Heckscher LLP, dated the date of the Effective Time, substantially in form and substance as that set forth as Exhibit VIII attached hereto.

     5.3. NO ADVERSE DEVELOPMENTS. During the period from September 30, 1999 to the Effective Time, there shall not have been any Material Adverse Effect with respect to NBTB, and PAHC shall have received a certificate dated the date of the Effective Time signed by either the President or an Executive Vice President of NBTB to the foregoing effect. The delivery of such officer's certificate shall in no way diminish the warranties and representations of NBTB made in this Agreement.

     5.4. STATUS OF NBTB COMMON STOCK. The shares of NBTB Common Stock to be issued to the shareholders of PAHC upon consummation of the Merger shall have been authorized for inclusion on the Nasdaq National Market (or another national securities exchange) subject to official notice of issuance.

     5.5. CHANGE-IN-CONTROL AGREEMENTS. NBTB shall have tendered to each of Reuther, Cobb, and Jackson a change-in-control agreement substantially in form and substance as that set forth as Exhibit IX attached hereto.

     5.6. BOARD OF DIRECTORS. Subject to the fiduciary duties of its directors to NBTB, NBTB shall have taken all necessary action to comply with its obligations under section 1.13(d) of this Agreement.

     5.7. FAIRNESS OPINION. PAHC shall have received a letter from Danielson Associates Inc. ("Danielson"), dated the date of or shortly prior to the mailing date of the proxy materials to the shareholders of PAHC, stating the opinion of Danielson that the Exchange Ratio is fair, from a financial point of view, to the shareholders of PAHC.

     5.8. ACCOUNTING TREATMENT. NBTB shall have received the Pooling Letters, provided, however, that if NBTB shall not have received the Pooling Letters as a result of the action of PAHC or one or more of its affiliates, directors, officers, or shareholders, then PAHC shall be deemed to have duly waived the condition set forth in this section 5.8.


6. REPRESENTATIONS AND WARRANTIES OF PAHC.

     PAHC represents and warrants to NBTB as follows:

     6.1. ORGANIZATION, POWERS, AND QUALIFICATION. Each of PAHC and PA Bank is a corporation which is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. Each of PAHC and PA Bank owns or possesses in the operation of its business all franchises, licenses, permits, branch certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted, except for those where the failure of such ownership or possession would not have a Material Adverse Effect on PAHC or PA Bank. Each of PAHC and PA Bank is duly qualified and licensed to do business and is in good standing in every jurisdiction with respect to which the failure to be so qualified or licensed could result in a Material Adverse Effect on PAHC or PA Bank.

     6.2. EXECUTION AND PERFORMANCE OF AGREEMENT. Subject to the approval of this Agreement by the affirmative vote of the holders of at least 70 percent of the votes which all shareholders of PAHC are entitled to cast thereon, PAHC has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective terms.

     6.3.  ABSENCE OF VIOLATIONS.

         (a) Neither PAHC nor PA Bank is (i) in violation of its respective charter documents or bylaws, (ii) in violation of any applicable federal, state, or local law or ordinance or any order, rule, or regulation of any federal, state, local, or other governmental agency or body, or (iii) in violation of or in default with respect to any order, writ, injunction, or decree of any court, or any order, license, regulation, or demand of any governmental agency, except, in the case of (ii) or (iii), for such violations or defaults which in the aggregate could not reasonably be expected to have a Material Adverse Effect on PAHC or PA Bank; and neither PAHC nor PA Bank has received any claim or notice of violation with respect thereto;

         (b) neither PAHC nor PA Bank nor any member of the management of either of them is a party to any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the Board of Governors, the Federal Reserve Bank of Philadelphia, the OCC, the Federal Deposit Insurance Corporation (the "FDIC"), the SEC, the Department, any other banking or securities authority of the United States or the Commonwealth of Pennsylvania, or any other regulatory agency that relates to the conduct of the business of PAHC or PA Bank or any of their subsidiaries or their assets; and except as previously disclosed to NBTB in writing, no such agreement, memorandum, order, condition, or decree is pending or threatened;

         (c) PA Bank has established policies and procedures to provide reasonable assurance of compliance in a safe and sound manner with the federal banking, credit, housing, consumer protection, and civil rights laws and the regulations adopted under each of those laws, so that transactions be executed and assets be maintained in accordance with such laws and regulations; and the policies and practices of PA Bank with respect to all such laws and regulations reasonably limit noncompliance and detect and report noncompliance to its management; and

         (d) PA Bank has established a CRA policy which provides for goals and objectives consistent with CRA and for procedures whereby all significant CRA-related activity is documented; and PA Bank has officially designated a CRA officer who reports directly to the board of directors and is responsible for the CRA program of PA Bank.

     6.4. COMPLIANCE WITH AGREEMENTS. Neither PAHC nor PA Bank is in violation of any term of any security agreement, mortgage, indenture, or any other contract, agreement, instrument, lease, or certificate, except for such violations which in the aggregate could not reasonably be expected to have a Material Adverse Effect on PAHC or PA Bank.

     6.5. BINDING OBLIGATIONS. Subject to the approval of its shareholders, this Agreement constitutes valid, legal, and binding obligations of PAHC, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar law, or by general principles of equity. The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by the board of directors of PAHC.

     6.6.  ABSENCE OF DEFAULT; DUE AUTHORIZATION.

         (a) None of the execution or the delivery of this Agreement, the consummation of the transactions contemplated thereby, or the compliance with or fulfillment of the terms thereof will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under the organizational documents or bylaws of PAHC or PA Bank or any subsidiary of either of them. Such execution, consummation, and fulfillment will not (i) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a violation, conflict, or default under, or, except as set forth on Schedule 6.6 hereof, give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any property or assets of PAHC or PA Bank or any subsidiary of either of them pursuant to any agreement or instrument under which PAHC or PA Bank or any such subsidiary is obligated or by which any of its properties or assets may be bound, including without limitation any lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement, or other commitment or arrangement of PAHC or PA Bank or any subsidiary of either of them in respect of which it is an obligor, except for such conflicts, breaches, violations, defaults, rights of termination, cancellation, or acceleration, or results which in the aggregate could not reasonably be expected to have a Material Adverse Effect on PAHC or PA Bank; (ii) if the Merger is approved by the Board of Governors under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), or if the Board of Governors waives its jurisdiction over the Holding Company Merger, and if the Bank Merger is approved by the OCC, and if the transactions contemplated by this Agreement are approved by the Department, violate any law, statute, rule, or regulation of any government or agency to which PAHC or PA Bank or any subsidiary of either of them is subject and which is material to its operations; or (iii) violate any judgment, order, writ, injunction, decree, or ruling to which PAHC or PA Bank or any subsidiary of either of them or any of the properties or assets of either of them is subject or bound. None of the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms hereof will require any authorization, consent, approval, or exemption by any person which has not been obtained, or any notice or filing which has not been given or done, other than approval of the transactions contemplated by this Agreement by, notices to, or filings with by the Board of Governors, the OCC, the Securities and Exchange Commission (the "SEC"), state securities commissions, the Department, the Secretary of State of the State of Delaware, and the Secretary of State of the Commonwealth of Pennsylvania.

         (b) Except for approval of this Agreement by the affirmative vote of the holders of at least 70 percent of the votes which all shareholders of PAHC are entitled to cast thereon, and except for approval of the Bank Merger by the board of directors and shareholders of PA Bank, no other corporate proceedings on the part of PAHC are necessary to approve or authorize this Agreement, the Merger, the Stock Option Agreement, the issuance of the stock options contemplated by the Stock Option Agreement, the subsequent exercise of the stock options thereby issued, the Bank Merger, or the other transactions contemplated by this Agreement and the Stock Option Agreement or the carrying out of the transactions contemplated hereby or thereby.

         (c) The Board of Directors of PAHC has taken all necessary action under the articles of incorporation of PAHC to approve unconditionally and irrevocably the right of NBTB and any transferee of NBTB and the right of any "person" that includes either NBTB or any such transferee (i) to cast more than 10 percent of the total votes entitled to be cast by all holders of the voting securities of PAHC at any meeting, and (ii) to have "holdings" (as defined in the articles of incorporation of PAHC) that exceed 10 percent of the voting securities of PAHC, whether such votes or holdings are acquired by NBTB in the First Merger, by the issuance of the stock options contemplated by the Stock Option Agreement, by the subsequent exercise of the stock options issued thereby, or otherwise.

         (d) The Board of Directors of PAHC has taken all necessary action so that the provisions of sections 2561 et seq. of the BCL (and any applicable provisions of the takeover laws of any other state) and any comparable provisions of PAHC's articles of incorporation do not and will not apply to this Agreement, the First Merger, the Second Merger, the Stock Option Agreement, or the transactions contemplated hereby.

         (e) PAHC has not adopted any shareholder rights plan, "poison pill" or similar plan, or any other plan which could result in the grant of any rights to any person, or which could enable or require any rights to be exercised, distributed or triggered, in the event of the execution, delivery, or announcement of this Agreement or the Stock Option Agreement, or in the event of the consummation of the Merger or the Bank Merger or any of the transactions contemplated by this Agreement or the Stock Option Agreement.

     6.7.  COMPLIANCE WITH BHC ACT; CERTAIN BANKING REGULATORY MATTERS.

         (a) PAHC is duly registered as a bank holding company under the BHC Act. All of the activities and investments of PAHC conform to the requirements applicable generally to bank holding companies under the BHC Act and the regulations of the Board of Governors adopted thereunder.

         (b) No corporation or other entity, other than PAHC, is registered or is required to be registered as a bank holding company under the BHC Act by virtue of its control over PA Bank or over any company that directly or indirectly has control over PA Bank.

         (c) Each of the activities engaged in by PAHC and its direct and indirect subsidiaries has been determined by regulation of the Board of Governors to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

         (d) The capital ratios of each of PAHC and PA Bank comply fully with all terms of all currently outstanding supervisory and regulatory requirements and with the conditions of all regulatory orders and decrees.

     6.8.  SUBSIDIARIES.

         (a) Other than PA Bank, which is a direct, wholly-owned subsidiary of PAHC, PAHC does not have any direct or indirect subsidiaries and does not directly or indirectly own, control, or hold with the power to vote any shares of the capital stock of any company (except shares held by PA Bank for the account of others in a fiduciary or custodial capacity in the ordinary course of its business and shares of the Federal Reserve Bank of Philadelphia and the Federal Home Loan Bank of Pittsburgh). There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, or agreements calling for or requiring the issuance, transfer, sale, or other disposition of any shares of the capital stock of PA Bank, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of PA Bank. There are no other direct or indirect subsidiaries of PAHC which are required to be consolidated or accounted for on the equity method in the consolidated financial statements of PAHC or the financial statements of PA Bank prepared in accordance with generally accepted accounting principles.

         (b) Except as specified in the previous subsection, neither PAHC nor PA Bank has a direct or indirect equity or ownership interest which represents 5 percent or more of the aggregate equity or ownership interest of any entity (including, without limitation, corporations, partnerships, and joint ventures).

     6.9.  CAPITAL STRUCTURE.

         (a) The authorized capital stock of PAHC consists of 1,000,000 shares of PAHC Preferred Stock, $10.00 par value, none of which have been issued as of the date of this Agreement, and 25,000,000 shares of PAHC Common Stock, of which, as of the date of this Agreement, 2,864,307 shares have been duly issued and are validly outstanding, fully paid, and nonassessable, and held by approximately 1,460 shareholders of record, and an additional 71,600 shares are held in the treasury of PAHC. The aforementioned shares of PAHC Common Stock are the only voting securities of PAHC authorized, issued, or outstanding as of such date; and except as set forth on Schedule 6.9 hereof, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, or agreements calling for or requiring the issuance, transfer, sale, or other disposition of any shares of the capital stock of PAHC, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of PAHC. None of the PAHC Common Stock is subject to any restrictions upon the transfer thereof under the terms of the articles of incorporation or bylaws of PAHC.

         (b) Schedule 6.9 hereof lists all options to purchase PAHC securities currently outstanding and, for each such option, the date of issuance, date of exercisability, exercise price, type of security for which exercisable, and date of expiration. Schedule 6.9 hereof further lists all shares of PAHC Common Stock reserved for issuance pursuant to stock option plans, agreements, or arrangements but not yet issued and all options upon shares of PAHC Common Stock designated or made available for grant but not yet granted.

         (c) The authorized capital stock of PA Bank consists of 325,000 shares of common stock, $10.00 par value (the "PA Bank Common Stock"), of which, as of the date of this Agreement, 267,748 shares have been duly issued and are validly outstanding, fully paid, and nonassessable, and all of which are held of record and beneficially by PAHC directly, free and clear of any adverse claims. The aforementioned shares of PA Bank Common Stock are the only voting securities of PA Bank authorized, issued, or outstanding as of such date. None of the PA Bank Common Stock is subject to any restrictions upon the transfer thereof under the terms of the corporate charter or bylaws of PA Bank or under the terms of any agreement to which PA Bank is a party or under which it is bound.

         (d) None of the shares of PAHC Common Stock or PA Bank Common Stock has been issued in violation of the preemptive rights of any shareholder.

         (e) As of the date hereof, to the best of the knowledge of PAHC, and except for this Agreement, there are no shareholder agreements, or other agreements, understandings, or commitments relating to the right of any holder or beneficial owner of more than 1 percent of the issued and outstanding shares of any class of the capital stock of either PAHC or PA Bank to vote or to dispose of his, her or its shares of capital stock of that entity.

     6.10. ARTICLES OF INCORPORATION, BYLAWS, AND MINUTE BOOKS. The copies of the articles of incorporation or association and all amendments thereto and of the bylaws, as amended, of PAHC and PA Bank that have been provided to NBTB are true, correct, and complete copies thereof. The minute books of PAHC and PA Bank that have been made available to NBTB contain accurate minutes of all meetings and accurate consents in lieu of meetings of the board of directors (and any committee thereof) and of the shareholders of PAHC and PA Bank since their respective inceptions. These minute books accurately reflect all transactions referred to in such minutes and consents in lieu of meetings and disclose all material corporate actions of the shareholders and boards of directors of PAHC and PA Bank and all committees thereof. Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the board of directors (or any committee thereof) or of shareholders of PAHC or PA Bank.

     6.11. BOOKS AND RECORDS. The books and records of each of PAHC and PA Bank fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable accounting and legal requirements. Each of PAHC and PA Bank follows generally accepted accounting principles applied on a consistent basis in the preparation and maintenance of its books of account and financial statements.

     6.12. REGULATORY APPROVALS AND FILINGS, CONTRACTS, COMMITMENTS, ETC. PAHC has made available to NBTB:

         (a) All regulatory approvals received since January 1, 1992, of PAHC and PA Bank relating to all bank and nonbank acquisitions or the establishment of DE NOVO operations;

         (b) All employment contracts, election contracts, retention contracts, deferred compensation, non-competition, bonus, stock option, profit-sharing, pension, retirement, consultation after retirement, incentive, insurance arrangements or plans (including medical, disability, group life or other insurance plans), and any other remuneration or fringe benefit arrangements applicable to employees, officers, or directors of PAHC or PA Bank, accompanied by any agreements, including trust agreements, embodying such contracts, plans, or arrangements, and all employee manuals and memoranda relating to employment and benefit policies and practices of any nature whatsoever (whether or not distributed to employees or any of them), and any actuarial reports and audits relating to such plans;

         (c) All material contracts, agreements, leases, mortgages, and commitments to which PAHC or PA Bank is a party or may be bound; or, if any of the same be oral, true, accurate, and complete written summaries of all such oral contracts, agreements, leases, mortgages, and commitments;

         (d) All contracts, agreements, leases, mortgages, and commitments, whether or not material, to which PAHC or PA Bank is a party or may be bound and which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation or performance of any of the transactions contemplated thereby or, if any of the same be oral, true, accurate, and complete written summaries of all such oral contracts, agreements, leases, mortgages, and commitments;

         (e) All deeds, leases, contracts, agreements, mortgages, and commitments, whether or not material, to which PAHC or PA Bank is a party or may be bound and which relate to land, buildings, fixtures, or other real property upon or within which PAHC or PA Bank operates its businesses or is authorized to operate its businesses, or with respect to which PAHC or PA Bank has any application pending for authorization to operate its businesses;

         (f) Any pending application, including any documents or materials related thereto, which has been filed by PAHC or PA Bank with any federal or state regulatory agency with respect to the establishment of a new office or the acquisition or establishment of any additional banking or nonbanking subsidiary; and

         (g) All federal, state, and local tax returns, including any amended returns, filed by PAHC or PA Bank for the years 1995 through 1998, a copy of the calculation of the 1999 tax provision made by PAHC for the year 1999 as recorded on its books and records, and a copy of all substantive correspondence or other documents with respect to any examination that has not yet been resolved, a copy of the most recent examination from each state or local tax agency if any, for each of PAHC and PA Bank, and a copy of all substantive correspondence or other documents with respect to any examination that has not yet been resolved, and all tax rulings, closing agreements, settlement agreements, or similar documents with respect to PAHC or PA Bank received from or entered into with the Internal Revenue Service (the "IRS") or any other taxing authority since January 1, 1989 or that would have continuing effect after the Effective Time.

     6.13. FINANCIAL STATEMENTS. PAHC has furnished to NBTB its consolidated audited statement of condition as of each of December 31, 1996, December 31, 1997, and December 31, 1998, and its related audited consolidated statement of income, consolidated statement of cash flows, and consolidated statement of changes in stockholders' equity for each of the periods then ended, and the notes thereto, and its consolidated unaudited statement of condition as of September 30, 1999 and its related unaudited consolidated statement of income, consolidated statement of cash flows, and consolidated statement of changes in stockholders' equity for the period then ended, and the notes thereto, each as filed with the SEC (collectively, the "PAHC Financial Statements"). All of the PAHC Financial Statements, including the related notes, (a) except as indicated in the notes thereto, were prepared in accordance with generally accepted accounting principles consistently applied in all material respects (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), (b) are in accordance with the books and records of PAHC and PA Bank, (c) fairly reflect the consolidated financial position of PAHC as of such dates, and the consolidated results of operations of PAHC for the periods ended on such dates, and do not fail to disclose any material extraordinary or out-of-period items, and (d) reflect, in accordance with generally accepted accounting principles consistently applied in all material respects, adequate provision for, or reserves against, the consolidated loan losses of PAHC as of such dates.

     6.14.  CALL REPORTS; BANK HOLDING COMPANY REPORTS.

         (a) PA Bank has made available to NBTB its FFIEC Consolidated Reports of Condition and Income ("Call Reports") for the calendar quarter dated March 31, 1996 and each calendar quarter thereafter. All of such Call Reports, including the related schedules and memorandum items, were prepared in accordance with generally accepted accounting principles consistently applied in all material respects or, to the extent different from generally accepted accounting principles, accounting principles mandated by the applicable instructions to such Call Reports.

         (b) No adjustments are required to be made to the equity capital account of PA Bank as reported on any of the Call Reports referred to in Subsection 6.14(a) hereof, in any material amount, in order to conform such equity capital account to equity capital as would be determined in accordance with generally accepted accounting principles as of such date.

         (c) PAHC has furnished to NBTB its annual report on Form FR Y-6 as filed with the Board of Governors as of December 31, 1998 and all amendments and periodic and current reports filed with the Board of Governors under the BHC Act subsequent to December 31, 1998.

     6.15. ABSENCE OF UNDISCLOSED LIABILITIES. At September 30, 1999, neither PAHC nor PA Bank had any obligation or liability of any nature (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) which was material, or which when combined with all similar obligations or liabilities would have been material, to PAHC, except (a) as disclosed in the PAHC Financial Statements, or (b) as set forth on Schedule 6.15 hereof, or (c) for unfunded loan commitments made by PAHC or PA Bank in the ordinary course of their business consistent with past practice. The amounts set up as current liabilities for taxes in the PAHC Financial Statements are sufficient for the payment of all federal, state, local and foreign income, payroll, withholding, excise, sales, use, personal property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, premium, windfall profits, social security (or similar unemployment), disability, transfer, registration, value added, alternative, or add-on minimum, estimated, or capital stock and franchise tax and other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not ("Tax" or "Taxes") accrued in accordance with generally accepted accounting principles and unpaid at September 30, 1999. Since September 30, 1999, neither PAHC nor PA Bank has incurred or paid any obligation or liability that would be material (on a consolidated basis) to PAHC, except (x) for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with past practices, or (y) as set forth on Schedule 6.15 hereof, or (z) as expressly contemplated herein.

     6.16. ABSENCE OF CERTAIN DEVELOPMENTS. Since September 30, 1999, except as set forth on Schedule 6.16 hereof, there has been (a) no Material Adverse Effect with respect to PAHC and PA Bank, (b) no material deterioration in the quality of the consolidated loan portfolio of PAHC, and no material increase in the consolidated level of nonperforming assets or non-accrual loans at PAHC or in the level of its consolidated provision for credit losses or its consolidated reserve for credit losses; (c) no declaration, setting aside, or payment by PAHC or PA Bank of any regular dividend, special dividend, or other distribution with respect to any class of capital stock of PAHC or PA Bank, other than, subject to the dividend-coordination provisions of section 7.9 of this Agreement, customary cash dividends paid by PAHC whose amounts have not exceeded $0.20 per share per calendar quarter and the intervals between which dividends have not been more frequent than past practice, and other than customary cash dividends paid by PA Bank whose amounts have not exceeded past practice and the intervals between which dividends have not been more frequent than past practice; (d) no repurchase by PAHC of any of its capital stock; (e) no material loss, destruction, or damage to any material property of PAHC or PA Bank, which loss, destruction, or damage is not covered by insurance; and (f) no material acquisition or disposition of any asset, nor any material contract outside the ordinary course of business entered into by PAHC or PA Bank nor any substantial amendment or termination of any material contract outside the ordinary course of business to which PAHC or PA Bank is a party, nor any other transaction by PAHC or PA Bank involving an amount in excess of $50,000 other than for fair value in the ordinary course of its business. Since September 30, 1999, except as set forth on Schedule 6.16 hereof, (x) each of PAHC and PA Bank has conducted its business only in the ordinary course of such business and consistent with past practice; (y) PAHC, on a consolidated basis, has maintained the quality of its loan portfolio and that of each of its major components at approximately the same level as existed at September 30, 1999; and (z) PAHC, on a consolidated basis, has administered its investment portfolio pursuant to essentially the same policies and procedures as existed during 1997 and 1998 and the first nine months of 1999, and has taken no action to lengthen the average maturity of the investment portfolio, or of any significant category thereof, to any material extent.

     6.17. RESERVE FOR CREDIT LOSSES. The most recent of the PAHC Financial Statements reflect a consolidated reserve for credit losses that is adequate in accordance with generally accepted accounting principles to absorb reasonably anticipated losses in the consolidated loan and lease portfolios of PAHC, in view of the size and character of such portfolios, current economic conditions, and other pertinent factors. Management reevaluates the adequacy of such reserve quarterly based on portfolio performance, current economic conditions, and other factors.

     6.18.  TAX MATTERS.

         (a) Except as set forth on Schedule 6.18 hereof, all Tax returns and reports required to be filed by or on behalf of PAHC or PA Bank have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, or requests for extensions have been timely filed, granted, and have not expired for periods ending on or before December 31, 1998, and all returns filed are complete and accurate and properly reflect its Taxes for the periods covered thereby. All Taxes shown or required to be shown on filed returns have been paid, except for any not yet due and payable. As of the date hereof, there is no audit, examination, deficiency, or refund litigation or tax claim or any notice of assessment or proposed assessment by the IRS or any other taxing authority, or any other matter in controversy with respect to any Taxes that might result in a determination adverse to PAHC or PA Bank, except as reserved against in the PAHC Financial Statements. All Taxes due with respect to completed and settled examinations or concluded litigation have been properly accrued or paid.

         (b) Except as set forth on Schedule 6.18 hereof, neither PAHC nor PA Bank has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

         (c) To the extent any Taxes are due from, but have not yet been paid by, PAHC or PA Bank for the period or periods beginning January 1, 1999 or thereafter through and including the Effective Time, adequate provision on an estimated basis has been made for the payment of such taxes by establishment of appropriate tax liability accounts on the monthly financial statements of PAHC.

         (d) Deferred Taxes of PAHC and PA Bank have been provided for in accordance with generally accepted accounting principles as in effect on the date of this Agreement.

         (e) The deductions of PA Bank for bad debts taken and the reserve of PA Bank for loan losses for federal income tax purposes at December 31, 1998, were not greater than the maximum amount permitted under the provisions of section 585 of the Code.

         (f) Other than liens arising under the laws of the United States or the Commonwealth of Pennsylvania with respect to Taxes assessed and not yet due and payable, there are no tax liens on any of the properties or assets of PAHC or PA Bank.

         (g) PAHC and PA Bank (i) have timely filed all information returns or reports required to be filed with respect to Taxes, including but not limited to those required by sections 6041, 6041A, 6042, 6045, 6049, 6050H, and 6050J of the Code, (ii) have properly and timely provided to all persons, other than taxing authorities, all information reports or other documents (for example, Form 1099s, Form W-2s, and so forth) required to be provided to such persons under applicable law, and (iii) have exercised due diligence in obtaining certified taxpayer identification numbers as required under applicable law.

         (h) The taxable year end of PAHC for federal income tax purposes is, and since the inception of PAHC has continuously been, December 31.

         (i) PAHC and PA Bank have in all material respects satisfied all federal, state, local, and foreign withholding tax requirements including but not limited to income, social security, and employment tax withholding.

         (j) Neither PAHC nor PA Bank (i) is, or has been, a member of a group filing a consolidated, combined, or unitary tax return, other than a group the common parent of which is or was PAHC, or (ii) has any liability for the Taxes of any person (other than PAHC and PA Bank) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     6.19. CONSOLIDATED NET WORTH. The consolidated net worth of PAHC on the date of this Agreement, as determined in accordance with generally accepted accounting principles but without regard to the change in unrealized gains and losses on securities (net of reclassification adjustment and tax effects) between September 30, 1999 and the date of this Agreement, is not less than the sum of (a) $31,906,000, (b) the proceeds to PAHC of the sale of treasury stock since September 30, 1999, and (c) the proceeds to PAHC of the exercise of stock options to purchase shares of PAHC Common Stock since September 30, 1999.

     6.20. EXAMINATIONS. To the extent consistent with law, PAHC has heretofore disclosed to NBTB relevant information contained in the most recent safety-and-soundness, compliance, Community Reinvestment Act, and other Reports of Examination with respect to PAHC issued by the Board of Governors and the most recent safety-and-soundness, compliance, Community Reinvestment Act, and other Reports of Examination with respect to PA Bank issued by the OCC. Such information so disclosed consists of all material information with respect to the financial, operational, and legal condition of the entity under examination which is included in such reports.

     6.21. REPORTS. Since January 1, 1996, each of PAHC and PA Bank has effected all registrations and filed all reports and statements, together with any amendments required to be made with respect thereto, which it was required to effect or file with (a) the Board of Governors, (b) the OCC, (c) the FDIC, (d) the United States Department of the Treasury, (e) the Department, (e) the Securities and Exchange Commission, and (f) any other governmental or regulatory authority or agency having jurisdiction over its operations. Each of such registrations, reports, and documents, including the financial statements, exhibits, and schedules thereto, does not contain any statement which, at the time and in the light of the circumstances under which it was made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements contained therein not false or misleading.

     6.22. FIRA COMPLIANCE AND OTHER TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 6.22 hereof, (a) none of the officers, directors, or beneficial holders of 5 percent or more of the common stock of PAHC or PA Bank and no person "controlled" (as that term is defined in the Financial Institutions Regulatory and Interest Rate Control Act of 1978) by PAHC or PA

Bank (collectively, "Insiders") has any ongoing material transaction with PAHC or PA Bank on the date of this Agreement; (b) no Insider has any ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with PAHC or PA Bank not in the ordinary course of business; and (c) all other extensions of credit by PAHC or PA Bank to any Insider have heretofore been disclosed in writing by PAHC to NBTB.

     6.23. SEC REGISTERED SECURITIES. Other than the PAHC Common Stock, no equity or debt securities of PAHC or PA Bank are registered or required to be registered under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     6.24. LEGAL PROCEEDINGS. Except as disclosed in the PAHC Financial Statements or as set forth on Schedule 6.24 hereof, there is no claim, action, suit, arbitration, investigation, or other proceeding pending against PAHC or PA Bank before any court, governmental agency, authority or commission, arbitrator, or "impartial mediator" or, to the best of the knowledge of PAHC and PA Bank, threatened or contemplated against or affecting it or its property, assets, interests, or rights, or any basis therefor of which notice has been given, which, if adversely determined, would have a Material Adverse Effect on PAHC or which otherwise could prevent, hinder, or delay consummation of the transactions contemplated by this Agreement.

     6.25. ABSENCE OF GOVERNMENTAL PROCEEDINGS.  Except as set forth on Schedule
6.25 hereof, neither PAHC nor PA Bank is a party defendant or respondent to any pending legal, equitable, or other proceeding commenced by any governmental agency and, to the best of the knowledge of PAHC and PA Bank, no such proceeding is threatened.

     6.26.  FEDERAL DEPOSIT INSURANCE.

         (a) The deposits held by PA Bank are insured within statutory limits by the Bank Insurance Fund of the FDIC (the "BIF") pursuant to the provisions of the Federal Deposit Insurance Act, as amended (12 U.S.C. ss. 1811 ET SEQ.) (the "FDI Act"), and PA Bank has paid all regular premiums and special assessments and filed all related reports and statements required under the FDI Act.

         (b) PA Bank is a member of and pays insurance assessments to the BIF. None of the deposits of PA Bank are insured by the Savings Association Insurance Fund of the FDIC (the "SAIF"), and PA Bank pays no insurance assessments to the SAIF.

     6.27. OTHER INSURANCE. Each of PAHC and PA Bank carries insurance with reputable insurers, including blanket bond coverage, in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its businesses. All such policies of insurance are in full force and effect, and no notice of cancellation has been received. All premiums to date have been paid in full. Neither PAHC nor PA Bank is in default with respect to any such policy which is material to it.

    6.28.  LABOR MATTERS.

         (a) Neither PAHC nor PA Bank is a party to or bound by any collective bargaining contracts with respect to any employees of PAHC or PA Bank. Since their respective inceptions there has not been, nor to the best of the knowledge of PAHC and PA Bank was there or is there threatened, any strike, slowdown, picketing, or work stoppage by any union or other group of employees against PAHC or PA Bank or any of its premises, or any other labor trouble or other occurrence, event, or condition of a similar character. As of the date hereof, neither PAHC nor PA Bank is aware of any attempts to organize a collective bargaining unit to represent any of its employee groups.

         (b) As of the date hereof, each of PAHC and PA Bank is, to the best of its knowledge, in compliance in all material respects with all federal and state laws, regulations, and orders respecting employment and employment practices (including Title VII of the Civil Rights Act of 1964), terms and conditions of employment, and wages and hours; and neither PAHC nor PA Bank is engaged in any unfair labor practice. As of the date hereof, except as set forth on Schedule
6.28 hereof, no dispute exists between PAHC or PA Bank and any of its employee groups regarding any employee organization, wages, hours, or conditions of employment which would materially interfere with the business or operations of PAHC or PA Bank.

     6.29.  EMPLOYEE BENEFIT PLANS.

         (a) Schedule 6.29 hereto contains a complete list of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, performance share, stock appreciation right, phantom stock, savings, and profit-sharing plans, all employment, deferred compensation, consulting, bonus, and collective bargaining agreements, and group insurance contracts and other incentive, welfare, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff and vacation plans, contracts, and arrangements and employee benefit plans and agreements, whether or not subject to ERISA, whether formal or informal, whether written or oral, whether legally binding or not, under which any current or former employee of PAHC or PA Bank has any present right to future benefits or payments or under which PAHC or PA Bank has any present or future liability (together, the "PAHC Plans").

         (b) As to each of the PAHC Plans, PAHC has made available to NBTB true, complete, current, and accurate copies of (i) the executed document or documents governing the plan, including the related trust agreement, insurance policy, and summary plan description (or other description in the case of an unwritten plan); (ii) the most recent and prior two years' actuarial and financial report prepared with respect to the plan if it constitutes a "qualified plan" under section 401(a) of the Code; (iii) the Forms 5500 with all schedules for the last three years; (iv) all IRS rulings, determination letters, and any open requests for such rulings and letters that pertain to the plan; and (v) to the extent they pertain to the plan, attorneys' responses to auditors' requests for information for the last three years.

         (c) Except for funding obligations and liabilities to the Pension Benefit Guaranty Corporation ("PBGC") pursuant to section 4007 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all of which have been fully paid, neither PAHC nor PA Bank has any tax, penalty, or liability with respect to any PAHC Plan under ERISA, the Code, or any other applicable law, regulation, or ruling. As to each PAHC Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof, other than regular accruals and contributions.

         (d) Each PAHC Plan intended to be a "qualified plan" under the Code complies with ERISA and applicable provisions of the Code. Neither PAHC nor PA Bank has any material liability under any PAHC Plan which is not reflected on the PAHC Financial Statements (other than such normally unrecorded liabilities under the Plans for sick leave, holiday, education, bonus, vacation, incentive compensation, and anniversary awards, provided that such liabilities are not in any event material). There have not been any "prohibited transactions" with respect to any PAHC Plan within the meaning of section 406 of ERISA or, where applicable, section 4975 of the Code, nor have there been any "reportable events" within section 4043 of ERISA nor any accumulated funding deficiency within section 302 of ERISA or section 402 of the Code. Neither PAHC nor PA Bank nor any entity under common control under section 414(b), (c), or (m) of the Code has or had any obligation to contribute to any multiemployer plan. As to each PAHC Plan that is subject to Title IV of ERISA, the value of assets of such PAHC Plan is at least equal to the present value of the vested and unvested accrued benefits in such PAHC Plan on a termination and ongoing basis, based upon applicable PBGC regulations and the actuarial methods and assumptions used in the most recent actuarial report. Except as set forth on Schedule 6.29 hereof, neither PAHC nor PA Bank has any obligation to provide retiree welfare benefits.

         (e) No action, claim, or demand of any kind has been brought or threatened by any potential claimant or representative of such a claimant under any plan, contract, or arrangement referred to in subsection (a) of this section 6.29, other than routine claims for benefits in the ordinary course, where PAHC or PA Bank may be either (i) liable directly on such action, claim, or demand; or (ii) obligated to indemnify any person, group of persons, or entity with respect to such action, claim, or demand which is not fully covered by insurance maintained with reputable, responsible financial insurers or by a self-insured plan.

     6.30. COMPENSATION. Schedule 6.30 hereto contains a true and correct statement of the names, relationships with PAHC and PA Bank, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 1998 of each director, officer, or other employee of PAHC and PA Bank whose aggregate compensation for the fiscal year ended December 31, 1998 exceeded $60,000 or whose aggregate compensation at present exceeds the rate of $60,000 per annum. Except as set forth on Schedule
6.30 hereto, since December 31, 1998 neither PAHC nor PA Bank has changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any PAHC Plan or program been instituted or amended to increase benefits thereunder. Except as set forth on Schedule 6.30 hereto, there is no contract, agreement, plan, arrangement, or understanding covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by PAHC or PA Bank by reason of section 280G of the Code.

     6.31. FIDUCIARY ACTIVITIES. PA Bank engages and, since January 1, 1998, has engaged in (a) no fiduciary or custodial activity that would require its qualification or registration under the laws of any jurisdiction and (b) no advisory activity that would require it to register under the Investment Advisers Act of 1940.

     6.32.  ENVIRONMENTAL LIABILITY.

         (a) Except as set forth on Schedule 6.32 hereof, neither PAHC nor PA Bank is in violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment ("Environmental Laws").

         (b) Except as set forth on Schedule 6.32 hereof, neither PAHC, PA Bank, nor, to the best of the knowledge of either of them, any borrower of PAHC or of PA Bank has received notice that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, nor has PAHC or PA Bank or, to the best of the knowledge of either of them, any borrower of PAHC or of PA Bank received any notification that any hazardous waste, as defined by 42 U.S.C. ss. 6903(5), any hazardous substances, as defined by 42 U.S.C. ss. 9601(14), any "pollutant or contaminant," as defined by 42 U.S.C. ss. 9601(33), or any toxic substance, hazardous materials, oil, or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") that it has disposed of has been found at any site at which a federal or state agency is conducting a remedial investigation or other action pursuant to any Environmental Law.

         (c) No portion of any real property at any time owned or leased by PAHC or PA Bank (collectively, the "PAHC Real Estate") has been used by PAHC or PA Bank for the handling, processing, storage or disposal of Hazardous Substances in a manner which violates any Environmental Laws and, to the best of the knowledge of PAHC and PA Bank, no underground tank or other underground storage receptacle for Hazardous Substances is located on any of the PAHC Real Estate. In the course of its activities, neither PAHC nor PA Bank has generated or is generating any hazardous waste on any of the PAHC Real Estate in a manner which violates any Environmental Laws. There has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping (collectively, a "Release") of Hazardous Substances by PAHC or PA Bank on, upon, or into any of the PAHC Real Estate. In addition, to the best of the knowledge of PAHC and PA Bank, except as set forth on Schedule 6.32 hereof, there have been no such Releases on, upon, or into any real property in the vicinity of any of the PAHC Real Estate that, through soil or groundwater contamination, may be located on any of such PAHC Real Estate.

         (d) With respect to any real property at any time held as collateral for any outstanding loan by PAHC or PA Bank (collectively, the "Collateral Real Estate"), except as set forth on Schedule 6.32 hereof, neither PAHC nor PA Bank has since January 1, 1988 received notice from any borrower thereof or third party, and has no knowledge, that such borrower has generated or is generating any hazardous waste on any of the Collateral Real Estate in a manner which violates any Environmental Laws or that there has been any Release of Hazardous Substances by such borrower on, upon, or into any of the Collateral Real Estate, or that there has been any Release on, upon, or into any real property in the vicinity of any of the Collateral Real Estate that, through soil or groundwater contamination, may be located on any of such Collateral Real Estate.

         (e) As used in this section 6.32, each of the terms "PAHC" and "PA Bank" includes the applicable entity and any partnership or joint venture in which it or any of its subsidiaries has an interest.

     6.33. INTANGIBLE PROPERTY. To the best of the knowledge of PAHC and PA Bank, each of them owns or possesses the right, free of the claims of any third party, to use all material trademarks, service marks, trade names, copyrights, patents, and licenses currently used by it in the conduct of its business. To the best of the knowledge of PAHC and PA Bank, no material product or service offered and no material trademark, service mark, or similar right used by either of them infringes any rights of any other person, and, as of the date hereof, neither PAHC nor PA Bank has received any written or oral notice of any claim of such infringement.

     6.34. REAL AND PERSONAL PROPERTY. Except as set forth on Schedule 6.34 hereof, and except for property and assets disposed of in the ordinary course of business, each of PAHC and PA Bank possesses good and marketable title to and owns, free and clear of any mortgage, pledge, lien, charge, or other encumbrance or other third party interest of any nature whatsoever which would materially interfere with the business or operations of either PAHC or PA Bank, its real and personal property and other assets, including without limitation those properties and assets reflected in the PAHC Financial Statements as of September 30, 1999, or acquired by PAHC or PA Bank subsequent to the date thereof. The leases pursuant to which PAHC and PA Bank lease real or personal property as lessee are valid and effective in accordance with their respective terms; and there is not, under any such lease, any material existing default or any event which, with the giving of notice or lapse of time or otherwise, would constitute a material default. The real and personal property leased by either PAHC or PA Bank as lessee is free from any adverse claim which would materially interfere with its business or operation taken as a whole. The material properties and equipment owned or leased as lessee by PAHC and PA Bank are in normal operating condition, free from any known defects, except such minor defects as do not materially interfere with the continued use thereof in the conduct of its normal operations.

     6.35.  LOANS, LEASES, AND DISCOUNTS.

         (a) To the best of the knowledge of PAHC and PA Bank, each loan, lease, and discount reflected as an asset of PAHC in the PAHC Financial Statements as of September 30, 1999, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms; and no loan, lease, or discount having an unpaid balance (principal and accrued interest) in excess of $50,000, and no outstanding letter of credit or commitment to extend credit having a notional amount in excess of $50,000, is subject to any asserted defense, offset, or counterclaim known to PAHC or PA Bank.

         (b) Except as set forth on Schedule 6.35 hereof, neither PAHC nor PA Bank holds any loans or loan-participation interests purchased from, or participates in any loans originated by, any person other than PAHC or PA Bank.

     6.36. MATERIAL CONTRACTS. Neither PAHC nor PA Bank nor any of the assets, businesses, or operations of either of them is as of the date hereof a party to, or is bound or affected by, or receives benefits under any material agreement, arrangement, or commitment not cancelable by it without penalty, other than (a) the agreements set forth on Schedule 6.36 hereof or set forth in one or more other schedules of this Agreement, and (b) agreements, arrangements, or commitments entered into in the ordinary course of its business consistent with past practice, or, if there has been no past practice, consistent with prudent banking practices.

     6.37. EMPLOYMENT AND SEVERANCE ARRANGEMENTS. Schedule 6.37 hereof sets forth

         (a) all employment contracts granted by PAHC or PA Bank to any of its officers, directors, shareholders, consultants, or other management officials and any officer, director, shareholder, consultant, or management official of any affiliate providing for increased or accelerated compensation in the event of a change of control with respect to PAHC or PA Bank or any other event affecting the ownership, control, or management of PAHC or PA Bank; and

         (b)  all   employment   and  severance   contracts,   agreements,   and
arrangements between PAHC or PA Bank and any officer, director, consultant, or other management official of any of them.

     6.38. MATERIAL CONTRACT DEFAULTS. All contracts, agreements, leases, mortgages, or commitments referred to in section 6.12(c) hereof are valid and in full force and effect on the date hereof. As of the date of this Agreement and as of the Effective Time, neither PAHC nor PA Bank is or will be in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its assets, business, or operations may be bound or affected or under which it or its assets, business, or operations receive benefits; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

     6.39. CAPITAL EXPENDITURES. Except as set forth on Schedule 6.39 hereof, neither PAHC nor PA Bank has any outstanding commitments to make capital expenditures which in the aggregate exceed $50,000.

     6.40. REPURCHASE AGREEMENTS. With respect to all agreements pursuant to which PAHC or PA Bank has purchased securities subject to an agreement to resell, it has a valid, perfected first lien or security interest in the securities securing the agreement, and the value of the collateral securing each such agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

     6.41.  INTERNAL CONTROLS; YEAR 2000 PROBLEM.

         (a) Each of PAHC and PA Bank maintains internal controls to provide reasonable assurance to its board of directors and officers that its assets are safeguarded, its records and reports are prepared in compliance with all applicable legal and accounting requirements and with its internal policies and practices, and applicable federal, state, and local laws and regulations are complied with. These controls extend to the preparation of its financial statements to provide reasonable assurance that the statements are presented fairly in conformity with generally accepted accounting principles or, in the case of PA Bank and to the extent different from generally accepted accounting principles, accounting principles mandated by the OCC. The controls contain self-monitoring mechanisms, and appropriate actions are taken on significant deficiencies as they are identified.

         (b) Each of PAHC and PA Bank has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis the risk that certain computer applications used by it or by any of its major suppliers may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 and prior to and after February 28, 2000 (the "Year 2000 Problem"). The Year 2000 Problem will not result, and is not reasonably expected to result, in any Material Adverse Effect on PAHC or PA Bank.

     6.42. DIVIDENDS. Neither PAHC nor PA Bank has paid any dividend to its shareholders which caused its regulatory capital to be less than the amount then required by applicable law, or which exceeded any other limitation on the payment of dividends imposed by law, agreement, or regulatory policy.

     6.43.  BROKERS AND  ADVISERS.  Except as set forth on Schedule 6.43 hereof,
(a) there are no claims for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of PAHC or PA Bank in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of PAHC or PA Bank, and (b) neither PAHC nor PA Bank has entered into any agreement or understanding with any party relating to financial advisory services provided or to be provided with respect to the transactions contemplated by this Agreement.

     6.44.  INTEREST RATE RISK MANAGEMENT INSTRUMENTS.

         (a) Schedule 6.44 contains a true, correct, and complete list of all interest-rate swaps, caps, floors, and options agreements and other interest-rate risk management arrangements to which PAHC or PA Bank is a party or by which any of its properties or assets may be bound.

         (b) All interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements to which PAHC or PA Bank is a party or by which any of its properties or assets may be bound were entered into in the ordinary course of its business and, to the best of its knowledge, in accordance with prudent banking practice and applicable rules, regulations, and regulatory policies and with counterparties believed to be financially
responsible  at  the  time  and  are  legal,   valid,  and  binding  obligations
enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. PAHC and PA Bank have duly performed in all material respects of all of their respective obligations thereunder to the extent that such obligations to perform have accrued; and to the best of the knowledge of PAHC and PA Bank, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     6.45. ACCOUNTING TREATMENT. PAHC is aware of no reason why the Merger will fail to qualify for "pooling of interests" accounting treatment.

     6.46. COBRA MATTERS. Schedule 6.46 sets forth the name, address, telephone number, social security number, and date of Qualifying Event (as defined in section 603 of ERISA) of each individuals covered under a group health plan that is subject to section 601 of ERISA and sponsored by PAHC or PA Bank or any of their subsidiaries who have experienced a Qualifying Event since June 7, 1998, together with documentation of compliance by PAHC or PA Bank, as the case may be, with applicable notice requirements.

     6.47. DISCLOSURE. No representation or warranty hereunder and no certificate, statement, or other document delivered by PAHC or PA Bank hereunder or in connection with this Agreement or any of the transactions contemplated thereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading. There is no fact known to PAHC which reasonably might have a Material Adverse Effect on PAHC or PA Bank which has not been disclosed in the PAHC Financial Statements or a certificate or other document delivered to NBTB by PAHC. All copies of documents delivered to NBTB by PAHC under this Agreement are true, correct, and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.

     6.48. REGULATORY AND OTHER APPROVALS. As of the date hereof, PAHC is not aware of any reason why all material consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement, as shall be necessary for (a) consummation of the transactions contemplated by this Agreement, and (b) the continuation after the Effective Time of the business of PAHC and PA Bank as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of PAHC, could have a Material Adverse Effect on PAHC. As of the date hereof, PAHC is not aware of any reason why all material consents and approvals shall not be procured from all other persons and entities whose consent or approval shall be necessary for (y) consummation of the transactions contemplated by this Agreement, or (z) the continuation after the Effective Time of the business of PAHC and PA Bank as such business is carried on immediately prior to the Effective Time.


7. COVENANTS OF PAHC.

   PAHC covenants and agrees as follows:

     7.1. RIGHTS OF ACCESS. In addition and not in limitation of any other rights of access provided to NBTB herein, until the Effective Time PAHC and PA Bank will give to NBTB and to its representatives, including its certified public accountants, KPMG, full access during normal business hours to all of the property, documents, contracts, books, and records of PAHC and PA Bank, and such information with respect to their business affairs and properties as NBTB from time to time may reasonably request.

     7.2. MONTHLY AND QUARTERLY FINANCIAL STATEMENTS; MINUTES OF MEETINGS AND OTHER MATERIALS.

         (a) PAHC and PA Bank will continue to prepare all of the monthly and quarterly financial statements and financial reports to regulatory authorities for the months and quarterly periods ending between October 1, 1999 and the Effective Time which it customarily prepared during the period between January 1, 1996 and September 30, 1999 and shall promptly provide NBTB with copies of all such financial statements and reports. All of such financial statements and reports, including the related notes, schedules, and memorandum items, will have been prepared in accordance with generally accepted accounting principles consistently applied in all material respects (except that Call Reports may be prepared in accordance with the official instructions applicable thereto at the time of filing).

         (b) PAHC and PA Bank shall promptly provide NBTB with (i) copies of all of its periodic reports to directors and to shareholders, whether or not such reports were prepared or distributed in connection with a meeting of the board of directors or a meeting of the shareholders, prepared or distributed between the date of this Agreement and the Effective Time, and (ii) complete copies of all minutes of meetings of its board of directors and shareholders which meetings take place between the date of this Agreement and the Effective Time, certified by the secretary or cashier or an assistant secretary or assistant cashier of PAHC or PA Bank, as the case may be.

         (c) From the date of this Agreement to the Effective Time, PAHC shall, contemporaneously with its filing with the SEC of any periodic or current report pursuant to section 13 of the Exchange Act, deliver a copy of such report to NBTB.

     7.3. EXTRAORDINARY TRANSACTIONS. Without the prior written consent of NBTB, neither PAHC nor PA Bank will, on or after the date of this Agreement: (a) subject to section 7.9, declare or pay any cash dividends or property dividends with respect to any class of its capital stock, with the exception of (i) subject to the dividend-coordination provisions of section 7.9 of this Agreement, customary periodic cash dividends paid by PAHC to holders of its common stock in amounts not exceeding $0.20 per share per calendar quarter and at intervals that are not shorter than past practice, and (ii) customary cash dividends paid by PA Bank whose amounts have not exceeded past practice and at intervals that are not shorter than past practice; (b) declare or distribute any stock dividend, authorize a stock split, or authorize, issue or make any distribution of its capital stock or any other securities (except for issuances of PAHC Common Stock upon exercise of stock options outstanding on the date of this Agreement), or grant any options to acquire such additional securities; (c) either (i) merge into, consolidate with, or sell or otherwise dispose of its assets to any other corporation or person, or enter into any other transaction or agree to effect any other transaction not in the ordinary course of its business except as explicitly contemplated herein, or (ii) engage in any discussions concerning such a possible transaction except as explicitly contemplated herein unless the board of directors of PAHC, based upon the advice of Blank Rome Comisky & McCauley LLP, determines in good faith that such action is required for the board of directors to comply with its fiduciary duties to stockholders imposed by law; (d) convert the charter or form of entity of PA Bank from that in existence on the date of this Agreement to any other charter or form of entity; (e) make any direct or indirect redemption, purchase, or other acquisition of any of its capital stock; (f) except in the ordinary course of its business or to accomplish the transactions contemplated by this Agreement, incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, pay or become obligated to pay any legal, accounting, or miscellaneous other expense, or engage in any transaction; (g) other than in the ordinary course of business, subject any of its properties or assets to any lien, claim, charge, option, or encumbrance; (h) enter into or assume any one or more commitments to make capital expenditures, any of which individually exceeds $20,000 or which in the aggregate exceed $50,000; (i) except for increases in the ordinary course of business in accordance with past practices, which together with all other compensation rate increases do not exceed 4.5 percent per annum of the aggregate payroll as of September 30, 1999, and except as explicitly contemplated by this Agreement, increase the rate of compensation of any employee or enter into any agreement to increase the rate of compensation of any employee; (j) except as otherwise required by law, create or modify any pension or profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan, nor increase or decrease any severance or termination pay benefit or any other fringe benefit;
(k) enter into any employment or personal services contract with any person or firm, including without limitation any contract, agreement, or arrangement described in section 6.37(a) hereof, except directly to facilitate the transactions contemplated by this Agreement; nor (l) purchase any loans or loan-participation interests from, or participate in any loans originated by, any person other than PAHC or PA Bank.

     7.4. PRESERVATION OF BUSINESS. Each of PAHC and PA Bank will (a) carry on its business and manage its assets and properties diligently and substantially in the same manner as heretofore; (b) maintain the ratio of its loans to its deposits at approximately the same level as existed at September 30, 1999, as adjusted to allow for seasonal fluctuations of loans and deposits of a kind and amount experienced traditionally by it; (c) manage its investment portfolio in substantially the same manner and pursuant to substantially the same investment policies as in 1997 and 1998, and will take no action to change to any material extent the percentage which its investment portfolio bears to its total assets, or to lengthen to any material extent the average maturity of its investment portfolio, or of any significant category thereof; (d) use commercially reasonable efforts to continue in effect its present insurance coverage on all properties, assets, business, and personnel; (e) use commercially reasonable efforts to preserve its business organization intact, to keep available its present employees, and to preserve its present relationships with customers and others having business dealings with it; (f) not do anything and not fail to do anything which will cause a breach of or default in any contract, agreement, commitment, or obligation to which it is a party or by which it may be bound;
(g) conduct its affairs so that at the Effective Time none of its representations and warranties will be inaccurate, none of its covenants and agreements will be breached, and no condition in this Agreement will remain unfulfilled by reason of its actions or omissions; and (h) not amend its articles of incorporation or bylaws.

     7.5. COMFORT LETTER. At the time of the effectiveness of the Registration Statement, but prior to the mailing of the Joint Proxy Statement, and on the date of the Effective Time, PAHC shall furnish NBTB with a letter from KPMG LLP, in its capacity as the independent auditors of PAHC, in form and substance acceptable to NBTB, stating that (a) they are independent accountants with respect to PAHC within the meaning of the Securities Act and the published rules and regulations thereunder, (b) in their opinion the consolidated financial statements of PAHC included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder, and (c) a reading of the latest available unaudited consolidated financial statements of PAHC and unaudited financial statements of PA Bank and inquiries of certain officials of PAHC and PA Bank responsible for financial and accounting matters as to transactions and events since the date of the most recent consolidated statement of condition included in their most recent audit report with respect to PAHC did not cause them to believe that (i) such latest available unaudited consolidated financial statements of PAHC are not stated on a basis consistent with that followed in PAHC's audited consolidated financial statements; or (ii) except as disclosed in the letter, at a specified date not more than five business days prior to the date of such letter, there was any change in PAHC's capital stock or any change in consolidated long-term debt or any decrease in the consolidated net assets of PAHC or the consolidated allowance for loan and lease losses of PAHC as compared with the respective amounts shown in the most recent PAHC audited consolidated financial statements. The letter shall also cover such other matters pertaining to PAHC's and PA Bank's financial data and statistical information included in the Registration Statement as may reasonably be requested by NBTB.

     7.6.  AFFILIATES' AGREEMENTS.

         (a) PAHC will furnish to NBTB (i) a list of all persons known to PAHC who at the date of this Agreement and (ii) if different from the list required by section 7.6(a)(i), a list of all persons known to PAHC who at the date of PAHC's special meeting of shareholders to vote upon the transactions contemplated by this Agreement may be deemed to be "affiliates" of PAHC within the meaning of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment.

         (b) PAHC will use commercially reasonable efforts to cause each such "affiliate" of PAHC to deliver to NBTB on or before the date of this Agreement (or, in the case of any person who becomes an "affiliate" of PAHC after the date of this Agreement, not later than ten days after such person becomes an "affiliate" of PAHC) an Affiliates Agreement.

     7.7.  POOLING TREATMENT.

         (a) PAHC will take no action that would prevent or impede the Merger from qualifying for "pooling of interests" accounting treatment or KPMG from delivering the Pooling Letters.

         (b) PAHC shall deliver to KPMG such certificates or representations as KPMG may reasonably request to enable it to deliver the Pooling Letters.

     7.8. SHAREHOLDERS' MEETING. PAHC shall hold a meeting of its shareholders in accordance with the BCL as promptly as possible after the effectiveness of the Registration Statement, after at least twenty days' prior written notice thereof to the shareholders of PAHC, to consider and vote upon the adoption of this Agreement. Subject to its fiduciary duty to shareholders, the board of directors of PAHC shall approve this Agreement and recommend to its shareholders that it be adopted.

     7.9. DIVIDEND COORDINATION. After the date of this Agreement, each of NBTB and PAHC shall coordinate with the other the declaration of any dividends in respect of NBTB Common Stock and PAHC Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of PAHC Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of PAHC Common Stock and any shares of NBTB Common Stock any such holder receives in exchange therefor in the Merger.

     7.10.  INCONSISTENT ACTIVITIES.

         (a) Subject to subsection (b) of this section 7.10, unless and until the Merger has been consummated or this Agreement has been terminated in accordance  with its  terms,  neither  PAHC  nor PA Bank  will  (a)  solicit  or encourage, directly or indirectly, any inquiries or proposals (each an "Alternative Proposal") to acquire more than 1 percent of the PAHC Common Stock or any capital stock of PA Bank or any significant portion of the assets of either of them (whether by tender offer, merger, purchase of assets, or other transactions of any type) (each an "Alternative Transaction"); (b) afford any third party which may be considering an Alternative Proposal or Alternative Transaction access to its properties, books or records except as required by mandatory provisions of law; (c) enter into any discussions or negotiations for, or enter into any agreement or understanding which provides for, any Alternative Transaction, or (d) authorize or permit any of its directors, officers, employees or agents to do or permit any of the foregoing. If PAHC or PA Bank becomes aware of any Alternative Proposal or of any other matter which could adversely affect this Agreement or the Merger, PAHC and PA Bank shall immediately give notice thereof to NBTB.

         (b) Nothing contained in subsection (a) of this section 7.10 shall prohibit the board of directors of PAHC from furnishing information to or entering into discussions or negotiations with any person that makes an unsolicited bona fide Alternative Proposal if, and only to the extent that, (i) the board of directors of the Company, based upon the advice of Blank Rome Comisky & McCauley LLP, determines in good faith that such action is required for the board of directors to comply with its fiduciary duties to stockholders imposed by law, (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person, PAHC provides written notice to NBTB to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person, and (iii) PAHC keeps NBTB informed of the status and all material information with respect to any such discussions or negotiations.

         (c) Nothing in subsection (b) of this section 7.10 or in subsection (c) of section 7.3 of this Agreement shall (i) permit PAHC to terminate this Agreement (except as specifically provided in section 11.1 or 11.2 of this Agreement), (ii) permit PAHC or PA Bank to enter into any agreement with respect to an Alternative Transaction for as long as this Agreement remains in effect (it being agreed that for as long as this Agreement remains in effect, PAHC and PA Bank shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Transaction (other than a confidentiality agreement in customary form)), or (iii) affect any other obligation of PAHC or PA Bank under this Agreement.

     7.11. COBRA OBLIGATIONS. For all individuals covered under a group health plan that is subject to section 601 of ERISA and sponsored by PAHC or PA Bank or any of their subsidiaries, and who experience a Qualifying Event (as defined in section 603 of ERISA) within thirty days of the date of this Agreement, PAHC or PA Bank, as the case may be, shall remain responsible for providing all notices and election forms necessary to comply with ERISA and the Code, and will take all steps necessary to implement elections pursuant to such notices.

     7.12. UPDATED SCHEDULES. Not less than fifteen business days prior to the Effective Time and as of the Effective Time, PAHC will deliver to NBTB any updates to the schedules to its representations which may be required to disclose events or circumstances arising after the date hereof. Such schedules shall be updated only for the purpose of making the representations and warranties contained in this Agreement to which such part of such schedules relate true and correct in all material respects as of the date such schedule is updated, and the updated schedule shall not have the effect of making any representation or warranty contained in this Agreement true and correct in all material respects as of a date prior to the date of such updated schedule. For purposes of determining whether the condition set forth in section 4.1 to NBTB's obligations have been met, any such updated schedules delivered to NBTB shall be disregarded unless NBTB shall have agreed to accept any changes reflected in such updated schedules.

     7.13. SUBSEQUENT EVENTS. Until the Effective Time, PAHC will immediately advise NBTB in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement which (if existing and known at any time prior to or at the Effective Time) would make the performance by PAHC of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to NBTB's obligations under this Agreement not to be fully satisfied.


8. REPRESENTATIONS AND WARRANTIES OF NBTB.

     NBTB represents and warrants to PAHC as follows:

     8.1. ORGANIZATION, POWERS, AND QUALIFICATION. NBTB is a corporation which is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. NBTB owns or possesses in the operation of its business all franchises, licenses, permits, branch certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted, except for those where the failure of such ownership or possession would not have a Material Adverse Effect on NBTB. NBTB is duly qualified and licensed to do business and is in good standing in every jurisdiction with respect to which the failure to be so qualified or licensed could result in a Material Adverse Effect on NBTB.

     8.2. EXECUTION AND PERFORMANCE OF AGREEMENT. Provided that prior to the Effective Time the shareholders of NBTB approve the Share Increase Amendment and an appropriate Certificate of Amendment is filed with the Delaware Secretary of State reflecting such approval, NBTB has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective terms.

     8.3. BINDING OBLIGATIONS; DUE AUTHORIZATION. This Agreement constitutes the valid, legal, and binding obligations of NBTB enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar law, or by general principles of equity. The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by the board of directors of NBTB. No other corporate proceedings on its part are necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby.

     8.4. ABSENCE OF DEFAULT. Provided that prior to the Effective Time the shareholders of NBTB approve the Share Increase Amendment and an appropriate Certificate of Amendment is filed with the Delaware Secretary of State reflecting such approval, none of the execution or the delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms hereof will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under the organizational documents or bylaws of NBTB. None of such execution, consummation, or fulfillment will (a) conflict with, or result in a material breach of the terms, conditions, or provisions of, or constitute a material violation, conflict, or default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any of the property or assets of NBTB pursuant to any material agreement or instrument under which it is obligated or by which any of its properties or assets may be bound, including without limitation any material lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement or other commitment or arrangement of it in respect of which it is an obligor, or (b) if the Merger is approved by the Board of Governors under the BHC Act, or if the Board of Governors waives its jurisdiction over the Holding Company Merger, and if the Bank Merger is approved by the OCC, and if the transactions contemplated by this Agreement are approved by the Department, violate any law, statute, rule, or regulation of any government or agency to which NBTB is subject and which is material to its operations, or (c) violate any judgment, order, writ, injunction, decree, or ruling to which it or any of its properties or assets is subject or bound. None of the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms hereof will require any authorization, consent, approval, or exemption by any person which has not been obtained, or any notice or filing which has not been given or done, other than approval of the transactions contemplated by this Agreement by, notices to, or filings with by the Board of Governors, the OCC, the SEC, state securities commissions, the Department, the Secretary of State of the State of Delaware, and the Secretary of State of the Commonwealth of Pennsylvania.

     8.5.  CAPITAL STRUCTURE.

         (a) The authorized capital stock of NBTB as of the date of this Agreement consists of (i) 2,500,000 shares of preferred stock, no par value, stated value $1.00 per share ("NBTB Preferred Stock"), of which, as of the date of this Agreement, no shares are issued or outstanding, and (ii) 15,000,000 shares of NBTB Common Stock, of which, as of the date of this Agreement, 12,440,384 shares have been duly issued and are validly outstanding and fully paid, and 575, 405 additional shares are issued and held in the treasury of NBTB. The aforementioned shares of NBTB Preferred Stock and NBTB Common Stock are the only voting securities of NBTB authorized, issued, or outstanding as of such date.

         (b) None of the shares of NBTB Common Stock has been issued in violation of the preemptive rights of any shareholder.

         (c) As of the date hereof, to the best of the knowledge of NBTB, and except for this Agreement, there are no shareholder agreements, or other agreements, understandings, or commitments relating to the right of any holder or beneficial owner of more than 1 percent of the issued and outstanding shares of any class of the capital stock of NBTB to vote or to dispose of his, her or its shares of capital stock of NBTB.

     8.6. BOOKS AND RECORDS. The books and records of each of NBTB and NBT Bank fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable accounting and legal requirements. Each of NBTB and NBT Bank follows generally accepted accounting principles applied on a consistent basis in the preparation and maintenance of its books of account and financial statements, including but not limited to the application of the accrual method of accounting for interest income on loans, leases, discounts, and investments, interest expense on deposits and all other liabilities, and all other items of income and expense. Each of NBTB and NBT Bank has made all accruals in amounts which accurately report income and expense in the proper periods in accordance with generally accepted accounting principles. Each of NBTB and NBT Bank has filed all material reports and returns required by any law or regulation to be filed by it.

     8.7. FINANCIAL STATEMENTS. NBTB has furnished to PAHC its consolidated audited statement of condition as of each of December 31, 1996, December 31, 1997, and December 31, 1998, and its related audited consolidated statement of income, consolidated statement of cash flows, and consolidated statement of changes in stockholders' equity for each of the periods then ended, and the notes thereto, and its consolidated unaudited statement of condition as of September 30, 1999, and its related unaudited consolidated statement of income, consolidated statement of cash flows, and consolidated statement of changes in stockholders' equity for the period then ended, and the notes thereto, each as filed with the SEC (collectively, the "NBTB Financial Statements"). All of the NBTB Financial Statements, including the related notes, (a) except as indicated in the notes thereto, were prepared in accordance with generally accepted accounting principles consistently applied in all material respects (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), and (b) are in accordance with the books and records of NBTB, (c) fairly reflect the consolidated financial position of NBTB as of such dates, and the consolidated results of operations of NBTB for the periods ended on such dates, and do not fail to disclose any material extraordinary or out-of-period items, and (d) reflect, in accordance with generally accepted accounting principles consistently applied in all material respects, adequate provision for, or reserves against, the consolidated loan losses of NBTB as of such dates.

     8.8. NASDAQ REPORTING. Trading of NBTB Common Stock is reported on the Nasdaq National Market.

     8.9. ABSENCE OF CERTAIN DEVELOPMENTS. Since September 30, 1999, there has been (a) no Material Adverse Effect with respect to NBTB, and (b) no material deterioration in the quality of the loan portfolio of NBTB or of any major component thereof, and no material increase in the level of nonperforming assets or nonaccrual loans at NBTB or in the level of its provision for credit losses or its reserve for credit losses.

     8.10. BROKERS AND ADVISERS. Other than with respect to MB&D, (a) there are no claims for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of NBTB in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of NBTB, and (b) NBTB has not entered into any agreement or understanding with any party relating to financial advisory services provided or to be provided with respect to the transactions contemplated by this Agreement.

     8.11. DISCLOSURE. No representation or warranty hereunder and no certificate, statement, or other document delivered by NBTB hereunder or in connection with this Agreement or any of the transactions contemplated thereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading. There is no fact known to NBTB which might materially adversely affect its business, assets, liabilities, financial condition, results of operations, or prospects which has not been disclosed in the NBTB Financial Statements or a certificate or other document delivered by NBTB to PAHC. Copies of all documents delivered to PAHC by NBTB under this Agreement are true, correct, and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.

     8.12. REGULATORY AND OTHER APPROVALS. As of the date hereof, NBTB is not aware of any reason why all material consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement, as shall be necessary for (a) consummation of the transactions contemplated by this Agreement, and (b) the continuation after the Effective Time of the business of NBTB as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of NBTB, could have a Material Adverse Effect on NBTB. As of the date hereof, NBTB is not aware of any reason why all material consents and approvals shall not be procured from all other persons and entities whose consent or approval shall be necessary for (y) consummation of the transactions contemplated by this Agreement, or (z) the continuation after the Effective Time of the business of NBTB as such business is carried on immediately prior to the Effective Time.


9. COVENANTS OF NBTB.

     NBTB covenants and agrees as follows:

     9.1.RIGHTS OF ACCESS. From the date hereof to the Effective Time, NBTB shall give to PAHC and to its representatives, including its certified public accountants, KPMG LLP, full access during normal business hours to all of the property, documents, contracts, books, and records of NBTB, and such information with respect to their business affairs and properties as PAHC from time to time may reasonably request.

     9.2. SECURITIES REPORTS. From the date hereof to the Effective Time, NBTB shall, contemporaneously with the filing with the SEC of any periodic or current report pursuant to section 13 of the Exchange Act, deliver a copy of such report to PAHC.

     9.3. SHAREHOLDERS' MEETING. NBTB shall hold a meeting of its shareholders in accordance with the GCL as promptly as possible after the effectiveness of the Registration Statement, after at least twenty days' prior written notice thereof to the shareholders of NBTB, to consider and vote upon this Agreement, it being agreed, however, that nothing in this Agreement shall require NBTB to hold a special meeting of its shareholders within the thirty-day period prior to its 2000 annual meeting of shareholders if NBTB proposes for the consideration of its shareholders at such annual meeting that the issuance of shares of NBTB Common Stock pursuant to this Agreement be approved and that this Agreement be ratified. Subject to its fiduciary duty to shareholders, the board of directors of NBTB shall recommend to its shareholders that the issuance of shares of NBTB Common Stock pursuant to this Agreement be approved and that this Agreement be ratified.

     9.4. NASDAQ APPROVAL. NBTB shall use its commercially reasonable efforts to cause the shares of NBTB Common Stock to be issued in the Merger to be approved for inclusion on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time.

     9.5. OPTIONS. At or prior to the Effective Time, NBTB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of NBTB Common Stock for delivery upon exercise of options to purchase PAHC Common Stock assumed by it in accordance with section 1.11 hereof. NBTB shall use commercially reasonable efforts to maintain the effectiveness of the registration statement that pertains to the shares subject to such options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. NBTB shall at and after the Effective Time have reserved sufficient shares of NBTB Common Stock for issuance with respect to such options. NBTB shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares.

     9.6. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Following the Effective Time NBTB will take no action to abrogate or diminish any right accorded under the articles of incorporation or by-laws of PAHC as they existed immediately prior to the Effective Time to any person who, on or prior to the Effective Time, was a director or officer of PAHC to indemnification from or against losses, expenses, claims, demands, damages, liabilities, judgments, fines, penalties, costs, expenses (including without limitation reasonable attorneys fees) and amounts paid in settlement pertaining to or incurred in connection with any threatened or actual action, suit, claim, or proceeding (whether civil, criminal, administrative, arbitration, or investigative) arising out of events, matters, actions, or omissions occurring on or prior to the Effective Time. To the extent not provided by the foregoing, following the Effective Time and to the extent permitted by law, all rights to such indemnification accorded under the articles of incorporation and by-laws of PAHC to any person who, on or prior to the Effective Time, was a director or officer of PAHC shall survive the Effective Time and, following the Merger, to the extent permitted by law, NBTB will honor such obligations in accordance with their terms with respect to events, acts, or omissions occurring prior to the Effective Time.

     9.7. SUBSEQUENT EVENTS. Until the Effective Time, NBTB will immediately advise PAHC in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement which (if existing and known at any time prior to or at the Effective Time) would make the performance by NBTB of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to PAHC's obligations under this Agreement not to be fully satisfied.

10. CLOSING.

     10.1. PLACE AND TIME OF CLOSING. Closing shall take place at the principal executive offices of NBTB or at such other place as the parties choose, commencing at 9:00 a.m., local time, on the date of the Effective Time, provided that all conditions precedent to the obligations of the parties hereto to close have then been met or waived.

     10.2. EVENTS TO TAKE PLACE AT CLOSING. At the Closing, the following actions will be taken:

         (a) Such certificates and other documents as are required by this Agreement to be executed and delivered at or prior to the Effective Time and have not been so executed and delivered, and such other certificates and documents as are mutually deemed by the parties to be otherwise desirable for the effectuation of the Closing, will be so executed and delivered; and then

         (b) the First Merger and the issuance of shares incident thereto shall be effected; provided, however, that the administrative and ministerial aspects of the issuance of shares incident to the Merger will be settled as soon thereafter as shall be reasonable under the circumstances; and then

         (c)  the Second Merger and the Bank Merger shall be effected.


11. TERMINATION, DAMAGES FOR BREACH, WAIVER, AND AMENDMENT.

     11.1. TERMINATION BY REASON OF LAPSE OF TIME. This Agreement may be terminated by any party on or after July 31, 2000, by instrument duly authorized and executed and delivered to the other parties, unless (a) the Effective Time shall have occurred on or before such date or (b) the failure of the Effective Time to have occurred on or before such date has been due to the failure of the party seeking to terminate this Agreement to perform or observe its covenants and agreements as set forth herein.

     11.2. GROUNDS FOR TERMINATION. This Agreement may be terminated by written notice of termination at any time before the Effective Time (whether before or after action by shareholders of PAHC or NBTB):

         (a)  by mutual consent of the parties hereto;

         (b) by NBTB, upon written notice to PAHC given at any time (i) if any of the representations and warranties of PAHC contained in section 6 hereof was materially incorrect when made, or (ii) in the event of a material breach or material failure by PAHC of any covenant or agreement of PAHC contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to PAHC, and which inaccuracy, breach, or failure, if continued to the Effective Time, would result in any condition set forth in section 4 hereof not being satisfied;

         (c) by PAHC, upon written notice to NBTB given at any time (i) if any of the representations and warranties of NBTB contained in section 8 hereof was materially incorrect when made, or (ii) in the event of a material breach or material failure by NBTB of any covenant or agreement of NBTB contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to NBTB, and which inaccuracy, breach, or failure, if continued to the Effective Time, would result in any condition set forth in section 4 hereof not being satisfied or (iii) if the board of directors of PAHC, based upon the advice of Blank Rome Comisky & McCauley LLP, determines in good faith that such termination is required for the board of directors to comply with its fiduciary duties to stockholders imposed by law by reason of an Alternative Proposal being made; provided that PAHC shall notify NBTB promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to any Alternative Proposal, but in no event shall such notice be given less than 48 hours prior to the public announcement of PAHC's termination of this Agreement;

         (d)  by PAHC, in accordance with the following provisions:

              (i) at any time during the three-business-day period beginning on the Determination Date, if both of the following conditions are satisfied, subject, however, to subsection 11.2(d)(ii):

                  (A) The Average Closing Price is less than $15.00; and

                  (B) The number, expressed as a percentage, obtained by dividing the Average Closing Price by $16.75 is more than 15 percentage points less than the Index Differential.

              (ii)    If PAHC chooses to exercise its right pursuant to this
section 11.2(d), it shall give immediate written notice thereof to NBTB. During the three-business-day period commencing with receipt of such notice, NBTB shall have the option to agree that the Exchange Ratio shall be 1.805 times $15.00 divided by the Average Closing Price. If NBTB so elects within such three-business-day period, it shall give immediate written notice thereof to PAHC, whereupon no termination shall have occurred pursuant to this section 11.2(d) and this Agreement shall remain in effect in accordance with its terms (except that the Exchange Ratio shall be 1.805 times $15.00 divided by the Average Closing Price).

              (iii) DEFINITIONS. The following terms used in this section 11.2(d) shall have the meanings set forth in this Subparagraph (iii).

                  (A) DETERMINATION DATE. The seventh business day preceding the Effective Time.

                  (B) INDEX PRICE. For any member of the Index Group, the Average Closing Price calculated using, instead of NBTB Common Stock, the common stock of that member of the Index Group.

                  (C) INDEX DIFFERENTIAL. The sum of the respective numbers (expressed as percentages), for each of the members of the Index Group, obtained by multiplying the weighting (as set forth in section 11.2(d)(iii)(D)) of that member of the Index Group times the quotient of the Index Price for that member of the Index Group divided by the Base Price (as set forth in section 11.2(d)(iii)(D)) for that member of the Index Group.

                  (D) INDEX GROUP. The twenty companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal between the day before the date of the execution of this Agreement and the Determination Date for any such company to be Acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to Acquire that company is announced between the day before the date of the execution of this Agreement and the Determination Date, such company will be removed from the Index Group, and the weights attributed to the remaining companies will be adjusted proportionately for purposes of determining the Index Price. The twenty companies and the weights attributed to them are as follows:


     COMPANY                                        WEIGHTING     BASE PRICE

Arrow Financial Corporation, Glens Falls, NY            4.051%      $20.2500
BSB Bancorp, Inc., Binghamton, NY                       5.622%      $20.9375
BT Financial Corporation, Johnstown, PA                 9.340%      $22.3750
CCBT Bancorp, Inc., Hyannis, MA                         3.532%      $15.1250
Century Bancorp, Inc., Medford, MA                      1.589%      $16.8750
Community Bank System, Inc., Dewitt, NY                 4.796%      $25.5625
Community Banks, Inc., Millersburg, PA                  4.020%      $22.4375
F&M Bancorp, Frederick, MD                              5.810%      $23.6250
Granite State Bankshares, Inc., Keene, NH               3.325%      $21.8750
Harleysville National Corporation, Harleysville, PA     6.706%      $32.2500
Independent Bank Corp., Rockland, MA                    4.922%      $13.3750
National Penn Bancshares, Inc., Boyertown, PA          12.082%      $25.8750
Sandy Spring Bancorp, Inc., Olney, MD                   6.765%      $26.7500
State Bancorp, Inc., New Hyde Park, NY                  2.805%      $13.3125
Sterling Bancorp, New York, NY                          3.810%      $18.1250
Suffolk Bancorp, Riverhead, NY                          4.350%      $27.3125
Sun Bancorp, Inc., Vineland, NJ                         3.010%      $11.3750
U.S.B. Holding Co., Inc., Orangeburg, NY                6.282%      $15.0625
Washington Trust Bancorp, Inc., Westerly, RI            5.095%      $17.8125
Yardville National Bancorp, Mercerville, NJ             2.088%      $12.0000
                                                      --------

                                                      100.000%
                                                      ========

                  (E) ACQUIRE. A company within the Index Group is deemed to have been "Acquired" in any combination in which, immediately thereafter, its equity holders do not control more than 50 percent of the equity of the entity resulting from the combination;

         (e) by either NBTB or PAHC upon written notice given to the other if the board of directors of either NBTB or PAHC shall have determined in its sole judgment made in good faith, after due consideration and consultation with counsel, that the Merger has become inadvisable or impracticable by reason of the institution of litigation by the federal government or the government of the State of New York or the Commonwealth of Pennsylvania to restrain or invalidate the transactions contemplated by this Agreement;

         (f) by either NBTB or PAHC upon written notice given to the other if any of the approvals referred to in section 3.1 (other than approvals that relate solely to the Bank Merger) are denied and such denial has become final and nonappealable;

         (g) by either NBTB or PAHC upon  written  notice  given to the other if
(i) the shareholders of either NBTB or PAHC shall have voted on and failed to adopt this Agreement, at the meeting of such shareholders called for such purpose, or (ii) the shareholders of NBTB shall have voted on and failed to approve the Share Increase Amendment; or

         (h) by either NBTB or PAHC upon written notice given to the other if NBTB shall have been advised by KPMG that KPMG is unable to deliver its favorable opinion under section 4.10 of this Agreement due to the action of a party or one or more of the affiliates, directors, officers, or shareholders of that party.

     11.3. EFFECT OF TERMINATION. In the event of the termination and abandonment hereof pursuant to the provisions of section 11.1 or section 11.2, this Agreement shall become void and have no force or effect, without any liability on the part of NBTB, PAHC, PA Bank, or their respective directors or officers or shareholders, in respect of this Agreement. Notwithstanding the foregoing, (a) as provided in section 12.4 of this Agreement, the confidentiality agreement contained in that section shall survive such termination; (b) the provisions of sections 11.3(b), 11.3(c), 12.1, and 12.11 shall survive; (c) if such termination is a result of any of the representations and warranties of a party being materially incorrect when made or a result of the material breach or material failure by a party of a covenant or agreement hereunder, such party whose representations and warranties were materially incorrect or who materially breached or failed to perform its covenant or agreement shall be liable in the amount of $500,000 to the other party or parties hereto that are not affiliated with it; and (d) if

              (i) such termination is pursuant to section 11.2(c)(iii) of this Agreement, or if

              (ii) this Agreement  is  terminated  for any reason  specified  in section 11.2(b)(ii) of this Agreement and a definitive agreement with respect to an Alternative Proposal is executed by PAHC or PA Bank within one year after such termination,

then in either case, and in addition to any amount payable or paid under subsection (c) of this section 11.3, PAHC shall be liable to NBTB for liquidated damages in the further amount of $3,000,000, which amount will be payable to NBTB in immediately available funds within two business days after such amount becomes due. PAHC acknowledges that the agreements contained in subsection (d) of this section 11.3 are an integral part of the transactions contemplated in this Agreement and that, without these agreements, NBTB would not enter into this Agreement.

     11.4. WAIVER OF TERMS OR CONDITIONS. Any of the terms or conditions of this Agreement, to the extent legally permitted, may be waived at any time prior to the Effective Time by the party which is, or whose shareholders are, entitled to the benefit thereof, by action taken by that party (if an individual) or by the board of directors of such party (if a corporation), or by its chairman, or by its president; provided that such waiver shall be in writing and shall be taken only if, in the judgment of the party, board of directors, or officer taking such action, such waiver will not have a materially adverse effect on the benefits intended hereunder to it or to the shareholders of its or his corporation; and the other parties hereto may rely on the delivery of such a waiver as conclusive evidence of such judgment and the validity of the waiver.

     11.5. AMENDMENT. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement and the exhibits hereto may be amended, supplemented, or interpreted at any time prior to the Effective Time by written instrument duly authorized and executed by each of the parties hereto; provided, however, that (except as specifically provided herein or as may be approved by such shareholders) this Agreement may not be amended after:

         (a) the action by shareholders of PAHC in any respect that would change
(i) the amount or kind of shares, obligations, cash, property, or rights to be received in exchange for or on conversion of the PAHC Common Stock; (ii) any term of the certificate of incorporation of NBTB to be effected by the Merger; or (iii) any of the terms and conditions of this Agreement if the change would adversely affect the shareholders of PAHC, or

         (b) the action by shareholders of NBTB in any respect that would change
(i) the amount or kind of shares, obligations, cash, property, or rights to be received in exchange for the NBTB Common Stock to be delivered in the Merger;
(ii) any term of the certificate of incorporation of NBTB to be effected by the Merger; or (iii) any of the terms and conditions of this Agreement if the change would adversely affect the shareholders of NBTB.


12.GENERAL PROVISIONS.

     12.1. ALLOCATION OF COSTS AND EXPENSES. Except as provided in this section, each party hereto shall pay its own fees and expenses, including without limitation the fees and expenses of its own counsel and its own accountants and tax advisers, incurred in connection with this Agreement and the transactions contemplated thereby. For purposes of this section, (i) the cost of printing the Joint Proxy Statement shall be apportioned between NBTB and PAHC based upon the number of copies each shall request to be printed, (ii) the cost of delivering the Joint Proxy Statement and other material to be transmitted to shareholders of NBTB shall be deemed to be incurred on behalf of NBTB, (iii) the cost of delivering the Joint Proxy Statement and other material to be transmitted to shareholders of PAHC shall be deemed to be incurred on behalf of PAHC, (iv) the cost of registering under federal and state securities laws the stock of NBTB to be received by the shareholders of PAHC shall be deemed to be incurred on behalf of NBTB, and (v) the cost of procuring the tax opinion referred to in section
3.4 of this Agreement shall be deemed to be incurred on behalf of PAHC.

     12.2.  MUTUAL COOPERATION.

         (a) Subject to the terms and conditions herein provided, each party shall use its best efforts, and shall cooperate fully with the other party, in expeditiously carrying out the provisions of this Agreement and in expeditiously making all filings and obtaining all necessary governmental approvals, and as soon as practicable shall execute and deliver, or cause to be executed and delivered, such governmental notifications and additional documents and instruments and do or cause to be done all additional things necessary, proper, or advisable under applicable law to consummate and make effective on the earliest practicable date the transactions contemplated hereby.

         (b) NBTB and PAHC shall promptly prepare and file with the SEC the Joint Proxy Statement, and NBTB shall promptly prepare and file with the SEC the Registration Statement in which the Joint Proxy Statement will be included as a prospectus. NBTB and PAHC shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Each party will supply in a timely fashion such information concerning such party as shall be necessary or appropriate for inclusion in the Joint Proxy Statement and Registration Statement.

     12.3. FORM OF PUBLIC DISCLOSURES. NBTB and PAHC shall mutually agree in advance upon the form and substance of all public disclosures concerning this Agreement and the transactions contemplated hereby.

     12.4. CONFIDENTIALITY. NBTB, PAHC, and their respective subsidiaries shall use all information that each obtains from the other pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement. Neither NBTB, PAHC, nor their respective subsidiaries shall use any of such information for any other purpose, including, without limitation, the competitive detriment of any other party. NBTB and PAHC shall maintain as strictly confidential all information each of them learns from the other and shall, at any time after termination of this Agreement in accordance with the terms thereof, upon the request of the other, return promptly to it all documentation provided by it or made available to third parties. Each of the parties may disclose such information to its respective affiliates, counsel, accountants, tax advisers, and consultants, provided that such parties are advised of the confidential nature of such information and agree to be bound by the terms of this section
12.4. The confidentiality agreement contained in this section 12.4 shall remain operative and in full force and effect, and shall survive the termination of this Agreement.

     12.5.  CLAIMS OF BROKERS.

         (a) PAHC shall indemnify, defend, and hold NBTB harmless for, from, and against any claim, suit, liability, fees, or expenses (including, without limitation, attorneys' fees and costs of court) arising out of any claim for brokerage commissions, finder's fees, or similar compensation arising out of or due to any of its acts in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by it or on its behalf with respect to NBTB.

         (b) NBTB shall indemnify, defend, and hold PAHC harmless for, from, and against any claim, suit, liability, fees, or expenses (including, without limitation, attorneys' fees and costs of court) arising out of any claim for brokerage commissions, finder's fees, or similar compensation arising out of or due to any of its acts in connection with any of the transactions contemplated by this Agreement or based upon any agreement or arrangement made by it or on its behalf with respect to PAHC.

     12.6.  INFORMATION FOR APPLICATIONS AND REGISTRATION STATEMENT.

         (a) Each party represents and warrants that all information concerning it which is included in any statement and application (including the Registration Statement) made to any governmental agency in connection with the transactions contemplated by this Agreement shall not, with respect to such party, contain an untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The party so representing and warranting will indemnify, defend, and hold harmless the other, each of its directors and officers, each underwriter and each person, if any, who controls the other within the meaning of the Securities Act, for, from and against any and all losses, claims, suits, damages, expenses, or liabilities to which any of them may become subject under applicable laws (including, but not limited to, the Securities Act and the Exchange Act) and rules and regulations thereunder and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such application or statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by the representing and warranting party expressly for use therein. Each party agrees at any time upon the request of the other to furnish to the other a written letter or statement confirming the accuracy of the information contained in any proxy statement, registration statement, report, or other application or statement, and confirming that the information contained in such document was furnished expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or draft or indicating the information not furnished expressly for use therein. The indemnity agreement contained in this section 12.6(a) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the other parties, and shall survive the termination of this Agreement or the consummation of the transactions contemplated thereby.

         (b) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement contained in section 12.6(a) of this Agreement is for any reason held by a court of competent jurisdiction to be unenforceable as to any or every party, then the parties in such circumstances shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claims asserted) to which any party may be subject in such proportion as the court of law determines based on the relative fault of the parties.

     12.7.  STANDARD OF MATERIALITY AND OF MATERIAL ADVERSE EFFECT.

         (a) For purposes of sections 4, 6, and 7 of this Agreement, the terms "material" and "materially," when used with reference to items normally expressed in dollars, shall be deemed to refer to amounts individually and in the aggregate in excess of 3 percent of the shareholders' equity of PAHC as of September 30, 1999, as determined in accordance with generally accepted accounting principles.

         (b) For purposes of sections 5, 8, and 9 of this Agreement, the terms "material" and "materially," when used with reference to items normally expressed in dollars, shall be deemed to refer to amounts individually and in the aggregate in excess of 3 percent of the shareholders' equity of NBTB as of September 30, 1999, as determined in accordance with generally accepted accounting principles.

         (c) For other purposes and, notwithstanding subsections (a) and (b) of this section 11.7, when used anywhere in this Agreement with explicit reference to any of the federal securities laws or to the Proxy Statement or the Registration Statement, the terms "material" and "materially" shall be construed and understood in accordance with standards of materiality as judicially determined under the federal securities laws.

         (d) The term "Material Adverse Effect" wherever used in this Agreement shall mean, with respect to a person, a material adverse effect on the business, results of operations, financial condition or prospects of such person and its subsidiaries taken as a whole or a material adverse effect on such person's ability to consummate the transactions contemplated hereby on a timely basis; provided, that, in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect on the referenced person the cause of which is (i) any change in banking laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (ii) any change in generally accepted accounting principles or regulatory accounting requirements applicable to banks or their holding companies generally, (iii) any action or omission of PAHC or any of its subsidiaries taken with the prior written consent of NBTB, or of NBTB or any of its subsidiaries taken with the prior written consent of PAHC, or (iv) any changes in general economic conditions affecting banks or their holding companies.

     12.8. ADJUSTMENTS FOR CERTAIN EVENTS. Anything in this agreement to the contrary notwithstanding, all prices per share, share amounts, per-share amounts, and exchange ratios referred to in this Agreement (including without limitation section 11.2(d) of this Agreement) shall be appropriately adjusted to account for stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, but not for normal and recurring cash dividends declared or paid in a manner consistent with the established practice of the payer.

     12.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

     12.10. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto with respect to their commitments to each other and their undertakings vis-a-vis each other on the subject matter hereof. Any previous agreements or understandings among the parties regarding the subject matter hereof are merged into and superseded by this Agreement. Nothing in this Agreement express or implied is intended or shall be construed to confer upon or to give any person, other than NBTB, Newco, PAHC, and their respective shareholders, any rights or remedies under or by reason of this Agreement.

     12.11. SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS. None of the representations, warranties, covenants, and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Stock Option Agreement, the employment agreement described in section 4.8 hereof, and the change-in-control agreements described in section 5.5 hereof, each of which shall terminate in accordance with its terms), shall survive the Effective Time, except for sections 9.6, 12.4, 12.6, and those other covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     12.12. SECTION HEADINGS. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

     12.13. NOTICES. All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to NBTB:

           NBT Bancorp Inc.
           52 South Broad Street
           Norwich, New York  13815

           Attention:           Mr. Daryl R. Forsythe
                                President and Chief Executive Officer

With a required copy to:

           Brian D. Alprin, Esq.
           Duane, Morris & Heckscher LLP
           1667 K Street, N.W., Suite 700
           Washington, D.C.  20006

If to PAHC or PA Bank:

           Pioneer American Holding Company Corp.
           41 North Main Street
           Carbondale, Pennsylvania 18407

           Attention:           Mr. John W. Reuther
                                President and Chief Executive Officer

With a required copy to:

           Lawrence R. Wiseman, Esq.
           Blank Rome Comisky & McCauley LLP
           One Logan Square
           Philadelphia, Pennsylvania 19103-6998


           All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

           12.14. CHOICE OF LAW AND VENUE. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of law thereof, except that the BCL (in the case of PAHC) shall govern with respect to the terms and conditions of the Merger, the approval and effectiveness thereof, and the authorization, cancellation, or issuance of the stock or options of PAHC with respect thereto. The parties hereby designate the Chancery Court in New Castle County, Delaware to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Delaware. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

           12.15. KNOWLEDGE OF A PARTY. References in this Agreement to the knowledge of a party shall mean the actual knowledge possessed by the present executive officers of such party.

           12.16. BINDING AGREEMENT. This Agreement shall be binding upon the parties and their respective successors and assigns.
                   -----------------


           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                NBT BANCORP INC.



                                By:     /S/ DARYL R. FORSYTHE
                                        -----------------------------------
                                        Daryl R. Forsythe
                                        President and Chief Executive Officer



                                By:     /S/ JOHN D. ROBERTS
                                        ----------------------------------
                                        John D. Roberts
                                        Senior Vice President and Secretary

                                LEVON ACQUISITION COMPANY



                                By:     /S/ DARYL R. FORSYTHE
                                        -----------------------------------
                                        Daryl R. Forsythe
                                        President and Chief Executive Officer



                                By:     /S/ JOHN D. ROBERTS
                                        ----------------------------------
                                        John D. Roberts
                                        Secretary




                                PIONEER AMERICAN HOLDING COMPANY CORP.



                                By:     /S/ JOHN W. REUTHER
                                        -----------------------------------
                                        John W. Reuther
                                        President and Chief Executive Officer



                                By:     /S/ ANTOINETTE STICKER
                                        -----------------------------------
                                        Antoinette Sticker
                                        Secretary

                                                  )
State of New York                                 )
                                                  )  ss.
County of Chenango                                )
                                                  )

          On this seventh day of December, 1999, before me personally appeared Daryl R. Forsythe, to me known to be the President and Chief Executive Officer of NBT Bancorp Inc., and John D. Roberts, to me known to be the Senior Vice President and Secretary of NBT Bancorp Inc., and each acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath each stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.





                              /S/ DAVID R. THELEMAN
                              ---------------------
                                  Notary Public

                                DAVID R. THELEMAN
                        Notary Public, State of New York
                            Broome County, # 4940266
                         Commission Expires Aug. 8, 2000

                                                 )
State of New York                                )
                                                 )   ss.
County of Chenango                               )
                                                 )

          On this seventh day of December, 1999, before me personally appeared Daryl R. Forsythe, to me known to be the President and Chief Executive Officer of Levon Acquisition Company, and John D. Roberts, to me known to be the Secretary of Levon Acquisition Company, and each acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath each stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.





                              /S/ DAVID R. THELEMAN
                              ---------------------
                                  Notary Public

                                DAVID R. THELEMAN
                        Notary Public, State of New York
                            Broome County, # 4940266
                         Commission Expires Aug. 8, 2000

                                                 )
Commonwealth of Pennsylvania                     )
                                                 )   ss.
County of Lackawanna                             )
                                                 )

          On this seventh day of December, 1999, before me personally appeared John W. Reuther, to me known to be the President and Chief Executive Officer of Pioneer American Holding Company Corp., and Antoinette Sticker, to me known to be the Secretary of Pioneer American Holding Company Corp., and each acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath each stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

          In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.





                             /S/ LISA ANN BUCHINSKI
                             ----------------------
                                 Notary Public

                                  Notarial Seal
                        Lisa Ann Buchinski, Notary Public
                          Carbondale, Lackawanna County
                       My Commission Expires Oct. 16, 2000

         The undersigned members of the Board of Directors of Pioneer American Holding Company Corp. ("PAHC"), acknowledging that NBT Bancorp Inc. ("NBTB") has relied upon the action heretofore taken by the board of directors in entering into the Agreement, and has required the same as a prerequisite to NBTB's execution of the Agreement, do individually and as a group agree, subject to their fiduciary duties to shareholders, to support the Agreement and to recommend its adoption by the other shareholders of PAHC.

         The undersigned do hereby, individually and as a group, until the Effective Time or termination of the Agreement, further agree to refrain from soliciting or, subject to their fiduciary duties to shareholders, negotiating or accepting any offer of merger, consolidation, or acquisition of any of the shares or all or substantially all of the assets of PAHC or PA Bank, National Association.



/S/ JOSEPH G. NASSER                              /S/ MICHAEL M. MURPHY
------------------------                          ---------------------------


/S/ R. CHOJNOWSKI                                 /S/ JOHN W. WALSKI
------------------------                          ---------------------------


/S/ ELDORE SEBASTIANELLI                          /S/ GENE E. GOLDENZIEL
------------------------                          ---------------------------


/S/ JOHN W. REUTHER                               /S/ MARGARET O'CONNOR-FLETCHER
------------------------                          ------------------------------

                                  SCHEDULE 1.10


                               Richard Chojnowski
                               Gene E. Goldenziel
                                Michael M. Murphy
                                Joseph G. Nasser
                             William K. Nasser, Sr.
                             William K. Nasser, Jr.
                          Margaret L. O'Connor-Fletcher
                                 John W. Reuther
                              Eldore Sebastianelli
                                 John W. Walski

                                   APPENDIX B
               FAIRNESS OPINION OF MCCONNELL, BUDD & DOWNES, INC.


                         [TO BE FILED BY AMENDMENT]

                                   APPENDIX C
                  FAIRNESS OPINION OF DANIELSON ASSOCIATES INC.



                        [TO BE FILED BY AMENDMENT]

                                   APPENDIX D
    SECTIONS 1571 THROUGH 1580 OF THE PENNSYLVANIA BUSINESS CORPORATION LAW,
                          REGARDING DISSENTERS' RIGHTS

                      PENNSYLVANIA Business Corporation Law
                         Subchapter D. Dissenters Rights


    1571 APPLICATION AND EFFECT OF SUBCHAPTER. -- (a) General rule. Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

    Section  1906(c)  (relating to  dissenters  rights upon special  treatment).
    Section 1930 (relating to dissenters rights). Section 1931(d) (relating to dissenters rights in share exchanges). Section 1932(c) (relating to dissenters rights in asset transfers). Section 1952(d) (relating to dissenters rights in division). Section 1962(c) (relating to dissenters rights in conversion). Section 2104(b) (relating to procedure).
    Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
    Section 2325(b) (relating to minimum vote requirement). Section 2704(c) (relating to dissenters rights upon election). Section 2705(d) (relating to dissenters rights upon renewal of election).
    Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions). Section 7104(b)(3) (relating to procedure).

      (b)Exceptions. -- (I) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

      (i)  listed on a national securities exchange; or

      (ii) held of record by more than 2,000 shareholders;

shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

      (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

      (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

      (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

      (iii)Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

    (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

    (c) Grant of optional dissenters rights. -- The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholder to dissenters rights.

    (d) Notice of dissenters rights. -- Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

    (1) A statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter, and

    (2)  A copy of this subchapter.

    (e) Other statutes. -- The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

    (f) Certain provisions of articles ineffective. -- This subchapter may not be relaxed by any provision of the articles.

    (g) Cross references. -- See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

    1572 DEFINITIONS. -- The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

    "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

    "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

    "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

    "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

    1573 RECORD AND BENEFICIAL HOLDERS AND OWNERS. -- (a) Record holders of shares. -- A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

    (b) Beneficial owners of shares. -- A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

    1574 NOTICE OF ON TO DISSENT. -- If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

    1575 NOTICE TO DEMAND PAYMENT. -- (a) General rule. -- If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

    (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

    (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

    (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

    (4)  Be accompanied by a copy of this subchapter.

    (b) Time for receipt of demand for payment. -- The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

    1576 FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC. -- (a) Effect of failure of shareholder to act. -- A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

    (b) Restriction on uncertificated shares. -- If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

    (c) Rights retained by shareholder. -- The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

    1577 RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES. -- (a) Failure to effectuate corporate reaction. -- Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

    (b) Renewal of notice to demand payment. -- When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

    (c) Payment of fair value of shares. -- Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

    (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

    (2) A statement of the corporation's estimate of the fair value of the shares.

    (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be accompanied by a copy of this subchapter.

    (d) Failure to make payment. -- If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

    1578 ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES. -- (a) General rule. -- If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

    (b) Effect of failure to file estimate. -- Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

    1579 VALUATION PROCEEDINGS GENERALLY. -- (a) General rule. --Within 60 days after the latest of:

    (1)    Effectuation of the proposed corporate action;

    (2)Timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

    (3) Timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

    (b) Mandatory joinder of dissenters. -- All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

    (c) Jurisdiction of the court. -- The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

    (d) Measure of recovery. -- Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

    (e) Effect of corporation's failure to file application. -- If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

    1580 COSTS AND EXPENSES OF VALUATION PROCEEDINGS. -- (a) General rule. -- The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

    (b) Assessment of counsel fees and expert fees where lack of good faith appears. -- Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

    (c) Award of fees for benefits to other dissenters. -- If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         ARTICLE VI.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director of another corporation or of a partnership, joint venture, trust or other enterprise, or as a plan fiduciary with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, or plan fiduciary or in any other capacity while serving as a Director, officer or plan fiduciary, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         Section 2. The right to indemnification  conferred in Section 1 of this
Article VI shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         Section 3. If a claim under Sections 1 or 2 of this Article VI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty
(20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
(ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Section 15 or otherwise shall be on the Corporation.

         Section 4. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise.

         Section 5. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         Section 6. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation, or any person serving at the request of the Corporation as an officer, employee or agent of another entity, to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS.

(a)The following exhibits are filed as part of this Registration Statement or incorporated herein by reference:

EXHIBIT NO.           DESCRIPTION

2.1 Agreement and Plan of Merger by and between NBT Bancorp Inc. and Pioneer American Holding Company Corp., dated as of December 7, 1999, (included as Appendix A in the Joint Proxy Statement/Prospectus included in this Registration Statement; Exhibits I, II, VI, and IX incorporated by reference to Exhibits 2.3, 2.4, 2.5 and 2.6 of NBT's
                      Schedule 13D filed on December 16, 1999).

5 Opinion of Duane, Morris & Heckscher LLP as to the legality of the securities.*

8 Opinion of Blank Rome Comisky & McCauley LLP as to certain tax matters. [To be filed by amendment]

10.1 Stock Option Agreement, dated as of December 7, 1999, by and between NBT and Pioneer American (incorporated by reference to Exhibit 2.3 of NBT's Schedule 13D filed December 16, 1999)

10.2 Form of Employment Agreement between NBT Bancorp Inc. and John W. Reuther (incorporated by reference to Exhibit
                      2.4 of NBT's Schedule 13D filed December 16, 1999)

10.3 Form of Change-in-Control Agreement between NBT Bancorp Inc. and John W. Reuther, Patricia A. Cobb and James E. Jackson (incorporated by reference to Exhibit 2.5 of NBT's
                      Schedule 13D filed December 16, 1999)

10.4 Shareholder Voting Agreement between NBT Bancorp Inc. and Richard Chojnowski, Gene E. Goldenziel, Michael M. Murphy, Joseph G. Nasser, William K. Nasser, Sr., William
                      K. Nasser, Jr., Margaret L. O'Connor-Fletcher, John
                      W. Reuther, Eldore Sebastianelli, and John W. Walski (incorporated by reference to Exhibit 2.6 of NBT's
                      Schedule 13D filed December 16, 1999)

13.1 Pioneer American Holding Company Corp. Annual Report on SEC Form 10-K for the year ended December 31, 1999 (incorporated by reference to Pioneer American Holding Company Corp.'s Form 10-K for the year ended December 31, 1999, SEC File No. 0-14506)

23.1                  Consent of KPMG LLP, independent auditors for NBT Bancorp
                      Inc.*

23.2 Consent of KPMG LLP, independent auditors for Pioneer American Holding Company Corp.*

23.3 Consent of Danielson Associates Inc. [To be filed by amendment]

23.4 Consent of McConnell, Budd & Downes, Inc. [To be filed by amendment]

23.5                  Consent of Duane, Morris & Heckscher LLP (included in
                      Exhibit 5).

23.6                  Consent of Blank Rome Comisky & McCauley LLP (included in
                      Exhibit 8).

23.7                  Consent of Joseph G. Nasser *

23.8                  Consent of Gene E. Goldenziel *

23.9                  Consent of Richard Chojnowski *

24.1 Power of Attorney (contained on signature pages to this Registration Statement).

99.1 Opinion of McConnell, Budd & Downes, Inc. as to the fairness of the transaction to NBT (attached as Appendix B to the Joint Proxy Statement/ Prospectus included in this Registration Statement -- [To be filed by amendment]).

99.2 Opinion of Danielson Associates Inc. as to the fairness of the transaction to stockholders of Pioneer American (attached as Appendix C to the Joint Proxy Statement/ Prospectus included in this Registration Statement -- [To be filed by amendment]).


---------------
*  Filed herewith.

    (b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) of this Form.

    (c) The fairness opinion of McConnell, Budd & Downes, Inc. is attached as Appendix B to the Joint Proxy Statement/Prospectus included in this Registration Statement. The fairness opinion of Danielson Associates Inc. is attached as Appendix C to the Joint Proxy Statement/Prospectus included in this Registration Statement.



ITEM 22. UNDERTAKINGS.

       The undersigned registrant hereby undertakes as follows:

       (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (2) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

       (3) that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       (4) that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (5) that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (6) to respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the Effective Date of the registration statement through the date of responding to the request.

       (7) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

       (8) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (9) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norwich, New York on this 23rd day of February, 2000.

                                                     NBT Bancorp Inc.

                                                     /S/ DARYL R. FORSYTHE
                                                     ---------------------
                                                     By: Daryl R. Forsythe
                                                     President and Chief
                                                     Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daryl R. Forsythe and Michael J. Chewens, and each of them, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorneys-in-fact and agents, or either of them, or any substitute of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                           CAPACITY                                    DATE
---------                           --------                                    ----

/S/ DARYL R. FORSYTHE               President, Chief Executive Officer          February 23, 2000
----------------------              and Director (Principal Executive
Daryl R. Forsythe                   Officer)

/S/ MICHAEL J. CHEWENS              Executive Vice President,                   February 23, 2000
----------------------
Michael J. Chewens                  Chief Financial Officer, and Treasurer
                                    of NBT and NBT Bank (Principal
                                    Financial and Accounting Officer)


                                      II-6

/S/ EVERETTE A. GILMOUR             Chairman of the Board of Directors          February 23, 2000
-----------------------
Everett A. Gilmour


/S/ J. PETER CHAPLIN                Director                                    February 23, 2000
-----------------------
J. Peter Chaplin

/S/ PETER B. GREGORY                Director                                    February 23, 2000
-----------------------
Peter B. Gregory

                                    Director
-----------------------------
Andrew S. Kowalczyk, Jr.

/S/ DAN B. MARSHMAN                 Director                                    February 23, 2000
--------------------
Dan B. Marshman

/S/ JOHN C. MITCHELL                Director                                    February 23, 2000
------------------------
John C. Mitchell

                                    Director
---------------------
William L. Owens

/S/ PAUL O. STILLMAN                Director                                    February 23, 2000
------------------------
Paul O. Stillman


                                  EXHIBIT INDEX

EXHIBIT NO.           DESCRIPTION

2.1 Agreement and Plan of Merger by and between NBT Bancorp Inc. and Pioneer American Holding Company Corp. dated as of December 7, 1999, (included as Appendix A in the Joint Proxy Statement/Prospectus included in this Registration Statement; Exhibits I, II, VI, and IX incorporated by reference to Exhibits 2.3, 2.4, 2.5 and 2.6 of NBT's
                      Schedule 13D filed on December 16, 1999).

5 Opinion of Duane, Morris & Heckscher LLP as to the legality of the securities.*

8 Opinion of Blank Rome Comisky & McCauley LLP as to certain tax matters. [To be filed by amendment]

10.1 Stock Option Agreement, dated as of December 7, 1999, by and between NBT and Pioneer American (incorporated by reference to Exhibit 2.3 of NBT's Schedule 13D filed December 16, 1999).

10.2 Form of Employment Agreement between NBT Bancorp Inc. and John W. Reuther (incorporated by reference to Exhibit
                      2.4 of NBT's Schedule 13D filed December 16, 1999)

10.3 Form of Change-in-Control Agreement between NBT Bancorp Inc. and John W. Reuther, Patricia A. Cobb and James E. Jackson (incorporated by reference to Exhibit 2.5 of NBT's
                      Schedule 13D filed December 16, 1999)

10.4 Shareholder Voting Agreement between NBT Bancorp Inc. and Richard Chojnowski, Gene E. Goldenziel, Michael M. Murphy, Joseph G. Nasser, William K. Nasser, Sr., William
                      K. Nasser, Jr., Margaret L. O'Connor-Fletcher, John
                      W. Reuther, Eldore Sebastianelli, and John W. Walski (incorporated by reference to Exhibit 2.6 of NBT's
                      Schedule 13D filed December 16, 1999)

13.1 Pioneer American Holding Company Corp. Annual Report on SEC Form 10-K for the year ended December 31, 1999 (incorporated by reference to Pioneer American Holding Company Corp.'s Form 10-K for the year ended December 31, 1999, SEC File No. 0-22092)

23.1                  Consent of KPMG LLP, independent auditors for NBT Bancorp
                      Inc.*

23.2 Consent of KPMG LLP, independent auditors for Pioneer American Holding Company Corp.*

23.3 Consent of Danielson Associates Inc. [To be filed by amendment]

23.4 Consent of McConnell, Budd & Downes, Inc. [To be filed by amendment]

23.5                  Consent of Duane, Morris & Heckscher LLP (included in
                      Exhibit 5).

23.6                  Consent of Blank Rome Comisky & McCauley LLP (included in
                      Exhibit 8).

23.7                  Consent of Joseph G. Nasser *

23.8                  Consent of Gene E. Goldenziel *

23.9                  Consent of Richard Chojnowski *

24.1 Power of Attorney (contained on signature pages to this Registration Statement).

99.1 Opinion of McConnell, Budd & Downes, Inc. as to the fairness of the transaction to NBT (attached as Appendix B to the Joint Proxy Statement/Prospectus included in this Registration Statement -- [To be filed by amendment]).

99.2 Opinion of Danielson Associates Inc. as to the fairness of the transaction to stockholders of Pioneer American (attached as Appendix C to the Joint Proxy Statement/ Prospectus included in this Registration Statement -- [To be filed by amendment]).

---------------------
*  Filed herewith.